As filed with the Securities and Exchange Commission on November 22, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

---------------

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

----------------

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware

(State of Incorporation)

06-1204982

(I.R.S. Employer Identification Number)

1285 Avenue of the Americas

New York, New York 10019

212-713-2000

(Address and telephone number of Registrant’s principal executive offices)

Gregory D. Walker, Esq.

Mortgage Asset Securitization Transactions, Inc.

1285 Avenue of the Americas

New York, New York 10019

212-713-2000

(Name, address and telephone number of agent for service)

----------------

Copies to:

Thomas J. Amico, Esq. McKee Nelson LLP One Battery Park Plaza New York, New York 10004 917-777-4200	Richard M. Horowitz, Esq. Thacher Proffitt & Wood Two World Financial Center New York, New York 10281 212-912-7400	Frank Polverino, Esq. Cadwalader, Wickersham & Taft LLP One World Financial Center New York, New York 10281 (212) 504-6820

Approximate date of commencement of proposed sale to the public:  From time to time on or after the effective date of this Registration Statement, as determined by market conditions.  [   ]

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [   ]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Asset-Backed Certificates and Asset-Backed Notes, issued in series	$1,000,000	100%	$1,000,000	$107

(1)

Estimated solely for the purpose of calculating the registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE

This Registration Statement includes a base prospectus and three forms of prospectus supplement.  Version 1 of the form of prospectus supplement may be used in offering a series of Asset-Backed Certificates relating to a pool of residential mortgage loans, Version 2 of the form of prospectus supplement may be used in offering a series of Asset-Backed Notes relating to a pool of residential mortgage loans and Version 3 of the form of prospectus supplement may be used in offering a series of Asset-Backed Certificates relating to a pool of underlying securities.  Each such form is meant to be illustrative of the type of disclosure that might be presented for a series of Certificates or Notes, but is not meant to be, and necessarily cannot be, exhaustive of all possible features that might exist in a particular series.  These forms assume the possibility of credit enhancement in the form of overcollateralization and a security insurance policy, but as described in the base prospectus, the types of credit support may vary from series to series.  Each base prospectus used (in either preliminary or final form) will be accompanied by the applicable prospectus supplement.

Subject to Completion, Dated November 22, 2006

PROSPECTUS SUPPLEMENT DATED ___, 200__

(To Prospectus dated _________, 200_)

The information contained in this prospectus supplement is not complete and may be changed.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer ort sale is not permitted.

$__________________________
(Approximate)

____________ Home Equity Trust 200_-_
(Issuing Entity)

Mortgage Asset Securitization Transactions, Inc.
(Depositor)

__________________________________
(Sponsor, Transferor and Servicer)

Home Equity Asset Backed Certificates, Series 200_-_

The __________ Home Equity Trust 200_-_ is issuing certificates in ___ classes, but is offering only ____ classes through this prospectus supplement.

Class	Principal Balance	Pass-Through Rate	Final Scheduled Distribution Date
A-1	$[___]	[__]%
A-2	$[___]	[__]%
A-3	$[___]	[__]%
A-4	$[___]	[__]%
A-5	$[___]	[__]%
A-6	$[___]	[__]%

·

The issuing entity’s main source of funds for making distributions on the certificates will be collections on a pool of closed-end, fixed-rate loans secured primarily by first or second mortgages or deeds of trust on residential one- to four-family properties and security interests in manufactured homes.

·

Distributions on the offered certificates will be payable monthly. The first expected date of distribution is [   ].

·

Credit enhancement will be provided by:

·

the availability, if any, of excess interest;

·

overcollateralization in certain circumstances, as described in this prospectus supplement; [and

·

a certificate guaranty insurance policy issued by ________________.  This policy will protect holders of the Class A certificates against certain shortfalls in amounts due to be distributed at the times and to the extent described in this prospectus supplement].

Price to Public

Underwriting Discount

Proceeds to Depositor

$___________

$______________

$________________

__________ %

_____________ %

The price to public and underwriting discount shown are for all classes of offered certificates in the aggregate.  This information is shown for each individual class on page S-__.  See “Underwriting.”

The proceeds to depositor are less expenses, estimated at $___________, plus accrued interest.  See “Underwriting.”

You should consider carefully the risk factors beginning on page S-__ of this prospectus supplement and page __ in the prospectus.

The offered certificates will represent interests in the issuing entity only and will not represent the obligations of or interest in the sponsor, the depositor or any of their affiliates.  No governmental agency will insure the certificates or the collateral securing the certificates.

You are encouraged to consult with your own advisors to determine if the offered certificates are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered certificates.

Neither the SEC nor any state securities commission has approved the offered certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

We will not list the offered certificates on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

The underwriter[s], UBS Securities LLC [and _______________], will purchase the offered certificates from Mortgage Asset Securitization Transactions, Inc. and expect to deliver the offered certificates in book-entry form through the facilities of The Depository Trust Company to purchasers on or about ________, 200_.

UBS Investment Bank

Important Notice About Information Presented in this
Prospectus Supplement and the Accompanying Prospectus

We provide information about the offered certificates for the series 200_-_ in two separate documents that progressively include more detail:

(1)

the accompanying prospectus dated ___________, 200_. The accompanying prospectus provides general information, some of which may not apply to the offered certificates for the series 200_-_.

(2)

this prospectus supplement.  This prospectus supplement describes the specific terms of the certificates for the series 200_-_.  Sales of the offered certificates may not be completed unless you have received both this prospectus supplement and the prospectus.  You are urged to read both this prospectus supplement and the prospectus in full.

If the information regarding the offered certificates is more specific in this prospectus supplement than in the prospectus, then you should rely on the information in this prospectus supplement.

Cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions.  The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

Page

Summary

S-7

Risk Factors

S-20

Actual Yield to Maturity May Be Less Than Anticipated

S-20

Unpredictability of Prepayments Could Adversely Affect Yield

S-20

Limited Liquidity May Adversely Affect Market Value of Certificates

S-21

Credit Enhancement May Not Be Adequate

S-21

Risks Relating to Non-Conforming Underwriting Guidelines

S-22

Inadequacy of Value of Properties Could Affect Severity of Losses

S-23

Geographic Concentration Could Increase Losses on the Loans

S-23

Recently Originated Loans May Have Higher Default Rates

S-23

Borrower May Be Unable to Make Balloon Payments

S-24

Subordinate Mortgages May Provide Insufficient Security for the Loans

S-24

Bankruptcy of Borrowers May Adversely Affect Distributions on Certificates

S-24

Bankruptcy of Other Parties May Adversely Affect Distributions on Certificates

S-24

Violations of Federal and State Laws May Adversely Affect Ability to Collect on Loans

S-25

Failure of Servicer to Perform May Adversely Affect Distributions on Certificates

S-25

Transferor May Not Be Able to Repurchase or Replace Defective Loans.

S-26

[The Mandatory Auction Certificates Have Special Risks.

S-26

[Risks for Class ___ Certificate Holders].

S-26

FICO Scores

S-27

Forward-Looking Statements

S-27

Defined Terms

S-27

Description of the Loans

S-28

General

S-28

[Legal and Regulatory Provisions]

S-29

Pool Characteristics and Statistical Information

S-29

Delinquency and Loss Information

S-33

Assignment of Loans

S-35

Trustee’s Loan File

S-35

Representations and Warranties of the Transferor

S-36

Additional Representations and Warranties

S-37

[Claims on Pool Assets]

S-37

significant obligors of pool assets

S-38

The sponsor, Transferor and the Servicer

S-38

General

S-38

Credit and Underwriting Guidelines

S-39

Depositor/ISSUER

S-43

General

S-43

IssuING ENTITY

S-44

General

S-44

[Sale of Pool Assets to the Issuing entity]

S-44

Prepayment and Yield Considerations

S-45

General

S-45

Modeling Assumptions

S-47

Description of the Offered Certificates

S-55

General

S-55

Definitive Certificates

S-56

Certificate Principal Balances and Notional Amount

S-56

Pass-Through Rates

S-57

Principal Payments

S-57

Distributions

S-57

[Exchangeable Certificates

S-59

Calculation of LIBOR

S-61

Fees and Expenses of the Trust Fund

S-61

[Mandatory Auction

S-62

[The Market Value Swap and the Swap Counterparty

S-63

Termination; Purchase of Loans

S-64

Report to Certificateholders

S-65

Effect of Default or Similar Triggers

S-66

Ownership and Transfer Restrictions of Securities

S-66

Credit Enhancements

S-66

Excess Interest

S-66

Overcollateralization Amounts

S-66

[Certificate Insurance Policy]

S-66

Servicing of the Loans

S-67

The Servicer

S-67

Collection and Other Servicing Procedures; Loan Modifications

S-67

Payments on the Loans

S-67

Realization on or Sale of Defaulted Loans

S-69

Servicing Fees and Other Compensation and Payment of Expenses

S-72

Enforcement of Due-on-Sale Clauses

S-72

Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage

S-73

Servicer Reports

S-74

Removal and Resignation of Servicer

S-75

Evidence as to Compliance

S-76

[Custodial Responsibility]

S-77

[Waiver or Modification of Terms, Fees, Penalties or Payments]

S-77

Amendment

S-77

The Trustee

S-78

[Originators]

S-80

[The Certificate Insurance Policy

S-80

[The Certificate Insurer

S-81

Federal Income Tax Consequences

S-83

General

S-83

Discount and Premium

S-83

Characterization of Investments in Certificates

S-84

Erisa Considerations

S-84

Legal Investment

S-87

Underwriting

S-88

[Experts

S-90

Ratings

S-90

Legal Matters

S-91

Legal Proceedings

S-91

Affiliations and Certain Relationships and Related Transactions

S-91

Reports and Additional Information

S-92

Glossary of Terms

S-93

Flow of Funds

Mortgagors
Mortgage Loans
$
Loan Sellers
Mortgage Loans
$
Sponsor/ Transferor
Mortgage Loans
$
Depositor
Mortgage Loans
Certificates
Issuing Entity
Mortgage Loans Documents
Custodial Receipt
Fee
Fiduciary Duties
Trustee
Servicers
Master Servicer/Trust Administrator/ Custodian
Underwriter
$
Certificates
Certificateholders

The Series _______ Certificates

	Principal Amount	Pass-Through Rate[(1)]	Expected Ratings	Distribution Frequency	First Expected Distribution Date
Class ___
Class ___
Class ___
Class ___
Class ___

[(1)  If the interest rate is based on a formula or is calculated in reference to a generally recognized interest rate index. Such as a U.S. Treasury securities index, either provide the formula, or indicate that the rate is variable, indicate the index upon which the rate is based and indicate that further disclosure of how the rate is determined is included in the transaction summary.]

SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision.  To understand all of the terms of the offering of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

RELEVANT PARTIES

Depositor/Issuer

Mortgage Asset Securitization Transactions, Inc., a Delaware corporation. The depositor’s address is 1285 Avenue of the Americas, New York, New York 10019, telephone number (212) 713-2000.  See “The Depositor” in the accompanying prospectus.

Issuing Entity//Trust

_________ Home Equity Trust 200_-_, a New York common law trust created pursuant to a pooling and servicing agreement among the depositor, ________________ and ____________________.

Servicer

________________.  The servicer is a _______________________ with its principal place of business in _________________.  The servicer is a wholly owned subsidiary of _________________, a ____________ corporation.  The servicer’s address is _____________________________________________, telephone number (___) _____________. ___________ will act as servicer of the loans and, in that capacity, will:

(1)

provide customary servicing functions with respect to the loans pursuant to a pooling and servicing agreement among the depositor, the servicer and __________________;

(2)

provide certain reports to the trustee; and

(3)

make certain advances.

Sponsor and Transferor

___________________________.

Trustee

_________________________, a ______________________ corporation.  The trustee’s address is ___________________________, telephone number (___) ____-______.

[Originators

According to §229.1103(a)(1), identify any originator or group of affiliated originators, apart from the sponsor or its affiliates, that originated or is expected to originate, 10% or more of the pool assets.]

[Significant Obligor

Identify any significant obligor according to §229.1103(a)(1)]

[The Certificate Insurer

___________________.  The certificate insurer’s address is __________________________________, telephone number (___) ___-____.]

RELEVANT DATES

Cut-Off Date

__________, 200_.

Closing Date

On or about __________, 200_.

Distribution Date

Distributions on the certificates will be made on the ___th day of each month, or, if the ___th day is not a business day, on the next succeeding business day, commencing in ______ 200_.

Determination Date

The __th calendar day of each month or, if  not a business day, then the preceding business day.

Due Period

The calendar month preceding the relevant distribution date or determination date, as the case may be.

Accrual Date

For the offered certificates, other than the Class A-1 certificates, the calendar month immediately prior to the month in which the relevant distribution date occurs.  For the Class A-1 certificates, the period beginning on the prior distribution date (or on the closing date in the case of the first distribution date) and ending on the day prior to the relevant distribution date.

ASSETS OF THE POOL

The Loans

The loans will consist primarily of fixed rate, closed-end loans secured by first or second priority liens and having original terms to maturity of not greater than 30 years.  Loans representing approximately __% of the initial aggregate unpaid principal balance of the loans will be secured by mortgages or deeds of trust on properties.  Loans representing approximately ___% of the aggregate unpaid principal balance of the loans as of the cut-off date will be secured by security interests in manufactured homes that are not real estate.

The statistical information regarding the loans, the mortgaged properties and the manufactured homes is based on the characteristics of the loans as of the close of business on the cut-off date.  Unless otherwise indicated, all percentages set forth in this prospectus supplement are based on the aggregate unpaid principal balance as of the cut-off date.  The aggregate unpaid principal balance as of the cut-off date will be $__________.

See “Description of the Loans” in the prospectus supplement.

Loan Interest Rate

The loan interest rate of each loan is the per annum interest rate which the borrower is required to pay under the terms of the related loan.  The loan interest rate borne by each loan is fixed as of the date of origination of the loan.  As of the cut-off date, the weighted average loan interest rate for the loans was approximately ______%.

OFFERED CERTIFICATES

We are offering the following __ classes of certificates as part of the series 200_-_:

·

Class A-1

·

Class A-2

·

Class A-3

·

Class A-4

·

Class A-5

·

Class A-6

·

Class A-6IO

The series 200_-_ will consist of a total of ___ classes.  The Class R certificates are not being offered through this prospectus supplement and the accompanying prospectus.

[Certain classes of certificates identified in this prospectus supplement as “exchangeable certificates” are exchangeable in the combination identified in Annex I attached hereto.  See “Description of the Offered Certificates—Exchangeable Certificates” in this prospectus supplement.

In the event that certificates comprising a combination are exchanged for their related Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the principal distributions on each class of certificates in the related combination of exchangeable certificates. In addition, Exchangeable Certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of certificates in the related combination.]

Certificate Principal

Balance

Your certificates will have the approximate original certificate principal balances or notional balance set forth below, subject to a permitted variance of plus or minus 5%:

·

Class A-1

$_______________

·

Class A-2

$_______________

·

Class A-3

$_______________

·

Class A-4

$_______________

·

Class A-5

$_______________

·

Class A-6

$_______________

Pass-Through Rates

Each class of offered certificates will accrue interest for each accrual period on its unpaid class principal balance or notional balance at the rate set forth below:

·

Class A-1: [describe interest rate and any applicable caps or limitations].

·

Class A-2:  [describe interest rate and any applicable caps or limitations].

·

Class A-3: [describe interest rate and any applicable caps or limitations].

·

Class A-4: [describe interest rate and any applicable caps or limitations].

·

Class A-5: [describe interest rate and any applicable caps or limitations].

·

Class A-6: [describe interest rate and any applicable caps or limitations].

·

Class A-6IO: [describe interest rate and any applicable caps or limitations].

[Final Scheduled Distribution

Date

The final scheduled distribution date for the offered certificates will be the distribution date in [_____].  The final scheduled distribution date for the ___ certificates is based upon ____. The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date.]

Distributions

Distributions, to the extent of available funds, will be made [monthly] on each distribution date, commencing in _____ 200_.  See “Description of the Certificates – Distributions – General” in this prospectus supplement.

The available distribution amount for any distribution date will consist of the total of all payments or other collections, or advances in lieu of the payments, on or in respect of the loans that are available for distributions of interest on and principal of the offered certificates.  See “Description of the Certificates – Distributions – Available Distribution Amount” in this prospectus supplement.

On each distribution date, the trustee will apply the available distribution amount for that date for the following purposes and in the following order of priority:

First, Class A:  To interest on the Class A certificates, pro rata, in accordance with their interest entitlements, and interest due in prior periods and not paid.

Second, Class A:  To the extent of amounts then required to be distributed as principal on the Class A certificates, other than the Class A-6IO certificates, payment of principal to be made in accordance with the respective principal entitlements for each class, in each case until that class is reduced to zero.

[Third, certificate insurer:  To reimburse the certificate insurer for all insured payments made by the certificate insurer which have not been repaid, together with interest on these unpaid amounts.]

Fourth, Class R: To the Class R Certificates, any remaining amounts.

Distributions of principal to the Class A certificates described in priority Second above will be paid first, to the Class A-6IO certificates in the amounts described in this prospectus supplement.  These amounts are zero prior to _____ 20__. After paying the Class A-6IO certificates, distributions of principal will be paid sequentially to Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates, in each case until the respective class has been paid in full.

However, distributions to the Class A certificates referred to in priority Second above will be made pro rata among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates [when the certificate insurer has defaulted under the certificate insurance policy and] [if the overcollateralization amount has been reduced to zero] as described under “Description of the Certificates – Distributions” in this prospectus supplement.

A description of each class of certificates’ interest entitlement can be found in “Description of the Certificates – Distributions” in this prospectus supplement.  As described in the above-referenced section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate principal balance.

The amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in “Description of the Certificates – Distributions” and “—Related Definitions” in this prospectus supplement.  None of the offered certificates will be entitled to receive any prepayment premiums received on the loans.

[Trigger Events

The manner of allocating payments of principal on the loans will differ, depending upon the occurrence of several different events or triggers:

·

[describe any applicable events or triggers – identify any events in the transaction agreements that can trigger liquidation or amortization of the asset pool or other performance triggers that would alter the transaction structure or the flow of funds];]

SERVICING OF THE

LOANS

The servicer has agreed to service the loans on a “scheduled/actual” basis. This means the servicer is responsible for advancing scheduled payments of interest in accordance with the pooling and servicing agreement.  The servicer has also agreed to cause the loans to be serviced

·

with the same care as it customarily employs in servicing and administering loans for its own account,

·

in accordance with accepted mortgage servicing practices of prudent lending institutions and

·

giving due consideration to [the certificate insurer’s and] the certificateholders’ reliance on the servicer.

The servicer will be required to advance delinquent payments of interest on the loans and advance any property protection expenses relating to the loans.  The servicer will not be required to make any advance that it determines would be nonrecoverable.  The servicer will also be required to pay compensating interest to cover prepayment interest shortfalls to the extent of its servicing fee.

See “Servicing of the Loans” in this prospectus supplement.

FEES AND EXPENSES

Before payments are made on the certificates, the servicer will be paid a monthly fee calculated as an amount equal to one-twelfth of the Servicing Fee Rate for the loan on the unpaid balance of the loan at the end of the applicable Due Period.

The Servicing Fee will be payable from amounts on deposit in the Collection Account.

See “Glossary of Defined Terms –‘Servicing Fee Rate,’” “Glossary of Defined Terms – ‘Due Period,’” and “Servicing of the Loans – Servicing Fees and Other Compensation and Payment of Expenses.”

The trustee will be paid ____.

[In addition, the Certificate Insurer will be paid the amount owed as a premium for the certificate insurance policy for the relevant distribution date.]

[describe other fees to be paid to any servicer, securities administrator and credit risk manager, as applicable.]

OPTIONAL TERMINATION

The servicer may, at its option repurchase all but not less than all of the loans in the trust on any date on which the aggregate principal balance of the loans, as of that date of determination, is less than 10% of the aggregate unpaid principal balances of the loans as of the cut-off date.  If this option is not exercised by the servicer, the certificate insurer may exercise the option.  See “Description of the Offered Certificates—Termination; Purchase of Loans” in this prospectus supplement.

[MANDATORY AUCTION OF

THE MANDATORY AUCTION

CERTIFICATES

Five business days prior to the distribution date in [______], the auction administrator will auction the Class [__] Certificates and Class [__] Certificates, referred to in this prospectus supplement as the mandatory auction certificates, then outstanding, to third-party investors. On the distribution date in [______], the mandatory auction certificates will be transferred, as described in this prospectus supplement, to third-party investors, and holders of the mandatory auction certificates will be entitled to receive the current principal amount of those certificates, after application of all principal distributions and realized losses on the distribution date in [______], plus accrued interest on such classes at the related pass-through rate from [______], up to but excluding the distribution date in [______].

The auction administrator will enter into a market value swap with a swap counterparty pursuant to which the swap counterparty will agree to pay the excess, if any, of the current principal amount of the mandatory auction certificates, after application of all principal distributions and realized losses on such distribution date, plus, accrued interest as described above, over the amount received in the auction.

In the event that all or a portion of a class of the mandatory auction certificates is not sold in the auction, the swap counterparty will make no payment with respect to such class or portion thereof, and the holders thereof will not be able to transfer those certificates on the distribution date in [______] as a result of the auction. However, the auction administrator will repeat the auction procedure each month thereafter until a bid has been received for each class or portion thereof.  Upon receipt of a bid, the swap counterparty will make the payment described above if required. See “Description of the Certificates-Mandatory Auction” in this prospectus supplement.]

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the offered certificates consists of:

·

excess interest;

·

the overcollateralization amounts[; and

·

the certificate insurance policy].

Excess Interest

Excess interest will be generated because the amount of interest collected on the loans for each due period is expected to be higher than the interest distributable on the certificates for the related distribution date.  A portion of this excess interest will be applied both to absorb interest shortfalls and to create and maintain the required level of overcollateralization.

Overcollateralization

On the closing date, the overcollateralization amount will equal zero.  As a result of the application of a portion of the excess interest in reduction of the principal balance of the Class A certificates, the applicable overcollateralization amount is expected to increase over time until it reaches the applicable required level of overcollateralization.  However, subject to the satisfaction of certain loss and delinquency tests, the required percentage level of overcollateralization may increase or decrease over time.  The overcollateralization amount is the first amount to absorb realized losses on the loans and designated unreimbursed expenses of the trust fund.

[Certificate Insurance Policy

The certificate insurer will issue a certificate guaranty insurance policy.  Under this policy, the certificate insurer will irrevocably and unconditionally guaranty payment on each distribution date of timely payment of interest and ultimate payment of principal due on the Class A certificates.  A payment by the certificate insurer under the certificate Insurance Policy is referred to in this prospectus supplement as an insured payment.  The certificate insurer will be entitled to reimbursement from excess interest and the overcollateralization amount for all insured payments, together with interest.  See “The Certificate Insurance Policy” in this prospectus supplement.]

Allocation of Losses Not

Covered by Credit

Enhancements

[Describe how losses not covered by credit enhancement or support will be allocated to the securities.]

[PRE-FUNDING

On the closing date, the depositor will deposit approximately $[__], representing approximately [___]% of the asset pool, into a segregated account maintained with the trustee, referred to in this prospectus supplement as the prefunding account.  The trust will use approximately $[__] of this amount to buy additional mortgage loans from the seller after the closing date and on or prior to [__].  The depositor must satisfy certain conditions specified in the pooling and servicing agreement before it can sell additional mortgage loans to the trust.  If any amounts are left in the prefunding account after that date in respect of a loan group, the holders of the [__] Certificates, as applicable, will receive that amount as a principal payment on the [__] distribution date in the manner described herein.]

[ADDITION, REMOVAL OR

SUBSTITUTION OF POOL

ASSETS

The transferor may be required to substitute a Qualified Substitute Loan for any loan the documents of which in the Trustee Loan File have a material defect.  See “Description of the Loans – Trustee Loan Files” in this prospectus supplement.

If the transferor breaches any of its representations and warranties under the related transfer agreement, the transferor may be required to remove any loan that is the subject of that breach.  Alternatively, the transferor may be permitted to substitute one or more Qualified Substitute Loans provided certain conditions are met.  See “Description of the Loans – Representations and Warranties of the Transferor” in this prospectus supplement.]

REGISTRATION AND

DENOMINATIONS OF THE

CERTIFICATES

The Class A certificates initially will be issued in book-entry form, in minimum denominations of $25,000 and integral multiples of $1,000 in excess of that amount.  However, one certificate of each class may be issued in a greater or lesser amount.  The Class A certificates are sometimes referred to as book-entry certificates.  No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing the person’s interest in the trust fund, except under limited circumstances as described in this prospectus supplement.  Beneficial owners may elect to hold their interests through DTC, in the United States, or upon request Cedelbank or the Euroclear System, in Europe.  Transfers within DTC, Cedelbank or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system.  See “Description of the Offered Certificates – General” in this prospectus supplement.

TAX STATUS

The trustee will make elections to treat designated portions of the trust fund as separate REMICs for federal income tax purposes.  In the opinion of counsel, those designated portions of the trust fund will qualify for this treatment.  A portion of the trust fund will be treated as a grantor trust.  This portion includes certain interest distributable to holders of the offered certificates, other than the Class A-6IO certificates, at their respective LIBOR-based or fixed rates in excess of the weighted average of the net loan interest rates less ___%.

Pertinent federal income tax consequences of an investment in the offered certificates include:

·

Each class of offered certificates will represent “regular interests” in a REMIC and interests in a grantor trust.

·

The regular interests will be treated as newly originated debt instruments and the interests in the grantor trust will represent notional principal contracts for federal income tax purposes.

·

You will be required to report income on the offered certificates in accordance with the accrual method of accounting.

·

One or more classes of offered certificates may be issued with original issue discount for federal income tax purposes.  This generally requires you to report income in advance of the related cash distributions.

·

If a portion of your purchase price is allocable to the right to receive excess interest through the grantor trust, you will be able to amortize this portion under the rules for notional principal contracts, subject to limitations if you are an individual.

See “Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS

A fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA, or the Internal Revenue Code of 1986, as amended should carefully review with its legal advisors whether the purchase or holding of Class A certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Internal Revenue Code.  The U.S. Department of Labor has issued to UBS Investment Bank [and ________________] individual Prohibited Transaction Exemption 90-36 [and Prohibited Transaction Exemption ____].  This exemption generally exempts from the application of certain of the prohibited transaction provisions of ERISA, and the excise taxes imposed on prohibited transactions by Section 4975(a) and (b) of the Internal Revenue Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates such as the Class A certificates and the servicing and operation of asset pools such as the trust, provided that specified conditions are satisfied. See “ERISA Considerations” in this prospectus supplement.

[The mandatory auction certificates may be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. The mandatory auction certificates, however, may not be acquired or held by any person investing assets of any such benefit plan before the distribution date in [____] (or if the auction is not successful, on whatever future date the auction occurs), unless such acquisition and holding are eligible for the exemptive relief available under one of the class exemptions described in this prospectus supplement under “ERISA Considerations—ERISA Considerations With Respect to the Market Value Swap.” If you invest in a mandatory auction certificate prior to that distribution date, you will be deemed to represent that you comply with the restrictions described in this prospectus supplement.]

LEGAL INVESTMENT

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  See “Legal Investment” in this prospectus supplement.

CERTIFICATE RATINGS

On the closing date, the offered certificates must have the following ratings by each of ___________________ and ____________________,

Class	______	_____
____	_____	_____
____	_____	_____
____	_____	_____
____	_____	_____
____	_____	_____
____	_____	_____
____	_____	_____
____	_____	_____

[The ratings on the Class A certificates are based on the presence of the certificate insurance policy.] A security rating is not a recommendation to buy, sell or hold securities and the assigning rating organization may revise or withdraw a rating at any time.  The ratings do not address the possibility that holders of the offered certificates may suffer a lower than anticipated yield.

See “Ratings” in this prospectus supplement for discussion of the primary factors on which the ratings are based.

RISK FACTORS

Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the certificates speculative or risky.  In particular, payments on your certificates will depend on payments received on and other recoveries with respect to the loans.  Therefore, you should carefully consider the risk factors relating to the loans.

Actual Yield to Maturity May Be Less Than Anticipated

The degree to which the actual yield of your certificates may vary from the anticipated yield will depend on:

·

the price of your certificates, including the amount of any premium or discount;

·

the degree to which the timing of payments on your certificates is sensitive to the prepayment experience of loans and the application of a portion of the excess interest on the loans as principal on the certificates;

·

the timing of delinquencies, defaults and losses on the loans to the extent not covered by the credit enhancement[, including the certificate insurance policy]; and

·

a change in the required level of overcollateralization or a change in the delinquency or loss levels with respect to the loans or excess interest requirements used to determine an increase or decrease in the required level of overcollateralization.

The allocation of a portion of the excess interest on the loans as an additional payment of principal on the certificates as described in this prospectus supplement will accelerate the principal amortization of the certificates relative to the speed at which principal is paid on the loans.  However, any reduction in the required level of overcollateralization will slow the principal amortization of the certificates.  See “Prepayment and Yield Considerations” in this prospectus supplement.

Unpredictability of Prepayments Could Adversely Affect Yield

Approximately ___% of the loans by cut-off date principal balance provide that the borrowers may, without penalty, prepay their loans in whole or in part at any time.  We cannot predict the rate at which borrowers will repay their loans.  A prepayment of a loan would result in a prepayment on the related certificates.

·

If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

·

If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

·

The rate of prepayments on the loans will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline significantly below the interest rates on the loans, those loans are more likely to prepay than if prevailing rates remain above the interest rates on those loans.  Conversely, if prevailing interest rates rise significantly, the prepayments on the loans are likely to decrease.

·

So long as credit enhancement is available, liquidations of defaulted loans generally will have the same effect on the related certificates as a prepayment of a loan.

·

If the rate of default and the amount of losses on the loans related to your certificate is higher than you expect, then your yield may be lower than you expect.

See “Prepayment and Yield Considerations” in this prospectus supplement.

Limited Liquidity May Adversely Affect Market Value of Certificates

A secondary market for the offered certificates may not develop or, if it does develop, it may not provide you with liquidity of investment or continue while your certificates are outstanding.  Lack of liquidity could result in a substantial decrease in the market value of your certificates.  See “Risk Factors—Limited Liquidity” in the accompanying prospectus.

Credit Enhancement May Not Be Adequate

[Ratings of Certificate Insurer.  Any reduction in a rating assigned to the claims-paying ability of the certificate insurer may result in a reduction in the rating of the Class A certificates. Future events may reduce the rating of the certificate insurer or impair the ability of the certificate insurer to pay claims for insured payments under the certificate insurance policy.  In that event, the certificate insurer might not have the ability to cover delays or shortfalls in payments of interest or ultimate principal due on the certificates.  See “The Certificate Insurance Policy” and “The Certificate Insurer” in this prospectus supplement.]

Loan Delinquencies, Defaults and Losses.  Delinquencies, if not advanced by the servicer, defaults and losses on the loans will reduce the credit enhancement available from the overcollateralization feature.  If amounts available from this credit enhancement are not adequate to protect against the delinquencies, defaults and losses experienced on the loans, then delays or shortfalls in payments of interest or principal due on the certificates will occur[, unless the delays or shortfalls are covered under the certificate insurance policy].

Availability of Excess Interest for Overcollateralization.  Each loan is expected to generate more interest than is needed to pay interest on the related certificates since the net weighted average interest rate on the related loans is expected to be higher than the weighted average interest rate on the related certificates.  If the loans generate more interest than is needed to pay interest on the offered certificates and certain fees and expenses of the trust, the remaining interest will be used to compensate for losses and delinquencies experienced by the loans.  After these financial obligations of the trust have been satisfied, a certain portion of the available excess interest will be used to create and maintain overcollateralization.  We cannot assure you, however, that enough excess interest will be generated to:

·

compensate for interest losses or shortfalls in payments on the loans or

·

maintain the required level of overcollateralization.

The excess interest available on any distribution date will be affected by the actual amount of interest received, collected or recovered in respect of the loans during the preceding month and by the weighted average of the pass-through rates on the offered certificates for the related distribution date.  This amount will be influenced by changes in the weighted average of the loan interest rates and of the pass-through rates on the classes of certificates resulting from prepayments and liquidations of the related loans and payments made in reduction of the principal balances of the classes of certificates.

[The pooling and servicing agreement requires the trustee to make a claim for an insured payment under the certificate insurance policy as to which the trustee has determined that an insured payment will be necessary.  Investors in the Class A certificates should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no distributions of principal.

If the protection afforded by overcollateralization is insufficient [and if the certificate insurer is unable to meet its obligations under the certificate insurance policy, then you could experience a loss on your investment.]

Risks Relating to Non-Conforming Underwriting Guidelines

The transferor’s underwriting standards are intended to assess the creditworthiness of the borrower and the value of the property and to evaluate the adequacy of the property as collateral for the loan.  In comparison to first lien mortgage loans that conform to the underwriting guidelines of FNMA or FHLMC, the loans have generally been underwritten or reunderwritten with more lenient underwriting criteria.  For example, the loans may have been made to borrowers with

·

imperfect credit histories, ranging from minor delinquencies to bankruptcies, or

·

higher ratios of monthly mortgage payments to income or higher ratios of total monthly credit payments to income.

Accordingly, the loans will likely experience higher, and possibly substantially higher, rates of delinquencies, defaults and losses than the rates experienced by loans underwritten according to FNMA or FHLMC guidelines.  As a result, the risk that you will suffer losses could increase.  Furthermore, changes in the values of the properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the loans than on mortgage loans originated according to FNMA or FHLMC guidelines.  We cannot assure you that the values of the properties have remained or will remain at the levels in effect on the dates of origination of the related loans.  See “—Adequacy of Credit Enhancement” above, and “Description of the Loans—Credit and Underwriting Guidelines” in this prospectus supplement.

Inadequacy of Value of Properties Could Affect Severity of Losses

Assuming that the properties provide adequate security for the loans, substantial delays in recoveries may occur from the foreclosure or liquidation of defaulted loans. We cannot assure you that the values of the properties have remained or will remain at the levels in effect on the dates of origination of the related loans.  Further, liquidation expenses, including legal fees, real estate taxes, and maintenance and preservation expenses will reduce the proceeds payable on the loans and thereby reduce the security for the loans.  As a result, the risk that you will suffer losses could increase. [If any of the properties fail to provide adequate security for the related loan, you may experience a loss if the certificate insurer were unable to perform its obligations under the certificate insurance policy.] See “Servicing of the Mortgage Loans—Realization on Defaulted Loans” in this prospectus supplement, and “Certain Legal Aspects of Residential Mortgage Loans—Foreclosure on Mortgages” in the prospectus.

Geographic Concentration Could Increase Losses on the Loans

When measured by aggregate principal balance as of the cut-off date, mortgaged properties and manufactured homes located in ________, __________ and ___________ secure approximately ____%, ____% and ____%, respectively, of the loans by cut-off date principal balance.  This geographic concentration might magnify the effect on the pool of loans of adverse economic conditions or of special hazards in these areas and might increase the rate of delinquencies, defaults and losses on the loans.  Consequently, the geographic concentration could result in shortfalls in distributions due on your certificates more than would be the case if the mortgaged properties and manufactured homes were more geographically diversified.  See “Description of the Loans” in this prospectus supplement.

Recently Originated Loans May Have Higher Default Rates

Defaults on loans tend to occur at higher rates during the early years of the loans.  Substantially all of the loans were originated within twelve months prior to sale to the trust.  As a result, the trust may experience higher rates of default than if the loans had been outstanding for a longer period of time.  This could result in shortfalls in distributions due on your certificates.

Borrower May Be Unable to Make Balloon Payments

Approximately ___% of the loans by cut-off date principal balance have monthly payments based on an amortization which would require the payment of a substantial portion of the principal balance of those loans at maturity.  The ability of a borrower to make that payment may depend on the borrower’s ability to obtain refinancing of the balance due on the loan at maturity.  An increase in interest rates over the interest rate on the loan may have an adverse effect on the borrower’s ability to obtain refinancing and to pay the required payment due at maturity.  A borrower’s inability to pay the required payment due at maturity could result in shortfalls in distributions due on your certificates.

Subordinate Mortgages May Provide Insufficient Security for the Loans

Approximately ___% of the loans by cut-off date principal balance evidence a lien that is subordinate to the rights of the mortgagee under a senior mortgage.  The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of these junior loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any foreclosure costs.  In circumstances where the servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write off the entire outstanding principal balance of the related loan as bad debt.  The foregoing considerations will be particularly applicable to junior loans that have high combined loan-to-value ratios because in those cases, the servicer is more likely to determine that foreclosure would be uneconomical.  You should consider the risk that to the extent losses on loans are not covered by available credit enhancement, you will bear the losses.

Bankruptcy of Borrowers May Adversely Affect Distributions on Certificates

The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans.  As a consequence, borrowers who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans.  As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.  See “—Adequacy of Credit Enhancement” above and “—Legal Considerations—Risks Relating to Violations of Federal and State Laws” below.

Bankruptcy of Other Parties May Adversely Affect Distributions on Certificates

The depositor intends to treat the transfer of the loans to the trust as an absolute transfer and not as a secured lending arrangement.  In this event, the loans would not be part of the depositor’s bankruptcy estate if a bankruptcy occurred and would not be available to the depositor’s creditors.  If the depositor becomes insolvent, it is possible that the bankruptcy trustee or a creditor of the depositor may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans.  This position, if accepted by a court, could prevent timely distributions of amounts due on the certificates and result in a reduction of distributions on the certificates.

If a bankruptcy or insolvency of the servicer occurs, the bankruptcy trustee or receiver may have the power to prevent [the certificate insurer,] the trustee or the depositor from appointing a successor servicer.

In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize on its security. See “Certain Legal Aspects of Residential Loans” in the prospectus.

Violations of Federal and State Laws May Adversely Affect Ability to Collect on Loans

Federal and state laws regulate the underwriting, origination, servicing and collection of the loans.  These laws will likely change over time and may become more restrictive or stringent with respect to specific activities of the servicer and transferor.  Violations of these Federal and state laws may

·

limit the ability of the servicer to collect principal or interest on the loans,

·

entitle the borrowers to a refund of amounts previously paid, and

·

subject the servicer or the transferor to damages and administrative sanctions.

The inability to collect principal or interest on the loans because of violations of Federal or state laws will likely cause the loans to experience higher rates of delinquencies, defaults and losses.  As a result, these violations could result in shortfalls in the distributions due on your certificates.  An assessment of damages or sanctions against the servicer or the transferor may adversely affect the ability of the servicer to service the loans or the transferor to repurchase or replace defective loans.  See “Risk Factors—Certain Other Legal Considerations Regarding Residential Loans” in the accompanying prospectus.  The transferor will be required to repurchase or replace any loan that did not comply with applicable Federal and state laws.  See “—Limitations on the Transferor” below.

Failure of Servicer to Perform May Adversely Affect Distributions on Certificates

The amount and timing of distributions on the certificates generally will be dependent on the servicer to perform its servicing obligations in an adequate and timely manner.  See “Servicing of the Loans” in this prospectus supplement.  If the servicer fails to perform its servicing obligations, this failure may result in the termination of the servicer.  That termination with its transfer of daily collection activities will likely increase the rates of delinquencies, defaults and losses on the loans.  As a result, shortfalls in the distributions due on your certificates could occur.

Transferor May Not Be Able to Repurchase or Replace Defective Loans.

If the transferor fails to cure a material breach of its loan representations and warranties with respect to any loan in a timely manner, then the transferor is required to repurchase or replace this defective loan.  See “Description of Loans—Representations and Warranties” in this prospectus supplement.  The transferor may not be capable of repurchasing or replacing any defective loans, for financial or other reasons.  The transferor’s inability to repurchase or replace defective loans would likely cause the loans to experience higher rates of delinquencies, defaults and losses.  As a result, shortfalls in the distributions due on your certificates could occur.  See “—Adequacy of Credit Enhancement” above.

[The Mandatory Auction Certificates Have Special Risks.

On the mandatory auction distribution date, the auction administrator will auction the mandatory auction certificates to third party investors. If the auction is successful, proceeds from the auction will be used to pay the holders of the mandatory auction certificates 100% of the current principal amount thereof on that date, following distributions of principal and allocation of losses, to be made on the mandatory auction distribution date, plus accrued interest on such classes at the related pass through rate from the first day of the calendar month in which the mandatory auction distribution date occurs, up to but excluding the mandatory auction distribution date, on the current principal amount of such classes following distributions to such classes on the mandatory auction distribution date. The auction administrator has entered into a market value swap with the swap counterparty to cover any shortfall in the auction proceeds.

The swap counterparty's obligations under the market value swap will be guaranteed by [___________], referred to in this prospectus supplement as [___]. If the swap counterparty defaults under the market value swap and its obligations are not honored by [___] as required under [___]'s guarantee, another party may succeed to the swap counterparty's obligations in accordance with the terms of the market value swap. If no successor swap counterparty is found, the mandatory auction will not occur, and the holders of the mandatory auction certificates will continue to hold their certificates after the mandatory auction date, unless they choose to sell them in the secondary market. To the extent the mandatory auction certificates are then sold in the secondary market, the holders may incur a loss. See “Description of the Certificates—The Mandatory Auction” in this prospectus supplement.]

[Risks for Class ___ Certificate Holders].

[Describe any risks that may be different for investors in any offered class of securities.]

FICO Scores

A FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW).  The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s.  Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used.  The FICO Scores are used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and are not a substitute for the underwriter’s judgment.  Although FICO Scores are used as a predictive measure of a loan’s quality, it is not determinative and is based solely on the information available from the credit repositories.  As a result, FICO Scores should not be viewed as determinative of performance and should be viewed as one factor in assessing the quality of the loans.

FORWARD-LOOKING STATEMENTS

In this prospectus supplement and the accompanying prospectus, we use certain forward-looking statements.  These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Prepayment and Yield Considerations” in this prospectus supplement.  Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words.  These statements are intended to convey our projections or expectations as of the date of this prospectus supplement.  These statements are inherently subject to a variety of risks and uncertainties.  Actual results could differ materially from those we anticipate due to changes in, among other things:

(1)

economic conditions and industry competition,

(2)

political and/or social conditions, and

(3)

the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

DEFINED TERMS

We define and use capitalized terms in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering.  We define the capitalized terms we used in this prospectus supplement under the caption “Glossary of Terms” beginning on page S-[__] in this prospectus supplement.

DESCRIPTION OF THE LOANS

General

On or about ________, 200_, Mortgage Asset Securitization Transactions, Inc. will acquire from ______________ a pool of loans, having an aggregate unpaid principal balance as of ________, 200_ of approximately $______________.  The depositor will then transfer the loans to the trust pursuant to the Pooling and Servicing Agreement.  The trust will be entitled to all payments of principal and interest in respect of the loans due after __________, 200_ the cut-off date.

The mortgage loans are evidenced by Mortgage Notes, secured by mortgages or deeds of trust on the mortgaged properties of which approximately ____% are second lien mortgages.  The manufactured housing contracts are secured by manufactured homes that are not real estate.

The loans have original terms to stated maturity of up to 30 years.  The loans were selected by the transferor from the loans in the transferor’s portfolio that met the above criteria using a selection process believed by the transferor not to be adverse to the certificateholders [or to the certificate insurer].  As of the cut-off date, the average unpaid principal balance of the loans was approximately $__________.  As of the cut-off date, the weighted average loan interest rate of the loans was approximately _____%.  The weighted average CLTV of the loans was approximately _____%.  The weighted average remaining term to maturity was approximately __ months and the latest scheduled maturity of any loan is _______, 20__. However the actual date on which any loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

As of the cut-off date, all of the loans were secured by mortgaged properties or manufactured homes.  Based on information supplied by the borrowers in connection with their loan applications at origination, properties securing approximately _____% of the loans by cut-off date principal balance will be owner occupied primary residences.  Properties securing approximately ___% of the loans by cut-off date principal balance will be non-owner occupied or second homes.

Approximately ___% of the loans by cut-off date principal balance provide for penalties if full prepayment occurs during the first two, three, four or five years after origination thereof.  Each of the loans is subject to a due-on-sale clause.  See “Certain Legal Aspects of Residential Loans” in the prospectus.

Except for approximately ____% of the loans by cut-off date principal balance, the scheduled monthly payment on each loan includes interest plus an amount that will amortize the outstanding principal balance of the loan over its remaining term.

[Legal and Regulatory Provisions]

[Insert information required by §229.1111(a)(6) regarding legal or regulatory provisions that may materially affect pool asset performance or payments.]

Pool Characteristics and Statistical Information

[According to §229.1111(b), provide appropriate introductory and explanatory information to introduce the characteristics, the methodology used in determining or calculating the characteristics and any terms or abbreviations used.]

Set forth below is a description of certain additional characteristics of the loans as of the cut-off date, except as otherwise indicated.  Dollar amounts and percentages may not add up to totals due to rounding.

Geographic Distribution of Loans

Jurisdiction	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance

Total			$100.00%

No more than approximately ____% of the loans will be secured by properties located in any one zip code.

[According to §229.1111(b)(14) if 10% or more of the pool assets are or will be located in any one state or other geographic region, describe any economic or other factors, specific to such state or region that may materially impact the pool assets or pool asset cash flows.]

Principal Balances

Range of Principal Balances	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance
$ _________ — $ _________		$	%
$ _________ — $ _________
$ _________ — $ _________
$ _________ — $ _________
$ _________ — $ _________
$ _________ — $ _________
$ _________ — $ _________
$ _________ — $ _________
$ _________ — $ _________
Total			$100.00%

As of the cut-off date, the average unpaid principal balance of the loans was approximately $______.

Lien Priority

Lien Priority	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance
First Lien		$	%
Second Lien
Total			$100.00%

Current Loan Interest Rates

Range of Loan Interest Rates	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance
_________% — _________%		$	%
_________% — _________%
_________% — _________%
_________% — _________%
_________% — _________%
_________% — _________%
_________% — _________%
_________% — _________%
_________% — _________%
Total			$100.00%

As of the cut-off date, the weighted average loan interest rate of the loans was approximately _____% per annum.

Combined Loan-to-Value Ratios

Range of Combined Loan-to-Value Ratio	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance
_________% — _________%		$	%
_________% — _________%
_________% — _________%
_________% — _________%
_________% — _________%
_________% — _________%
_________% — _________%
_________% — _________%
_________% — _________%
_________% — _________%
_________% — _________%
_________% — _________%
_________% — _________%
_________% — _________%
_________% — _________%
_________% — _________%
_________% — _________%
Total			$100.00%

As of the cut-off date, the weighted average CLTV of the loans was approximately _____.

Occupancy Status

Occupancy	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance
Owner Occupied		$	%
Non-Owner Occupied
Second Home.
Total			$100.00%

Property Types

Property Type	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance
Single Family		$	%
Two Family
Three Family
Four Family
Planned Unit Development
Condominium
Manufactured Housing
Total			$100.00%

Months Since Origination

Range of Loan Age (in months)	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance
		$	%

Total			$100.00%

As of the cut-off date, the weighted average number of months since origination of the loans was approximately ___ months.

Remaining Terms to Maturity

Range of Remaining Terms to Maturity (in months)	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance
		$	%

Total			$100.00%

As of the cut-off date, the weighted average remaining term to maturity of the loans was approximately ___ months.

Delinquency and Loss Information

The following table sets forth certain information regarding delinquency with respect to the Loans as of the Cut-Off Date.

Delinquency Experience
Percent of
Days Delinquent	Number of Loans	Aggregate Principal Balance	Aggregate Principal Balance
30-59 Days
0 times	[______]	$[______]	[_____]%
1 time	[______]	[______]	[_____]
2 times	[______]	[______]	[_____]
3 times	[______]	[______]	[_____]
Total		$[______]	100.00%

Delinquency Experience
Percent of
Days Delinquent	Number of Loans	Aggregate Principal Balance	Aggregate Principal Balance
60-89 Days
0 times	[______]	$[______]	[_____]%
1 time	[______]	[______]	[_____]
2 times	[______]	[______]	[_____]
3 times	[______]	[______]	[_____]
Total		$[______]	100.00%

Delinquency Experience
Percent of
Days Delinquent	Number of Loans	Aggregate Principal Balance	Aggregate Principal Balance
90-119 Days
0 times	[______]	$[______]	[_____]%
1 time	[______]	[______]	[_____]
2 times	[______]	[______]	[_____]
3 times	[______]	[______]	[_____]
Total		$[______]	100.00%

Delinquency Experience
Percent of
Days Delinquent	Number of Loans	Aggregate Principal Balance	Aggregate Principal Balance
120-149 Days
0 times	[______]	$[______]	[_____]%
1 time	[______]	[______]	[_____]
2 times	[______]	[______]	[_____]
3 times	[______]	[______]	[_____]
Total		$[______]	100.00%

Delinquency Experience
Percent of
Days Delinquent	Number of Loans	Aggregate Principal Balance	Aggregate Principal Balance
150-179 Days
0 times	[______]	$[______]	[_____]%
1 time	[______]	[______]	[_____]
2 times	[______]	[______]	[_____]
3 times	[______]	[______]	[_____]
Total		$[______]	100.00%

No Loan has been more than 179 days delinquent in the twelve months preceding the cut-off date.

Assignment of Loans

Pursuant to the Pooling and Servicing Agreement, the depositor will convey without recourse to the trust in trust for the benefit of the certificateholders [and the certificate insurer] all right, title and interest in and to each loan.  Each transfer will convey all right, title and interest in and to:

(1)

principal due to the extent of the unpaid principal balance and

(2)

interest accrued after the cut-off date.

However, the depositor will not convey its interest in principal, including principal prepayments in full and curtailments, including partial prepayments, due on each loan on or prior to the cut-off date.  The transferor will retain its rights to these amounts.

In connection with the transfer and assignment, the depositor will cause the Trustee’s Loan Files to be delivered to the trustee on the closing date.

Trustee’s Loan File

If the trustee [or the certificate insurer] during the process of reviewing the Trustee’s Loan Files finds any document constituting a part of a Trustee’s Loan File

(1)

which is not executed,

(2)

which has not been received,

(3)

which is unrelated to the loans, or

(4)

that any loan does not conform to its requirements or to the description thereof as set forth in the Loan Schedule,

the trustee [or the certificate insurer], as applicable, is required to promptly so notify the trustee, the servicer, the transferor [and the certificate insurer]. If notified, the transferor agrees to use reasonable efforts to remedy a material defect in a document constituting part of a Trustee’s Loan File.  If, however, the transferor has not remedied the defect within 120 days after the trustee’s notice to it and the defect materially and adversely affects the value of the loan or the interest of the certificateholders [or the certificate insurer] in the loan, the transferor will be required to either:

(1)

substitute in lieu of the loan a Qualified Substitute Loan.  If the then unpaid principal balance of the Qualified Substitute Loan is less than the principal balance of the loan as of the date of the substitution plus accrued and unpaid interest on the loan, the transferor will be required to deliver to the servicer as part of the related monthly remittance remitted by the servicer, the Substitution Adjustment; or

(2)

purchase the loan at the Purchase Price.

Representations and Warranties of the Transferor

The transferor will represent, among other things, with respect to each loan, as of the closing date, the following:

(1)

The information set forth in the Loan Schedule with respect to each loan is complete, true and correct as of the cut-off date;

(2)

Immediately prior to the sale of the loans to the depositor, the transferor had good and marketable title to each loan subject to no prior lien or interest of any nature; and

(3)

The transferor has transferred all right, title and interest of the transferor in and to the loans and in the proceeds thereto to the depositor.

Pursuant to the Pooling and Servicing Agreement, the certificateholders, the servicer, the transferor[, the certificate insurer] and the trustee are required to give prompt written notice to the others if they discover that:

(1)

any of the representations and warranties of the transferor have been breached in any material respect as of the closing date, and

(2)

the value of the loan or the interests of the certificateholders in the related loan [or the interests of the certificate insurer] were materially and adversely affected.

Within 120 days of the earlier to occur of the transferor’s discovery or its receipt of written notice of any breach, the transferor will be required to:

(1)

promptly cure the breach in all material respects;

(2)

(a)

remove each loan which has given rise to the requirement for action by the transferor to substitute one or more Qualified Substitute Loans and,

(b)

if the unpaid principal balance of the Qualified Substitute Loans as of the date of substitution is less than the unpaid principal balance, plus accrued and unpaid interest thereon of the replaced loans as of the date of substitution, deliver to the trust fund the Substitution Adjustment; or

(3)

purchase the loan at the Purchase Price and deposit the Purchase Price into the Collection Account on the next succeeding Determination Date.  This deposit will be net of any amounts received in respect of the repurchased loan or loans and amounts that are held in the Collection Account or the Certificate Account for future distribution to the extent the amounts have not yet been applied to principal or interest on the loan.

Any substitution of one or more Qualified Substitute Loans must be effected within two years after the closing date unless the trustee [and the certificate insurer] receive an opinion of counsel that the substitution would not constitute a prohibited transaction for purposes of the REMIC provisions of the Internal Revenue Code.  The obligation of the transferor to cure the breach or to substitute or purchase any loan will constitute the sole remedy respecting a material breach of any representation or warranty to the certificateholders, the trustee [and the certificate insurer].

Additional Representations and Warranties

[Provide any additional representations and warranties made concerning the pool assets by the sponsor, originator or other party to the transaction pursuant §229.1111(e).]

[Pre-funding]

[On the closing date, the depositor will deposit approximately $[__], representing approximately [___]% of the asset pool, into a segregated account maintained with the trustee, referred to in this prospectus supplement as the prefunding account.  The trust will use approximately $[__] of this amount to buy additional mortgage loans from the seller after the closing date and on or prior to [__].  The depositor must satisfy certain conditions specified in the pooling and servicing agreement before it can sell additional mortgage loans to the trust.  If any amounts are left in the prefunding account after that date in respect of a loan group, the holders of the [__] Certificates, as applicable, will receive that amount as a principal payment on the [__] distribution date in the manner described herein.]

[Claims on Pool Assets]

[Describe any material direct or contingent claim that parties other than holders of the certificates have on any pool assets pursuant to §229.1111(f).  Also, describe any material cross-collateralization or cross-default provisions relating to the pool assets.]

SIGNIFICANT OBLIGORS OF POOL ASSETS

[Provide information as required in §229.1112 regarding significant obligors of the pool assets.]

THE SPONSOR, TRANSFEROR AND THE SERVICER

General

__________________ (“__________”) is the sponsor, transferor and servicer under the Pooling and Servicing Agreement.  __________ is a _________________ with its principal place of business in _________________, and is a wholly owned subsidiary of _____________________, a _____________ corporation.  As of ___________, 200_, ___________ had total assets of approximately $___ million, net loans of approximately $___ million, deposits of approximately $___ million and capital of approximately $___ million.  At _______, 200_, ___________’s regulatory capital measures, determined under the regulatory reporting requirement of the ____________________, were as follows:  core capital ___% and total risk based capital ___%.

[Describe the general character of the sponsor’s business].

[Describe the sponsor’s securitization program and state how long the sponsor has been engaged in the securitization of assets.  The description must include, to the extent material, a general discussion of the sponsor’s experience in securitizing assets of any type as well as a more detailed discussion of the sponsor’s experience in and overall procedures for originating or acquiring and securitizing assets of the type included in this transaction.  Include to the extent material information regarding the size, composition and growth of the sponsor’s portfolio of assets of the type to be securitized and information or factors related to the sponsor that may be material to an analysis of the origination or performance of the pool assets, such as whether any prior securitizations organized by the sponsor have defaulted or experienced an early amortization triggering event.]

[Describe the sponsor’s material role and responsibilities in its securitization program, including whether the sponsor or an affiliate is responsible for originating, acquiring, pooling or servicing the pool assets, and the sponsor’s participation in structuring the transaction.]

The transferor will sell and assign each loan to the depositor in consideration for the net proceeds from the sale of the offered certificates, and for the Class R certificates. The Class R Certificates will initially be retained by the transferor.

The offered certificates will not represent an interest in or obligation of, nor are the loans guaranteed by, the transferor or any of its affiliates.

[According to §229.1108(b)(2) state how long the servicer has been servicing assets.  Provide, to the extent material, a general discussion of the servicer’s experience in servicing assets of any type as well as a more detailed discussion of the servicer’s experience in, and procedures for the servicing function it will perform in the current transaction for assets of the type included in the current transaction.  See §229.1108(b)(2) for requirements.]

[According to §229.1108(b)(3) describe any material changes to the servicer’s policies or procedures in the servicing function it will perform in the current transaction for assets of the same type included in the current transaction during the past three years.]

[According to §229.1108(b)(4) provide information regarding the servicer’s financial condition to the extent that there is a material risk that the effect on one or more aspects of servicing resulting from such financial condition could have a material impact on pool performance or performance of the certificates.]

The servicer may utilize one or more subservicers in the performance of the administrative and servicing obligations of the servicer under the Pooling and Servicing Agreement.  However, no subservicing arrangement will discharge the servicer from its obligations under the Pooling and Servicing Agreement.

The trustee may remove the servicer, and the servicer may resign, only in accordance with the terms of the Pooling and Servicing Agreement.  No removal or resignation will become effective until the trustee or a successor servicer shall have assumed the servicer’s responsibilities and obligations in accordance with the Pooling and Servicing Agreement.  Any collections received by the servicer after its removal or resignation will be endorsed by it to the trustee and remitted directly to the trustee.

Credit and Underwriting Guidelines

The following is a brief description of ______________’s underwriting guidelines as they are currently in effect.  The underwriting guidelines are revised continuously based on opportunities and prevailing conditions in the nonconforming credit residential mortgage market, as well as in the expected market for securities backed by these loans.  _________ has informed the depositor that it believes that the underwriting guidelines are consistent with standards generally used by lenders in the business of making loans based on non-conforming credits.

Loans originated by correspondent originators generally will have been originated in accordance with ______________’s underwriting guidelines.  However, some loans may be employee or preferred customer loans with respect to which no income or asset verifications were required.

The underwriting process is intended to assess both the prospective borrower’s ability to repay and the adequacy of the real property as collateral for the loan granted.  __________’s underwriting guidelines permit the origination and purchase of loans with multi-tiered credit characteristics tailored to individual credit profiles.  In general, ____________’s underwriting guidelines require an analysis of

·

the equity in the collateral,

·

the payment history and debt-to-income ratio of the borrower,

·

the property type, and

·

the characteristics of the underlying first mortgage, if any.

A lower maximum CLTV is required for lower gradations of credit quality.

___________’s underwriting guidelines permit the origination or purchase of fixed or adjustable rate loans that either fully amortize over a period generally not to exceed 30 years.  In the case of a balloon loan, the amortization period is generally based on a 30-year or less amortization schedule with a due date and a “balloon” payment at the end of a term that can be no greater than 15 years.

The homes pledged to secure loans are single-family residences that may be either owner occupied, which includes second homes, or non-owner occupied investor properties.  These properties may be

·

detached,

·

part of a two-or four-family dwelling,

·

manufactured homes,

·

condominium units or

·

units in a planned unit development.

Commercial properties or agricultural land are not generally accepted as collateral; however, they may be added as additional security.

____________’s underwriting guidelines require that the CLTV of a loan generally not exceed 90%.  However, a second loan in an amount of $50,000 or less may have a CLTV of up to 95%, and a second loan in an amount of $25,000 or less may have a CLTV of up to 100%.  ___________’s underwriting guidelines do not permit the origination or purchase of loans where the senior mortgagee may share in any appreciation in the value of the related mortgaged property.

In most cases, the value of each property proposed as security for a loan is determined by a full appraisal.  A limited appraisal, conducted on a drive-by basis, is sometimes utilized for loans with CLTVs under 50%.  Appraisals are performed by professional appraisers who have been approved by __________ or who are employed by an appraisal service company approved by ________.  _____________ evaluates appraisers based on established criteria and appraisal requirements, and maintains a current approved appraiser list.

______________’s underwriting guidelines provide for the origination of loans under two programs:

(1)

a full verification program for salaried or self-employed borrowers; and

(2)

a non-income verification program for self-employed borrowers only.

Under the full verification program, each mortgage applicant is required to provide, and ____________ or its designee generally verifies, certain personal financial information.  The applicant’s total monthly obligations should not exceed 45% of the applicant’s gross monthly income, as certified by the borrower on the application.  Total monthly obligations include principal and interest on each mortgage, other loans, charge accounts and all other scheduled indebtedness, generally, in the absence of countervailing considerations, such as relatively high income or a relatively low CLTV.  Applicants who are salaried employees must provide current employment information in addition to recent employment history.  ___________ or its designee generally verifies this information for salaried borrowers based on written confirmation from employers or a combination of two of the following:

(1)

the most recent pay stub;

(2)

the most recent W-2 tax form; or

(3)

telephone confirmation from the employer.

Self-employed applicants are required to provide personal and business financial statements and signed copies of complete federal income tax returns, including schedules, filed for the most recent two years.  Unverifiable income may be considered if an applicant’s standard of living indicates substantial financial resources and the applicant has a good credit record.  Under the non-income verification program, two years’ history of self employment plus proof of current self-employed status is required.

A credit report by an independent, nationally recognized credit reporting agency reflecting the applicant’s complete credit history is required.  Verification is required to be obtained of

(1)

the senior loan balance, if any,

(2)

the payment status of the senior loans and

(3)

whether local taxes, interest, insurance and assessments are included in the applicant’s monthly payment.

All taxes and assessments not included in the payment are required to be verified as current.

A poor credit history may not disqualify an applicant if, in ___________’s judgment, there are offsetting factors.  Offsetting factors include the applicant’s ability to pay and a relatively low CLTV.

In connection with purchase-money loans, __________’s underwriting guidelines require

(1)

an acceptable source of downpayment funds;

(2)

verification of the source of the downpayment funds; and

(3)

adequate cash reserves.

______________’s underwriting guidelines generally require title insurance coverage issued by an approved American Land Title Association or California Land Title Association title insurance company on each loan it originates or purchases.  The applicant is required to secure property insurance in an amount equal to the lesser of

(1)

an amount sufficient to cover the new loan and any prior loan; and

(2)

the cost of rebuilding the subject property, which generally does not include land value.

Delinquency and Foreclosure Information

The following table sets forth the delinquency experience of the transferor’s servicing portfolio of loans generally similar in type to the loans, as of the dates indicated below.  However, the aggregate delinquency experience on the loans will depend on the results obtained over the life of the loans.  The transferor’s portfolio of loans may differ significantly from the loans included in the trust fund in characteristics such as interest rates, principal balances, geographic distribution, CLTV ratios and other relevant characteristics.  We cannot assure you that the delinquency and foreclosure experience on the loans will be consistent with the historical information provided below.  The rates of delinquencies and foreclosures on the loans may be higher than the historical information presented below.

The following table sets forth information relating to the delinquency experience of a portfolio of loans for the quarters beginning ________, 200_ and ending __________, 200_.

Delinquency and Foreclosure Experience (Dollars in Thousands)
	________, 200_		__________, 200_		___________, 200_		__________, 200_
	Number of Loans	Dollar Amount	Number of Loans	Dollar Amount	Number of Loans	Dollar Amount	Number of Loans	Dollar Amount

Portfolio
Delinquencies and Foreclosures
Delinquency Percentage
30-59 days
60-89 days
90 days or more
Foreclosure Percentage
Total

The period of delinquency in the above table is based on the number of days that a payment is contractually past due.  The above delinquency and foreclosure experience statistics are calculated on the basis of the total home equity loan portfolio serviced by the transferor as of the dates indicated.  All of the loans were originated or acquired by the transferor.  These statistics are not cumulative.  The above statistics do not include any of the loans secured by manufactured homes or the loans which were recently acquired by the transferor from _________ and ___________.  Because the total amount of loans serviced by the transferor has increased over these periods as a result of new originations, the delinquency and foreclosure percentages shown above are lower than they would be if these loans had been outstanding for a longer period of time.  Because the trust fund consists of a fixed pool of loans, the actual delinquency and foreclosure percentages with respect to the loans may be higher, and could be significantly higher, than the delinquency and foreclosure percentages indicated in the table above.

Static Pool Information

[Insert information pursuant to §229.1105 relating to Static Pool Information].

DEPOSITOR/ISSUER

General

Mortgage Asset Securitization Transactions, Inc., the depositor, is a Delaware corporation organized on April 23, 1987, as a wholly owned limited purpose finance subsidiary of UBS Americas Inc.  The depositor maintains its principal office at 1285 Avenue of the Americas, New York, New York.  Its telephone number is (212) 713-2000.

The depositor has been engaged in the securitization of loans since its incorporation in 1987.  The depositor is generally engaged in the business of acting as a depositor of one or more trust funds that may issue or cause to be issued, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by, or represent an interest in loans.  The depositor typically acquires loans and other assets for inclusion in securitizations from the sponsor.

The certificate of incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series of securities and to act as depositor of trusts that may issue and sell securities.

After the issuance of the Securities, the depositor will have limited or no obligations with respect to the Securities and the related trust fund.  Those obligations may include cure, repurchase or substitution obligations relating to breaches of representations and warranties, if any, that the depositor makes with respect to the assets, certain actions with respect to the creation of a security interest in the related assets, to arrange for derivative instruments or replacement instruments to be included in a trust, to appoint replacements to certain transaction participants, to prepare and file and required reports under the Exchange Act, to provide notices to certain parties under the operative agreements or to provide requested information to the various transaction participants.

The depositor does not have, nor is it expected in the future to have, any significant assets.  We do not expect that the depositor will have any business operations other than acquiring and pooling residential loans, mortgage securities and agency securities, offering securities or other mortgage- or asset-related securities, and related activities.

ISSUING ENTITY

General

[According to §229.1107(b), describe the permissible activities and restrictions on the activities of the issuing entity under its governing documents.  See §229.1107(b) for requirements, including any provisions in the governing documents allowing for modification of these activities.]

[According to §229.1107(c) describe any specific discretionary activities with regard to the administration of the asset pool or the certificates, and identify the person or persons authorized to exercise such discretion.]

[According to §229.1107(d) describe any assets owned or to be owned by the issuer, apart from the pool assets, as well as any liabilities of the issuer, apart from the certificates.  Disclose the fiscal year end of the issuer.]

[Sale of Pool Assets to the Issuing entity]

[According to §229.1107(h) describe the sale or transfer of the pool assets to the issuing entity as well as the creation (and perfection and priority status) of any security interest in favor of the issuer, the trustee, the asset-backed security holders or others.  See §229.1107(h) for requirements and exhibits that must also be filed.]

[According to §229.1107(j) if expenses incurred in connection with the selection and acquisition of the pool assets are to be payable from offering proceeds, disclose the amount of such expenses.  If such expenses are to be paid to the sponsor, servicer contemplated by §229.1108(a)(2), depositor, issuing entity, originator contemplated by §229.1110, underwriter or any affiliate of the foregoing, separately identify the type and amount of expenses paid to each such party.]

[According to §229.1107(k) describe to the extent material any provisions or arrangements included to address security interests and bankruptcy.  See §229.1107(k) for specific disclosure requirements.]

[According to §229.1107(l) if applicable law prohibits the issuer from holding the pool assets directly, describe the arrangements instituted to hold the pool assets on behalf of the issuing entity.  See §229.1107(l) for specific requirements.]

PREPAYMENT AND YIELD CONSIDERATIONS

General

The yield to maturity of a Class A certificate will depend on the price paid by the related certificateholder for the Class A certificate, the related pass-through rate and the rate and timing of principal payments.  [The yield to maturity of each class of Exchangeable Certificates will depend on the yield to maturity of the related classes of the related REMIC Regular Certificates.] Principal payments include payments in excess of the scheduled monthly payment, prepayments in full or terminations, liquidations and repurchases on the loans.  Approximately _____% of the loans by cut-off date principal balance provide for the payment of a penalty in connection with prepayment in full during the first two, three, four or five years after origination of the related loan.

The rate of principal prepayments on the loans will be influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors, and has fluctuated considerably in recent years.  In addition, the rate of principal prepayments may differ among loans at any time because of specific factors relating to the loans.  These factors include

(1)

the age of the loans,

(2)

the geographic location of the related properties and the extent of the related borrowers’ equity in those properties, and

(3)

changes in the borrowers’ housing needs, job transfers and employment.

In general, if prevailing interest rates fall significantly below the interest rates at the time of origination, loans may be subject to higher prepayment rates than if prevailing interest rates remain at or above those at the time those loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates at the time of origination, loans may experience a lower prepayment rate than if prevailing interest rates remained at or below those existing at the time those loans were originated.  We cannot make assurances as to the prepayment rate of the loans.  In addition, we cannot make assurances that the loans will conform to the prepayment experience of other loans or to any past prepayment experience or any published prepayment forecast.

In general, if a Class A certificate is purchased at a premium over its face amount and payments of principal of the Class A certificate occur at a rate faster than that assumed at the time of purchase, the purchaser’s actual yield to maturity will be lower than that anticipated at the time of purchase.  Conversely, if a Class A certificate is purchased at a discount from its face amount and payments of principal of the Class A certificate occur at a rate that is slower than that assumed at the time of purchase, the purchaser’s actual yield to maturity will be lower than originally anticipated.

The rate and timing of defaults on the loans will also affect the rate and timing of principal payments on the loans and thus the yield on the Class A certificates.  We cannot make assurances as to the rate of losses or delinquencies on any of the loans.  To the extent that any losses are incurred on any of the loans that are not covered by excess interest or an Insured Payment, the Class A certificateholders will bear the risk of losses resulting from default by borrowers.  See “Risk Factors” in this prospectus supplement and in the prospectus.

The Weighted Average Life of the Class A certificates will be influenced by, among other factors, the rate of principal payments on the loans.

[Describe any special allocations of prepayment risks among the classes of securities, and whether any class protects other classes from the effects of the uncertain timing of cash flow pursuant to §229.1113(g)(3).]

The primary source of information available to investors concerning the Class A certificates will be the monthly statements discussed herein under “Servicing of the Loans – Servicer Reports.” These statements will include information as to the outstanding certificate principal balance of the certificates.  We cannot assure that any additional information regarding the Class A certificates will be available through any other source.  In addition, the depositor is not aware of any source through which price information about the Class A certificates will be generally available on an ongoing basis.  The limited nature of the information regarding the Class A certificates may adversely affect the liquidity of the Class A certificates, even if a secondary market for the Class A certificates becomes available.

Prepayments on loans are commonly measured relative to a prepayment standard or model.  The model used in this prospectus supplement is the Prepayment Assumption model.  A 100% Prepayment Assumption assumes a CPR of ___% per annum of the outstanding principal balance of the loans in the first month of the life of the loans and an additional approximate __% per annum in each month thereafter until the ___ month.  Beginning in the ____ month and in each month thereafter during the life of the loans, a CPR of _____% per annum each month is assumed.

As used in the tables below, a 0% Prepayment Assumption assumes a prepayment rate equal to 0% of the Prepayment Assumption, — i.e., no prepayments.  Correspondingly, a 75% Prepayment Assumption assumes a prepayment rate equal to 75% of the Prepayment Assumption, and so forth.  The Prepayment Assumption does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the loans.

Modeling Assumptions

For purposes of preparing the tables below, the following modeling assumptions have been made:

(1)

no delinquencies or losses occur on the loans and all scheduled principal payments on the loans are timely received on the first day of a Due Period.  Each Due Period will begin on the first day of each month and end on the thirtieth day of the month, with the first Due Period for the loans commencing on ________, 200_;

(2)

the scheduled payments on the loans have been calculated on the outstanding principal balance, prior to giving effect to prepayments, the loan interest rate, and the remaining term to stated maturity such that the loans will fully amortize by their remaining term to stated maturity;

(3)

all scheduled payments of interest and principal in respect of the loans have been made through the cut-off date;

(4)

(a)

all loans prepay monthly at the specified percentages of the Prepayment Assumption,

(b)

no optional or other early termination of the offered certificates occurs, except with respect to the calculation of the “Weighted Average Life-to-Call (Years)” figures in the following tables, and

(c)

no substitutions or repurchases of the loans occur;

(5)

all prepayments in respect of the loans include 30 days’ accrued interest;

(6)

the closing date for the offered certificates is ________, 200_;

(7)

each year will consist of twelve 30-day months with respect to the Class A-1 certificates, interest will be calculated on the basis of a 360 day year and the actual number of days elapsed;

(8)

cash distributions are received by the holders of the offered certificates on the ___ day of each month, commencing in ______ 200_;

(9)

the pass-through rate for each class of offered certificates other than the Class
A-1 certificates is as set forth on page [  ] of this prospectus supplement;

(10)

the pass-through rate on the Class A-1 certificates will remain constant at ___% per annum;

(11)

the additional fees deducted from the interest collections in respect of the loans include the Servicing Fee, and _______% on the aggregate certificate principal balances in respect of all other fees;

(12)

no reinvestment income from any account is earned and available for distribution;

(13)

the pool consists of loans having the following characteristics:

ASSUMED LOAN CHARACTERISTICS

Sub-Pool	Cut-Off Date Principal Balance	Loan Rate %	Remaining Term to Maturity (Months)	Original Term to Maturity (Months)

The following tables indicate at the specified percentages of the Prepayment Assumption the corresponding weighted average lives of each class of certificates.  All percentages in the following tables are rounded to the nearest 1%.  As used in the following tables, the weighted average life of a class is determined by

(1)

multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related distribution date,

(2)

summing the results and

(3)

dividing the sum by the aggregate distributions of principal referred to in clause (1) and rounding to two decimal places.

PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE
AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION

Class A-1 Certificates
Payment Date	0%	50%	75%	100%	125%	150%

Initial Percent
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__

Weighted Average Life-to-Maturity (Years)
Weighted Average Life-to-Call (Years)

PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE
AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION

Class A-2 Certificates
Payment Date	0%	50%	75%	100%	125%	150%

Initial Percent
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__

Weighted Average Life-to-Maturity (Years)
Weighted Average Life-to-Call (Years)

PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE
AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION

Class A-3 Certificates
Payment Date	0%	50%	75%	100%	125%	150%

Initial Percent
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__

Weighted Average Life-to-Maturity (Years)
Weighted Average Life-to-Call (Years)

PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE
AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION

Class A-4 Certificates
Payment Date	0%	50%	75%	100%	125%	150%

Initial Percent
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__

Weighted Average Life-to-Maturity (Years)
Weighted Average Life-to-Call (Years)

PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE
AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION

Class A-5 Certificates
Payment Date	0%	50%	75%	100%	125%	150%

Initial Percent
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__

Weighted Average Life-to-Maturity (Years)
Weighted Average Life-to-Call (Years)

PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE
AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION

Class A-6 Certificates
Payment Date	0%	50%	75%	100%	125%	150%

Initial Percent
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 200_
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__
____ 20__

Weighted Average Life-to-Maturity (Years)
Weighted Average Life-to-Call (Years)

_______________

The above tables have been prepared based on the enumerated modeling assumptions and should be read in conjunction with these modeling assumptions. The modeling assumptions include the characteristics and performance of the loans which may differ from their actual characteristics and performance.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The depositor will issue its Home Equity Asset Backed Certificates, Series 200_-_ on or about the closing date, pursuant to the Pooling and Servicing Agreement.

The offered certificates, together with the Class R certificates, will represent in the aggregate the entire beneficial interest in a trust.  Collectively, the assets of the trust are referred to as the trust fund which includes:

(1)

the loans and all payments thereunder and proceeds thereof received after the cut-off date, exclusive of payments of principal, interest and other amounts due thereon on or before the cut-off date;

(2)

any REO Properties; and

(3)

the funds or assets as from time to time are deposited in the Certificate Account.

The certificates will consist of ____ classes to be designated as:

(1)

the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates;

(2)

the Class A-6IO certificates; and

(3)

the REMIC residual certificates, or the Class R certificates.

Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, and Class A-6IO certificates are offered by this prospectus supplement.

The Class R certificates have not been registered under the Securities Act and are not offered hereby.  Accordingly, to the extent this prospectus supplement contains information regarding the terms of the Class R certificates, that information is provided because of its potential relevance to a prospective purchaser of an offered certificate.

The Class A certificates will be issued only in book-entry form, in denominations of $25,000 initial principal balance with integral multiples of $1,000 in excess of that amount, except that one certificate for each class may be issued in a different amount.

Each class of Class A certificates will initially be represented by a single physical certificate in each case registered in the name of Cede, as nominee of DTC. Cede will be the “Holder” or “Certificateholder” of the Class A certificates as those terms are used in the Pooling and Servicing Agreement.  No beneficial owner of a Class A certificate will be entitled to receive a certificate representing the person’s interest in the Class A certificates, except as set forth under “Definitive Certificates.”  Before any termination of the book-entry provisions, distributions on the Class A certificates will be made to persons with beneficial ownership interests in the Class A certificates only through DTC and participants of DTC in the United States, or Cedelbank or the Euroclear System, or indirectly through participants in these systems in Europe.  See “Description of the Securities—Book-Entry Registration of Securities” in the prospectus.

Definitive Certificates

While the Class A certificate is a book-entry certificate, it will be converted to a Definitive Certificate and reissued to the beneficial owners or their nominees, rather than to DTC or its nominee, only if:

(1)

DTC or the servicer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates and DTC or the servicer is unable to locate a qualified successor; or

(2)

the trustee, at its option, elects to terminate the book-entry system through DTC.

If any event described in the immediately preceding paragraph occurs, DTC will be required to notify all its participants of the availability through DTC of Definitive Certificates. The trustee will reissue the book-entry certificates as Definitive Certificates to the beneficial owners if the Definitive Certificates have been delivered to it.  Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement.

Definitive Certificates will be transferable and exchangeable at the offices of the trustee or the certificate registrar.  No service charge will be imposed for any registration of transfer or exchange.  However, the trustee may require payment by the beneficial owner of the certificate of a sum sufficient to cover any tax or other governmental charge imposed in connection with registration of this transfer or exchange.

Certificate Principal Balances and Notional Amount

On the closing date, the respective classes will have the certificate principal balances indicated on the cover of this prospectus supplement in each case, subject to a variance of plus or minus 5%.

The certificate principal balance of any class of certificates outstanding at any time will be the then aggregate stated principal amount of the certificates.  On each distribution date, the certificate principal balance of each class of principal certificates that have a principal balance will be reduced by any distributions of principal actually made on the class of certificates on the distribution date.  See “—Distributions” below.

The Class A-6IO certificates will not have a certificate principal balance.  The Class A-6IO certificates will represent the right to receive distributions of interest accrued on a notional amount equal to the aggregate certificate principal balance of the Class A-6 certificates outstanding from time to time.

The Class R certificates will not have a certificate principal balance or a notional amount.

A class of offered certificates will be considered to be outstanding until its certificate principal balance or notional amount is reduced to zero.

Pass-Through Rates

The pass-through rates applicable to the Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-6IO certificates will, for any distribution date, at all times be equal to the respective fixed rates set forth on page [  ] of this prospectus supplement.

The pass-through rate applicable to the Class A-1 certificates for any distribution date will be equal to the lesser of:

(1)

the Class A-1 LIBOR Rate; and

(2)

the Weighted Average Net Loan Rate for that distribution date.

Interest distributable on each distribution date will be interest accrued during the Accrual Period.  Interest will accrue throughout an Accrual Period only on the certificate principal balance or notional amount at the end of the related Accrual Period, even though the certificate principal balance or notional amount may be higher during a portion of the Accrual Period.  Any principal distributed during the Accrual Period is deemed to have been distributed at the beginning of the Accrual Period.

Interest with respect to the Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-6IO certificates on each distribution date will accrue on the basis of a 360-day year consisting of twelve 30-day months.  Interest with respect to the Class A-1 certificates on each distribution date will accrue on the basis of the actual number of days during an Accrual Period over a 360-day year.

Principal Payments

[Provide information pursuant to §229.1113(a)(4).]

Distributions

General.  Distributions on or with respect to the certificates will be made by the trustee, to the extent of available funds, on each distribution date. The distribution date is the __ day of each month or, if any ___ day is not a business day, then on the next succeeding business day, commencing in _____ 200__.  All distributions will generally be made to the persons in whose names the certificates are registered at the close of business on the related Record Date.  If the certificateholder provides the trustee with written wiring instructions no less than five business days prior to the related Record Date, distributions will be made by wire transfer in immediately available funds to the account specified by the certificateholder at a bank or other entity having appropriate facilities.  Alternatively, distributions will be made by check mailed to the certificateholder.  Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the offered certificates.  See “—General” above.  The final distribution on any certificate will be made in like manner, but only if presentation and surrender of the certificate is made at the location that will be specified in a notice of the pendency of the final distribution.  All distributions made on or with respect to a class of certificates will be allocated pro rata among those certificates based on their respective percentage interests in a particular class.

Available Distribution Amount.  With respect to any distribution date, distributions of interest on and principal of the certificates will be made from the Available Distribution Amount for the distribution date.

Application of the Available Distribution Amount.  On each distribution date, the trustee will apply the Available Distribution Amount and any Insured Payment for the distribution date for the following purposes and in the following order of priority:

(1)

to pay interest to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-6IO certificates, up to an amount equal to, and pro rata as among those classes in accordance with, all Distributable Certificate Interest.  Interest will be payable only to the extent not previously paid, for all prior distribution dates;

(2)

to the Class A-6 certificates, in an amount equal to the lesser of

(a)

the Principal Distribution Amount and

(b)

the Class A-6 Lockout Distribution Amount, until the certificate principal balance of the Class A-6 certificates has been reduced to zero;

(3)

to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates, in that order, in an aggregate amount up to the Principal Distribution Amount until the certificate principal balance of each class has been reduced to zero.  No amount will be distributed on any class of certificates pursuant to this clause (3) while any Principal Balance Certificate having a lower numerical designation remains outstanding;

[(4)

to the certificate insurer, the Reimbursement Amount]; and

(5)

to the Class R certificates, any remaining amounts.

[If the certificate insurer has defaulted under the certificate insurance policy, then on any distribution date on which the Overcollateralization Amount has been reduced to zero,] any amounts payable to the holders of the Class A certificates in respect of principal on the distribution date will be distributed pro rata in proportion to the certificate principal balances of those classes, and not sequentially.

[According to §229.1113(a)(2) provide information regarding any requirements directing cash flows form the pool assets (such as to reserve accounts, cash collateral accounts or expenses) and the purpose and operation of such requirements.]

Allocation of Net Prepayment Interest Shortfalls.  On each distribution date, Net Prepayment Interest Shortfalls will be allocated to reduce the Distributable Certificate Interest of each class of Class A certificates.

[Cash Held Pending Distribution. Describe how cash held pending distribution or other uses is held and invested and other requirements of §229.1113(b)(2)].

[Distributions with Respect to Exchangeable Classes. In the event that certificates comprising a combination are exchanged for their related Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the principal distributions on each class of certificates in the related combination of Exchangeable Certificates. In addition, Exchangeable Certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of certificates in the related combination.]

On each distribution date when Exchangeable Certificates are outstanding, principal distributions from the applicable related certificates will be allocated to the related Exchangeable Certificates that are entitled to principal. The payment characteristics of the classes of Exchangeable Certificates will reflect the payment characteristics of their related classes of regular certificates. Annex I shows the characteristics of the Exchangeable certificates and the combinations of certificates and Exchangeable certificates. See “Description of the Certificates -- Exchangeable Certificates -- Procedures” in this prospectus supplement and “Description of the Securities -- Exchangeable Securities” in the prospectus for a description of Exchangeable Certificates and exchange procedures and fees.

[Exchangeable Certificates

General. All or a portion of certain classes of offered certificates (the “Exchangeable Certificates”) may be exchanged for a proportionate interest in the related Exchangeable Certificates in the combinations shown in Annex I to this prospectus supplement. All or a portion of the exchangeable certificates may also be exchanged for the related offered certificates in the same manner. This process may occur repeatedly.

The classes of offered certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur. Offered certificates and exchangeable certificates in any combination may be exchanged only in the proportion that the original principal balances of such certificates bear to one another as shown in Annex I to this prospectus supplement.

Holders of exchangeable certificates will be the beneficial owners of a proportionate interest in the certificates in the related combination of certificates and will receive a proportionate share of the distributions on those certificates.

Procedures. If a certificateholder wishes to exchange certificates, the certificateholder must notify the Trustee by e-mail [_______________] no later than two business days before the proposed exchange date. The exchange date can be any Business Day other than the first or last Business Day of the month subject to the Trustee’s approval. The notice must be on the certificateholder’s letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of the classes of certificates to be exchanged and certificates to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the certificates to be exchanged, the certificateholder's DTC participant number and the proposed exchange date. After receiving the notice, the Trustee will e-mail the certificateholder with wire payment instructions relating to the exchange fee. The certificateholder will utilize the deposit and withdrawal system at DTC to exchange the Certificates. A notice becomes irrevocable on the second business day before the proposed exchange date.

[In connection with each exchange, the certificateholder must pay the [Trustee][Securities Administrator] a fee equal to 1/32 of 1% of the outstanding principal balance (or the notional amount, if no principal balance) of the certificates to be exchanged. In no event, however, will the fee be either less than $2,000 or greater than $25,000.]

The [Trustee][Securities Administrator] will make the first distribution on an offered certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations. The characteristics of the Exchangeable Certificates will reflect the characteristics of the related offered certificates. Investors should also consider a number of factors that will limit a certificateholder's ability to exchange offered certificates for Exchangeable Certificates and vice versa:

·

At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange.

·

A certificateholder that does not own the certificates may be unable to obtain the necessary offered certificates or Exchangeable Certificates.

·

Certificateholders of related needed certificates may refuse to sell such certificates at a reasonable price (or any price) or may be unable to sell them.

·

Certain certificates may have been purchased or placed into other financial structures and thus be unavailable.

·

Principal distributions will decrease the amounts available for exchange over time.

·

Exchanges will be limited to only the combinations listed in Annex I.]

Calculation of LIBOR

On each distribution date, LIBOR will be established by the trustee.  As to the Accrual Period relating to the Class A-1 certificates, LIBOR will equal the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of that Accrual Period.  With respect to the first Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, two LIBOR Business Days prior to the closing date.  If LIBOR does not appear on that page or another page as may replace that page on that service or another service for displaying LIBOR or comparable rates as may be reasonably selected by the trustee after consultation with the servicer, the rate will be the Reference Bank Rate.  If no quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding distribution date.

The establishment of LIBOR as to each Accrual Period by the trustee and the trustee’s calculation of the rate of interest applicable to the Class A-1 certificates for the related Accrual Period will, in the absence of manifest error, be final and binding.

Fees and Expenses of the Trust Fund

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicer	Monthly

For each loan, a monthly fee paid to the Servicer out of interest collections received from the related loan.  The monthly fee is calculated as one-twelfth of  ___%, the Servicing Fee Rate, for the loan on the unpaid principal balance of the loan at the end of the applicable Due Period.

Withdrawn from amounts on deposit in the Collection Account, before payment of any amounts to Certificateholders.(1)
Trustee	Monthly

A monthly fee payable to the trustee, which includes the expenses of the trustee, including transition expenses, to the extent the expenses are not paid by the servicer in respect of its services as trustee.

Withdrawn from amounts on deposit in the [Collection] Account, before payment of any amounts to Certificateholders.
[Custodian]	[_______]	[Describe Fee.]	[Describe how and when payable.]
[Securities Administrator]	[_______]	[Describe Fee.]	[Describe how and when payable.]
[Certificate Insurer]	Monthly	The amount of ________ owed as premium for the certificate Insurance Policy for the relevant distribution date.	Withdrawn from amounts on deposit in the [Collection] Account, before payment of any amounts to Certificateholders.

(1)  See “Servicing of the Loans – Servicing Fees and Other Compensation and Payment of Expenses” in this prospectus supplement for a description of additional compensation that the servicer may receive.

[Include any footnotes or narrative disclosure to the extent necessary for an understanding of the time in or amount of such fees or expenses, such as any restrictions or limits on fees or whether the estimate may change in certain instances, such as in an event of default (and how the feeds would change in such an instance or the factors that would affect the change).  Also through footnote or narrative disclosure, describe if any, and if so how, such fees or expenses can be changed without notice to, or approval by, security holders and any restrictions on the ability to change a fee or expense amount, such as due to a change in transaction party.  See §229.1113(c) for requirements.]

[Mandatory Auction

Except as provided below, five Business Days prior to the Distribution Date occurring in [_____], such Distribution Date, referred to in this prospectus supplement as the Mandatory Auction Distribution Date, [________________], in its capacity as Auction Administrator, shall obtain bids for the Mandatory Auction Certificates from third parties in the secondary market as specified in the Auction Administration Agreement. There will be no minimum bid price. If no bids for the Mandatory Auction Certificates or for a portion of the Mandatory Auction Certificates are received on such date (or it is deemed that no bids for a Mandatory Auction Certificate or for a portion of a Mandatory Auction Certificate are so received), the holders of such class or portion thereof will not be able to transfer their Certificates in such auction, and the Auction Administrator will repeat the auction procedure in each subsequent month, prior to the Distribution Date in such month, until at least one bid has been received for each class or portion thereof. If only one bid for the Mandatory Auction Certificates (or portion thereof) being auctioned is received, then the auction price for the Mandatory Auction Certificates shall be the amount of such bid. In the event that two or more bids of equal price (“Tie Bids”) are determined to be the highest bids for an aggregate amount greater than the aggregate Certificate Principal Balance of a Mandatory Auction Certificate, then the bidders of the Tie Bids will each take a pro rata share in such Certificates (based on the aggregate Certificate Principal Balance for the Mandatory Auction Certificates for which each such bidder submitted a bid). In the event that a winning bid is for an aggregate amount that is less than the aggregate Certificate Principal Balance of the Mandatory Auction Certificates, then (i) the winning bidder will take a pro rata portion of each outstanding Certificate of such Class (based on the aggregate Certificate Principal Balance for the Mandatory Auction Certificates for which such bidder submitted a bid) and (ii) it shall be deemed that no bid was received with respect to the remaining portion of each outstanding Certificate of such Class and such remaining portion of each outstanding Certificate of such Class shall be subject to auction in subsequent months as described above. The Auction Administrator will notify the winning bidder that (i) its bid was the highest bid and shall give it wiring instructions for payment of the purchase price for such Certificates into an auction proceeds account and (ii) unless such purchase price is received by a specified time on the related deposit date, such bidder’s bid will be rejected and the bid of the next highest bidder(s) will be accepted. Neither the underwriter nor any affiliate will be able to bid in any auction.

The Auction Administrator shall use the Auction Proceeds, if any, together with any amounts payable to the Auction Administrator under the Market Value Swap described below, to pay to the holders of the Mandatory Auction Certificates on the Mandatory Auction Distribution Date an amount equal to 100% of the outstanding Certificate Principal Balance thereof after application of all principal distributions and realized losses on the Mandatory Auction Distribution Date, plus accrued interest on such classes at the related Pass-Through Rate from the first day of the calendar month in which the Mandatory Auction Distribution Date occurs up to but excluding the Mandatory Auction Distribution Date, on the Certificate Principal Balance of such classes following application of principal distributions and realized losses on such classes on the Mandatory Auction Distribution Date, such price referred to herein as the Par Price.

The Auction Administrator will be entitled to be reimbursed from and indemnified by the trust for certain losses and expenses (other than ordinary expenses) incurred by it in connection with its responsibilities under the Auction Administration Agreement.

EXCEPT AS PROVIDED BELOW, HOLDERS OF THE MANDATORY AUCTION

CERTIFICATES WILL BE OBLIGATED TO TENDER THEIR CERTIFICATES TO THE AUCTION ADMINISTRATOR ON THE MANDATORY AUCTION DISTRIBUTION DATE IN EXCHANGE FOR THE PAR PRICE.

If [___________], as Auction Administrator, ceases to be eligible to continue as such under the Agreement, any successor auction administrator will also be required to assume the duties of the Auction Administrator under the Auction Administration Agreement and the Market Value Swap.]

[The Market Value Swap and the Swap Counterparty

The Auction Proceeds may be less than or greater than the Par Price. In order to cover the shortfall if the Auction Proceeds are less than the Par Price on the Mandatory Auction Date, the Auction Administrator has entered into a Market Value Swap with [___________], referred to herein as the Swap Counterparty, under which the Auction Administrator will notify the Swap Counterparty of the shortfall amount to be paid by the Swap Counterparty to the Auction Administrator under the Market Value Swap on the related deposit date. If the Auction Proceeds are greater than the Par Price, the Auction Administrator will notify the Swap Counterparty of the amount to be paid from Auction Proceeds by the Auction Administrator to the Swap Counterparty, or its designee, under the Market Value Swap.

In the event that no bids are received for all or a portion of a class of Mandatory Auction

Certificates in the manner set forth in the Auction Administration Agreement, the Swap Counterparty will not be obligated to make any payment with respect to such class or portion thereof.  If the Swap Counterparty defaults under the Market Value Swap and its obligations are not honored by [___] as required under [____]'s guarantee, another party may succeed to the Swap Counterparty's obligations in accordance with the terms of the Market Value Swap. If no successor Swap Counterparty is found, the Mandatory Auction will not occur, and the holders of the Mandatory Auction Certificates will continue to retain their certificates and their rights under the Auction Administration Agreement and the Market Value Swap after the Mandatory Auction Date, unless they choose to sell them in the secondary market. If bids are received for some, but not all, Certificates of a Class, and the Swap Counterparty defaults, then each Certificateholder shall be deemed to have sold a pro rata portion of its Certificates (based on the aggregate Certificate Principal Balance of the Mandatory Auction Certificates), subject to any rounding or allocation the Auction Administrator deems necessary in order to comply with the minimum or authorized denomination requirements of the Pooling and Servicing Agreement, and shall retain the remaining Current Principal Amount, if any, of such Class of Certificates held by it and its rights under the Auction Administration Agreement and the Market Value Swap.

The Swap Counterparty is a company organized under the laws of [_________]. The Swap Counterparty's obligations under the Market Value Swap will be guaranteed by [____]. The long-term debt obligations of [____] are rated “[__]” by S&P, “[__]” by Moody's and “[__]” by Fitch, Inc. [___] will provide upon request, without charge, to each person to whom this Prospectus Supplement is delivered, a copy of (i) the ratings analysis from each of S&P, Moody's and Fitch, Inc. evidencing those respective ratings or (ii) the most recent audited annual financial statements of [___]. Requests for such information should be directed in writing to [______] at [____________________]. The Swap Counterparty and [____] are affiliates of the sponsor, the depositor and the underwriter.

The aggregate significance percentage (as calculated in accordance with Regulation AB Item 1115) of the Market Value Swap is less than 10%.]

Termination; Purchase of Loans

The trust fund will terminate if the trustee receives notice of either:

(1)

the later of

(a)

the distribution to certificateholders of the final payment or collection with respect to the last loan, or Periodic Advances of same by the servicer, or

(b)

the disposition of all funds with respect to the last loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to [the certificate insurer and] the trustee or

(2)

mutual consent of the servicer[, the certificate insurer] and all certificateholders in writing.

The servicer may, at its option, terminate the trust on any date on which the aggregate unpaid principal balance of the loans, as of the date of determination, is less than 10% of the cut-off date principal balance of the loans. [If the servicer does not exercise this option, the certificate insurer may exercise the option.]

When the trust is terminated, the servicer [or certificate insurer] must purchase, on the next succeeding distribution date, all of the property of the trust at a price equal to the sum of:

(1)

the greater of

(a)

100% of the unpaid principal balance of each related outstanding loan and each related REO Property and

(b)

the fair market value determined as the average of three written bids made by nationally recognized dealers.  The fair market value must be based on a valuation process which would be used to value comparable loans and REO Property.  Accrued interest on the loans and REO Properties are disregarded for this purpose.

(2)

the aggregate amount of accrued and unpaid interest on the unpaid principal balances of the loans through the related Due Period and 30 days’ accrued interest on the unpaid principal balances at a rate equal to the loan interest rate, in each case net of the Servicing Fee[, and

(3)

any unreimbursed amounts due to the certificate insurer under the Pooling and Servicing Agreement or the Certificate Insurance Agreement].  [This termination requires the prior written consent of the certificate insurer if the termination would result in a draw on the certificate insurance policy.]

Report to Certificateholders

Pursuant to the Pooling and Servicing Agreement, on each distribution date the trustee will deliver to [the certificate insurer,] each certificateholder and the depositor a written report, based solely on information provided by the servicer, containing information including, without limitation:

·

the amount of the distribution on the distribution date;

·

the amount of the distribution allocable to principal and allocable to interest;

·

the aggregate outstanding certificate principal balance of each Principal Balance Certificate as of the distribution date;

·

[the amount of any Insured Payment included in the distributions on that distribution date]; and

·

any other information as required by the Pooling and Servicing Agreement.

Effect of Default or Similar Triggers

[Provide any specified changes to the transaction structure that would be triggered upon a default or event of default (such as a change in distribution priority among classes), pursuant to §229.1113(a)(6).]

[Provide any liquidation, amortization, performance or similar triggers or events, and the rights of investors or changes to the transaction structure or flow of funds if such events were to occur, pursuant to §229.1113(a)(7).]

Ownership and Transfer Restrictions of Securities

[Provide any minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the securities or any restrictions on ownership or transfer of the securities pursuant to §229.1113(a)(11).]

CREDIT ENHANCEMENTS

[Provide descriptive information regarding credit enhancements as required in §229.1114(a).]

Excess Interest

[Discuss excess interest as a credit enhancement pursuant to the requirements of §229.1114.]

Overcollateralization Amounts

[Discuss overcollateralization as a credit enhancement pursuant to the requirements of §229.1114.]

[Certificate Insurance Policy]

[Discuss the certificate insurance policy as a credit enhancement pursuant to the requirements of §229.1114.  Maybe move information on certificate insurance policy in following pages to this section.]

SERVICING OF THE LOANS

The Servicer

___________________ will act as the servicer of the trust fund.  See “The Transferor and the Servicer” in this prospectus supplement.  All references in this prospectus supplement to the “Servicer” shall mean “Master Servicer” for purposes of the accompanying prospectus.

[Provide information regarding the size, composition and growth of the servicer’s portfolio of mortgage loans of similar type to these mortgage loans]

Collection and Other Servicing Procedures; Loan Modifications

The servicer will be obligated under the Pooling and Servicing Agreement to service and administer the loans, on behalf of the trust, for the benefit of the certificateholders [and the certificate insurer] in accordance with the terms of the Pooling and Servicing Agreement.  The servicer will have full power and authority to do any and all things in connection with the servicing and administration which it may deem necessary or desirable.  The servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers.

Even if the servicer has engaged a subservicer, the servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the servicer alone were servicing the loans.  The servicer will be obligated under the Pooling and Servicing Agreement to make reasonable efforts to collect all payments called for under the terms and provisions of the loans.  The servicer will be obligated to follow loan collection procedures as it would normally follow with respect to loans comparable to the loans.  These procedures are required to generally conform to the mortgage servicing practices of prudent mortgage lending institutions which service mortgage and manufactured housing loans of the same type as the loans for their own account in the jurisdictions in which the related properties are located.

Consistent with the above, the servicer will be permitted, in its discretion, to:

(1)

waive any late payment charge or other charge in connection with any loan, and

(2)

arrange a schedule, running for no more than 180 days after the due date of any installment due under the related loan, for the liquidation of delinquent items.

Payments on the Loans

The Pooling and Servicing Agreement provides that the servicer, for the benefit of the certificateholders [and the certificate insurer], will establish and maintain one or more Collection Accounts.  Each Collection Account will generally be an Eligible Account.  The servicer shall have the right to choose the location and relocate the Collection Account at any time, provided each Collection Account shall otherwise comply with the requirements of the preceding sentence.  The Pooling and Servicing Agreement permits the servicer to direct any depository institution maintaining a Collection Account to invest the funds in that Collection Account in Permitted Investments.  The Permitted Investments must mature prior to the business day preceding the date on which the servicer is required to transfer any amounts included in the funds from the Collection Account to the Certificate Account.  Permitted Investments may also be payable on demand.

The servicer is obligated to deposit in the Collection Account on a daily basis, amounts representing the following payments received and collections made by it after the cut-off date:

(1)

all payments on account of principal, including unscheduled principal prepayments, on the loans;

(2)

all payments on account of interest on the loans;

(3)

all Liquidation Proceeds [and all Insurance Proceeds] to the extent those proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices;

(4)

all net revenues with respect to a property held by the trust fund;

(5)

all other amounts required to be deposited in the Collection Account pursuant to the Pooling and Servicing Agreement; and

(6)

any amounts required to be deposited in connection with net losses realized on investments of funds in the Collection Account.

The Pooling and Servicing Agreement further provides that all funds deposited in any Collection Account that are to be included in the Servicer Remittance Amount related to a particular distribution date be transferred to the Certificate Account prior to the Servicer Remittance Date.  The trustee will be obligated to set up a Certificate Account.

The servicer is required to deposit into the Collection Account no later than the Servicer Remittance Date an amount, subject to its determination that an advance would not be nonrecoverable, equal to the sum of

(1)

the interest portion of the scheduled monthly payments on each loan due by the related due date but not received by the servicer as of the close of business on the related Determination Date, net of the Servicing Fee and

(2)

any Periodic Advance  with respect to each REO Property which was acquired during or prior to the related Due Period and as to which an REO Property disposition did not occur during the related Due Period.

Periodic Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions and are intended to provide both sufficient funds for the payment of interest to the offered certificates [and to pay the premium due the certificate insurer]. Even if the Periodic Advance becomes nonrecoverable, the servicer will be entitled to reimbursement of the Periodic Advance from the trust fund.  The servicer will be entitled to reimbursement even if it determined in good faith at the time the Periodic Advance was made that the Periodic Advance would be recoverable.

The servicer is required to make Servicing Advances, subject to the its determination that the advance would not be nonrecoverable and that a prudent mortgage lender would make a like advance if it or an affiliate owned the related loan.  Servicing Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions.  Even if the Servicing Advance becomes nonrecoverable, the servicer will be entitled to reimbursement of the Servicing Advance from the trust fund.  The servicer will be entitled to reimbursement even if it determined in good faith at the time the Servicing Advance was made that the Servicing Advance would be recoverable.

The servicer is required to remit to the Certificate Account, the Compensating Interest, if any, prior to the close of business on the business day immediately following each Servicer Remittance Date.

[According to §229.1108(c)(4) which requires disclosure of arrangements whereby the servicer is required or permitted to provide advances of funds, to the extent material, statistical information regarding servicer advances on the pool assets and the servicer’s overall servicing portfolio for the past three years should be provided.]

[According to §229.1108(c)(2), describe the extent of commingling of funds that occurs or may occur from the assets with other funds, serviced assets or other assets of the servicer.]

[According to §229.1109(c)(3) describe to the extent material any special or unique factors involved in servicing the particular type of assets included in the current transaction, such as subprime assets, and the servicer’s processes and procedures designed to address such factors.]

Realization on or Sale of Defaulted Loans

The servicer will generally be required to foreclose on or otherwise comparably convert the ownership of properties securing those of the loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  In connection with any foreclosure or other conversion, the servicer will be required to follow those procedures it follows with respect to similar loans held in its own portfolio.  However, the servicer shall not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that:

(1)

the foreclosure and/or restoration will increase the proceeds of liquidation of the loan to certificateholders after reimbursement to itself for those expenses and

(2)

those expenses shall be recoverable to it through Liquidation Proceeds.  The servicer will reimburse itself for these expenses prior to the deposit in the Collection Account of those proceeds.

The servicer will be permitted to foreclose against the property securing a defaulted loan either by foreclosure, by sale, by strict foreclosure, and in the case of manufactured homes, repossession. If a deficiency judgment is available against the borrower or any other person, the servicer may proceed for the deficiency.

If title to any property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be required to be issued to the trustee, or to the servicer on behalf of the trustee[, the certificate insurer] and the certificateholders. Even if title to the related property is acquired and the loan is canceled, the loan is required to be considered to be a loan held in the trust fund until the related property is sold and that loan becomes a liquidated loan.  For purposes of all calculations under the Pooling and Servicing Agreement, so long as that loan is an outstanding loan:

(1)

It will be assumed that the Mortgage Note or manufactured housing contract and the related amortization schedule in effect at the time of any acquisition of title will remain in effect.  This assumption will be made even if the indebtedness evidenced by the related Mortgage Note or manufactured housing contract has been discharged.  However, the amortization schedule will be adjusted to reflect the application of proceeds received in any month pursuant to the succeeding clause.  This assumption will be made after giving effect to any previous partial prepayments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period.

(2)

Net proceeds after payment of servicer’s expenses related to disposition from the property received in any month will be deemed to be received first in payment of the accrued interest that remained unpaid on the date that title to the related property was acquired by the trust. The excess of the net proceeds, if any, will be deemed to be received in respect of the delinquent principal installments that remained unpaid on that date.  Thereafter, net proceeds from that property received in any month will be applied to the payment of installments of principal and accrued interest on that loan deemed to be due and payable in accordance with the terms of the Mortgage Note or manufactured housing contract and the amortization schedule.  If those net proceeds exceed the then unpaid REO Property amortization, the excess shall be treated as a partial principal prepayment received in respect of that loan.

(3)

Only that portion of the net proceeds on a loan allocable to interest that bears the same relationship to the total amount of net proceeds allocable to interest as the rate at which the Servicing Fee is determined bears to the loan interest rate borne by that loan will be allocated to the Servicing Fee.

If the trust fund acquires any property as aforesaid or otherwise in connection with a default or imminent default on a loan, that property will be required to be disposed of by or on behalf of the trust fund prior to the close of the third calendar year after its acquisition by the trust fund unless:

(1)

the trustee [and the certificate insurer] received an opinion of counsel to the effect that the holding by the trust fund of that property subsequent to that period, and specifying the period for which the property may be held, will not

(a)

cause any of the trust REMICs to be subject to the tax on prohibited transactions imposed by Code Section 860F(a)(1),

(b)

otherwise subject the trust fund or any of the trust REMICs to tax or

(c)

cause any of the trust REMICs to fail to qualify as a REMIC at any time that any certificates are outstanding, or

(2)

the trustee or the servicer applied for, prior to the expiration of the period, an extension of the period in the manner contemplated by Code Section 856(e)(3), in which case the original period shall be extended by the applicable extension period.  The servicer will also be required to ensure that the property is administered so that

(a)

it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times,

(b)

the sale of the property does not result in the receipt by the trust fund of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and

(c)

the trust fund does not derive any “net income from foreclosure property” within the meaning of Code Section 860G(c)(2), with respect to the property.

Instead of foreclosing on any defaulted loan, the servicer may, in its discretion, permit the assumption of that loan if, in the servicer’s judgment, the default is unlikely to be cured and if the assuming borrower satisfies the servicer’s underwriting guidelines with respect to loans owned by the servicer.  In connection with any assumption, the loan interest rate of the related Mortgage Note or manufactured housing contract and the payment terms will not be permitted to be changed.  Any fee collected by the servicer for entering into an assumption agreement will be retained by the servicer as servicing compensation.  Alternatively, the servicer may encourage the refinancing of any defaulted loan by the borrower.

Prior to instituting foreclosure proceedings or accepting a deed-in-lieu of foreclosure with respect to any property, the servicer shall make,

(1)

inspection of the property in accordance with accepted servicing procedures, and

(2)

with respect to environmental hazards, inspection substantially comparable to the procedures as are required by the provisions of the FNMA’s Selling and Servicing Guide applicable to single-family homes or manufactured homes, as applicable, and in effect on the date of this prospectus supplement.

The servicer shall be entitled to rely on the results of any inspection made by others.  In cases where the inspection reveals that this property is potentially contaminated with or affected by hazardous wastes or hazardous substances, the servicer shall promptly give written notice of that fact to [the certificate insurer,] the trustee and the certificateholders.  The servicer shall not commence foreclosure proceedings or accept a deed-in-lieu of foreclosure for any property where that inspection reveals potential contamination by hazardous waste [without obtaining the consent of the certificate insurer].

Servicing Fees and Other Compensation and Payment of Expenses

As compensation for its activities as servicer under the Pooling and Servicing Agreement, the servicer will be entitled with respect to each loan to the Servicing Fee.  The Servicing Fee will be payable monthly from amounts on deposit in the Collection Account.  In addition, the servicer will be entitled to receive, as additional servicing compensation, any late payment charges, prepayment penalties, assumption fees or similar items, to the extent permitted by applicable law and the related Mortgage Notes or manufactured housing contract.  The servicer shall also be entitled to withdraw from the Collection Account any interest or other income earned on deposits in the Collection Account.  The servicer will pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement of such expenses except as specifically provided in the Pooling and Servicing Agreement.

The servicer may recover Periodic Advances and Servicing Advances from the Collection Account to the extent permitted by the Pooling and Servicing Agreement and by the terms of the loans.  If not recovered from the borrower on whose behalf a Periodic Advance or Servicing Advance was made, the Servicer may recover Periodic Advances and Servicing Advances from late collections on the related loan, including

(1)

Liquidation Proceeds,

(2)

released mortgaged property proceeds[, Insurance Proceeds],

(3)

other amounts as may be collected by the servicer from the borrower or otherwise relating to the loan, or,

(4)

in the case of Periodic Advances, from late collections of interest on any loan.

If a Periodic Advance or a Servicing Advance becomes a nonrecoverable advance, the servicer may be reimbursed for the advance from the Certificate Account.

The servicer shall not be required to make any Periodic Advance or Servicing Advance which it determines would be a nonrecoverable Periodic Advance or nonrecoverable Servicing Advance.  A Periodic Advance or Servicing Advance is “nonrecoverable” if in the good faith judgment of the servicer, the Periodic Advance or Servicing Advance is not ultimately recoverable.

Enforcement of Due-on-Sale Clauses

The servicer will exercise its rights to accelerate the maturity of the related loan under any “due-on-sale” clause contained in the related mortgage, Mortgage Note or manufactured housing contract if the servicer has knowledge of the borrower’s conveyance or prospective conveyance of the property.  However, the servicer shall not exercise any of these rights if the “due-on-sale” clause, in the reasonable belief of the servicer, is not enforceable under applicable law.  In that event, the servicer may enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which the person becomes liable under the Mortgage Note or manufactured housing contract. The borrower will remain liable on the Mortgage Note or manufactured housing contract, unless prohibited by applicable law or the mortgage, Mortgage Note or manufactured housing contract.  However, the loan interest rate of the related Mortgage Note or manufactured housing contract and the payment terms will not be changed.  The servicer is also authorized to enter into a substitution of liability agreement with the person to whom the property is conveyed to.  Pursuant this agreement the original borrower is released from liability and the person to whom the property is conveyed is substituted as borrower and becomes liable under the Mortgage Note or manufactured housing contract.

Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage

Generally, the underwriting requirements of the transferor require borrowers to obtain fire and casualty insurance as a condition to approving the related loan.  However, the existence and/or maintenance of fire and casualty insurance is not in all cases monitored by the transferor.  Title insurance is not required on all loans.  The servicer will follow those practices with respect to the loans.  Accordingly, if a property suffers any hazard or casualty losses, or if the borrower is found not to have clear title to that property, certificateholders may bear the risk of loss resulting from a default by the related borrower to the extent those losses are not covered by foreclosure or Liquidation Proceeds on the defaulted loan or by the applicable credit enhancement.  To the extent that the related mortgage documents or manufactured housing contracts require the borrower to maintain a fire and hazard insurance policy with extended coverage on the related property in an amount at least equal to the lesser of the full insurable value of that property or the unpaid principal balance of that loan and any senior liens, the servicer will

(1)

monitor the status of insurance in varying degrees based on certain characteristics of the related loans, and

(2)

cause that insurance to be maintained on a case-by-case basis.

Further, with respect to each property acquired by the trust by foreclosure, by deed in lieu of foreclosure or repossession, the servicer will maintain fire and hazard insurance for the property with extended coverage in an amount at least equal to the lesser of

(1)

the full insurable value of the improvements that are a part of the property and

(2)

the unpaid principal balance owing on the related loan at the time of the foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest thereon and related liquidation expenses.

The insurance on a property acquired by foreclosure, deed in lieu of foreclosure or repossession may not, however, be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis.

Any cost incurred by the servicer in maintaining any insurance will not be added to the unpaid principal balance of the related loan for purposes of calculating distributions to the certificateholders.  No earthquake or other additional insurance other than flood insurance will be required to be maintained by any borrower or the servicer, other than as required by terms of the related mortgage documents or manufactured housing contracts and the applicable laws and regulations that at any time are in force and require the additional insurance. The servicer will also be required under the Pooling and Servicing Agreement to maintain in force:

(1)

a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer; and

(2)

a fidelity bond in respect of its officers, employees or agents.

No pool insurance policy, title insurance policy, blanket hazard insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond will be required to be maintained with respect to the mortgage loans or manufactured housing contracts.  No loan will be insured by any government or government agency.

Servicer Reports

The servicer is required to deliver an officer’s certificate to [the certificate insurer and] the trustee prior to the last day of the [_____] month following the end of the servicer’s fiscal year, stating that

(1)

a review of the activities of the servicer during the preceding fiscal year and of performance under the Pooling and Servicing Agreement has been made under the officers’ supervision, and

(2)

to the best of the officers’ knowledge, based on the review, the servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for that year.  If there has been a default in the fulfillment of any obligation, the certificate will specify each default known to the officers and the nature and status of the default including the steps being taken by the servicer to remedy each default.

The servicer will deliver a statement to [the certificate insurer and] the trustee from a firm of independent certified public accountants on or before the last day of the _____ month following the end of the servicer’s fiscal year.  This statement will be to the effect that the accounting firm has examined certain documents and records relating to the servicing of the loans during the preceding calendar year.  Based on the examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the statement is required to provide that the servicing has been conducted in compliance with the Pooling and Servicing Agreement.  The statement will set forth those significant exceptions or errors in records that, in the opinion of the firm of independent certified public accountants, generally accepted auditing standards and the Uniform Single Audit Program for Mortgage Bankers or the Attestation Program for Mortgages serviced for FHLMC require it to report.

Removal and Resignation of Servicer

The trustee, only at the direction of [the certificate insurer or] the majority certificateholders[, with the consent of the certificate insurer, in the case of any direction of the majority certificateholders,] may remove the servicer if an event described below occurs and continues beyond the applicable cure period:

(1)

any failure by the servicer to remit to the trustee any payment required to be made by the servicer under the terms of the Pooling and Servicing Agreement which continues unremedied beyond any grace period [permitted by the certificate insurer];

(2)

the failure by the servicer to make any required Servicing Advance or Periodic Advance;

(3)

(a)

any failure on the part of the servicer duly to observe or perform in any material respect any of the other covenants or agreements on the part of the servicer contained in the Pooling and Servicing Agreement, or

(b)

the breach of any representation and warranty set forth in the Pooling and Servicing Agreement,

which continues unremedied for a period of 30 days after the date on which written notice of the failure or breach, requiring the same to be remedied, is given to the servicer by the depositor or the trustee, or to the servicer and the trustee by any certificateholder [or the certificate insurer];

(4)

insolvency events of the servicer;

(5)

the delinquency or loss experience of the loan pool exceeds certain levels specified in the Pooling and Servicing Agreement.

The servicer may not assign its obligations under the Pooling and Servicing Agreement nor resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement except

(1)

by mutual consent of [the certificate insurer and] the trustee, or

(2)

if determined that the servicer’s duties under the Pooling and Servicing Agreement are no longer permissible under applicable law and this incapacity cannot be cured by the servicer without the incurrence[, in the reasonable judgment of the certificate insurer,] of unreasonable expense.

No resignation shall become effective until a successor has assumed the servicer’s responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

If the servicer is removed or resigns, the trustee has agreed to be the successor servicer. However, the transfer of servicing will be effected over a period 90 days or less.  Immediately after the resignation or removal, the trustee, as successor servicer, will be obligated to make Periodic Advances and Servicing Advances and certain other advances unless it determines reasonably and in good faith that those advances would not be recoverable.  If, however, the trustee is unwilling or unable to act as successor servicer, or if the majority certificateholders [with the consent of the certificate insurer or the certificate insurer] so requests, the trustee shall appoint, or petition a court of competent jurisdiction to appoint a successor servicer.  This appointment must be made in accordance with the provisions of the Pooling and Servicing Agreement [and subject to the approval of the certificate insurer].  The successor servicer must be an established loan servicing institution [acceptable to the certificate insurer] having a net worth of at least $15,000,000.

[According to §229.1108(d)(2) describe the process for transferring servicing to a successor servicer.]

[According to §229.1108(d)(3) describe the provisions for payment of expenses associated with a servicing transfer and any additional fees charged by a successor servicer.  Specify the amount of any funds set aside for a servicing transfer.]

The trustee and any other successor servicer in that capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation as the servicer.  See “—Servicing and Other Compensation and Payment of Expenses” above.

[According to §229.1108(d)(4) describe arrangements, if any, regarding a back-up servicer for the assets and the identity of any such back-up servicer.]

Evidence as to Compliance

Each servicing agreement will provide that in March of each year, beginning March 2007, the related servicer will provide to the master servicer, trust administrator and the depositor a report on an assessment of compliance with the AB Servicing Criteria.  The Pooling and Servicing Agreement will provide that in March of each year, beginning March 2007, the master servicer, trust administrator and custodian will provide to the trust administrator and the depositor a report on an assessment of compliance with the AB Servicing Criteria.  In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the mortgage loans within the meaning of Regulation AB will also provide to the master servicer, the trust administrator and the depositor a report on an assessment of compliance with the AB Servicing Criteria.

Each party that is required to deliver a report on assessment of servicing compliance must also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance.  The AB Servicing Criteria include specific criteria relating to the following areas:  general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration.  Each report is required to indicate that the AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

Each servicing agreement will also provide for delivery to the master servicer, the trust administrator and the depositor in March of each year, beginning March 2007, a separate annual statement of compliance from the related servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure.   This annual statement of compliance may be provided as a single form making the required statements as to more than one servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the trust administrator at [_________________________].  These items will also be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

[Custodial Responsibility]

[According to §229.1108(c)(7) if the servicer has custodial responsibility for the assets, describe material arrangements regarding the safekeeping and preservation of the assets, such as the physical promissory notes, and procedures to reflect the segregation of the assets from other serviced assets.  If no servicer has custodial responsibility for the assets, disclose that fact, identify the party that has such responsibility and provide the information called for by this §229.1108(c)(7) for such party.]

[Waiver or Modification of Terms, Fees, Penalties or Payments]

[According to §229.1108(c)(6) describe to the extent material any ability of the servicer to waive or modify any terms, fees, penalties or payments on the assets and the effect of any such ability, if material, on the potential cash flows from the assets.]

Amendment

The Pooling and Servicing Agreement may be amended from time to time by the depositor, the servicer and the trustee by written agreement.  A party may amend the Pooling and Servicing Agreement without notice to, or consent of, the certificateholders, to

(1)

cure any ambiguity,

(2)

to correct or supplement any provisions in the Pooling and Servicing Agreement,

(3)

to comply with any changes in the Internal Revenue Code, or

(4)

to make any other provisions with respect to matters or questions arising under the agreement which shall not be inconsistent with the provisions of the agreement.

This type of amendment shall not adversely affect in any material respect the interests of any certificateholder of any outstanding class of certificates, unless 100% of the class of certificateholders so affected shall have consented.  Furthermore, no amendment shall

(1)

reduce in any manner the amount of, or delay the timing of, payments received on loans which are required to be distributed on any certificate without the consent of the affected certificateholder, or

(2)

change the rights or obligations of any other party to the Pooling and Servicing Agreement without the consent of the party.

The Pooling and Servicing Agreement may be amended from time to time by the depositor, the servicer, the trustee and the holders of the majority certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders.  This type of amendment shall not be made unless the trustee [and the certificate insurer] receives an opinion of counsel, at the expense of the party requesting the change, that the change will not adversely affect the status of any of the trust fund as a REMIC or cause a tax to be imposed on the trust fund or any of the REMICs.  In addition, this type of amendment shall not

(1)

reduce in any manner the amount of, or delay the timing of, payments received on loans which are required to be distributed on any certificate without the consent of the holder of the certificate or

(2)

reduce the percentage for each class the holders of which are required to consent to any amendment without the consent of the holders of 100% of each class of certificates affected thereby.

THE TRUSTEE

_________________, a _______________ corporation, has been named trustee pursuant to the Pooling and Servicing Agreement.  The trustee will serve initially as the custodian of the Trustee’s Loan Files.  The Pooling and Servicing Agreement provides that the trustee shall be entitled to a Trustee Fee in respect of its services as trustee.

[According to §229.1109(b) describe to what extent the trustee has had prior experience serving as a trustee for asset-backed securities transactions involving similar pool assets, if applicable.]

[According to §229.1109(c) describe the trustee’s duties and responsibilities regarding the asset-backed securities under the governing documents and applicable law.  Also describe any actions required by the trustee.  See §229.1109(c) for requirements.]

[According to §229.1109(d) describe any limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction.]

[According to §229.1109(e) describe any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities.]

The trustee shall at all times

(1)

be a banking association organized and doing business under the laws of any State or the United States of America subject to suspension or examination by federal or state authority,

(2)

be authorized under such laws to exercise corporate trust powers,

(3)

have a combined capital and surplus of at least $50,000,000, whose long-term deposits, if any, are rated at least “___” by _________and “____” by __________[, or such lower rating as may be approved in writing by the certificate insurer and

(4)

reasonably acceptable to the certificate insurer as evidenced in writing].

If at any time the trustee shall cease to be eligible in accordance with the provisions described in this paragraph, it shall resign immediately in the manner and with the effect specified in the Pooling and Servicing Agreement.

Any resignation or removal of the trustee and appointment of a successor trustee will become effective if a successor trustee [acceptable to the certificate insurer] has accepted the appointment.

The trustee, or any trustee or trustees hereafter appointed, may resign at any time in the manner set forth in the Pooling and Servicing Agreement. The servicer will promptly appoint a successor trustee or trustees if the servicer receives notice of resignation.  The successor trustee must meet the eligibility requirements in the manner set forth in the Pooling and Servicing Agreement.  The servicer will deliver a copy of the instrument used to appoint a successor trustee to the certificateholders[, the certificate insurer] and the depositor. If the successor trustee accepts appointment in the manner provided in the Pooling and Servicing Agreement, the servicer will give notice of the successor trustee’s appointment to the certificateholders. The resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee if no successor trustee has been appointed and has accepted appointment within 30 days after the giving of notice of resignation.  The court may appoint a successor trustee after delivery of the notice, if any, as it may deem proper and prescribe.

If the trustee fails to perform in accordance with the terms of the Pooling and Servicing Agreement[, the certificate insurer or] the majority certificateholders [with the consent of the certificate insurer,] may remove the trustee and appoint a successor trustee in the manner set forth in the Pooling and Servicing Agreement.

For the purpose of meeting any legal requirements of any jurisdiction in which any part of the trust fund or the trust or property securing the same may at the time be located, the servicer and the trustee acting jointly shall have the power and shall execute and deliver all instruments to

(1)

appoint one or more persons approved by the trustee to act as co-trustee or co-trustees, jointly with the trustee, or separate trustee or separate trustees, of all or any part of the trust fund, including the trust, and

(2)

to vest in the person or persons, title to the trust fund or the trust, or any part thereof, and, subject to the provisions of the Pooling and Servicing Agreement, those powers, duties, obligations, rights and trusts as the servicer and the trustee may consider necessary or desirable.

[According to §229.1109(f) describe how the expenses associated with changing from one trustee to another trustee will be paid.]

[ORIGINATORS]

[Provide information regarding originators, if applicable, as required in §299.1110.]

[THE CERTIFICATE INSURANCE POLICY

The following summary of the terms of the certificate insurance policy does not purport to be complete and is qualified in its entirety by reference to the certificate insurance policy.  Only the Class A certificates will be entitled to the benefit of the certificate insurance policy to be issued by the certificate insurer.

On the closing date, the certificate insurer will issue the certificate insurance policy in favor of the trustee.  The certificate insurance policy will unconditionally and irrevocably guarantee Insured Payments on the Class A certificates.

The certificate insurer’s obligation under the certificate insurance policy will be discharged to the extent that funds are received by the trustee for distribution to the holders, whether or not the funds are properly distributed by the trustee.

For purposes of the certificate insurance policy, the “holder” as to a particular Class A certificate does not and may not include the servicer, the transferor or the depositor.

The certificate insurance policy will be non-cancelable.

The certificate insurance policy will be issued pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

THE CERTIFICATE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.]

[THE CERTIFICATE INSURER

The certificate insurer is a ______________________ corporation regulated by the Office of the Commissioner of Insurance of the State of ____________.  The certificate insurer is licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam.  The certificate insurer primarily insures ___________________ obligations.  The certificate insurer is a wholly-owned subsidiary of _____________, a ___________ company.  Moody’s Investor Service, Inc., Standard & Poor’s Ratings Services and Fitch, Inc. have each assigned a __________ financial strength rating to the certificate insurer.

The following financial statements are incorporated into this prospectus supplement and shall be deemed to be a part of this prospectus supplement:

(1)

the consolidated financial statements of the certificate insurer and its subsidiaries as of December 31, 200_ and December 31, 200_ and for the three years ended December 31, 200_ prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of ________________  and

(2)

the unaudited consolidated financial statements of the certificate insurer and its subsidiaries as of March 31, 200_ and for the periods ending March 31, 200_ and March 31, 200_, included in the Quarterly Report on Form 10-Q of __________ for the period ended March 31, 200_.

Any statement contained in a document incorporated in this prospectus supplement by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement by reference also modified or superseded the statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

All financial statements of the certificate insurer and its subsidiaries included in documents filed by _________________ with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing the documents.

[Note:  the financial statements provided by the certificate insurer must meet the requirements of Regulation S-X (§§ 210.1-01 through 210.12-29, except §210.3-05 and Article 11 of Regulation S-X.]

The following table sets forth the capitalization of the certificate insurer as of December 31, 200_, December 31, 200_, December 31, 200_ and March 31, 200_, respectively, in conformity with generally accepted accounting principles.

__________________________
Capitalization Table
(Dollars in Millions)

	December 31, 200_	December 31, 200_	December 31, 200_	March 31, 200_
Unearned premium	$	$	$	$
Other liabilities
Total Liabilities	$	$	$	$

Stockholder’s equity
Common stock	$	$	$	$
Additional paid-in capital
Accumulated other comprehensive income
Retained earnings
Total stockholder’s equity	$	$	$	$
Total liabilities and stockholder’s equity	$	$	$	$

Components of stockholder’s equity as set forth in the above Capitalization Table, have been restated for all periods presented to reflect “Accumulated other comprehensive income” in accordance with the Statement of Financial Accounting Standards No.  130 “Reporting Comprehensive Income” adopted by the certificate insurer effective January 1, 1998.  As this new standard only requires additional information in the financial statements, it does not affect the certificate insurer’s financial position or results of operations.

For additional financial information concerning the certificate insurer, see the audited and unaudited financial statements of the certificate insurer incorporated by reference in this prospectus supplement.  Copies of the financial statements of the certificate insurer incorporated by reference and copies of the certificate insurer’s annual statement for the year ended December 31, 200_ are available, without charge, from the certificate insurer.  The address of the certificate insurer’s administrative offices and its telephone number are __________________________________ and (___) ___-____.

The certificate insurer makes no representation regarding the certificates or the advisability of investing in the certificates.  The certificate insurer makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by the certificate insurer and presented under the headings “The Certificate Insurance Policy” and “The Certificate Insurer” in the prospectus supplement and in the financial statements incorporated in this prospectus supplement by reference.]

FEDERAL INCOME TAX CONSEQUENCES

General

For federal income tax purposes, we will make elections to treat designated portions of the trust fund as one or more REMICs.  The Class A certificates will represent the “regular interests” in a REMIC and in the right to receive the basis risk payments.  The beneficial owner of a principal balance certificate will be required to allocate its basis between the regular interest and the right to receive the basis risk payments. The Class R certificates will represent the “residual interest” in each of the trust REMICs.  [Mckee Nelson LLP] [Thacher Proffitt & Wood LLP], special tax counsel to the depositor, will deliver an opinion when the Offered certificates are issued.  This opinion will generally be to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each portion of the trust fund as to which a REMIC election is made will qualify as a REMIC under the Internal Revenue Code.  The portion of the trust fund not designated as a REMIC will be treated as a grantor trust.  See “Federal Income Tax Consequences—REMICs” in the accompanying prospectus.

The REMIC regular interests represented by the principal balance certificates each bear interest at the lesser of their respective pass-through rates and Weighted Average Net Loan Rate less ___%. Because the interest rate of the regular interests may be lower than the pass-through rates on the Principal Balance Certificates, some or all of the regular interests may be treated or issued with original issue discount or at a lesser premium based on the portion of the investor’s purchase price for the principal balance certificates allocable to the regular interest.  See “—Discount and Premium” below.

Discount and Premium

The regular interests represented by the Class A-1 through Class A-6 certificates generally will be treated as newly originated debt instruments for federal income tax purposes.  Beneficial owners of the offered certificates will be required to report income on the regular interests in accordance with the accrual method of accounting.  The Class A-6IO certificates will be treated as issued with original issue discount in an amount equal to all distributions expected to be received thereon over their issue price.  It is anticipated that the regular interests represented by the Class __ and Class __ certificates will be issued with original issue discount for federal income tax purposes.  It is anticipated that the regular interests represented by the Class __ and Class __ certificates will be issued at a premium for federal income tax purposes.  See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” and “—Premium” in the accompanying prospectus.

The Prepayment Assumption will be ___% CPR for purposes of accruing original issue discount, determining whether the original issue discount is de minimis and amortizing any premium.  See “Prepayment and Yield Considerations” in this prospectus supplement.  No representation is made as to the rate, if any, at which the mortgage loans will prepay.

Characterization of Investments in Certificates

Generally, except to the extent noted below, the regular interests represented by the offered certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code in the same proportion that the assets of the trust would be so treated.  In addition, interest, including original issue discount, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code.  The offered certificates will also generally be considered loans secured by an interest in real property which is residential real property as described in Section 7701(a)(19)(C) of the Code.  If 95% or more of the mortgage loans are treated as assets described in Section 856(c)(4)(A) or Section 7701(a)(19)(C) of the Code, the regular interest represented by the offered certificates will be treated as the assets in their entirety.

Furthermore, the principal balance certificates will not be treated as meeting the foregoing real estate asset and income tests to the extent of an investor’s basis, if any, allocable to, or amounts received under, a Basis Risk Arrangement.  As a result of the Basis Risk Arrangements, the offered certificates may not be treated as “qualified mortgages” for another REMIC under Section 860G(a)(3)(C) of the Code.  However, the offered certificates should be treated as “permitted assets” for a financial asset securitization investment trust under Section 860L(c) of the Code.  See “Federal Income Tax Consequences—REMICs—Characterization of Investments in REMIC Certificates” in the accompanying prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences—REMICs” in the accompanying prospectus.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended, and the Code impose certain restrictions on

(1)

employee benefit plans as defined in Section 3(3) of ERISA,

(2)

plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans,

(3)

any entities whose underlying assets include plan assets by reason of a plan’s investment in the entities set forth in clauses (1) and (2) above,

(4)

any Plan and

(5)

persons who have certain specified relationships to the Plans “Parties-in-Interest” under ERISA and “Disqualified Persons” under the Code.

Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings.  Bank, 114 S.  Ct.  517 (1993), an insurance company’s general account may be deemed to include assets of the Plans investing in the general account, e.g., through the purchase of an annuity contract.  As a result, the insurance company might be treated as a Party-in-Interest with respect to a Plan by virtue of the investment.  ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties-in-Interest or Disqualified Persons with respect to the Plans.  There are certain exemptions issued by the United States Department of Labor that may be applicable to an investment by an ERISA Plan in the certificates, including Prohibited Transaction Class Exemption 83-1.  For further discussion of PTE 83-1, including the necessary conditions to its applicability and other important factors to be considered by an ERISA Plan contemplating investing in the certificates, see “ERISA Considerations” in the prospectus.

The U.S. Department of Labor has granted an individual administrative exemption to UBS Securities LLC–Prohibited Transaction Exemption 90-36, Exemption Application No. D-8069, 55 Fed. Reg. 25903 (1990).  This exempts from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the conditions and requirements of the exemption.  Among the conditions that must be satisfied for the exemption to apply are the following:

(1)

The acquisition of the Class A certificates by a Plan is on terms including the price for the Class A certificates that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(2)

The rights and interests evidenced by the Class A certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

(3)

The Class A certificates acquired by the Plan have received a rating at the time of the acquisition that is in one of the three highest generic rating categories from either Standard & Poor’s Rating Services, Moody’s Investors Service, Inc., Fitch, Inc.

(4)

The sum of all payments made to the underwriter[s] in connection with the distribution of the Class A certificates represents not more than reasonable compensation for underwriting the Class A certificates.  The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services under the Pooling and Servicing Agreement and reimbursement of the servicer’s reasonable expenses in connection therewith;

(5)

The trustee must not be an affiliate of any other member deemed to be a “sponsor” of the trust fund; and

(6)

The Plan investing in the Class A certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as amended.

The trust fund also must meet the following requirements:

(1)

The corpus of the trust fund must consist solely of assets of the type which have been included in other investment pools;

(2)

Certificates in the other investment pools must have been rated in one of the three highest rating categories of Standard & Poor’s Ratings Services, Moody’s Investors Services, Inc. or Fitch, Inc. for at least one year prior to the Plan’s acquisition of certificates; and

(3)

Certificates evidencing interests in the other investment pools must have been purchased by investors other than plans for at least one year prior to any Plan’s acquisition of Class A certificates.

In order for an exemption to apply to certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes the Plan to acquire Class A certificates, the exemption requires, among other matters, that:

(1)

in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the “sponsors” of the trust fund and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group,

(2)

the fiduciary, or its affiliate, is an obligor with respect to 5 percent or less of the fair market value of the obligations contained in the trust;

(3)

the Plan’s investment in Class A certificates does not exceed twenty-five percent (25%) of all of the certificates outstanding at the time of the acquisition and

(4)

immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption[s] do[es] not apply to certain prohibited transactions in the case of Plans sponsored by

(1)

an underwriter,

(2)

the trustee,

(3)

the servicer,

(4)

any obligor with respect to the loans included in the trust,

(5)

any entity deemed to be a “sponsor” of the trust fund as this term is defined in the exemption, or

(6)

any affiliate of any party.

Subject to the foregoing, the depositor believes that the Exemption[s] will apply to the acquisition and holding of the Class A certificates by Plans and that all conditions of that exemption other than those within the control of the investors have been met.

Before purchasing a Class A certificate, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption or the availability of any other prohibited transaction exemptions, including PTE 83-1, and whether the conditions of any exemption will be applicable to the class A certificates.  Any fiduciary of an ERISA Plan considering whether to purchase a Class A certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to the investment.  See “ERISA Considerations” in the prospectus.

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975.  However, a governmental plan may be subject to a federal, state, or local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975.  A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under a law similar to ERISA.

The sale of Class A certificates to an ERISA Plan is not a representation by the depositor or the underwriter, that this investment meets all relevant legal requirements with respect to investments by ERISA Plans generally or any particular ERISA Plan, or that this investment is appropriate for ERISA Plans generally or any particular ERISA Plan.

LEGAL INVESTMENT

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

Institutions subject to the jurisdiction of the following agencies should review applicable rules, supervisory policies and guidelines of these agencies before purchasing any of the offered certificates:

(1)

the Office of the Comptroller of the Currency,

(2)

the Board of Governors of the Federal Reserve System,

(3)

the Federal Deposit Insurance Corporation,

(4)

the Office of Thrift Supervision,

(5)

the National Credit Union Administration or

(6)

state banking or insurance authorities.

The offered certificates may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and certain restrictions may apply to those investments.  It should also be noted that certain states have enacted legislation limiting to varying extents the ability of some entities, in particular, insurance companies, to invest in mortgage related securities. Investors are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for those investors.  See “Legal Investment” in the prospectus.

UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement among the depositor[, and] UBS Investment Bank, an affiliate of the depositor, [and ________________ (“_________”), the depositor has agreed to sell to the underwriter[s], and the underwriter[s] ha[ve] agreed to purchase from the depositor, the certificate principal balance or notional amount of offered certificates set forth opposite its name in the tables below:

Principal Amount or Notional Amount of:
Underwriter	Class A-1 Certificates	Class A-2 Certificates	Class A-3 Certificates	Class A-4 Certificates
UBS Securities LLC
______________________
Total

Underwriter	Class A-5 Certificates	Class A-6 Certificates	Class A-6IO Certificates
UBS Securities LLC
______________________
Total

The depositor has been advised by the underwriter[s] that [it/they] propose[s] initially to offer the offered certificates to the public at the prices set forth below, and to certain dealers at prices less the initial concession set forth below for each class.  The underwriter[s] may allow, and the dealers may reallow, a concession not in excess of that set forth below for each class.  After the initial public offering of the offered certificates, the public offering price and the concessions and reallowances may be changed.

	Class A-1 Certificates	Class A-2 Certificates	Class A-3 Certificates	Class A-4 Certificates
Concessions
Reallowances
Price to Public
Underwriting Discount

	Class A-5 Certificates	Class A-6 Certificates	Class A-6IO Certificates
Concessions
Reallowances
Price to Public
Underwriting Discount

Until the distribution of the offered certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriter[s] and certain selling group members to bid for and purchase the offered certificates.  As an exception to these rules, the underwriter[s] [is/are] permitted to engage in certain transactions that stabilize the price of the offered certificates.  Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the offered certificates.

If the underwriter[s] create[s] a short position in the offered certificates in connection with the offering, the underwriter[s] may reduce that short position by purchasing offered certificates in the open market.  A short position will result if the underwriter[s] sell[s] more offered certificates than are set forth on page [  ] of this prospectus supplement.

In general, purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

Neither the depositor nor the underwriter[s] make[s] any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the offered certificates.  In addition, neither the depositor nor the underwriter[s] make[s] any representation that the underwriter[s] will engage in the transactions or that those transactions, once commenced, will not be discontinued without notice.

There is currently no secondary market for the offered certificates.  We cannot assure you that a secondary market for the offered certificates will develop or, if it does develop, that it will continue.

The depositor has agreed to indemnify the underwriter[s] against, or make contributions to the underwriter[s] with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

In addition to the purchase of the offered certificates pursuant to the Underwriting Agreement, UBS Investment Bank and certain of its affiliates have certain financing relationships with the transferor.

[EXPERTS

The consolidated financial statements of the certificate insurer, _______________, as of December 31, 200_ and 200_ and for each of the years in the three-year period ended December 31, 200_, are incorporated by reference into this prospectus supplement in reliance on the report of _________, independent certified public accountants and on the authority of the firm as experts in accounting and auditing.  The report of the accounting firm is also incorporated by reference into this prospectus supplement]

RATINGS

It is a condition to the original issuance of the class A certificates that they will receive ratings of “____” by ____________________ and “____” ____________________. [The ratings assigned to the class A certificates will be based on the financial strength rating of the certificate insurer.]  Explanations of the significance of the ratings may be obtained from ________________________________________ and _________________________________.  The ratings will be the views only of the rating agencies.  We cannot assure that any ratings will continue for any period of time or that the ratings will not be revised or withdrawn.  Any revision or withdrawal of the ratings may have an adverse effect on the market price of the offered certificates.

A securities rating addresses the likelihood of the receipt by the certificateholders of distributions on the offered certificates.  The ratings on the offered certificates do not constitute statements regarding the possibility that the certificateholders might realize a lower than anticipated yield.  A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at  any time by the assigning rating organization.  Each securities rating should be evaluated independently of similar ratings on different securities.

[The ratings of [_______]’s and [______] also do not address whether a class of Mandatory Auction Certificates will receive its Par Price on any Mandatory Auction Distribution Date.]

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL MATTERS

The validity of the offered certificates and certain federal income tax matters will be passed on for the depositor and the underwriters by [McKee Nelson LLP] [Thacher, Proffitt & Wood LLP][ Cadwalader, Wickersham & Taft LLP], New York, New York.

LEGAL PROCEEDINGS

[Describe briefly any legal or governmental proceedings pending against any party to the transaction pursuant to §229.1117.]

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

[According to §229.1119(a) describe if the sponsor, depositor or issuer is an affiliate of any of the parties listed in §229.1119(a).]

[According to §229.1119(b) provide information as to whether there is any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arms’ length transaction with an unrelated third party.  See §229.1119(b) for requirements.]

[Describe any relationships as required in §229.1119(c).]

REPORTS AND ADDITIONAL INFORMATION

[Describe the reports or other documents provided to security holders required under the transaction agreements pursuant to §229.1118(a), excluding the report to Certificateholders by the Trustee discussed above.]

[Specify the name and if available, the Commission file number of the entity or entities under which reports about the asset-backed securities will be filed with the Securities and Exchange Commission (“Commission”) pursuant to §229.1118(b).  Identify the reports and other information filed with the Commission.]

The public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains an Internet site, http://www.sec.gov, that contains reports proxy and information statements, and other information regarding issuers that file electronically with the Commission.

[State whether the issuing entity’s annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to these reports filed or furnished pursuant to 13(a) or 15(d) of the Exchange Act will be made available on the Web site of a specified transaction party as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Commission.  Disclose whether other reports to security holders will be made available in this manner, disclose the Web Site address where such filings may be found. If filings and other reports will not be made available in this manner describe the reasons why they will not and whether an identified transaction party voluntarily will provide electronic or paper copies of those filings and other reports free of charge upon request. See §229.1118(c).]

GLOSSARY OF TERMS

“Accrual Period” is the period from,

(1)

in the case of the Class A-1 certificates, the preceding distribution date, or the closing date, in the case of first distribution date, to and including the day preceding the current distribution date and

(2)

in the case of all other certificates, the first day of the preceding calendar month to and including the last day of the preceding calendar month.

“Administrative Fee Rate” is sum of

(1)

the applicable Servicing Fee Rate,

(2)

the per annum rate at which the monthly trustee Fee is calculated [and

(3)

the per annum rate at which the premium payable to the certificate insurer is calculated].

“Available Distribution Amount” for any distribution date is, in general, equal:

(1)

the servicer Remittance Amount relating to the distribution date, minus

(2)

the sum of the

(a)

Trustee Fee for the distribution date [and

(b)

the amount owed to the certificate insurer as a premium for the certificate Insurance Policy for the distribution date].

“Base Principal Distribution Amount” for any distribution date is the sum, without duplication, of

(1)

the amount allocable to principal actually due and collected by the servicer in respect of the loans during the related Due Period, including all full and partial principal prepayments,

(2)

the unpaid principal balance of each loan that was repurchased from the trust fund during the related Due Period,

(3)

the portion of any Substitution Adjustment allocable to principal paid by the transferor in connection with a substitution of a loan during the related Due Period, and

(4)

all Net Liquidation Proceeds [and Insurance Proceeds] actually collected by the servicer during the related Due Period (to the extent allocable to principal).

“Certificate Account” is an Eligible Account set up by the trustee into which the servicer will deposit the Servicer Remittance Amount on the Servicer Remittance Date.

[“Certificate Insurance Agreement”  The Insurance and Indemnity Agreement among the certificate insurer, the depositor and the transferor.]

“Certificate Interest Remittance Amount” is the sum of the Interest Remittance Amounts for each class of certificates.

“Class A-1 LIBOR Rate” is LIBOR calculated as described under “Description of the Offered Certificates—Calculation of LIBOR” as of the LIBOR Determination Date, plus __% per annum, subject to a maximum rate of __% per annum.

“Class A-6 Lockout Distribution Amount” for any distribution date, is the product of

(1)

the applicable Class A-6 Lockout Percentage for the distribution date and

(2)

the Class A-6 Lockout Pro Rata Distribution Amount for the distribution date.

“Class A-6 Lockout Percentage” for each distribution date is as follows:

Distribution Dates	Lockout Percentage
____ 20__ – ____ 20__	%
____ 20__ – ____ 20__	%
____ 20__ – ____ 20__	%
____ 20__ – ____ 20__	%
____ 20__ and thereafter	%

“Class A-6 Lockout Pro Rata Distribution Amount” for any distribution date is an amount equal to the product of

(1)

a fraction, the numerator of which is the certificate principal balance of the Class A-6 certificates immediately prior to the distribution date and the denominator of which is the aggregate certificate principal balance of all the principal balance certificates immediately prior to the distribution date and

(2)

the Principal Distribution Amount for the distribution date.

“CLTV” for any loan is the combined loan-to-value ratio, which is calculated by dividing the sum of:

(1)

any outstanding first lien balance of the loan as of the date of origination of the related loan plus

(2)

the unpaid principal balance of the loan as of the cut-off date, by the appraised value of the property at origination.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Account” an Eligible Account established and maintained for the benefit of the certificateholders [and the certificate insurer] into which the servicer shall deposit required payments and collections.

“Compensating Interest” for any distribution date is an amount equal to the lesser of

(1)

the aggregate of the Prepayment Interest Shortfalls for the related distribution date resulting from principal prepayments during the related Due Period and

(2)

the servicer’s aggregate Servicing Fees received in the related Due Period.

“CPR” means constant prepayment rate.

“Debt Service Reduction” is a reduction by a court of the monthly payment due on a loan.

“Deficient Valuation” is reduction in the principal balance of a loan by the bankruptcy court in connection as a result of a bankruptcy of the borrower.

“Definitive Certificate” is a physical certificate issued in the name of the beneficial owner of the offered certificate rather than DTC.

“Determination Date” with respect to any distribution date is the [  ] day of month in which the related distribution date occurs, or, the [  ] day is not a business day, the immediately preceding business day.

“Distributable Certificate Interest”  with respect to each class of Class A certificates for each distribution date is equal to interest at the pass-through rate applicable to each class of certificates for the distribution date accrued on the related certificate balance or notional amount during the related Accrual Period, as the case may be, outstanding immediately prior to the distribution date.  Distributable Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months, except that interest calculated with respect to the Class A-1 certificates will be based on a 360-day year and the actual number of days elapsed.

“Due Period”  for each distribution date or Determination Date is the period that begins on the ___ day of the calendar month preceding the month in which the distribution date or Determination Date occurs and ends on and includes the last day of the month in which the distribution date or Determination Date occurs.

“Eligible Account” is a trust account maintained with a depository institution acceptable to each rating agency [and the certificate insurer].

“Extra Principal Distribution Amount” for any distribution date if there exists an Overcollateralization Deficiency Amount, is the Turbo Amount.

“Foreclosure Profits”  With respect to any distribution date, the excess, if any, of:

(1)

Net Liquidation Proceeds in respect of each loan that became a Liquidated Loan in the Due Period prior to the distribution date over

(2)

the sum of the unpaid principal balance of each Liquidated Loans plus accrued and unpaid interest.

[“Insurance Proceeds”  are the proceeds paid by any insurer pursuant to any insurance policy covering a loan to the extent the proceeds are not applied to the restoration of the related property or released to the related borrower.  Insurance Proceeds do not include Insured Payments.]

“Insured Payment” means

(1) with respect to any distribution date the excess, if any, of

(a) the sum of:

(i) the amount of interest accrued on the principal balances or notional balance of the related Class A certificates, at the applicable pass-through rate during the related Accrual Period, excluding any Relief Act Shortfalls and Net Prepayment Interest Shortfall,

(ii) the Subordination Deficit and

(iii) any related Preference Amounts, without duplication, over

(b) the Total Available Funds for the distribution date and

(2) on the final distribution date, the outstanding principal balance of all classes of Class A certificates then outstanding, to the extent not otherwise paid on the distribution date.

“Interest Remittance Amount” is interest payable on any distribution date at the related pass-through rate on the related certificate principal balance or notional amount outstanding on the immediately preceding distribution date, after giving effect to all payments of principal made on the distribution date.

“LIBOR” is the London interbank offered rate for one-month U.S. dollar deposits.

“LIBOR Business Day” means any day other than

(1)  a Saturday or a Sunday or

(2)  a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

“LIBOR Determination Date” is the second business day prior to the preceding distribution date, or prior to the cut-off date in the case of the first distribution date.

“Liquidated Loan”  in general, a defaulted loan as to which the servicer has determined that all amounts that it expects to recover on the loan have been recovered, exclusive of any possibility of a deficiency judgment.

“Liquidated Loan Loss” is the aggregate of the amount of losses with respect to each loan which became a Liquidated Loan in the Due Period prior to the distribution date, equal to the excess of:

(1) the unpaid principal balance of each Liquidated Loan, plus accrued interest thereon, over

(2) Net Liquidation Proceeds with respect to the Liquidated Loan. To the extent of the Available Distribution Amount, a Liquidated Loan Loss will be recovered by the holders of the certificates, on the distribution date which immediately follows the event of loss.

Any Liquidated Loan Loss that results in a Subordination Deficit will require payment of an Insured Payment if not otherwise available from the Available Distribution Amount.

“Liquidation Proceeds” are the amounts received by the servicer, [including Insurance Proceeds], in connection with the liquidation of a defaulted or written-down loan or property acquired in respect thereof, other than amounts required to be paid to the borrower pursuant to the terms of the loan or to be applied otherwise pursuant to law.

“Loan Schedule” is the schedule appearing as an exhibit to the Pooling and Servicing Agreement which sets forth the requirements and descriptions of the loans.

[“Mandatory Auction Certificates” are the Class [____] Certificates and Class [______] Certificates.]

[“Mandatory Auction Distribution Date” is five business days prior to the Distribution Date occurring in [_________], or, if the auction is not successful at that time, five business days prior to each following Distribution Date, until all of the Mandatory Auction Certificates are successfully auctioned.]

“[Market Value Swap” is the market value swap between the Auction Administrator and the Swap Counterparty.]

“Mortgage Note” evidences an interest in a mortgage loan secured by a mortgage or deed of trust.

“Net Foreclosure Profits” for any distribution date is the excess, if any, of:

(1) the aggregate Foreclosure Profits for the distribution date, over

(2) the Liquidated loan Loss for the distribution date.

“Net Loan Rate” with respect to any loan is, in general, a per annum rate equal to the related loan interest rate in effect from time to time, minus the Administrative Fee Rate.

“Net Liquidation Proceeds”  with respect to any defaulted loan, the Liquidation Proceeds with respect to the loan, net of the sum of:

(1)  expenses incurred by the servicer in connection with the liquidation of any defaulted loan and

(2)  any unreimbursed Periodic Advances made by the servicer with respect to the defaulted loan.

“Net Prepayment Interest Shortfalls”  with respect to any distribution date, the excess of:

(1)  the Prepayment Interest Shortfalls for the related distribution date and

(2)  the Compensating Interest paid by the servicer for the related distribution date.

“Overcollateralization Amount” with respect to any distribution date is the excess, if any, of:

(1)  the aggregate principal balance of the loans as of the close of business on the last day of the related Due Period over

(2)  the aggregate certificate principal balance of the offered certificates, as of the distribution date, after taking into account the distribution of the Base Principal Distribution Amount, but not the Extra Principal Distribution Amount, on the distribution date.

“Overcollateralization Deficiency Amount” for any distribution date is the excess, if any,

(1)  of the related Overcollateralization Target Amount for the distribution date over

(2)  the related Overcollateralization Amount for the distribution date.

The Overcollateralization Deficiency Amount is calculated after giving effect to the reduction on the distribution date of the aggregate certificate principal balance attributable to the distribution of the Base Principal Distribution Amount on the distribution date.

“Overcollateralization Target Amount” for any distribution date will be established pursuant to the Pooling and Servicing Agreement and may increase or decrease over time and may be modified from time to time by agreement of the [certificate insurer and the] transferor.

[“Par Price” is an amount equal to 100% of the outstanding Certificate Principal Balance of the Mandatory Auction Certificates after application of amounts distributed on the Mandatory Auction Distribution Date, plus accrued interest on such Certificates at the related Pass-Through Rate from the first day of the calendar month in which the Mandatory Auction Distribution Date occurs, up to but excluding the Mandatory Auction Distribution Date, on the Certificate Principal Balance of such Certificates following distributions to such Certificates on the Mandatory Auction Distribution Date.]

“Periodic Advance” for any distribution date is sum of:

(1)  the interest portion of the scheduled monthly payments on each loan due by the related due date but not received by the servicer as of the close of business on the related Determination Date, net of the Servicing Fee and

(2)  with respect to each REO Property which was acquired during or prior to the related Due Period and as to which an REO Property disposition did not occur during the related Due Period, an amount equal to the excess, if any,

(a)  of interest on the unpaid principal balance of the loan related to the REO Property at the related loan interest rate, net of the Servicing Fee, for the related Due Period for the related loan over

(b)  the net income from the REO Property to be transferred to the Certificate Account for the distribution date pursuant to the Pooling and Servicing Agreement.

“Permitted Investments” are certain government securities and other investment grade obligations specified in the Pooling and Servicing Agreement that mature, unless payable on demand, no later than the business day preceding the date on which the servicer is required to transfer any amounts included in the funds from the Collection Account to the Certificate Account.

“Plan” is any

(1)  employee benefit plan as defined in Section 3(3) of ERISA,

(2)  plan described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, or

(3)  entity whose underlying assets include plan assets by reason of a plan’s investment in entities specified in clauses (1) and (2) above.

“Pooling and Servicing Agreement” is a pooling and servicing agreement among the depositor, the servicer and the trustee.

“Preference Amount” is any amount previously distributed to a holder of a Class A certificate that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.) as amended from time to time, in accordance with a final non-appealable order of a court having competent jurisdiction.

“Prepayment Assumption” represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of loans for the life of the loans.

“Prepayment Interest Shortfall” with respect to any distribution date is an amount equal to the excess, if any, of

(1)  30 days’ interest on the outstanding principal balance of a loan at a per annum rate equal to the related loan interest rate, less any Deficient Valuation and/or any Debt Service Reduction, and less the rate at which the Servicing Fee is calculated, over

(2)  the amount of interest actually remitted by the borrower in connection with the principal prepayment in full, less the Servicing Fee for the loan in the related month.

“Principal Distribution Amount” for any distribution date is the sum of:

(1)  the Base Principal Distribution Amount for the distribution date and

(2)  the Extra Principal Distribution Amount for the distribution date, if any.

“Purchase Price” is equal to the unpaid principal balance of a loan as of the date of purchase, plus the greater of:

(1)  all accrued and unpaid interest on the loan or

(2)  30 days’ interest on the loan, computed at the related loan interest rate, plus the amount of any unreimbursed Servicing Advances made by the servicer.

The Purchase Price shall be deposited in the Collection Account on the next succeeding Determination Date after deducting any amounts received in respect of a repurchased loan or loans and being held in the Collection Account for future distribution to the extent the amounts have not yet been applied to principal or interest on the loan or loans.

“Qualified Substitute Loan” is any loan or loans which:

(1)  relates or relate to a detached one-family residence or to the same type of residential dwelling as the loan being substituted for and in each case has or have the same or a better lien priority as the deleted loan with a borrower having the same or better traditionally ranked credit status and is an owner-occupied property,

(2)  matures or mature no later than, and not more than one year earlier than, the deleted loan,

(3)  has or have a CLTV or CLTV at the time of the substitution no higher than the CLTV of the deleted loan,

(4)  has or have an unpaid principal balance or principal balances after application of all payments received on or prior to the date of substitution, which shall be the unpaid principal balance or principal balances, not substantially less and not more than the unpaid principal balance of the deleted loan as of the date, and

(5)  complies or comply as of the date of substitution with each representation and warranty set forth in the Pooling and Servicing Agreement.

“Record Date” is the last business day of the calendar month immediately preceding the month in which the related distribution date occurs.

“Reduced Weighted Average Net Loan Rate”  is the Weighted Average Net Loan Rate minus ____% per annum.

“Reference Bank Rate” will be, with respect to any Accrual Period, the arithmetic mean of the offered rates for United States dollar deposits for one month which are offered by four major banks specified in the Pooling and Servicing Agreement to prime banks in the London interbank market for a period of one month in amounts approximately equal to the outstanding certificate principal balance of the Class A-1 certificates.  The Reference Bank Rate will be rounded upwards, if necessary, to the nearest one-sixteenth of one percent.  The Reference Bank Rate will be determined as of 11:00 a.m., London, England time, on the second LIBOR business day prior to the first day of the related Accrual Period.

If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the servicer, as of 11:00 a.m., New York time, on the date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the outstanding certificate principal balance of the Class A-1 certificates.

If no quotations can be obtained, the Reference Bank Rate will be the Reference Bank Rate applicable to the preceding Accrual Period.

“Reimbursement Amount” for any distribution date is the lesser of:

(1)  the excess of:

(a) the Available Distribution Amount remaining after the distributions set forth in clauses (1) through (3) under “Description of the Offered Certificates—Application of the Available Distribution Amount” have been made for the distribution date over

(b) the amount of any Insured Payment for the distribution date [and

(2)  the amount of all Insured Payments and other payments made by the certificate insurer pursuant to the Certificate Insurance Agreement which have not been previously repaid together with interest thereon at the rate set forth in the Certificate Insurance Agreement as of the distribution date].

“Relief Act Shortfalls” are interest shortfalls incurred by any class of certificates resulting from the application of the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended. See “Certain Legal Aspects of Residential Loans—Soldiers’ and Sailors’ Civil Relief Act of 1940” in the prospectus.

“REO property” is a property acquired on behalf of the certificateholders in respect of a defaulted loan through foreclosure, deed-in-lieu of foreclosure, repossession or otherwise.

“Servicer Remittance Amount” for any distribution date is the sum of

(1)  all unscheduled collections of principal and interest on the loans collected by the servicer during the related Due Period and all scheduled monthly payments on the loans in the case of loans due on the related due date and received on or prior to the business day preceding the Servicer Remittance Date,

(2)  all Periodic Advances made by the servicer with respect to interest payments due to be received on the loans in the case of the related due date,

(3)  the amount of Compensating Interest due with respect to loans for the related Due Period, and

(4)  any other amounts required to be placed in a Collection Account by the servicer in respect of the loans pursuant to the Pooling and Servicing Agreement but excluding the following:

(a)  amounts received on particular Loans as late payments of interest and respecting which the servicer has previously made an unreimbursed Periodic Advance;

(b)  the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances made with respect to the loans by the Servicer;

(c)  those portions of each payment of interest on a particular Loan which represent the Servicing Fee;

(d)  that portion of Liquidation Proceeds and proceeds received in respect of any REO Property which represents any unpaid Servicing Fee;

(e)  all income from Permitted Investments that is held in the Collection Account for the account of the servicer;

(f)  all amounts in respect of late fees, assumption fees, prepayment penalties and similar fees;

(g)  certain other amounts which are reimbursable to the Servicer, as provided in the Pooling and Servicing Agreement; and

(h)  that portion of Net Foreclosure Profits with respect to loans otherwise due to the servicer as provided in the Pooling and Servicing Agreement.

“Servicer Remittance Date” is the date on which all funds deposited in any Collection Account that are to be included in the Servicer Remittance Amount related to a particular distribution date are required to be transferred to the Certificate Account, in no event later than the close of business on the ____ business day prior to the distribution date .

“Servicing Advances” are advances to be made by the Servicer constituting “out-of-pocket” costs and expenses relating to:

(1)  the preservation and restoration of the property,

(2)  enforcement proceedings, including foreclosures,

(3)  expenditures relating to the purchase or maintenance of a first lien not included in the trust on the property, and

(4)  certain other customary amounts described in the Pooling and Servicing Agreement.

“Servicing Fee” is an amount equal to interest at one-twelfth of the Servicing Fee Rate for the loan on the unpaid principal balance of the loan at the end of the applicable Due Period.

“Servicing Fee Rate” is the rate, equal to ___%, at which the Servicing Fee is paid.

“Subordination Deficit” for any distribution date  is the excess, if any, of:

(1)  the aggregate of the certificate principal balance of all classes, on the related distribution date, after taking into account the payment of the related Principal Distribution Amount on the distribution date [except for amounts payable under the certificate Insurance Policy] over

(2)  the aggregate unpaid principal balance of the loans, as of the end of the related Due Period.

“Substitution Adjustment” is the amount by which the principal balance of a loan to be substituted for, plus accrued and unpaid interest on the loan exceeds the principal balance of the related Qualified Substitute Loan.

“Telerate Page 3750” means the display page so designated on the Bridge Telerate Service, or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks.  If such rate does not appear on such page, or such other page as may replace such page on such service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the issuer after consultation with the trustee, the rate will be the Reference Bank Rate.

“Total Available Funds” with respect to each class of Class A certificates and any distribution date is the Available Distribution Amount for the distribution date.

“Trustee Fee” is a fee payable to the trustee, which fee shall include the expenses of the trustee, including transition expenses, to the extent the expenses are not paid by the servicer in respect of its services as trustee.

“Turbo Amount” for any distribution date is the product of

(1) ___% per annum and

(2) the unpaid principal balance of the loans as of the end of the related Due Period, less any losses on the loans allocable to interest that were incurred during the related Due Period.

“Trustee’s Loan File” consists of the following documents with respect to each loan, the Mortgage Note, the Mortgage, the Assignment of Mortgage, all intervening assignments and each assumption, modification or substitution agreement.

“Weighted average life” refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor thereof of each dollar distributed in reduction of principal of the security, assuming no losses.

“Weighted Average Net Loan Rate” is the weighted average of the Net Loan Rates for any distribution date for all the loans, based on loan interest rates applied with respect to payments due in the related Due Period and weighted on the basis of their respective unpaid principal balances immediately following the preceding distribution date or, in the case of the initial distribution date, as of the cut-off date.

Annex I

Available Combinations

[TO BE PROVIDED FOR EACH SERIES, IF APPLICABLE]

You should rely on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus.  We have not authorized anyone to provide you with different information.

We are not offering these certificates in any state where the offer is not permitted.

_________________________________

Prospectus Supplement

Prospectus

Page

Available Information

Reports to Securityholders

Incorporation of Certain Information by Reference

prospectus supplement or Current Report on Form 8-K

Summary of Terms

Risk Factors

The trust funds

Use of Proceeds

Yield Considerations

Maturity and Prepayment Considerations

The Depositor

Residential loan Program

Description of the Securities

Description of Primary Insurance Coverage

Description of Credit Support

Certain Legal Aspects of Residential loans

Federal Income Tax Consequences

State and Other Tax Consequences

ERISA Considerations

Legal Investment

Plans of Distribution

Legal Matters

Financial Information

Rating

Index of Defined Terms

___________________________

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until ____________, 200_.

$___________ (Approximate)

______________ Home

Equity Trust 200_-_

(Issuing Entity)

Home Equity Asset

Backed Certificates,

Series 200_-_

Mortgage Asset Securitization

Transactions, Inc.

(Depositor)

_______________________________

(Sponsor, Transferor and Servicer)

PROSPECTUS SUPPLEMENT

UBS Investment Bank

_____________, 200_

Subject to Completion, Dated November 22, 2006

PROSPECTUS SUPPLEMENT DATED _________, 200_

(To prospectus dated ____________, 200_)

$            (Approximate)

Home Loan Asset Backed Notes, Series 200 -

__________ Home Loan Owner Trust 200 -
Issuing Entity

Mortgage Asset Securitization Transactions, Inc.
Depositor

Sponsor, Transferor and Master Servicer

Servicer

The information contained in this prospectus supplement is not complete and may be changed.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

·

The issuing entity, an owner trust, is issuing notes in one class, that have an approximate original principal balance of $           , subject to permitted variance of plus or minus   % and a per annum interest rate of one-month LIBOR plus     %.  The notes will have a maturity date of [___________].

·

The notes are backed by a pool of [first lien mortgage loans on one-to-four family residences] and other properties as described in this prospectus supplement.

·

Distributions on the offered notes will be payable [   ].  The first expected distribution date will be [      ].

·

[Credit enhancement consisting of an unconditional and irrevocable guarantee of timely payment of interest and ultimate payment of principal on the notes is provided by a financial guaranty insurance policy issued by ____________________.]

You should consider carefully the risk factors beginning on page s-[  ] of this prospectus supplement and page [  ] in the prospectus.

The notes will represent interests in the issuing entity only and will not represent the obligations of or interest in the sponsor, the depositor or any of their affiliates.  No governmental agency or any other person will insure the notes or the collateral securing the notes[, except that __________________ will insure the notes].  The notes are not obligations of a bank and are not insured or guaranteed by the FDIC.

You are encouraged to consult with your own advisors to determine if the notes are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the notes.

Neither the SEC nor any state securities commission has approved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

We will not list the notes on any securities exchange or on any automated quotation system.

UBS Securities LLC [and _______________________], as the underwriter[s], will purchase the notes from Mortgage Asset Securitization Transactions, Inc. and will offer them to the public at a price equal to ___% of the initial principal amount of the notes.  The underwriter[s] will receive an underwriting discount equal to     % of the initial principal amount of the notes.

The underwriter[s] expect[s] to deliver the notes to purchasers on or about _________, 200_ in book-entry form through The Depository Trust Company, Clearstream Banking, société anonyme and The Euroclear System. Mortgage Asset Securitization Transactions, Inc. expects to receive from this offering approximately     % of the original principal balance of the notes, before deducting expenses payable by Mortgage Asset Securitization Transactions, Inc.

Subject to Completion, Dated [_______________]

UBS Securities LLC

Important Notice About Information Presented In This
Prospectus Supplement And The Prospectus

We provide information about the series 200 -  notes is in two separate documents that progressively include more detail:

the accompanying prospectus dated __________, 200_, which provides general information, some of which may not apply to the series 200_-_ notes; and

this prospectus supplement, which describes the specific terms of the series 200_-_ notes.

Sales of the notes may not be completed unless you have received both this prospectus supplement and the prospectus.  Please read this prospectus supplement and the prospectus in full.

If the information regarding the notes is more specific in this prospectus supplement than in the prospectus, then you should rely on the information in this prospectus supplement.

Cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions.  The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

All statistical data with respect to the loans are approximate, and are based on the scheduled principal balances of the loans as of the close of business on ___________, 200_, except where noted otherwise.

Page

Summary

8

Relevant Parties

8

Relevant Dates

9

Assets of the Issuing Entity

9

Risk Factors

21

Forward-Looking Statements

28

Defined Terms

28

The Pool

28

Six-Month LIBOR

30

Loans

32

Geographic Distribution

34

Principal Balances

35

Current Loan Rates

35

Current Loan Rates—Fixed-Rate Loans

36

Current Loan Rates—Adjustable-Rate Loans

36

Distribution of Gross Margins—Adjustable-Rate Loans

37

Distribution of Lifetime Caps—Adjustable-Rate Loans

37

Distribution of Lifetime Floors—Adjustable-Rate Loans

38

Month of Next Change Date—Adjustable-Rate Loans

39

Loan-to-Value Ratios

40

Occupancy Status

40

Mortgaged Property Types

41

Months Since Origination

41

Remaining Terms to Maturity

42

Transferor Assigned Risk Categories

42

significant obligors of pool assets

45

Sponsor And Transferor

46

Depositor

47

Master Servicer

47

Servicer

50

Delinquencies and Foreclosures (Dollars in Thousands)

54

Real Estate Owned (Dollars in Thousands)

54

Loan Loss Experience on the Servicer’s Servicing Portfolio of Mortgage Loans (Dollars in Thousands)

55

ORIGINATORS

55

Underwriting Criteria

56

Prepayment and Yield Considerations

62

Assumed Loan Characteristics

71

Percentage of Original Note Principal Balance

72

The Owner Trust and Indenture

73

Description of the Notes

75

Description of Credit Enhancement

82

Description of the Transfer and Servicing Agreements

89

Federal Income Tax Consequences

108

ERISA Considerations

110

Legal Investment

112

Use of Proceeds

113

Underwriting

113

Experts

114

Legal Matters

114

Legal Proceedings

114

Ratings

114

Affiliations and Certain Relationships and Related Transactions

115

Reports and Additional Information

115

Glossary of Terms

117

Flow of Funds

Mortgagors
Loan Sellers
Sponsor/
Transferor
Depositor
Issuing Entity
Owner
Trustee
Servicers
Indenture
Trustee
Underwriter
Noteholders
Mortgage Loans
Note

The Series _______ Notes

	Principal Amount	Interest Rate[(1)]	Expected Ratings	Distribution Frequency	First Expected Distribution Date
Series ____

[(1)  If the interest rate is based on a formula or is calculated in reference to a generally recognized interest rate index. Such as a U.S. Treasury securities index, either provide the formula, or indicate that the rate is variable, indicate the index upon which the rate is based and indicate that further disclosure of how the rate is determined is included in the transaction summary.]

SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision.  To understand all of the terms of the offering of the notes, you should read carefully this entire document and the accompanying prospectus.

Relevant Parties

Issuing Entity

________________ Home Loan Owner Trust 200_-_, a Delaware statutory trust, will be established pursuant to a trust agreement among the depositor, the paying agent, the owner trustee and ______________.  You may contact the issuing entity at the owner trust’s offices.  See “The Owner Trust and Indenture” in this prospectus supplement.

Depositor

Mortgage Asset Securitization Transactions, Inc., a Delaware corporation.  The depositor’s address is 1285 Avenue of the Americas, New York, New York 10019, telephone number (212) 713-2000.  See “The Depositor” in the accompanying prospectus.

Sponsor, Transferor and

Master Servicer

_________________________________________.  __________________’s address is ________________ _______________________________________.  See “________________” and “Master Servicer“ in this prospectus supplement.  _________ will also act as the initial servicer.

Servicer

_______________________________________________.  ____________________s’ address is _________________ _________________________________________.  See “Servicer” in this prospectus supplement.  _____________ will begin servicing the loans on or before _____________, 200_.

[Securities Insurer

____________________________________.  _________’s address is _______________________________________ ____________________________.  See “Description of Credit Enhancement—The Securities Insurer” in this prospectus supplement.]

Indenture Trustee, Paying Agent

and Custodian

_______________________________________________.  _________________’s address is ____________________ _______________.  See “The Owner Trust and Indenture—The Indenture Trustee” in this prospectus supplement.

Owner Trustee

_______________________________________________. ________________’s address is _____________________ ___________________.  See “The Owner Trust and Indenture—The Owner Trustee” in this prospectus supplement.

[Originator

According to §229.1103(a)(1), identify any originator or group of affiliated originators, apart from the sponsor or its affiliates, that originated or is expected to originate 10% or more of the pool assets.]

[Significant Obligor

Identify any significant obligor according to §229.1103(a)(1).]

Relevant Dates

Closing Date

On or about __________, 200_.

Cut-Off Date

The close of business on __________, 200_.

Payment Date

The ____ day of each month or, if that day is not a business day, the next business day, commencing in ____________ 200_.

Due Period

For the first payment date, commencing on the cut-off date and ending on the first day of the month in which the relevant payment date occurs.  For each other payment date, commending on the ___ day of the calendar month preceding the month in which the relevant payment date occurs, and ending on the 1st day of the month in which the relevant payment date occurs.

Determination Date

The ___ calendar day of each month or, if that day is not a business day, then the preceding business day.

Assets of the Issuing Entity

Loans

The assets of the issuing entity will consist primarily of a pool of mortgage loans, which will have an aggregate principal balance of approximately $__________ as of __________, 200_.  The loans will be secured by first liens on one- to four-unit single family residences, condominium units and townhouses.

Approximately _____% of the loans, by cut-off date aggregate principal balance, will bear interest at a fixed rate for the term of the loan.  Approximately ______% of the loans, by original aggregate principal balance, will bear interest at an adjustable rate.

The interest rate on each adjustable-rate loan will be subject to adjustment after an initial period.  Approximately _____% of the loans, by cut-off date principal balance, known as “____ loans” will bear interest at a fixed rate for approximately two years after origination.  Approximately _____% of the loans, by cut-off date aggregate principal balance, known as “____ loans” will bear interest at a fixed rate for three years after origination.  Approximately ____% of the loans, by cut-off date aggregate principal balance, will bear interest at a fixed rate for six months after origination.  At the end of the six month, two year or three year period and every six months after that date, each of these adjustable-rate loans will be subject to an interest rate adjustment.

The loans have been originated using underwriting standards that are less stringent than FHLMC or FNMA guidelines concerning first-lien mortgage loans.  See “The Pool” in this prospectus supplement and “The Trust Funds—Residential Loans” in the accompanying prospectus.

Offered Securities

The issuer is offering the series 200_-_ notes with an approximate original principal balance of $__________, subject to a permitted variance of plus or minus __%.  The notes will bear interest at a per annum rate equal to one-month LIBOR plus a margin.  The notes represent obligations of the issuing entity only, and will be secured by the assets of the issuing entity pursuant to the indenture.  See “Description of the Notes” in this prospectus supplement.

Interest Payments

On each payment date, interest accrued during the preceding accrual period will be due on the notes.  The notes will accrue interest for each accrual period on their unpaid principal balance at a per annum rate equal to the lesser of:

(1)

one-month LIBOR plus ____%, or on any payment date after the call option date, one-month LIBOR plus ____%, and

(2)

the amount of interest due on the loans for that accrual period, net of the sum of:

(a)

the fees of the master servicer, the servicer and the indenture trustee and the premium payable to the securities insurer and

(b)

on and after the payment date in _________, ____% of the outstanding principal balance of the loans, expressed as an annualized percentage of the outstanding principal balance of the notes.

The maximum rate we refer to in clause (2) is sometimes called the net funds cap.  Any resulting shortfall together with interest on the shortfall will be carried forward and will be paid on the next payment date to the extent there are funds available.

The ratings assigned to the notes do not address the likelihood of your receipt of interest carried forward to later payment dates due to the net funds cap.  Interest on the notes will be calculated on the basis of the actual number of days elapsed in the accrual period and a 360-day year.

With respect to the first payment date, the accrual period is the period from and including the closing date, through but excluding the first payment date.  Each other accrual period is the period from and including the immediately preceding payment date, through but excluding the related payment date.

See “Description of the Notes—Payments on the Notes” in this prospectus supplement.

Principal Payments

On each payment date, the notes will be due payments of principal.  See “Description of the Notes—Payments on the Notes” in this prospectus supplement for a detailed discussion of the amount and timing of principal payments.

The final payment of principal is scheduled to occur on the payment date occurring in ___________.  The notes are expected to have received payments of principal in full by no later than the maturity date.  However, the actual final payment date, on which the notes receive payment of principal in full, may occur significantly earlier than the maturity date.  See “Prepayment and Yield Considerations—Maturity Date” in this prospectus supplement.

Other Securities Issued.

In addition to the notes, the issuing entity is also issuing residual interest certificates that evidence the residual interest in the assets of the issuing entity.  The residual interest certificates are subordinate to the notes.

We are not offering the residual interest certificates through this prospectus supplement or the accompanying prospectus.

Servicing of the Loans

_____________, as the servicer, will perform the loan servicing and receive a monthly servicing fee and other servicing compensation.  The servicer also will make reasonable and customary expense advances with respect to the loans, in accordance with reasonable and customary servicing procedures.  See “Description of the Transfer and Servicing Agreements—Servicing” in this prospectus supplement.

________________ will be the master servicer.  The master servicer will generally

·

advance delinquent payments of interest and principal on the loans,

·

pay compensating interest to cover prepayment interest shortfalls to the extent described in this prospectus supplement,

·

monitor the servicing activities of the servicer and

·

be available to assume the servicing if the servicer is terminated.  See “Master Servicer” in this prospectus supplement.

___________ has agreed to service the loans beginning on or before __________, 200_.  The master servicer will service the loans for an interim period beginning on the closing date until _______ has assumed its duties as servicer.

Credit Enhancement

Credit enhancement for the notes will be provided by and utilized in the following order of priority:

·

first, the subordination of the residual interest certificates;

·

second, the overcollateralization that results from the cash flow structure; and

·

third, the guaranty policy.

Each of these sources of credit enhancement is intended to increase the likelihood that you will receive the full and timely amount of interest payments and full amount of principal payments due on the notes and to provide protection against losses on the loans.  The credit enhancement for the notes is for the benefit of the series 200_-_ notes only.  The series 200_-_ notes will not be entitled to the benefits of any other credit enhancement.  See “Risk Factors—Adequacy of Credit Enhancement” in this prospectus supplement.

Subordination

The rights of the holders of the residual interest certificates to receive payments from any remaining amounts available on each payment date are subordinate to your rights.  See “Description of Credit Enhancement—Subordination” in this prospectus supplement.

[Overcollateralization; Application

of Excess Spread

The overcollateralization amount with respect to any payment date will equal the excess of the aggregate principal balance of the loans over the unpaid principal balance of the notes, after giving effect to regular principal and interest payments on the notes on that payment date.  On the closing date, the overcollateralization amount will be equal to $__________.  The overcollateralization amount is expected to increase through the application of excess spread to reduce the unpaid principal balance of the notes.  This application of excess interest payments on the loans, known as “excess spread,” is intended to create and maintain the overcollateralization amount at a level equal to a particular target amount.

The overcollateralization target amount may increase or decrease over time.  The overcollateralization target amount is subject to some minimum and maximum amounts and trigger events that are based on excess spread requirements and the delinquency and loss experience of the loans and the outstanding principal balance of the loans.  See “Description of Credit Enhancement—Overcollateralization” in this prospectus supplement.

An increase in the overcollateralization target amount will occur if, among other things, the delinquency or loss experience of the loans exceeds those levels established by the securities insurer.  These levels can be changed by the securities insurer.  If an increase in the overcollateralization target amount occurs, then the principal amortization of the notes would be accelerated by the payment of any available excess spread to the notes.  This acceleration will continue until the overcollateralization amount equals the increased overcollateralization target amount.

If the delinquency or loss experience of the loans does not exceed the levels established by the securities insurer, then a decrease or stepdown in the overcollateralization target amount may initially occur when the outstanding principal balance of the loans is reduced to an amount established by the securities insurer.  A decrease or stepdown will likely result in the current overcollateralization amount exceeding the decreased overcollateralization target amount.  If the overcollateralization amount exceeds the overcollateralization target amount, then:

·

all or a portion of the principal payments that would otherwise be paid to the notes will instead be paid to the residual interest certificates and

·

the principal amortization of the notes would be reduced in relation to the principal amortization of the loans.

The securities insurer may lower the overcollateralization target amount at any time to particular minimum amounts.

See “Description of Credit Enhancement—Overcollateralization” in this prospectus supplement.]

[Guaranty Policy

A financial guaranty insurance policy from ___________________, will irrevocably and unconditionally guaranty to the indenture trustee timely payment of interest and ultimate payment of principal due on the notes.  The guaranty policy may not be canceled for any reason.  The guaranty policy does not guaranty any specified rate of prepayments or any interest payments carried forward to subsequent payment dates due to the net funds cap.  The guaranty policy does not provide funds to redeem any of the notes, unless the redemption is at the option of the securities insurer.  See “Description of Credit Enhancement—Financial Guaranty Insurance Policy” and “—The Securities Insurer” in this prospectus supplement.

The insurance which the guaranty policy provides is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.]

[Allocation of Losses Not

Covered by Credit

Enhancements

[Describe how losses not covered by credit enhancement or support will be allocated to the securities pursuant to §229.1103(a)(3)(ix).]

Allocation and Payments to

The Notes

Interest and principal payments due on the notes will be paid from the available payment amount and any insured payment made under the guaranty policy.  Payments will be made [monthly] on each payment date, commencing in _______, 200_. On each payment date, the priority of payments from the available payment amount will be as follows

·

first, to pay accrued interest and principal on the notes; and

·

second, to pay the excess spread, if any, as follows

·

[first, to pay the securities insurer the securities insurer reimbursement amount, if any;]

·

[second, in an amount up to the overcollateralization deficiency amount, if any, to pay principal of the notes, until the note principal balance is reduced to zero;]

·

third, to the holders of the notes, pro rata, noteholders’ interest carry-forward amount due and unpaid, if any; and

·

fourth, any remaining amount

·

first, concurrently, to the servicer in an amount needed to reimburse any non-recoverable servicing advances, and to the master servicer in an amount needed to reimburse any non-recoverable monthly advances, and

·

then to the residual interest certificates.

See “Description of the Notes – Priority of Payments” in this prospectus supplement.

The available payment amount with respect to any payment date, will generally equal

·

the sum of interest and scheduled principal payments collected from the loans during the related due period or advanced by the master servicer and any prepayments or other unscheduled principal payments collected during the related due period,

·

minus the payment of the issuer’s fees and expenses including the fees owed to the master servicer, the servicer, the securities insurer and the indenture trustee.

[The securities insurer will be required to make an insured payment to the indenture trustee when it receives a claim under the guaranty policy.  See “Description of Credit Enhancement—Financial Guaranty Insurance Policy” in this prospectus supplement.

An insured payment with respect to any payment date, generally will be made under the guaranty policy to cover any deficiency attributable to the sum of:

·

any deficiency resulting from the available payment amount being less than the accrued and unpaid interest due on the notes and

·

any deficiency resulting from the aggregate unpaid principal balances of the loans being less than the aggregate unpaid principal balances of the notes.

Insured payments will not be available to cover

·

interest shortfalls on the notes resulting from the Soldiers’ and Sailors’ Relief Act of 1940, as amended, or

·

interest payments carried forward from prior payment dates due to the application of the net funds cap.]

See “Description of the Notes” in this prospectus supplement for a further discussion of the payments of interest and principal on the notes.

Issuer Fees and Expenses

Before payment is made on the notes:

·

the servicer will be paid a monthly fee for each loan that is equal to one-twelfth of ___% multiplied by the unpaid principal balance of the loan at the end of the related due period, and the master servicer will be paid a monthly fee for each loan, that is equal to one-twelfth of ___% multiplied by the unpaid principal of the loan at the end of the applicable due period.  Additionally, the servicer and master servicer will receive additional compensation on a monthly basis as described in “Description of the Transfer and Servicing Agreements – Servicing” and in “Master Servicer – Master Servicer Duties” in this prospectus supplement;

·

the indenture trustee  will be paid a monthly fee for each loan, that is equal to one-twelfth of ___% on the unpaid principal balance of the loan at the end of the related due period;

·

[the security insurer will receive payment monthly of the guaranty insurance premium.]

The fees described will be payable from the [available collection amount.]

[Prefunding]

On the closing date, the depositor will deposit approximately $[__], representing approximately [___]% of the asset pool, into a segregated account maintained with the trustee, referred to in this prospectus supplement as the prefunding account.  The trust will use approximately $[__] of this amount to buy additional mortgage loans from the seller after the closing date and on or prior to [__].  The depositor must satisfy certain conditions specified in the pooling and servicing agreement before it can sell additional mortgage loans to the trust.  If any amounts are left in the prefunding account after that date in respect of a loan group, the holders of the [__] Certificates, as applicable, will receive that amount as a principal payment on the [__] distribution date in the manner described herein.]

[Triggering Events

The manner of allocating payments of principal on the loans will differ, depending upon the occurrence of several different events or:

·

[describe any applicable events or triggers – identify any events in the transaction agreements that can trigger liquidation or amortization of the asset pool or other performance triggers that would alter the transaction structure or the flow of funds].]

Addition, Removal or Substitution

of Pool Assets

In the case of defective loans, the transferor may in some circumstances replace the defective loan with one or more qualified substitute loans provided certain conditions are met.  See “Description of the Transfer and Servicing Agreements – Repurchase of Loans” in this prospectus supplement.

Optional Redemption

The holders of residual interest certificates have the option to cause the issuer to effect an early redemption of the notes on or after any payment date on which the outstanding aggregate principal balance of the loans declines to __% or less of the aggregate principal balance of the loans as of the cut-off date.  The early redemption option will be effected by purchasing all of the loans at a price that will at least pay in full

·

accrued interest,

·

interest carried forward due to the net funds cap, together with accrued interest on the carried forward interest,

·

unreimbursed servicing advances and

·

monthly advances and principal of the notes.

On or after any payment date on which the outstanding aggregate principal balance of the loans declines to __% or less of the aggregate principal balance of the loans as of the cut-off date, the securities insurer or the servicer will have the option to cause the issuer to effect the same early redemption of the notes if the holders of the residual interest certificates fail to exercise this early redemption option.

[In addition, if the events of default specified in the insurance agreement occur with respect to the issuer, the securities insurer may, at its option, cause an early redemption of the notes.]  See “Description of the Notes—Optional Redemption” in this prospectus supplement.

Clearance, Settlement and

Denominations of the Notes

The series 200_-_ notes will be issued only in book-entry form through DTC in the United States, or Clearstream Banking, société anonyme or Euroclear in Europe.  Transfers will be in accordance with the usual rules and operating procedures of DTC, Clearstream Banking, société anonyme and Euroclear.  You will not receive a definitive certificate representing your note, except in limited circumstances described in the accompanying prospectus.  See “Risk Factors—Book-Entry Registration” and “Description of the Securities—Book-Entry Registration of Securities” in the accompanying prospectus.

We will offer beneficial interests in the notes in minimum denominations of $25,000 and integral multiples of $1,000 in excess of that amount.

Tax Status

Special counsel to the depositor and the underwriters is of the opinion that under existing law

·

the notes will be characterized as debt for federal income tax purposes and

·

the issuing entity will not be characterized as an association or a publicly traded partnership taxable as a corporation or a taxable mortgage pool for federal income tax purposes.

By acceptance of a note, you are deemed to agree to treat your notes as debt for Federal, state and local income tax purposes and franchise tax purposes.  See “Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

Subject to important considerations described in this prospectus supplement and in the accompanying prospectus, the notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.  You should carefully review with your legal advisors whether the purchase or holding of the notes could give rise to a prohibited transaction.  See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

Legal Investment

Your notes will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, for as long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations. Consequently, your notes will be legal investments for some entities to the extent provided in the Secondary Mortgage Market Enhancement Act of 1984, as amended, and applicable state laws.  You are encouraged to consult your own legal advisors to determine whether the notes constitute legal investments for you.  See “Legal Investment” in this prospectus supplement and in the accompanying prospectus.

Note Ratings

On the closing date, the notes are required to be rated “___” by _________________________ and “____” by _________________________________.  See “Ratings” in this prospectus supplement and “Rating” in the accompanying prospectus for a discussion of the primary factors on which the ratings are based.

Important Covenants of

Noteholders

By accepting your note, you agree not to institute or join in any bankruptcy, reorganization or other insolvency or similar proceeding against the transferor, the servicer, the master servicer or the issuer.  You also agree to allow the securities insurer to exercise all of your voting rights with respect to your notes.  See “Risk Factors—Limitations on Rights of Noteholders” and “Description of the Transfer and Servicing Agreements—Restrictions on Noteholders’ Rights” in this prospectus supplement.

RISK FACTORS

Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the notes speculative or risky.  In particular, payments on your notes will depend on payments received on and other recoveries with respect to the loans.

Basis Risk May Adversely Affect Yield

The yield on your notes will be sensitive to fluctuations in the level of one-month LIBOR and may be adversely affected by the application of the net funds cap.  The prepayment of the mortgage loans with higher mortgage rates may result in a lower net funds cap.  If on any payment date the application of the net funds cap results in an interest payment lower than the interest rate on the notes during the related accrual period, the value of your notes may decline.

The mortgage pool will contain adjustable-rate mortgage loans that, after a period of six months, two years or three years following the date of origination, adjust semi-annually based on the London interbank offered rate for six-month United States dollar deposits.  Consequently, the interest due on the related mortgage loans during any due period may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on your notes during the related accrual period.  In particular, because the interest rate on your notes adjusts monthly, while the interest rates on the mortgage loans adjust semi-annually, in a rising interest rate environment, the amount of interest paid on the notes on any payment date may be less than one-month LIBOR plus the applicable margin.

Although you will be entitled to receive on subsequent payment dates the amount of any interest shortfall resulting from the application of the net funds cap on the notes, in light of the payment priorities on the relevant payment dates, there is no assurance that funds will be available.  The failure to pay the applicable amount carried forward on subsequent payment dates due to a lack of funds will not be an event of default under the indenture.  In addition, [the guaranty policy does not cover,] and the ratings of the notes do not address, the likelihood of the payment of those amounts carried forward.

The yield to maturity on the notes may be affected by the resetting of the mortgage rates on the adjustable-rate mortgage loans.  In addition, because the mortgage rate for most mortgage loans is based on six-month LIBOR plus the related margin, this rate could be higher than prevailing market interest rates, which may result in an increase in the rate of prepayments on the mortgage loans after the adjustment.  Also, while a substantial majority of the “2/28” and “3/27” loans impose prepayment penalties if a loan is prepaid during the initial one to five years of the loan, these penalties are typically suspended during the sixty-day period following the initial adjustment date.  The suspension of the prepayment penalties may also result in increased prepayments on the mortgage loans during the related 60 day period.

See “Certain Legal Aspects of Residential Loans—Prepayment Charges and Prepayments” in the prospectus.

Actual Yield to Maturity May Be Less Than Anticipated

The degree to which the actual yield of your notes may vary from the anticipated yield will depend on:

·

the price of your notes, including the amount of any premium or discount;

·

the degree to which the timing of payments on your notes is sensitive to the prepayment experience of loans and the application of excess spread as principal on the notes;

·

the timing of delinquencies, defaults and losses on the loans to the extent not covered by the credit enhancement[, including the guaranty policy]; and

·

a change in the overcollateralization target amount or a change in the delinquency or loss levels with respect to the loans or excess spread requirements used to determine an increase or decrease in the overcollateralization target amount.

The allocation of excess spread as an additional payment of principal on the notes until the overcollateralization amount equals the overcollateralization target amount will accelerate the principal amortization of the notes relative to the speed at which principal is paid on the loans.  However, any reduction in the overcollateralization amount will slow the principal amortization of the notes.  See “Prepayment and Yield Considerations” in this prospectus supplement.

Unpredictability of Prepayments Could Adversely Affect Yield

The rate and timing of payments of principal on the loans, among other factors, will affect the rates of principal payments on the notes and the aggregate amount of payments and the yield to maturity of your notes.  Because the prepayment experience of the loans will depend on future events and a variety of factors, the prepayment experience of the loans is uncertain and in all likelihood will not conform to any projected rates of prepayments.  See “Prepayment and Yield Considerations” in this prospectus supplement.

Limited Liquidity May Adversely Affect Market Value of Notes

A secondary market for the notes may not develop or, if it does develop, it may not provide you with liquidity of investment or continue while your notes are outstanding.  Limited liquidity could result in a substantial decrease in the market value of your notes.  See “Risk Factors—Limited Liquidity” in the accompanying prospectus.

Credit Enhancement May Not Be Adequate

Ratings of Securities Insurer.  Any reduction in a rating assigned to the claims-paying ability of the securities insurer may result in a reduction in the rating of the notes.  Future events may reduce the rating of the securities insurer or impair the ability of the securities insurer to pay claims for insured payments under the guaranty policy.  In that event, the securities insurer might not have the ability to cover delays or shortfalls in payments of interest or ultimate principal due on the notes.  See “Description of Credit Enhancement—Financial Guaranty Insurance Policy” in this prospectus supplement.

Loan Delinquencies, Defaults and Losses.  Delinquencies, if not advanced by the master servicer, defaults and losses on the loans will reduce the credit enhancement available from the overcollateralization feature.  If amounts available from this credit enhancement are not adequate to protect against the delinquencies, defaults and losses experienced on the loans, then delays or shortfalls in payments of interest or principal due on the notes will occur, unless these delays or shortfalls are covered under the guaranty policy.  See “Description of Credit Enhancement” in this prospectus supplement.

Availability of Excess Spread for Overcollateralization.  Excess spread may not be generated in sufficient amounts to create and maintain the overcollateralization amount at the overcollateralization target amount at all times.  In particular, delinquencies, if not advanced by the master servicer, defaults and principal prepayments on the loans will reduce the excess spread that otherwise would be available on a payment date.  The reduction of the available excess spread will result in a slower principal amortization of the notes in relation to the loans.  This in turn will result in a lower level of overcollateralization amount.  See “Description of Credit Enhancement—Overcollateralization” in this prospectus supplement.

Limitations on Subordination.  The holders of the residual interest certificates are never obligated to refund payments previously distributed to them to holders of the notes, including payments of excess spread.  This is the case even if on a subsequent payment date insufficient funds are available to pay interest or principal due on the notes.  See “Description of Credit Enhancement—Subordination” in this prospectus supplement.]

Noteholders’ Rights Are Limited by Securities Insurer

[Generally, the securities insurer may exercise all of your voting rights with respect to your notes without your consent.  The exercise, or a refusal to consent to the exercise, by the securities insurer of some noteholder rights could be adverse to your interest.  For example, this type of event could cause an unanticipated prepayment of principal on your notes.  See “Description of the Transfer and Servicing Agreements—Restrictions on Noteholder Rights” in this prospectus supplement.]

Risks Relating to Non-Conforming Underwriting Guidelines

The originator’s underwriting standards are intended to assess the creditworthiness of the borrower and the value of the mortgaged property and to evaluate the adequacy of the related property as collateral for the loan.  In comparison to first lien mortgage loans that conform to the underwriting guidelines of FNMA or FHLMC the loans have generally been underwritten or reunderwritten with more lenient underwriting criteria.  For example, the loans may have been made to borrowers having imperfect credit histories, ranging from minor delinquencies to bankruptcies, or borrowers with higher ratios of monthly mortgage payments to income or higher ratios of total monthly credit payments to income.

Accordingly, the loans will likely experience higher, and possibly substantially higher, rates of delinquencies, defaults and losses than the rates experienced by loans underwritten according to FNMA or FHLMC guidelines.  As a result, the risk that you will suffer losses could increase.  Furthermore, changes in the values of the mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the loans than on mortgage loans originated according to FNMA or FHLMC guidelines.  We cannot assure you that the values of the mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related loans.  See “—Adequacy of Credit Enhancement” above, and “Underwriting Criteria” in this prospectus supplement.

Transfers of Servicing May Adversely Affect Payments on the Notes

The servicing of loans like those originated pursuant to the underwriting guidelines described above, as compared to the servicing of prime mortgage loans, requires special skill and diligence.  The servicing of these types of loans generally requires

·

more attention to each account,

·

earlier and more frequent contact with borrowers in default and

·

commencing the foreclosure process at an earlier stage of default.

The loans are not currently being serviced by the servicer.  On or before _________, 200_, the servicing of the related loans will be transferred from __________ to ______________.  Following that time, _____________ will directly service all of the loans.  Interruptions in servicing may occur during the transfer of servicing to the servicer.

Pursuant to the servicing agreement, the term of the servicer shall be extendable for successive 90 day terms until the notes are paid in full, provided that prior to the expiration of each term the securities insurer delivers written notice of renewal to the servicer. If this renewal notice is not delivered and a successor servicer is appointed, the servicing of the loans will be transferred.  During this period, interruptions in servicing may occur potentially resulting in the loans suffering a higher default rate.

Inadequacy of Value of Properties Could Affect Severity of Losses

Assuming that the mortgaged properties provide adequate security for the loans, substantial delays in recoveries may occur from the foreclosure or liquidation of defaulted loans.  No assurance can be given that the values of the mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related loans.  Further, liquidation expenses, like legal fees, real estate taxes, and maintenance and preservation expenses, will reduce the proceeds payable on the mortgage notes and thereby reduce the security for the loans.  As a result, the risk that you will suffer losses could increase.  If any of the mortgaged properties fail to provide adequate security for the related loan[, you may experience a loss if the securities insurer were unable to perform its obligations under the guaranty policy].  See “Description of the Transfer and Servicing Agreements—Realization On Defaulted Loans” in this prospectus supplement, and “Certain Legal Aspects of Residential Mortgage Loans—Foreclosure on Mortgages” in the prospectus.

Bankruptcy of Borrower May Adversely Affect Payments on the Notes

The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the mortgaged properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans.  As a consequence, borrowers who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans.  These loans will likely experience more severe losses, which may be total losses.  As a result, the risk that you will suffer losses could increase.  See “—Adequacy of Credit Enhancement” above and “—Legal Considerations—Legal Compliance and Regulation” below.

Geographic Concentration Could Increase Losses on the Loans

Because of the geographic concentration of mortgaged properties within ______________, an economic downturn or recession in ___________ may affect the ability of the borrowers to timely pay their loans.  Accordingly the loans may experience higher rates of delinquencies, defaults and losses than the rates experienced by loans having greater geographical diversification.  In addition, mortgaged properties located in ___________ may experience special hazards that are not covered by any available casualty insurance, including earthquakes, mudslides and other disasters.  Accordingly, these loans may experience higher rates of delinquencies, defaults and losses than rates experienced for similar loans secured by residential properties located in other states.  See “—Adequacy of Credit Enhancement” above.

Non-Recordation of Assignments Could Increase Losses on the Loans

The transferor will not be required to record assignments of the mortgages to the indenture trustee in the real property records of _____________ and some other states.  The master servicer will retain record title to the related mortgages on behalf of the issuing entity, the indenture trustee and the holders of the notes.  See “Description of the Transfer and Servicing Agreements—Sale and Assignment of the Loans” in this prospectus supplement.

The recordation of the assignments of the mortgages in favor of the indenture trustee is not necessary to effect a pledge of the loans to the indenture trustee.  However, if the transferor or the depositor were to sell, assign, satisfy or discharge any loan prior to recording the related assignment in favor of the indenture trustee, the other parties to this sale, assignment, satisfaction or discharge may have rights superior to those of the indenture trustee.  In some states, in the absence of a related recordation of the assignments of the mortgages, the pledge to the indenture trustee of the loans may not be effective against particular creditors or purchasers from the transferor or a trustee in bankruptcy of the transferor.  If these other parties, creditors or purchasers have rights to the loans that are superior to those of the indenture trustee, you could lose the right to future payments of principal and interest from the related loans.  As a result you could suffer a loss of principal and interest to the extent that the relevant loss is not otherwise covered by the applicable credit enhancement.

Bankruptcy of Other Parties May Adversely Affect Payments on the Notes

The depositor intends to treat the transfer of the loans to the issuing entity as an absolute transfer and not as a secured lending arrangement.  In this event, the loans would not be part of the depositor’s bankruptcy estate if a bankruptcy occurs and would not be available to the depositor’s creditors. If an insolvency of the depositor occurs, it is possible that the bankruptcy trustee or a creditor of the depositor may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans.  This position, if accepted by a court, could prevent timely payments of amounts due on the notes and result in a reduction of payments on the notes.

If a bankruptcy or insolvency of the master servicer or servicer occurs, the bankruptcy trustee or receiver may have the power to prevent [the securities insurer,] the indenture trustee or the issuing entity from appointing a successor master servicer or servicer.

If an insolvency of the servicer occurs and if cash collections are commingled with the servicer’s own funds for at least ten days, the issuing entity will likely not have a perfected interest in these collections.  This is because the collections would not have been deposited in a segregated account within ten days after the related collection.  The inclusion of these cash collections within the bankruptcy estate of the Servicer in this situation may result in delays in payment and failure to pay amounts due on the notes.

In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize on its security.  See “Certain Legal Aspects of Residential Loans” in the prospectus.

Violations of Federal and State Laws May Adversely Affect Ability to Collect on Loans

Federal and state laws regulate the underwriting, origination, servicing and collection of the loans.  These laws will likely change over time and may become more restrictive or stringent with respect to some of these activities of the servicer, master servicer and transferor.  Violations of these Federal and state laws may

·

limit the ability of the servicer or master servicer to collect principal or interest on the loans,

·

entitle the borrowers to a refund of amounts previously paid, and

·

subject the issuer, the servicer, master servicer or transferor to damages and administrative sanctions.

The inability to collect principal or interest on the loans because of violations of federal or state laws will likely cause the loans to experience higher rates of delinquencies, defaults and losses.  An assessment of damages or sanctions against the issuing entity could result in the issuing entity’s assets being insufficient to pay all interest and principal due on the notes.  An assessment of damages or sanctions against the servicer, master servicer or the transferor may adversely affect the ability of the servicer or master servicer to service the loans or the transferor to repurchase or replace defective loans.  See “Risk Factors—Certain Other Legal Considerations Regarding Residential Loans” in the prospectus.  The transferor will be required to repurchase or replace any loan that did not materially comply with applicable Federal and state laws.  See “—Limitations on the Transferor and Servicer” below.

Failure of Servicer to Perform May Adversely Affect Payments on the Notes

The amount and timing of payments on the notes generally will be dependent on ________________ as the servicer to perform its servicing obligations in an adequate and timely manner.  See “Servicer—Servicing Procedures” in this prospectus supplement.  [The failure of the securities insurer to renew the term of the servicer every ninety days or the occurrence of particular events of default may result in the termination of the servicer.]  For example, an event that causes a material adverse effect, may result in the termination of the servicer.  See “Description of the Transfer and Servicing Agreements—Servicer Determinations and Events of Default” in this prospectus supplement.  The master servicer or similar other successor appointed by the master servicer [and approved by the securities insurer] will assume the loan servicing functions if the servicer is terminated.  This termination with its transfer of daily collection activities will likely increase the rates of delinquencies, defaults and losses on the loans which could cause shortfalls in payments due on your notes.

Transferor May Not Be Able To Repurchase or Replace Defective Loans

If the transferor fails to cure a material breach of its loan representations and warranties with respect to any loan in a timely manner, then the transferor is required to repurchase or replace the related defective loan.  See “Description of the Transfer and Servicing Agreements—Representations and Warranties” in this prospectus supplement.  The transferor may not be capable of repurchasing or replacing any defective loans, for financial or other reasons.  The transferor’s inability to repurchase or replace defective loans would likely cause the loans to experience higher rates of delinquencies, defaults and losses.  As a result, shortfalls in payments due on your notes could occur.  See “—Adequacy of Credit Enhancement” above, and “______________________” and “Description of Credit Enhancement” in this prospectus supplement.

FICO Scores

A FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW).  The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s.  Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used.  The FICO Scores are used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and are not a substitute for the underwriter’s judgment.  Although FICO Scores are used as a predictive measure of a loan’s quality, it is not determinative and is based solely on the information available from the credit repositories.  As a result, FICO Scores should not be viewed as determinative of performance and should be viewed as one factor in assessing the quality of the loans.

FORWARD-LOOKING STATEMENTS

In this prospectus supplement and the accompanying prospectus, we use forward-looking statements.  These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Prepayment and Yield Considerations.” Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words.  These statements are intended to convey our projections or expectations as of the date of this prospectus supplement.  These statements are inherently subject to a variety of risks and uncertainties.  Actual results could differ materially from those we anticipate due to changes in, among other things:

·

economic conditions and industry competition,

·

political and/or social conditions, and

·

the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which those statements were originally based.

DEFINED TERMS

We define and use capitalized terms in this prospectus supplement and the prospectus to assist you in understanding the terms of the notes and this offering.  We define the capitalized terms we used in this prospectus supplement under the caption “Glossary of Terms” beginning on page S-[__] in this prospectus supplement.

THE POOL

General

On or about ____________, 200__, the depositor will acquire from the transferor a pool of loans having an aggregate unpaid principal balance as of the close of business on ____________, 200__, of approximately $__________.  The depositor will then transfer the loans to the issuing entity pursuant to the Owner Trust Agreement in exchange for the notes and the Residual Interest Certificates.  The owner trust will be entitled to all payments of principal and interest in respect of the loans due after  _________, 200_, the cut-off date.  The loans will be secured by first lien mortgages, deeds of trust and security deeds of trust and security deeds on residences.

Approximately ____% of the loans, by cut-off date pool principal balance, will be closed-end, fully amortizing, adjustable-rate home loans.  Approximately ____% of the loans will be fully amortizing fixed-rate home loans.  None of the loans are insured or guaranteed by any governmental agency.  The loans have been originated for the purpose of:

·

purchasing and refinancing single-family residences,

·

consolidating debt,

·

financing property improvements,

·

providing cash to the borrower for unspecified purposes or

·

a combination of the foregoing.

The majority of the loans will have been originated or acquired by the Transferor on a flow basis, through a network of small independent mortgage brokers.  A small number of the loans were acquired by the transferor either through a network of correspondents or direct origination.  No loans were purchased by the transferor in bulk.

The loans have been underwritten in compliance with the underwriting standards of the transferor.  See “Underwriting Criteria” in this prospectus supplement.

[Method of Selection of Pool Assets]

[According to §229.111(a)(4) provide the method and criteria by which the pool assets were selected for the transaction.]

[Legal and Regulatory Provisions]

[Insert information required by §229.1111(a)(6) regarding legal or regulatory provisions that may materially affect pool asset performance or payments.]

Payments on the Loans

Interest on each loan is payable monthly on its outstanding principal balance at a per annum loan interest rate.  The loan interest rate on each adjustable-rate loan will be subject to adjustment based on Six-Month LIBOR after an initial period.  Approximately _____% of the loans, by cut-off date pool principal balance, known as “____ loans” will bear interest at a fixed rate for approximately two years after origination.  Approximately ____% of the loans, by cut-off date pool principal balance, known as “____ loans” will bear interest at a fixed rate for three years after origination.  Approximately ____% of the loans, by cut-off date pool principal balance, will bear interest at a fixed rate for six months after origination.  Approximately ____% of the loans, by cut-off date pool principal balance, will bear interest at a fixed rate for the life of the loans.

The loan interest rate on each adjustable-rate loan will be adjusted on each loan interest rate reset date to a rate equal to the sum of:

(1)

Six-Month LIBOR, as published in The Wall Street Journal; and

(2)

the number of basis points stated in the mortgage note.

The loan interest rate reset date for each adjustable-rate loan will occur at end of the related six month, two year or three year period, and at six month intervals, thereafter. The new loan interest rate will be rounded and may be subject to periodic rate caps, lifetime caps and lifetime floors.  A periodic rate cap limits changes in the loan rate for each loan on a particular reset date.  The lifetime cap for a loan is the maximum loan reset rate that may be charged on a loan.  The lifetime floor is the minimum loan reset rate that may be charged on a loan.  The loans do not provide for negative amortization or limits on changes in monthly payments.

Six-Month LIBOR.  Listed below are monthly Six-Month LIBOR rates on the first business day of the related calendar month beginning in 200_, as published by _____________.  The Six-Month LIBOR rates may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern.  There can be no assurance that levels of Six-Month LIBOR published in ____________ on a different LIBOR reference date would have been at the same levels as those set forth below.  The following does not purport to be representative of future levels of Six-Month LIBOR, as published by __________.  No assurance can be given as to the level of Six-Month LIBOR on any reset date or during the life of any loan based on Six-Month LIBOR.

Six-Month LIBOR

	200_	200_	200_	200_	200_
January	____%	____%	____%	____%	____%
February	____%	____%	____%	____%	____%
March	____%	____%	____%	____%	____%
April		____%	____%	____%	____%
May		____%	____%	____%	____%
June		____%	____%	____%	____%
July		____%	____%	____%	____%
August		____%	____%	____%	____%
September		____%	____%	____%	____%
October		____%	____%	____%	____%
November		____%	____%	____%	____%
December		____%	____%	____%	____%

The initial loan interest rate in effect on an adjustable-rate loan generally will be lower, and may be significantly lower, than the loan interest rate that would have been in effect based on the rate of Six-Month LIBOR and the Gross Margin at the origination of the loan.  Therefore, unless Six-Month LIBOR declines after origination of a loan, the related loan interest rate will generally increase on the first reset date following origination of the loan, subject to the periodic rate cap.  The repayment of the loans will be dependent on the ability of the borrowers to make larger monthly payments following adjustments of the loan interest rate.  Loans that have the same initial loan interest rate at the cut-off date may not always bear interest at the same loan interest rate.  This is so because the loans may have different reset dates, and the loan interest rates therefore may reflect different levels of Six-Month LIBOR, gross margins, lifetime caps and lifetime floors.

The principal balance of a loan on any day is equal to

(1)

its unpaid principal as of the cut-off date after giving effect to scheduled principal payments due on the loan on or prior to the cut-off date, whether or not received, minus

(2)

all principal reductions credited against the principal balance of the related loan since the cut-off date, including any principal losses recorded by the servicer on account of a short pay-off, short sale or other modification of that loan affecting the applicable principal balance;

provided, however, that any Liquidated Home Loan will have a principal balance of zero.  With respect to any date, the pool principal balance will be equal to the aggregate principal balances of all loans in the pool as of that date.

Although the loans may be prepaid at any time, prepayment may subject the borrower to a prepayment penalty, subject to state regulation.  Approximately ____% of the loans, by cut-off date pool principal balance, provide for a prepayment penalty for specific partial prepayments and any prepayments in full made during the first, second, third and fifth years of the loan, except for a short prepayment window at the time of the first adjustment of the loan interest rate.  The prepayment penalty would equal, generally, a specified amount of advance interest on the amount of the prepayment of the loan.  Because the master servicer is entitled to keep the prepayment penalties as additional compensation, it will not be available to make payments on the notes.

The loans will be serviced under an actuarial interest method in which interest is charged to the related borrowers, and payments are due from those borrowers as of a scheduled day each month that is fixed at the time of origination.  Payments received after a grace period following the scheduled day are subject to a late charge.  Therefore, each regular scheduled payment made by the borrower is treated as containing a predetermined amount of interest and principal.  Scheduled monthly payments made by the borrowers on the loans either earlier or later than their scheduled due dates will not affect the amortization schedule or the relative application of those payments to principal and interest.  Interest accrued on each loan will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

In connection with a partial prepayment, the servicer, at the request of the borrower, may recalculate the amortization schedule of the related loan to reduce the scheduled monthly payment over the remaining term to maturity.

Characteristics of the Loans

Set forth below is statistical information regarding characteristics of the loans included in the pool as of the cut-off date.  As of the cut-off date, the loans had an approximate aggregate principal balance of $_________.  Unless the context indicates otherwise, any numerical or statistical information presented in this prospectus supplement is based on the characteristics of the pool of loans that will be included in the owner trust and that comprise the cut-off date pool principal balance.

Before the closing date, the transferor may remove any of the loans identified as of the date of this prospectus supplement or may substitute comparable loans for any of the loans identified as of the date of this prospectus supplement.  However, that the aggregate principal balance of the loans will not exceed __% of the cut-off date pool principal balance.  As a result, the statistical information presented below regarding the characteristics of the loans included in the pool may vary in some respects from comparable information based on the actual composition of the loans included in the pool on the closing date.  In addition, after the cut-off date, the characteristics of the actual loans may materially vary from the information below due to a number of factors.  These factors include prepayments after the cut-off date or the substitution or repurchase of loans after the closing date.

[According to §229.1111(b), also provide appropriate introductory and explanatory information to introduce the characteristics, the methodology used in determining or calculating the characteristics and any terms or abbreviations used.]

Loan Statistics

As of the cut-off date, the loans had the following characteristics:

Loans

Number of Loans
Principal Balance
Aggregate	$
Average	$
Range	$ to $
Current Loan Rate
Weighted Average	%
Range	% to %
Current Loan Rate-(Fixed-Rate Loans)
Weighted Average	%
Range	% to %
Current Loan Rate-(Adjustable-Rate Loans)
Weighted Average	%
Range	% to %
Gross Margin-(Adjustable-Rate Loans)
Weighted Average	%
Range	% to %
Lifetime Caps-(Adjustable-Rate Loans)
Weighted Average	%
Range	% to %
Lifetime Floors-(Adjustable-Rate Loans)
Weighted Average	%
Range	% to %
Months to Next Change Date-(Adjustable-Rate Loans)
Weighted Average	months
Range	months to months
Remaining Term to Maturity (months)
Weighted Average	months
Range	months to months
Seasoning (months)
Weighted Average	months
Range	months to months
Loan-to-Value Ratio
Weighted Average	%
Range	% to %

As of the cut-off date, all of the loans had original stated maturities of not more than years, and no loan was scheduled to mature later than ____________.

As of the cut-off date, all of the loans were secured by mortgaged properties located in __ states.

The following tables are based on some statistical characteristics with respect to the loans as of the cut-off date.  The sum of the dollar amounts and percentages in the following tables may not equal the totals due to rounding.

Geographic Distribution

Jurisdiction	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance

Total			100.00%

Principal Balances

Range of Loan Rates	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance
		$	%

Total			$100.00%

*

Less than 0.01%.

As of the cut-off date, the average cut-off date principal balance of the loans was approximately $          .

Current Loan Rates

Range of Loan Rates	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance
		$	%

Total			$100.00%

As of the cut-off date, the weighted average loan interest rate of the loans was approximately _____% per annum.

Current Loan Rates—Fixed-Rate Loans

Range of Loan Rates	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance of Fixed-Rate Loans
			%

Total			$100.00%

As of the cut-off date, the weighted average loan interest rate of the fixed-rate loans was approximately _______% per annum.

Current Loan Rates—Adjustable-Rate Loans

Range of Loan Rates	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance Of Adjustable-Rate Loans
		$	%

Total			$100.00%

As of the cut-off date, the weighted average loan interest rate of the adjustable-rate loans was approximately _____% per annum.

Distribution of Gross Margins—Adjustable-Rate Loans

Range of Gross Margins	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance Of Adjustable-Rate Loans
		$	%

Total			$100.00%

As of the cut-off date, the weighted average gross margin of the adjustable-rate loans was approximately ____% per annum.

Distribution of Lifetime Caps—Adjustable-Rate Loans

Range of Lifetime Caps	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance of Adjustable-Rate Loans
		$	%

Total			$100.00%

As of the cut-off date, the weighted average lifetime cap on the adjustable-rate loans was approximately ______% per annum.

Distribution of Lifetime Floors—Adjustable-Rate Loans

Range of Lifetime Floors	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance of Adjustable-Rate Loans
		$	%

Total			$100.00%

As of the cut-off date, the weighted average lifetime floor of the adjustable-rate loans was approximately ______% per annum.

Month of Next Change Date—Adjustable-Rate Loans

Month of Next Change Date	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance of Adjustable-Rate Loans
		$	%

Total			$100.00%

As of the cut-off date, the weighted average next reset date of the adjustable-rate loans was approximately ___________, 200_.

Loan-to-Value Ratios

Range of Loan-to-Value Ratio	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance
		$	%

Total			$100.00%

As of the cut-off date, the weighted average Loan-to-Value Ratio of the loans was approximately        %.

Occupancy Status

Occupancy	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance
Owner Occupied		$	%
Non-Owner Occupied
Second Home
Total			$100.00%

Mortgaged Property Types

Property Type	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance
		$	%

Total			$100.00%

Months Since Origination

Range of Loan Age (in months)	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance
		$	%

Total			$100.00%

As of the cut-off date, the weighted average number of months since origination of the loans was approximately __ months.

Remaining Terms to Maturity

Range of Remaining Terms to Maturity (in months)	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance
		$	%

Total			$100.00%

As of the cut-off date, the weighted average remaining term to maturity of the loans was approximately ___ months.

Transferor Assigned Risk Categories

Transferor Assigned Risk Categories	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance
		$	%

Total			$100.00%

Delinquency and Loss Information

The following table sets forth certain information regarding delinquency with respect to the Loans as of the Cut-Off Date.

Delinquency Experience
Percent of
Days Delinquent	Number of Loans	Aggregate Principal Balance	Aggregate Principal Balance
30-59 Days
0 times	[______]	$[______]	[_____]%
1 time	[______]	[______]	[_____]
2 times	[______]	[______]	[_____]
3 times	[______]	[______]	[_____]
Total		$[______]	100.00%

Delinquency Experience
Percent of
Days Delinquent	Number of Loans	Aggregate Principal Balance	Aggregate Principal Balance
60-89 Days
0 times	[______]	$[______]	[_____]%
1 time	[______]	[______]	[_____]
2 times	[______]	[______]	[_____]
3 times	[______]	[______]	[_____]
Total		$[______]	100.00%

Delinquency Experience
Percent of
Days Delinquent	Number of Loans	Aggregate Principal Balance	Aggregate Principal Balance
90-119 Days
0 times	[______]	$[______]	[_____]%
1 time	[______]	[______]	[_____]
2 times	[______]	[______]	[_____]
3 times	[______]	[______]	[_____]
Total		$[______]	100.00%

Delinquency Experience
Percent of
Days Delinquent	Number of Loans	Aggregate Principal Balance	Aggregate Principal Balance
120-149 Days
0 times	[______]	$[______]	[_____]%
1 time	[______]	[______]	[_____]
2 times	[______]	[______]	[_____]
3 times	[______]	[______]	[_____]
Total		$[______]	100.00%

Delinquency Experience
Percent of
Days Delinquent	Number of Loans	Aggregate Principal Balance	Aggregate Principal Balance
150-179 Days
0 times	[______]	$[______]	[_____]%
1 time	[______]	[______]	[_____]
2 times	[______]	[______]	[_____]
3 times	[______]	[______]	[_____]
Total		$[______]	100.00%

No Loan has been more than 179 days delinquent in the twelve months preceding the cut-off date.

[Pre-funding]

[On the closing date, the depositor will deposit approximately $[__], representing approximately [___]% of the asset pool, into a segregated account maintained with the trustee, referred to in this prospectus supplement as the prefunding account.  The trust will use approximately $[__] of this amount to buy additional mortgage loans from the seller after the closing date and on or prior to [__].  The depositor must satisfy certain conditions specified in the pooling and servicing agreement before it can sell additional mortgage loans to the trust.  If any amounts are left in the prefunding account after that date in respect of a loan group, the holders of the [__] Certificates, as applicable, will receive that amount as a principal payment on the [__] distribution date in the manner described herein.]

[Claims on Pool Assets]

[Describe any material direct or contingent claim that parties other than holders of the notes have on any pool assets pursuant to §229.1111(f).  Also, describe any material cross-collateralization or cross-default provisions relating to the pool assets.]

SIGNIFICANT OBLIGORS OF POOL ASSETS

[Provide information as required in §229.1112 regarding significant obligors of the pool assets.]

SPONSOR AND TRANSFEROR

General

__________________  is the sponsor, transferor and master servicer under the Sale and Servicing Agreement.  __________ is a _________________ with its principal place of business in _________________, [and is a wholly owned subsidiary of _____________________, a _____________ corporation].  [As of ___________, 200_, ___________ had total assets of approximately $___ million, net loans of approximately $___ million, deposits of approximately $___ million and capital of approximately $___ million.  At _______, 200_, ___________’s regulatory capital measures, determined under the regulatory reporting requirement of the ____________________, were as follows:  core capital ___% and total risk based capital ___%.]

[Describe the general character of the sponsor’s business as required in §229.1104(b).]

[According to §229.1104(c), describe the sponsor’s securitization program and state how long the sponsor has been engaged in the securitization of assets.  The description must include, to the extent material, a general discussion of the sponsor’s experience in securitizing assets of any type as well as a more detailed discussion of the sponsor’s experience in and overall procedures for originating or acquiring and securitizing assets of the type included in this transaction.  Include to the extent material information regarding the size, composition and growth of the sponsor’s portfolio of assets of the type to be securitized and information or factors related to the sponsor that may be material to an analysis of the origination or performance of the pool assets, such as whether any prior securitizations organized by the sponsor have defaulted or experienced an early amortization triggering event.]

[According to §229.1104(d) describe the sponsor’s material role and responsibilities in its securitization program, including whether the sponsor or an affiliate is responsible for originating, acquiring, pooling or servicing the pool assets, and the sponsor’s participation in structuring the transaction.]

[The transferor will sell and assign each loan to the depositor in consideration for the net proceeds from the sale of the offered notes, and for the residual interest certificates.

The offered notes will not represent an interest in or obligation of, nor are the loans guaranteed by, the transferor or any of its affiliates.]

[Describe any legal proceedings pending against the sponsor or any of its property including proceedings known to be contemplated by governmental authorities that may be materials to securityholders.]

Static Pool Information

[Provide information required by §229.1105 relating to Static Pool Information.]

DEPOSITOR

Mortgage Asset Securitization Transactions, Inc., the depositor, is a Delaware corporation organized on April 23, 1987, as a wholly owned limited purpose finance subsidiary of UBS Americas Inc.  The depositor maintains its principal office at 1285 Avenue of the Americas, New York, New York.  Its telephone number is (212) 713-2000.

The depositor has been engaged in the securitization of loans since its incorporation in 1987.  The depositor is generally engaged in the business of acting as a depositor of one or more trust funds that may issue or cause to be issued, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by, or represent an interest in loans.  The depositor typically acquires loans and other assets for inclusion in securitizations from the sponsor.

The certificate of incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series of securities and to act as depositor of trusts that may issue and sell securities.

After the issuance of the Securities, the depositor will have limited or no obligations with respect to the Securities and the related trust fund.  Those obligations may include cure, repurchase or substitution obligations relating to breaches of representations and warranties, if any, that the depositor makes with respect to the assets, certain actions with respect to the creation of a security interest in the related assets, to arrange for derivative instruments or replacement instruments to be included in a trust, to appoint replacements to certain transaction participants, to prepare and file and required reports under the Exchange Act, to provide notices to certain parties under the operative agreements or to provide requested information to the various transaction participants.

The depositor does not have, nor is it expected in the future to have, any significant assets.  We do not expect that the depositor will have any business operations other than acquiring and pooling residential loans, mortgage securities and agency securities, offering securities or other mortgage- or asset-related securities, and related activities.

MASTER SERVICER

Master Servicer Duties

__________, a ________________, with its principal place of business in __________, as master servicer, will be responsible for performing the loan master servicing functions for the loans pursuant to the Sale and Servicing Agreement.  All references in the accompanying prospectus to “master servicer” shall mean the “servicer” with respect to this prospectus supplement.

________ has been servicing assets for [state how long.]  [Provide, to the extent material, a general discussion of the servicer’s experience in servicing assets of any type as well as a more detailed discussion of the servicer’s experience in, and procedures for the servicing function it will perform in the current transaction for assets of the type included in the current transaction.  See §229.1108(b)(2) for requirements.]

[According to §229.1108(b)(3) describe any material changes to the servicer’s policies or procedures in the servicing function it will perform in the current transaction for assets of the same type included in the current transaction during the past three years.]

[According to §229.1108(b)(4) provide information regarding the servicer’s financial condition to the extent that there is a material risk that the effect on one or more aspects of servicing resulting from such financial condition could have a material impact on pool performance or performance of the notes.]

[Provide information regarding the size, composition and growth of the servicer’s portfolio of mortgage loans of similar type to these mortgage loans.]

In consideration for the performance of the master servicing functions for the loans, the master servicer is entitled to receive a monthly servicing fee as to each loan in the amount equal to one-twelfth of the product of ___% and the principal balance of the related loan as of the first day of the immediately preceding Due Period.  In addition, the master servicer is entitled to receive on a monthly basis additional compensation attributable to

·

investment earnings from amounts on deposit in the Collection Account, the Note Payment Account,

·

a portion of late payment charges, and

·

prepayment penalties

·

which, together with the Master Servicer Fee, are referred to as the Master Servicer Compensation.

The master servicer will service the loans for an interim period beginning on the closing date and ending on or before _______, 200_.  During this time the master servicer shall be entitled to all Servicing Compensation, and shall be vested with all of the rights and obligations of the servicer.  The master servicer will transfer the servicing of the loans to the servicer on or before ________, 200_.  After this date, the servicer will perform the servicing functions with respect to the loans.

Under the Sale and Servicing Agreement, [filed as Exhibit ___], the master servicer will perform the following master servicing functions:

·

The master servicer will advance delinquent payments of interest and principal on the loans in order to maintain a regular flow of scheduled payments to holders of the notes.  Prior to each payment date, the master servicer will remit a Monthly Advance, if necessary, to the indenture trustee for deposit into the note payment account to be paid on the related payment date.  The master servicer may recover Monthly Advances, first from the borrower on whose behalf the related monthly advance was made, then from subsequent collections on the related loan.  The master servicer is not required to make any Monthly Advance it deems not recoverable from subsequent collections on the related loan;

·

If a loan prepays in full or in part in any month other than on the date the related monthly payment was due, the borrower is only required to pay interest to the date of prepayment.  In this event, the master servicer and the servicer are obligated to pay any shortfall in interest up to an amount equal to the sum of the Master Servicer Fee and the Servicing Fee for the related payment date.  The Compensating Interest will first be paid by the master servicer out of its Master Servicer Compensation on any payment date.  Any required Compensating Interest in excess of the Master Servicer Compensation will be paid by the servicer out of its Servicing Fee.  The servicer will be reimbursed for all amounts paid by it in respect of Compensating Interest

§

first, on the related payment date, from amounts that would otherwise be paid to the Residual Certificateholder and

§

second, on subsequent payment dates, by the master servicer out of amounts otherwise payable in respect of the Master Servicer Compensation and amounts that would otherwise be payable to the Residual Certificateholder;

·

The master servicer will periodically review the servicing reports, loan level information and other relevant information as may be reasonably required by the master servicer to ascertain whether the servicer is in compliance with the Servicing Agreement;

·

If the reports submitted by the servicer are inaccurate or incomplete, then the master servicer will prepare and submit exception reports to the indenture trustee[, the securities insurer] and the rating agencies and notify the indenture trustee[, the securities insurer] and the rating agencies of any event of default with respect to the servicer under the Servicing Agreement;

·

If the servicer is terminated as servicer under the Servicing Agreement, then the master servicer will accept appointment as, or cause another entity [as directed by the securities insurer] to act as, the successor servicer under the Servicing Agreement; and

·

The master servicer will either maintain computer systems and software compatible with the computer systems of the servicer or will obtain computer systems allowing it to assume the servicing of the loans, if necessary.

Under the Servicing Agreement, [filed as Exhibit ___] the servicer will facilitate the master servicing functions of the master servicer as follows:

·

the servicer will comply with the terms of the various agreements it is entering into in connection with the loans, including but not limited to, the Transfer and Servicing Agreements;

·

the servicer will provide to the master servicer information regarding the loans and its servicing activities of those loans; and

·

the servicer will permit the master servicer to inspect the servicer’s books and records.

[Provide information, if applicable, as to the master servicer as required in §229.1108(c).]

In some limited circumstances and conditions, the master servicer may resign [or be removed by the securities insurer,] in which event another third-party master servicer will be sought to become the successor master servicer.  The master servicer has the right to resign under the Sale and Servicing Agreement if it gives 60 days’ notice any time on or after one year from the closing date.  No removal or resignation of the master servicer will become effective until the indenture trustee, the owner trustee or a successor master servicer[, acceptable to the securities insurer,] has assumed the master servicer’s responsibilities and obligations under the Sale and Servicing Agreement.

[Describe the provisions for selection of a successor master servicer and financial and other requirements that must be met by a successor master servicer pursuant to §229.1108(d)(1).]

[According to §229.1108(d)(2) describe the process for transferring servicing to a successor master servicer.]

[According to §229.1108(d)(3) describe the provisions for payment of expenses associated with a master servicing transfer and any additional fees charged by a successor master servicer.  Specify the amount of any funds set aside for a master servicing transfer.]

[According to §229.1108(d)(4) describe arrangements, if any, regarding a back-up master servicer for the assets and the identity of any such back-up master servicer.]

See “Description of the Transfer and Servicing Agreements” in this prospectus supplement.

SERVICER

General

_____________________, will service the loans in accordance with the Servicing Agreement ___________________________________________________________________________.  The servicer’s corporate offices are located at ____________________________.  ______________________________________ ______________________________.

_______________, has been servicing assets for [state how long.] [Provide, to the extent material, a general discussion of the servicer’s experience in servicing assets of any type as well as a more detailed discussion of the servicer’s experience in, and procedures for the servicing function it will perform in the current transaction for assets of the type included in the current transaction.  See §229.1108(b)(2) for requirements.]

The master servicer will service the loans for an interim period beginning on the closing date and ending on or before __________, 200_.  During this time the master servicer shall be entitled to all Servicing Compensation, and shall be vested with all of the rights and obligations of the servicer.  The master servicer will transfer the servicing of the loans to the servicer on or before _______, 200_.  After that date the servicer will perform the servicing functions with respect to the loans.

Servicing Procedures

The following is a general description of the servicer’s servicing policies and procedures currently employed by the servicer with respect to its conventional loan portfolio.  All references in this prospectus supplement to the servicer shall mean master servicer for purposes of the accompanying prospectus.  For a description of other servicing procedures applicable to the loans, see “Description of the Transfer and Servicing Agreements” in this prospectus supplement.  In response to changes and developments in the consumer finance area, as well as the refinement of the servicer’s servicing and collection procedures, the servicer’s servicing policies and procedures for specific types of loans, including the loans in the trust, may change from time to time.  The manner in which the servicer performs its servicing obligations will affect the amount and timing of principal and interest payments on the loans.  As a result, payments to the holders of the notes will be affected.

The servicer’s loan servicing activities include

·

responding to borrower inquiries,

·

processing and administering loan payments,

·

reporting and remitting principal and interest to trustees, investors and other interested parties,

·

collecting delinquent loan payments,

·

evaluating and conducting loss mitigation efforts,

·

charging off uncollectible loans, and

·

otherwise administering the loans.

The servicer has developed loss mitigation methodologies for conventional loans, which includes short sales with repayment plans, short pay-offs, substitutions of collateral and modifications that use borrower-specific repayment schedules.  Servicing operations also include

·

customer complaint monitoring,

·

maintenance of daily delinquency information,

·

analysis and monitoring of legal remedies, including collection litigation,

·

foreclosure proceedings and dispositions,

·

accounting for principal and interest,

·

contacting delinquent borrowers,

·

handling borrower defaults,

·

recording mortgages and assignments,

·

investor and securitization reporting, and

·

management portfolio reporting.

The servicer utilizes a computer-based loan servicing system.  The servicer provides

·

payment processing and cashier functions,

·

automated payoff statements,

·

on-line collection, statement and notice mailing, and

·

a full range of investor reporting information.

The servicer has installed a predictive automated dialing system and computerized telephone loan inquiry system to increase the productivity of its collections staff.

Collection activity usually begins once a loan is 5 days delinquent, without regard to any grace period.  At this time, if payment has not been received the 5-day notice is sent.  The focus of collection activity is understanding the cause of, and finding a solution for, the delinquency.  Throughout the entire process there is a continual effort to contact the borrower and make acceptable payment arrangements.  The servicer sends late notices to borrowers whose payment has not been received by the 11th day after the due date.  Borrowers whose loans are 16 days delinquent will receive written notice that late fees have been imposed.  If payment has not been received by the 21st day, the 21-day late notice is sent.  If the borrower cannot be contacted within 15 days after the first attempted phone call, or at 20 days of delinquency, a third party property inspection company may be engaged to visit the borrower’s home to complete an exterior inspection of the property securing the loan, if applicable.  The inspection provides specific details about the property, including whether the property is vacant or occupied, and a notice is left to call the servicer’s servicing department.

If payment is not received by the 26th day of delinquency a notice advising of the pending notice of default is sent via Western Union.  The demand is sent via either Western Union or certified mail, return receipt requested, and regular first class mail.  The demand requires the borrower to pay the full amount due within 30 days to avoid further legal action.  If the demand for payment has expired with no plan for reinstatement, the loan will be submitted to a default review committee.  If the committee approves the foreclosure, the loan is referred to the legal department to commence foreclosure proceedings in accordance with applicable servicing agreement requirements.  Between 15 and 30 days after the expiration of the demand, if the servicer and the borrower have not agreed on a plan to cure the default, the legal department will refer the loan to local counsel for foreclosure.  Continuous effort will be made by telephone to remain in contact with the borrower while the loan is being approved for foreclosure and during the foreclosure process.  These procedures are taken in an effort to exhaust all avenues to cure the default.

Under the Servicing Agreement, the servicer may resign from its duties only in accordance with the terms of the agreement.  No removal or resignation will become effective until the master servicer or a successor servicer has assumed the servicer’s responsibilities and obligations under the Servicing Agreement.

[Describe the provisions for selection of a successor servicer and financial and other requirements that must be met by a successor servicer pursuant to §229.1108(d)(1).]

[According to §229.1108(d)(2) describe the process for transferring servicing to a successor servicer.]

[According to §229.1108(d)(3) describe the provisions for payment of expenses associated with a servicing transfer and any additional fees charged by a successor servicer.  Specify the amount of any funds set aside for a servicing transfer.]

[According to §229.1108(d)(4) describe arrangements, if any, regarding a back-up servicer for the assets and the identity of any such back-up servicer.]

The servicer may not assign its obligations under the Servicing Agreement. However, the servicer may delegate some of its obligations to a sub-servicer pursuant to a sub-servicing agreement.  A sub-servicer must meet specific eligibility requirements, as set forth in the Servicing Agreement.  Each sub-servicing agreement will require that the loans be serviced in a manner that is consistent with the terms of the Servicing Agreement.  The servicer will not be released of its servicing obligations and duties with respect to any subserviced loans.  As of the Closing Date, the servicer will not have subcontracted its servicing obligations and duties to a sub-servicer with respect to the loans.

Delinquency and Loss Experience.  The following tables set forth specific information relating to:

·

the delinquency experience, including foreclosures in progress and bankruptcies, as of the end of indicated period, and

·

the loan loss experience for the indicated period.

This information is for those portfolios of one- to four- family residential mortgage loans that consisted primarily of performing loans at the time the servicer began servicing those loans.  The servicer did not service any of these types of portfolios prior to [____].  The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquency and Loss Experience May Not Be Applicable to the Pool

It is unlikely that the delinquency experience of the loans will correspond to the delinquency experience of the servicer’s mortgage portfolios set forth in the following tables.  The statistics shown below represent the delinquency experience of the servicers’ mortgage servicing portfolios only for the periods presented.  However, the aggregate delinquency experience on the loans will depend on the results obtained over the life of the loans.  There can be no assurance that the loans will perform in a manner consistent with the delinquency or foreclosure experience of the servicer’s mortgage servicing portfolios described in this prospectus supplement.  It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the servicer.  In addition, adverse economic conditions or other factors may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans.  As a result, the actual rates of delinquencies and foreclosures with respect to the loans in the trust may vary significantly from the information set forth in the tables below.

Delinquencies and Foreclosures
(Dollars in Thousands)

At _______________, 200_
	By No. of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Total portfolio		$		N/A
Period of delinquency
31-59 days		$	%	%
60-89 days
90 days or more
Total delinquent loans		$	%	%
Loans in foreclosure		$	%	%

The information regarding the total portfolio represents only the servicer’s one-to-four family residential mortgage loan portfolios that consisted primarily of performing loans at the time the servicer began servicing those loans.  The number of total delinquent loans includes loans in foreclosure.

Real Estate Owned
(Dollars in Thousands)

At ______________, 200_
	By No. of Loans	By Dollar Amount
Total portfolio		$
Foreclosed loans
Foreclosure ratio	%	%

The information regarding the total portfolio represents only the servicer’s one-to-four family residential mortgage loan portfolios that consisted primarily of performing loans at the time the servicer began servicing those loans.  For the purposes of these tables, foreclosed loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by the servicer, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.  The foreclosure ratio is equal to the aggregate principal balance or number of foreclosed loans divided by the aggregate principal balance or number, as applicable, of mortgage loans in the total portfolio at the end of the indicated period.

Loan Loss Experience on the Servicer’s
Servicing Portfolio of Mortgage Loans
(Dollars in Thousands)

Year Ended _____________, 200_
Total portfolio	$
Gross losses
Recoveries
Net losses	$
Annualized net losses as a percentage of total portfolio	%

The information regarding the total portfolio represents only the servicer’s one-to-four family residential mortgage loan portfolios that consisted primarily of performing loans at the time the servicer began servicing those loans.  In addition, the information regarding the total portfolio uses the aggregate principal balance of the mortgage loans outstanding on the last day of the period.  Gross losses are the actual losses incurred on liquidated properties for each respective period.  Losses are calculated after repayment of all principal, foreclosure costs and accrued interest to the date of liquidation.  Recoveries are from liquidation proceeds and deficiency judgments.  Net losses are gross losses minus recoveries.

Servicer Advances

[According to §229.1108(c)(4) to the extent material, provide statistical information regarding servicer advances on the pool assets and the servicer’s overall servicing portfolio for the past three years.]

ORIGINATORS

[Provide information regarding originators, if applicable, as required in §299.1110.]

UNDERWRITING CRITERIA

General

[The loans were underwritten or reunderwritten in accordance with ________’s underwriting standards.  These standards are designed to permit mortgage lending to borrowers whose creditworthiness and repayment ability do not satisfy the more stringent underwriting requirements used as standards for FNMA and FHLMC.  __________ has established risk categories by which it aggregates acceptable loans into groupings considered to have progressively greater risk characteristics.  The discussion under this section sets forth a more detailed description of those risk categories applicable to the loans.

______________’s underwriting of the loans generally consisted of analyzing the following as standards applicable to the loans:

·

the creditworthiness of a borrower;

·

the income sufficiency of a borrower’s projected family income relative to the mortgage payment and to other fixed obligations, including in some instances rental income from investment property; and

·

the adequacy of the mortgaged property, expressed in terms of Loan-to-Value Ratio, to serve as the collateral for a mortgage loan.

The transferor has implemented a credit policy that provides a number of guidelines to assist underwriters in the credit decision process.  The creditworthiness characteristics emphasized by the transferor are the borrower’s debt-to-income ratio, credit history and employment stability.  The debt-to-income ratio for a borrower is calculated by dividing:

(1)

the borrower’s total monthly payment obligations, including payments due under the loan with the transferor, but after any debt consolidation from the proceeds of that loan, by

(2)

the borrower’s monthly gross income.

A credit bureau report that reflects the applicant’s credit history is obtained by the transferor from an independent, nationally recognized credit-reporting agency.  The credit report typically contains information reflecting delinquencies, repossessions, judgments, foreclosures, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records.  A loan applicant’s credit report must be current – generally less than 90 days old – at the time of application.  The credit report is used to evaluate the borrower’s payment record and tendency to repay debts in a timely manner.  A lack of credit payment history will not necessarily preclude a loan if other favorable borrower characteristics exist, including sufficient equity in the property or an adequate debt-to-income ratio.

The calculation of the borrower’s debt-to-income ratio involves a careful review of all debts listed on the credit report and the loan application, as well as the verification of gross income.  A borrower’s income is verified through various means, including

(1)

applicant interviews,

(2)

written verifications with employers, and

(3)

the review of pay stubs, bank statements, tax returns, W-2’s or other acceptable forms of documentation.

The debt-to-income ratio is calculated to determine if a borrower demonstrates sufficient income levels to cover or satisfy all debt repayment requirements.

Generally, each borrower would have been required to complete an application designed to provide to the original lender pertinent credit information concerning the borrower.  As part of the description of the borrower’s financial condition, each borrower furnished

·

information, which may have been supplied solely in that application, with respect to its assets, liabilities, income, credit history, employment history and personal information, and

·

an authorization to apply for a credit report which summarized the borrower’s credit history with local merchants and lenders and any record of past or present bankruptcy or foreclosure proceedings.

The borrower may have also been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts.  In the case of investment properties, income derived from the mortgaged property may have been considered for underwriting purposes.  With respect to mortgaged property consisting of vacation or second homes, generally no income derived from the property was considered for underwriting purposes, but could be considered as a compensating factor.

A determination was made by ___________ that the borrower’s monthly income would be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property.  This determination was made based on the data provided in the application, some verifications and the appraisal or other valuation of the mortgaged property.  In some circumstances, ___________ may also have considered the amount of liquid assets available to the borrower after origination.

Prospective borrowers may submit loan applications under one of three programs.  These programs differ from each other with respect to the requirements for the verification of the income of the borrower and the source of funds required to be deposited by the applicant in order to close the loan.  Some of the loans have been originated under “Easy Documentation” programs that require less documentation and verification than do traditional “Full Documentation” programs.  Generally, under this type of program, minimal investigation into a borrower’s income profile would have been undertaken by the originator.  The underwriting for those mortgage loans will place a greater emphasis on the value of the mortgaged property and credit history.  Under the “Easy Documentation” program, applicants must have income evidenced by six months of personal bank statements.  Under the “Full Documentation” program, borrowers are generally required to submit documentation verifying at least two years of income and employment history.  Under the “Stated Income Application” program, no verification of the applicant’s income is required.  Rather, the applicant may be qualified based on monthly income as stated in the mortgage loan application, if that income is supported by the general information included in the loan application package.

As used in this discussion of the underwriting standards, “Loan-to-Value Ratio“ generally means that ratio, expressed as a percentage of,

(1)

the principal amount of the loan at origination, over

(2)

the lesser of the sales price or the appraised value of the related mortgaged property at origination, or in the case of a refinanced or modified loan, either the appraised valued determined at origination or, if applicable, at the time of the refinancing or modification.

The adequacy of a mortgaged property as security for repayment of the related mortgage loan generally has been determined by an appraisal in accordance with preestablished appraisal procedure guidelines for appraisals established by __________.  Appraisers were typically licensed independent appraisers selected in accordance with the underwriting standards.  The appraisal procedure guidelines generally required the appraiser or an agent on its behalf to inspect the property personally and to verify whether the property was in good condition and that construction, if new, had been substantially completed.  The appraisal would have considered a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property.  The Loan-to-Value Ratio has been supported by a review appraisal conducted by ________ or an independent review company.

Pursuant to the underwriting standards, each loan was assigned a risk grade and categorized in a “Loan Class,” denominated by a letter.  ___________’s risk classification system is designed to assess the likelihood that each borrower will satisfy the repayment obligations associated with the related mortgage loan and to establish the maximum permissible Loan-to-Value Ratio for the mortgage loan.  Time frames referred to below, e.g., “within the last 12 months,” are measured from the time of underwriting of a borrower’s credit.

[Loan Class A:  For a loan to have been assigned to a Loan Class A, the prospective borrower must have overall “good” to “excellent” consumer credit.  No 30-day, 60-day or 90-day late payments within the last 12 months are acceptable on an existing mortgage loan.  Any existing mortgage loan must be current at the time of the application and no notices of default within the last three years on an existing mortgage loan are permitted.  Minor derogatory items are allowed as to non-mortgage credit.  However, open collections and charge-offs in excess of $500 must be paid down to zero at closing unless they are three years old or older and not reflected in the title report or are medical related.  No Chapter 7 bankruptcies with respect to the borrower may have been discharged during the previous three years.  No Chapter 13 bankruptcy filings may have been made by the borrower during the previous three years.  No foreclosures may have been filed within the last three years with respect to borrower property.  No foreclosure sales with respect to borrower property may have been conducted within the last three years.  The mortgaged property must be in average to good condition.  A maximum Loan-to-Value Ratio of 90% is permitted for a mortgage loan secured by a single family owner-occupied property, or 80% for a mortgage loan originated under an “Easy Documentation” program and 80% for a mortgage loan originated under a “Stated Income” application program.  A maximum Loan-to-Value Ratio of 80% is permitted for a mortgage loan secured by a non-owner occupied property.  The maximum permissible Loan-to-Value Ratio is lower for mortgage loans with initial principal amounts in excess of $300,000 secured by owner-occupied properties, or lower dollar amounts for loans secured by non-owner-occupied properties, and for mortgage loans made in connection with a borrower refinancing in which the borrower borrows more than is needed to refinance his old mortgage loan.  The borrower’s debt service-to-income ratio generally is 45% or less.

Loan Class A-:  For a loan to have been assigned to Loan Class A-, the prospective borrower is required to have overall “good” to “excellent” consumer credit.  A maximum of two 30-day late payments, and no 60-day or 90-day late payments within the last 12 months is acceptable on an existing mortgage loan.  Any existing mortgage loan must be current at the time of the application and no notices of default within the last three years on an existing mortgage loan are permitted.  As to non-mortgage credit, some prior defaults may have occurred.  However, open collections and charge-offs in excess of $500 must be paid down to zero at closing unless they are three years old or older and not reflected in the title report or are medical related.  No Chapter 7 bankruptcies with respect to the borrower may have been discharged during the two years.  No Chapter 13 bankruptcy filings may have been made by the borrower during the previous two years.  No foreclosures may have been filed within the last three years with respect to borrower property.  No foreclosure sales with respect to the borrower property may have been conducted within the last two years.  The mortgaged property must be in average to good condition.  A maximum Loan-to-Value Ratio of 90% is permitted for a mortgage loan secured by an owner-occupied property.  A maximum Loan-to-Value Ratio of 80% or 75% for mortgage loans originated under an “Easy Documentation” program and 65% for mortgage loans originated under a Stated Income Application program, is permitted for a mortgage loan secured by non-owner-occupied property.  The maximum permissible Loan-to-Value Ratio is lower for mortgage loans with initial principal amounts in excess of $300,000 secured by owner-occupied properties, or lower dollar amounts for loans secured by non-owner-occupied properties.  The maximum permissible Loan-to-Value Ratio is also lower for mortgage loans made in connection with a borrower refinancing in which the borrower borrows more than is needed to refinance his old mortgage loan.  The debt service-to-income ratio generally is 50% or less.

Loan Class B:  For a loan to have been assigned to Loan Class B, the prospective borrower may not have paid all previous or existing installment or revolving debt according to its terms and may have some charge-offs, and is required to have overall “satisfactory” consumer credit.  A maximum of four 30-day late payments, or two 30-day late payments and one 60-day late payment, but no 90-day late payments, within the last 12 months is acceptable on an existing mortgage loan and no notices of default within the last two years on an existing mortgage loan are permitted.  As to non-mortgage credit, some prior defaults may have occurred.  However, open collections and chargeoffs must be paid down to an amount not in excess of $500 at closing unless they are three years old or older and not reflected in the title report or are medical related.  No Chapter 7 bankruptcies with respect to the borrower may have been discharged during the previous two years.  No Chapter 13 bankruptcy filings may have been made by the borrower during the previous two years.  No foreclosures may have been filed within the last two years with respect to borrower property.  A maximum Loan-to-Value Ratio of 85% is permitted for a mortgage loan secured by an owner-occupied property.  A maximum Loan-to-Value Ratio of 75% is permitted for a mortgage loan secured by a non-owner-occupied property.  The maximum permissible Loan-to-Value Ratio is lower for mortgage loans with initial principal amounts in excess of $300,000 secured by owner-occupied properties, or lower dollar amounts for loans secured by non-owner-occupied properties. The maximum permissible Loan-to-Value Ratio is also lower for mortgage loans made in connection with a borrower refinancing in which the borrower borrows more than is needed to refinance his old mortgage loan.  The debt service-to-income ratio generally is 50% or less.

Loan Class C:  For a loan to have been assigned to Loan Class C, the prospective borrower may have experienced significant credit problems in the past, with overall “fair” consumer credit and a majority of credit not currently delinquent.  As to mortgage credit, the borrower may have had a history of being generally 30 days delinquent, and a maximum of two 60-day late payments and one 90-day late payment within the last 12 months is acceptable on an existing mortgage loan.  No notices of default within the last twelve months, or eighteen months if the Loan-to-Value Ratio is 75% or higher, or on an existing mortgage loan are permitted.  As to non-mortgage credit, significant prior defaults may have occurred.  However, open collections and charge-offs must be paid down to an amount not in excess of $1,500 at closing unless they are three years old or older and not reflected in the title report or are medical related.  No bankruptcies may have been filed or discharged during the 12-month period prior to the date the mortgage loan was made.  No foreclosures may have been filed within the last year with respect to borrower property.  The mortgaged property must be in average to good condition.  A maximum Loan-to-Value Ratio of 80% is permitted for a mortgage loan secured by an owner-occupied property.  A maximum Loan-to-Value Ratio of 70% is permitted for a mortgage loan secured by a non-owner-occupied property.  The maximum permissible Loan-to-Value Ratio is lower for mortgage loans with initial principal amounts in excess of $300,000 secured by owner-occupied properties, or lower dollar amounts for loans secured by non-owner occupied properties. The maximum permissible Loan-to-Value Ratio is also lower for mortgage loans made in connection with a borrower refinancing in which the borrower borrows more than is needed to refinance his old mortgage loan.  The debt service-to-income ratio generally is 55% or less.

Loan Class C-:  For a loan to have been assigned to Loan Class C-, the prospective borrower may have experienced significant credit problems in the past, with overall “poor” consumer credit.  As to mortgage credit, the borrower may have had a history of being generally 30 days delinquent, is not more than 120-days delinquent on an existing mortgage loan and there may not be a current notice of default outstanding on an existing mortgage loan.  As to non-mortgage credit, significant prior defaults may have occurred.  However, open collections and charge-offs must be paid down to an amount not in excess of $1,500 at closing unless they are three years old or older and not reflected in the title report or are medical related.  The mortgaged property must be in average to good condition.  A maximum Loan-to-Value Ratio of 70% is permitted for a mortgage loan secured by an owner-occupied property.  A maximum Loan-to-Value Ratio of 65% for all programs is permitted for a mortgage loan secured by a non- owner-occupied property.  The maximum permissible Loan-to-Value Ratio is lower for mortgage loans with initial principal amounts in excess of $300,000 secured by owner-occupied properties, or lower dollar amounts for loans secured by non-owner occupied properties. The maximum permissible Loan-to-Value Ratio is also lower for mortgage loans made in connection with a borrower refinancing in which the borrower borrows more than is needed to refinance his old mortgage loan.  The debt service-to-income ratio generally is 55% or less.

Loan Class D:  For a loan to have been assigned to Loan Class D, the prospective borrower will have experienced substantial credit problems in the past, and generally will have overall poor credit.  The prospective borrower’s credit history is poor and a notice of default on an existing mortgage loan may have been filed against the borrower.  As to non-mortgage credit, significant prior defaults may have occurred.  However, open collections and charge-offs must be paid down to an amount not in excess of $2,500 at closing unless they are three years old or older and not reflected in the title report or are medical related.  A bankruptcy filing by the borrower is permitted if it is discharged at closing.  Also, on a case-by-case basis, ___________ may make a loan on a mortgage that takes a borrower out of foreclosure.  ____________ will make a mortgage loan to a borrower to take him out of bankruptcy or foreclosure only if it improves the borrower’s financial situation.  The mortgaged property must be in average to good condition.  A maximum Loan-to-Value Ratio of 65% is permitted for mortgage loans originated under a full documentation program, “Easy Documentation” program or “Stated Income” application program.  A maximum Loan-to-Value Ratio of 60% for mortgage loans originated under a full documentation program, “Easy Documentation” program or “Stated Income” application program is permitted for a mortgage loan secured by a non-owner-occupied property.  The maximum permissible Loan-to-Value Ratio is lower for mortgage loans with initial principal amounts in excess of $300,000 secured by owner-occupied properties, or lower dollar amounts for loans secured by non-owner-occupied properties. The maximum permissible Loan-to-Value Ratio is also lower for mortgage loans made in connection with a borrower refinancing in which the borrower borrows more than is needed to refinance his old mortgage loan.  The debt service-to-income ratio generally is 65% or less.

As described in this section the indicated underwriting standards applicable to the loans include the foregoing categories and characteristics as guidelines only.  On a case-by-case basis, __________ may have determined in the course of its underwriting process that a prospective borrower warrants a Loan-to-Value Ratio upgrade based on compensating factors.  For example, a borrower may be able to get a loan in a particular Loan Class with a Loan-to-Value Ratio __% higher than the ratio that would otherwise be permitted for that Loan Class if particular compensating factors exist.

Based on the indicated underwriting standards applicable for mortgage loans with risk features originated under these standards, and in particular loans in Loan Classes C- and D as described in this prospectus supplement,] these loans are likely to experience greater rates of delinquency, foreclosure and loss.  As a result, these loans may experience substantially greater rates of delinquency, foreclosure and loss, than mortgage loans underwritten under more stringent underwriting standards.

[Include to the extent known, any changes in the underwriting, credit-granting or solicitation criteria and the extent to which such policies and criteria are or could be overridden according to §229.111(a)(3).]]

PREPAYMENT AND YIELD CONSIDERATIONS

General

The yield on the notes will be sensitive to fluctuations in the level of One-Month LIBOR and the net funds cap.  In addition, because the rate and timing of principal payments on the notes depends primarily on the rate and timing of principal payments, i.e., the prepayment experience, of the loans and the availability and amount of Excess Spread, the final payment of principal on the notes could occur significantly earlier than the Maturity Date.  If significant principal payments are made on the notes, the holders of the notes may not be able to reinvest those payments in a comparable alternative investment having a comparable yield.  No prediction can be made as to the rate of prepayments on the loans in either stable or changing interest rate environments.  Any reinvestment risk resulting from the rate of prepayments on the loans will be borne entirely by the holders of the affected notes.

The rate of principal payments on the notes, the aggregate amount of each interest payment on the notes and the yield to maturity on the notes will be directly related to and affected by:

(1)

the prepayment experience of the loans;

(2)

the application of Excess Spread to reduce the Note Principal Balance of the notes to the extent described in this prospectus supplement under “Description of Credit Enhancement—Overcollateralization,” and

(3)

under some circumstances, the rates of delinquencies, defaults or losses experienced on the loans.

The prepayment experience of the loans will be affected by:

(1)

the scheduled amortization of the loans; and

(2)

any unscheduled principal prepayments or reductions of the loans, which may include:

(a)

borrower prepayments and refinancings,

(b)

liquidations, write-offs and some modifications of the loans due to defaults, casualties, condemnations or other dispositions, and

(c)

repurchases of defective and defaulted loans pursuant to the Transfer and Servicing Agreements.

Modifications of defaulted loans by the servicer may have the effect of delaying or decreasing principal reductions that would have otherwise occurred on relevant defaulted loans.  On or after any payment date on which the pool principal balance declines to 10% or less of the cut-off date pool principal balance, the majority Residual Interest Certificateholders may purchase all of the loans from the issuing entity at a price equal to or greater than the Termination Price.  This purchase would result in a redemption of the notes.  Furthermore, to the extent that the majority Residual Interest Certificateholders fail to exercise those optional redemption rights, the securities insurer and the servicer may be entitled to exercise a similar right to effect an optional redemption of the notes if the pool principal balance declines to __% or less of the cut-off date pool principal balance.  See “Description of the Notes—Optional Redemption” in this prospectus supplement.

The weighted average life of a note is the average amount of time that will elapse from the closing date to the date each dollar in respect of principal of that note is repaid.  The weighted average life of a note will be influenced by, among other factors, the following:

(1)

the prepayment experience of the loans;

(2)

the rate at which Excess Spread is paid to holders of those notes;

(3)

the extent to which any reduction of the Overcollateralization Amount is paid to the holders of the Residual Interest Certificates; and

(4)

under some circumstances, the rates of delinquencies, defaults or losses experienced on the loans.

If substantial principal prepayments on the loans are received from unscheduled prepayments, liquidations or repurchases, then the payments to the holders of the notes resulting from these prepayments may significantly shorten the actual average lives of these notes.  If the loans experience delinquencies and particular defaults in the payment of principal, then the holders of the notes may similarly experience a delay in the receipt of principal payments attributable to those delinquencies and defaults.  In particular instances, these delinquencies and defaults may result in longer actual average lives of those notes than would otherwise be the case.  However, to the extent that the principal balances of Liquidated Home Loans are included in the principal payments on the notes then the holders of those notes will experience an acceleration in the receipt of principal payments.  In some instances this may result in shorter actual average lives of those notes than would otherwise be the case.  See “Risk Factors—Adequacy of Credit Enhancement” in this prospectus supplement.

A variety of general economic and social factors, as well as other factors and characteristics that relate specifically to each loan, will influence prepayments on loans.  Factors that relate specifically to the loans and that may affect the prepayment rate of the loans include the following:

(1)

the outstanding principal balances of the loans;

(2)

the interest rates on the loans;

(3)

changes in the value of the related Mortgaged Properties and the related Loan-to-Value Ratios;

(4)

changes in the creditworthiness of the borrowers;

(5)

changes in the availability of comparable financing to the borrowers on either more or less favorable terms; and

(6)

changes in the borrowers’ housing needs or employment status.

Additional factors that relate to the loans on a specific basis include the seasoning of the loans, the existence and enforceability of “due-on-sale” clauses, and the existence and enforceability of prepayment penalties.  For example, some of the loans contain due-on-sale provisions and the servicer intends to enforce those provisions, unless:

(1)

the servicer, in a manner consistent with the accepted servicing procedures, permits the purchaser of the related Mortgaged Property to assume the loan, or

(2)

this enforcement is not permitted by applicable law.

See “Certain Legal Aspects of Residential Loans—Enforceability of Certain Provisions” in the accompanying prospectus.  In some cases, if the borrower is selling its mortgaged property, the servicer, in a manner consistent with the accepted servicing procedures, may permit a substitution of collateral, short sales, short pay-offs or other modifications.  See “Description of the Transfer and Servicing Agreements—Realization On Defaulted Loans” in this prospectus supplement.

Some of the loans contain prepayment penalties.  Prepayment penalties generally obligate the related borrower to pay penalties in connection with a prepayment of the borrower’s loan.  The servicer will enforce prepayment penalties unless doing so would be unlawful or the master servicer consents to waiver.  The master servicer has no obligation to enforce prepayment penalties and will exercise its rights to enforce them to the extent it deems appropriate.  In addition, the prepayment penalties are typically suspended during the 60-day period that coincides with the initial adjustment date for a loan, where applicable.  The master servicer is entitled to retain all prepayment penalties to the extent the servicer collects them from borrowers.  The existence of prepayment penalties and any enforcement by the master servicer of the prepayment penalties contained in the loans may have an effect on the decisions of borrowers to prepay their loans and thus may affect the weighted average lives of the notes.

Other general economic and social factors that may affect the prepayment rate of the loans, include, among other matters,

·

the rate of inflation,

·

unemployment levels,

·

personal bankruptcy levels,

·

prevailing interest rates,

·

consumer spending and saving habits,

·

competition within the mortgage and consumer finance industries, and

·

consumer, bankruptcy and tax law developments.

For example, any further limitations on the rights of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may result in a higher rate of prepayments on the loans.

In addition, the rate of prepayment on a pool of mortgage loans is generally affected by prevailing market interest rates for similar types of loans of a comparable term and risk level.  If prevailing interest rates were to fall significantly below the respective loan interest rates on the loans, the rate of prepayment, and refinancing, would be expected to increase.  Conversely, if prevailing interest rates were to rise significantly above the respective loan interest rates on the loans, the rate of prepayment on the loans would be expected to decrease.  Depending on prevailing market interest rates, the outlook for market interest rates, and economic conditions generally, some borrowers may sell or refinance their mortgaged properties to realize their equity in order to meet cash flow needs or to make other investments.

As a result of the foregoing general economic and social factors, as well as the loan specific factors and characteristics, the prepayment experience of the loans:

(1)

cannot be predicted with certainty,

(2)

will be likely to fluctuate over the life of the loans and

(3)

may differ significantly from the prepayment rates of other similar loans.

None of the transferor, the servicer, the master servicer, the securities insurer, the depositor, nor the underwriters makes any representation as to:

(1)

the particular factors that will affect the prepayment of the loans,

(2)

the relative importance of these factors, or

(3)

the percentage of the principal balances of the loans that will be paid as of any date.

Payments of principal to holders of the notes at a faster rate than anticipated will increase the yields on the notes purchased at discounts but will decrease the yields on the notes purchased at premiums.  The payments of principal may be attributable to scheduled payments and prepayments of principal on the loans and to the application of Excess Spread.  The effect on an investor’s yield due to payments of principal to the holders of the notes occurring at a rate that is faster, or slower, than the rate anticipated by the investor during any period following the issuance of the notes will not be entirely offset by a subsequent like reduction, or increase, in the rate of the payments of principal during any subsequent period.

The rate of delinquencies and defaults on the loans, and the recoveries, if any, on defaulted loans and foreclosed properties, will also affect the prepayment experience of the loans.  As a result, the weighted average lives of the notes will also be affected.  To the extent that the delinquencies, defaults and losses cause a reduction in the amount of Excess Spread, then payments of principal to the holders of the notes could be delayed and result in a slower rate of principal amortization of the notes.  See “Description of Credit Enhancement—Overcollateralization” in this prospectus supplement.

However, to the extent that the delinquencies, defaults and losses cause an increase in the Overcollateralization Deficiency Amount, then an increasing amount of Excess Spread may be applied to the payment of principal to the holders of the notes.  This increase in the Overcollateralization Deficiency Amount would result in a faster rate of principal amortization of the notes.  If the Overcollateralization Amount is reduced to zero, then the defaults and losses would cause an increase in the payment of principal to the holders of the notes to the extent that the defaults or losses are covered by the credit enhancement available for the notes[, including the guaranty policy].  Several factors may influence delinquencies, defaults and losses, including

·

the outstanding loan principal balances;

·

the related Loan-to-Value Ratios; and

·

other underwriting standards for the loans.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, although few data are available with respect to the rate of default on home loans similar to the loans.  See “Risk Factors—Realization On Defaulted Loans” and “Underwriting Criteria” in this prospectus supplement.

Furthermore, the rate and timing of prepayments, delinquencies, defaults, liquidations and losses on the loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located or the related borrowers are residing.  See “Risk Factors—Geographic Concentration” and “The Pool” in this prospectus supplement.  The risk of delinquencies, defaults and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists.  A weak or deteriorating economy may be evidenced by, among other factors, increasing unemployment or falling property values.

[Describe any special allocations of prepayment risks among the classes of securities, and whether any class protects other classes from the effects of the uncertain timing of cash flow pursuant to §229.1113(g)(3).]

Excess Spread and Reduction of Overcollateralization Amount

[The overcollateralization feature has been designed to accelerate the principal amortization of the notes relative to the principal amortization of the loans.  If on any payment date, the Overcollateralization Target Amount exceeds the Overcollateralization Amount, Excess Spread, if any, will be paid as principal to the holders of the Notes in the amounts described under “Description of the Notes—Priority of Payments” in this prospectus supplement.  If the Overcollateralization Amount equals or exceeds the Overcollateralization Target Amount for the related payment date, Excess Spread otherwise payable to the holders of the notes will instead be paid to the holders of the Residual Interest Certificates.  On any payment date after the Stepdown Date as to which the Overcollateralization Amount is, or after taking into account all other payments to be made on the related payment date, would be at least equal to the Overcollateralization Target Amount, principal collections on the loans otherwise payable as principal to the holders of the notes on the related payment date in reduction of their Note Principal Balance may instead be paid to the holders of the Residual Interest Certificates.  As a result, the rate of the principal amortization of related notes will be reduced, and may be delayed, until the Overcollateralization Amount is reduced to the Overcollateralization Target Amount.

The yield to maturity on notes purchased at a premium or discount will be affected by the extent to which any Excess Spread is paid to holders of the notes, or to the holders of the Residual Interest Certificates, in lieu of payment to the holders of the notes.  If Excess Spread payments to the holders of the Residual Interest Certificates occurs sooner than anticipated by an investor who purchases notes at a discount, the actual yield to that investor may be lower than anticipated.  If Excess Spread payments to the holders of the Residual Interest Certificates occur later than anticipated by an investor who purchases notes at a premium, the actual yield to that investor may be lower than anticipated.  In particular, high rates of delinquencies on the loans during any Due Period will cause the Excess Spread available on the related payment date to be reduced.  This occurrence may cause the Note Principal Balance of the notes to amortize at a slower rate relative to the pool principal balance, resulting in a possible reduction of the Overcollateralization Amount.

If the securities insurer changes the Overcollateralization Target Amount or the delinquency or loss levels or Excess Spread requirements that determine whether the Overcollateralization Target Amount will increase or decrease, your principal on the notes may be paid more slowly or quickly than otherwise would be the case.  This could adversely affect the yield to maturity of your notes.  See “—Reinvestment Risk” and “Description of Credit Enhancement—Overcollateralization” in this prospectus supplement.]

Reinvestment Risk

The reinvestment risk with respect to an investment in the notes will be affected by the rate and timing of principal payments, including prepayments, in relation to the prevailing interest rates at the time of receipt of these principal payments.  For example, during periods of falling interest rates, holders of the notes may receive an increased amount of principal payments from the loans at a time when the related holders may be unable to reinvest these payments in investments having a yield and rating comparable to their respective notes.  Conversely, during periods of rising interest rates, holders of the notes may receive a decreased amount of principal prepayments from the loans at a time when the holders may have an opportunity to reinvest these payments in investments having a higher yield than, and a comparable rating to, their respective notes.  If the securities insurer changes the Overcollateralization Target Amount or the delinquency or loss levels or Excess Spread requirements that determine whether the Overcollateralization Target Amount will increase or decrease, your principal on the notes may be paid more slowly or quickly than may otherwise be the case.  This could adversely affect your reinvestment risk.

Maturity Date

The Maturity Date of the notes was determined by adding one year to the payment date which occurs in the month following the Maturity Date of the latest maturing loan.  The actual maturity of the notes may be significantly earlier than the Maturity Date.

Yield Considerations Relating to Adjustable-Rate Loans

During the initial period following origination, substantially all of the adjustable-rate loans bore interest at loan interest rates which were set independently of the Six-Month LIBOR applicable at the time of origination.  See “The Pool—Payments on the Loans” in this prospectus supplement.

At the initial reset date for each adjustable-rate loan, the loan interest rate was or will be adjusted to a rate based on the applicable Six-Month LIBOR plus the related Gross Margin.  However, the loan interest rate is subject to the applicable periodic rate cap and applicable lifetime cap and lifetime floor on the loan interest rate.  On a reset date, increases in Six-Month LIBOR will increase the loan interest rates of the adjustable-rate loans, subject to the applicable periodic rate cap and the applicable lifetime cap.  Resulting increases in the amount of the required monthly payments on the adjustable-rate loans in excess of those assumed in underwriting the adjustable-rate loans may result in a default rate higher than that on mortgage loans with fixed mortgage rates.

If the loan interest rate on any adjustable-rate loan cannot increase above a particular level due to the applicable periodic rate cap or the applicable lifetime cap, the yield on the notes could be adversely affected.  In addition, should the loan interest rate on any adjustable-rate loan not be able to decrease below a particular level due to the applicable lifetime floor or periodic rate cap, the related borrower may be more likely to prepay these adjustable-rate loans in full in order to refinance at a lower rate.

The loan interest rates on the adjustable-rate loans adjust periodically based on Six-Month LIBOR.  However, the interest rate on the notes adjusts monthly based on One-Month LIBOR as described under “Description of the Notes” in this prospectus supplement, subject to a net funds cap.  The interest due on the adjustable-rate loans during any Due Period may not equal the amount of interest that would accrue on the notes during the related Accrual Period.  To the extent any shortfall is created as a result, the shortfall will only be paid to noteholders to the extent and in the priority described under “Description of the Notes—Payments on the Notes” in this prospectus supplement.  In addition, Six-Month LIBOR and One-Month LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between them.  Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which Six-Month LIBOR is stable or is falling.  It is also possible that, even if both One-Month LIBOR and Six-Month LIBOR rise during the same period, One-Month LIBOR may rise more rapidly than Six-Month LIBOR.

The transferor is not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of adjustable-rate mortgage loans over an extended period of time.  The transferor’s experience with respect to the loans is insufficient to draw any conclusions with respect to the expected prepayment rates on the adjustable-rate loans.  The rate of principal prepayments with respect to adjustable-rate mortgage loans has fluctuated in recent years.

In addition, the features of adjustable-rate mortgage loan programs in the past have varied significantly in response to market conditions like interest rates, consumer demand, regulatory restrictions and other factors.  The lack of uniformity of the terms and provisions of the adjustable- rate mortgage loan programs has made it impracticable to compile meaningful comparative data on prepayment rates.  As a result, there can be no certainty as to the rate of prepayments on the adjustable-rate loans in stable or changing interest rate environments.  As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayment in a declining interest rate environment.  For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant.  Higher prepayment rates will occur because the availability of fixed-rate mortgage loans at competitive interest rates may cause borrowers to refinance their adjustable-rate mortgage loans in order to obtain lower fixed interest rates.

Weighted Average Lives of the Notes

The following information is given solely to illustrate the effect of prepayments of the loans on the weighted average lives of the notes under particular stated assumptions.  The following information is not a prediction of the prepayment rate that may actually be experienced by the loans.  Weighted average lives of the notes, refers to the average amount of time that will elapse from the date of delivery of the notes until each dollar of principal of the notes will be repaid to the investor on the notes.  The weighted average lives of the notes will be influenced by the rate

·

at which principal of the loans is paid, which may be in the form of scheduled amortization or prepayments,

·

at which Excess Spread is paid to holders of the notes, the extent to which any reduction in Overcollateralization Amount is paid to the Residual Interest Certificates and

·

of delinquencies and losses on the loans from time to time.

For this purpose, the term “prepayment“ includes reductions of principal, including, without limitation, those resulting from

·

unscheduled full or partial prepayments,

·

refinancings,

·

liquidations and write-offs due to defaults,

·

casualties or other dispositions and substitutions and

·

repurchases by or on behalf of the transferor.

See “Description of Credit Enhancement—Overcollateralization” in this prospectus supplement.

The model used in this prospectus supplement is the constant prepayment rate (CPR) which represents an assumed rate of prepayment each month to the then outstanding principal balance of a pool of loans for the life of the related loans.  CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the loans.  The transferor believes that no existing statistics of which it is aware provide a reliable basis for the holders of the notes to predict the amount or the timing of receipt of prepayments on the loans.

Modeling

Modeling assumptions.  For purposes of preparing the tables below, the following modeling assumptions have been made:

(1)

all scheduled principal payments on the loans are timely received on the first day of each Due Period, with the first Due Period for the loans commencing on _______, 200_, and no delinquencies or losses occur on the loans;

(2)

the scheduled payments on the loans have been calculated on the outstanding principal balance, before giving effect to prepayments, the loan interest rate and the remaining term to stated maturity so that the loans will fully amortize by their remaining term to stated maturity;

(3)

all scheduled payments of interest and principal in respect of the loans have been made through the cut-off date;

(4)

the loan interest rate on each adjustable-rate loan is adjusted on its next reset date and subsequent reset dates, if necessary, to equal the sum of

(a) an assumed level of Six-Month LIBOR, equal to ___%, and

(b) the Gross Margin, subject to the periodic rate caps, the lifetime cap and the lifetime floor;

(5)

LIBOR remains constant at ______% per annum;

(6)

(a) all loans prepay monthly at the specified percentage of CPR,

(b) no optional or other early termination of the notes occurs, except with respect to the calculation of the “Weighted Average Life-to-Call (Years)” figures in the table on page S-[__] of this prospectus supplement, and

(c) no substitutions or repurchases of the loans occur;

(7)

all prepayments in respect of the loans include 30 days’ accrued interest;

(8)

the closing date for the notes is ________, 200_;

(9)

each year will consist of twelve 30-day months;

(10)

cash payments in full are received by the holders of the notes on the ____ day of each month, commencing in _______ 200_;

(11)

the Overcollateralization Target Amount will be _____% of the cut-off date pool principal balance with respect to any payment date prior to the Stepdown Date and the greater of

(a)

___% of the Pool Principal Balance and

(b)

___% of the cut-off date pool principal balance on or after the Stepdown Date;

(12)

the interest rate for the notes is a per annum rate equal to One-Month LIBOR plus ____%. However, the Note Interest Rate on the notes will be increased commencing on the date that the Residual Certificateholders may elect to exercise their optional redemption right;

(13)

all Servicing Fees and Master Servicer Fees assumed to be deducted from the interest collections in respect of the loans equal ____% of the pool principal balance;

(14)

other fees and expenses assumed to be deducted from the interest collections in respect of the loans equal ___% of the principal balance of the notes;

(15)

no reinvestment income from any trust account is earned and available for payment; and

(16)

the pool consists of loans having the following characteristics:

Assumed Loan Characteristics

Sub-Pool	Type	Cut-Off Date Principal Balance	Loan Rate	Remaining Term to Maturity (Months)	Original Term to Maturity (Months)	Gross Margin	Gross Initial Periodic Cap	Gross Subsequent Periodic Cap	Gross Lifetime Cap	Gross Lifetime Floor
1		$	%			%	%	%	%	_____%
2		$	%			%	%	%	%	_____%
3		$	%			%	%	%	%	_____%
4		$	%			%	%	%	%	_____%
5		$	%			%	%	%	%	_____%
6		$	%			%	%	%	%	_____%
7		$	%			%	%	%	%	_____%
8		$	%			%	%	%	%	_____%
9		$	%			%	%	%	%	_____%
10		$	%			%	%	%	%

The following table indicates the percentages of the initial principal balance of the notes that would be outstanding, based on the specified percentages of the CPR.

Percentage of Original Note Principal Balance

Date	0%	15%	25%	30%	35%	45%

Weighted Average Life-to-Maturity (Years)
Weighted Average Life-to-Call (Years)

The percentages in this table have been rounded to the nearest whole number.  The weighted average life is determined by

(a)

multiplying the amount of each applicable payment of principal by the number of years from the date of issuance to the related payment date,

(b)

summing the results and

(c)

dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to two decimal places.

This table has been prepared based on the modeling assumptions, including the assumptions regarding the characteristics and performance of the loans.  These assumptions may differ from the actual characteristics and performance of the loans, and should be read in conjunction with these assumptions.

The pay-down scenarios for the notes set forth in the foregoing table is subject to significant uncertainties and contingencies, including those discussed above under this caption “Prepayment and Yield Considerations”.  As a result, neither the foregoing pay-down scenarios nor the modeling assumptions on which they were made will likely prove to be accurate.  Indeed, the actual weighted average lives of the notes will likely vary from those set forth in the foregoing table.  These variations may be shorter or longer, and may be greater with respect to later years.

Furthermore, the loans in all likelihood will not prepay at a constant rate or at the same rate.  Moreover, the payment experience of the loans and other factors affecting the payments on the notes will not conform to the modeling assumptions.  In fact, the characteristics and payment experience of the loans will differ in many respects from the modeling assumptions.  See “The Pool” in this prospectus supplement.  To the extent that the loans actually included in the pool have characteristics and a payment experience that differ from those assumed in preparing the foregoing tables, the notes are likely to have weighted average lives that are shorter or longer than those set forth in the foregoing tables.  See “Risk Factors—Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

In light of the uncertainties inherent in the foregoing pay-down scenarios, the inclusion of the weighted average lives of the notes in the foregoing table should not be regarded as a representation by the transferor, the depositor, the underwriters or any other person that any of the pay-down scenarios described in this section will be experienced.

THE OWNER TRUST AND INDENTURE TRUSTEE

General

_________ Home Loan Owner Trust 200_-_, the owner trust or the issuing entity is a statutory trust to be formed under the laws of the State of Delaware pursuant to the Owner Trust Agreement.  On the closing date, the depositor will sell the loans to the issuing entity pursuant to a Sale and Servicing Agreement.  After its formation, the issuing entity, as an owner trust, will not engage in any activity other than the activities related to the notes, which will include:

·

acquiring and holding the loans and the other assets of the Issuing entity and proceeds therefrom,

·

issuing the notes and the Residual Interest Certificates,

·

making payments on the notes and distributions on the Residual Interest Certificates, and

·

engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or in connection therewith.

[According to §229.1107(c) describe any specific discretionary activities with regard to the administration of the asset pool or the notes, and identify the person or persons authorized to exercise such discretion.]

The Residual Interest Certificates represent the residual interest in the assets of the issuing entity.  The issuing entity will initially be capitalized with equity equal to the value of the Residual Interest Certificates.  The Residual Interest Certificates, together with the notes, will be transferred by the issuing entity to the depositor as consideration for the loans pursuant to the Sale and Servicing Agreement.  The Residual Interest Certificates will be transferred by the depositor to the transferor as partial consideration for the loans.

The assets of the issuing entity will consist primarily of the loans and all amounts distributable on the loans.  The assets of the issuing entity also will include

(1)

amounts on deposit in the Collection Account, Note Payment Account and the Certificate Distribution Account;

(2)

payments of principal and interest in respect of the loans received after the cut-off date;

(3)

an assignment of the depositor’s rights under the Home Loan Purchase Agreement;

(4)

an assignment of the transferor’s rights under the Servicing Agreement; and

(5)

other ancillary or incidental funds, rights and properties related to the foregoing.  The issuing entity’s principal offices will be located in ___________________________, in care of ________________, as the owner trustee, at the address set forth below under “—The Owner Trustee.”

[According to §229.1107(d) describe any liabilities of the issuing entity, apart from the notes.  Disclose the fiscal year end of the issuing entity.]

[Sale of Pool Assets to the Issuer]

[According to §229.1107(h) describe the sale or transfer of the pool assets to the issuing entity as well as the creation (and perfection and priority status) of any security interest in favor of the issuer, the trustee, the noteholders or others.  See §229.1107(h) for requirements and exhibits that must also be filed.]

[According to §229.1107(j) if expenses incurred in connection with the selection and acquisition of the pool assets are to be payable from offering proceeds, disclose the amount of such expenses.  If such expenses are to be paid to the sponsor, servicer contemplated by §229.1108(a)(2), depositor, issuing entity, originator contemplated by §229.1110, underwriter or any affiliate of the foregoing, separately identify the type and amount of expenses paid to each such party.]

[According to §229.1107(k) describe to the extent material any provisions or arrangements included to address security interests and bankruptcy.  See §229.1107(k) for specific disclosure requirements.]

[According to §229.1107(l) if applicable law prohibits the issuer from holding the pool assets directly, describe the arrangements instituted to hold the pool assets on behalf of the issuing entity.  See §229.1107(l) for specific requirements.]

The Owner Trustee

_________________, a __________________, will act as the owner trustee under the Owner Trust Agreement.  ________________ is a ______________________ and its principal offices are located at ________________________________.

[According to §229.1109(b) describe to what extent the trustee has had prior experience serving as a trustee for asset-backed securities transactions involving similar pool assets, if applicable.]

Some functions of the owner trustee under the Owner Trust Agreement and the Sale and Servicing Agreement will be performed by the indenture trustee.  These functions include maintaining the Certificate Distribution Account and making distributions to the Residual Interest Certificates.

The Indenture Trustee

On the closing date, the issuing entity will pledge the loans and its other assets under an Indenture between the issuing entity and ________________, a national banking association (“           “), as the indenture trustee.  __________ also will act:

as the paying agent under the Owner Trust Agreement

as the custodian under the Custodial Agreement between the custodian, the issuing entity and the indenture trustee, and as the administrator under the Administration Agreement among the issuing entity, the administrator and the master servicer.

[According to §229.1109(b) describe to what extent the trustee has had prior experience serving as a trustee for asset-backed securities transactions involving similar pool assets, if applicable.]

DESCRIPTION OF THE NOTES

General

The issuer will issue one class of notes pursuant to the Indenture.  The assets of the issuer will secure the notes under the Indenture.  The notes will have an approximate aggregate original principal balance of $__________ and will bear interest at a per annum rate equal to the lesser of:

(1)

One-Month LIBOR plus _____%, provided that on any payment date on or after the Call Option Date, this rate shall be One-Month LIBOR plus ___%; and

(2)

the net interest rate.

The net interest rate for any payment date will be equal to the annualized percentage derived from the fraction not be greater than 1,

·

the numerator of which is the positive difference, if any, between the amount of all interest due on the loans during the related Due Period and the interest reduction amount and

·

the denominator of which is the aggregate principal amount of the notes immediately prior to the related payment date.

The interest reduction amount for any payment date will be equal to the sum of the Servicing Fee, the Master Servicer Fee, the Indenture Trustee Fee and the Guaranty Insurance Premium.  However, on any payment date on or after the payment date occurring in ________, 200_, the Interest Reduction Amount will be increased by an amount equal to one-twelfth of the product of ____% and the aggregate principal balance of the loans as of the first day of the related Due Period.

The issuer will also issue the Residual Interest Certificates evidencing the ownership interest in the issuer pursuant to the Owner Trust Agreement.  The Residual Interest Certificates are not being offered through this prospectus supplement or the accompanying prospectus.

On each payment date the indenture trustee or its designee will be required to pay to the persons in whose names the notes are registered on the last business day of the month immediately preceding the month of the related payment date, the portion of the aggregate payment to be made to each holder of a note as described below.  Before any termination of the book-entry provisions, payments on the notes will be made to the Security Owners only through DTC and participants in the United States, or Clearstream Banking, société anonyme or The Euroclear System, or indirectly through participants in similar systems in Europe.  See “Description of the Securities—Book-Entry Registration of Securities” in the accompanying prospectus.

Beneficial ownership interests in the notes may only be held in minimum denominations of $25,000 and integral multiples of $1,000 in excess of that denomination.  However, one note may be issued in a denomination as may be necessary to represent the remainder of the aggregate amount of notes.

“One-Month LIBOR” means the London interbank offered rate for one-month United States dollar deposits.  One-Month LIBOR for each Accrual Period shall be determined each LIBOR Determination Date, on the basis of the offered rates of the Reference Banks for one month United States dollar deposits, as these rates appear on the Telerate Screen Page 3750, as of 11:00 a.m. London time on the related LIBOR Determination Date.

“Reference Banks” are the leading banks selected by the indenture trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

(1)

with an established place of business in London,

(2)

whose quotations appear on the Telerate Screen Page 3750 on the LIBOR Determination Date in question,

(3)

which have been so designated by the indenture trustee and

(4)

which are not controlling, controlled by or under common control with the issuer, the depositor or the transferor.

On each LIBOR Determination Date, One-Month LIBOR will be established by the indenture trustee as follows:

(a)

If on the related LIBOR Determination Date two or more Reference Banks provide these offered quotations, One-Month LIBOR shall be the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of _______%, of the offered quotations.

(b)

If on the related LIBOR Determination Date fewer than two Reference Banks provide the offered quotations, One-Month LIBOR shall be the greater of:

(1)

One-Month LIBOR as determined on the previous LIBOR Determination Date and

(2)

the Reserve Interest Rate.

Listed below is monthly One-Month LIBOR on the last day of the related calendar month beginning in ____, as published by _____________.  The following does not purport to be a prediction of the performance of One-Month LIBOR in the future.

Month
January	%	%	%	%	%
February	%	%	%	%	%
March.		%	%	%	%
April		%	%	%	%
May		%	%	%	%
June		%	%	%	%
July		%	%	%	%
August		%	%	%	%
September		%	%	%	%
October		%	%	%	%
November		%	%	%	%
December		%	%	%	%

The establishment of One-Month LIBOR on each LIBOR Determination Date by the indenture trustee and the indenture trustee’s calculation of the interest rate on the notes for the related Accrual Period shall, in the absence of manifest error, be final and binding.  Each applicable rate of interest may be obtained by telephoning the indenture trustee at ________________.

[According to §229.1113(a)(2) provide information regarding any requirements directing cash flows from the pool assets (such as to reserve accounts, cash collateral accounts or expenses) and the purpose and operation of such requirements.]

Payments on the Notes

Available Collection Amount.  Payments on the notes will be made monthly on each payment date commencing _________, 200_,  from the Available Collection Amount.  The servicer will calculate the Available Collection Amount on the ___ calendar day of each month or, if this day is not a business day, then the immediately preceding business day.

On each payment date, interest and principal payments on the notes will be made from the Available Payment Amount and any Insured Payments for the related payment date.  [If for any payment date the securities insurer is required to make an Insured Payment, the indenture trustee must make a claim for this Insured Payment under the guaranty policy by submitting the required notice prior to 12:00 noon, New York time, on the second business day preceding this date.]  See “Description of Credit Enhancement—Financial Guaranty Insurance Policy” in this prospectus supplement.

Payments of Interest.  Interest on the Note Principal Balance will accrue during each Accrual Period at the applicable interest rate.  Interest will be payable to the holders of the notes monthly on each payment date, commencing in ________.

On each payment date, interest payments on the notes will be made from the Available Payment Amount [and any Insured Payments for the related payment date].  Under some circumstances, [and if a Securities Insurer Default occurs], the amount available for interest payments could be less than the amount of interest payable on the notes on any payment date.  In this event, each note will receive its ratable share, based on the aggregate amount of interest due to the notes, of the remaining amount available to be paid as interest.  In addition, any related interest deficiency will be carried forward as a Noteholders’ Interest Shortfall Amount, and will be paid to holders of the notes on subsequent payment dates to the extent that sufficient funds are available.  Any related interest deficiency could occur, for example, if delinquencies or losses realized on the loans were exceptionally high or were concentrated in a particular month [and Insured Payments were not timely received under the guaranty policy.]  No interest will accrue on any Noteholders’ Interest Shortfall Amount.

Payments of Principal.  Principal payments will be made to the holders of the notes on each payment date in an amount described under “—Priority of Payments” below.  The aggregate payments of principal to the notes will not exceed the initial Note Principal Balance.

[Provide information pursuant to §229.1113(a)(4).]

[Cash Held Pending Distribution. Describe how cash held pending distribution or other uses is held and invested and other requirements of §229.1113(b)(2)].

Priority of Payments

A.

On each payment date, the Regular Payment Amount [and any Insured Payments] will be paid in the following order of priority:

first, to the holders of the notes, the applicable portion of the Noteholders’ Interest Payment Amount required to be paid in respect of the notes;

second, to pay principal of the notes, until the Note Principal Balance is reduced to zero, in an amount up to the sum of the Regular Principal Payment Amount and the Noteholders’ Principal Deficiency Amount, if any; and

third, any remaining amount to be applied together with Excess Spread in the manner specified in the next paragraph.

B.

On each payment date, the Excess Spread, if any, will be applied in the following order of priority:

[first, to pay the securities insurer the Securities Insurer Reimbursement Amount, if any;]

[second, in an amount up to the Overcollateralization Deficiency Amount, if any, to pay principal of the notes, until the Note Principal Balance is reduced to zero;]

third, to the holders of the notes, pro rata, Noteholders’ Interest Carry-Forward Amount due and unpaid, if any; and

fourth, any remaining amount

(A)

first, concurrently, to the servicer in an amount needed to reimburse any non-recoverable servicing advances, and to the master servicer in an amount needed to reimburse any non-recoverable Monthly Advances, and

(B)

then to the Residual Interest Certificates.

[Securities Insurer Reimbursement Amount

On each payment date, after the holders of the notes have been paid all amounts, other than the Overcollateralization Deficiency Amount and the Noteholders’ Interest Carry-Forward Amount, to which they are entitled and prior to any distributions to the holders of the Residual Interest Certificates, the securities insurer will be entitled to be reimbursed for

·

any unreimbursed Insured Payments in respect of the notes not previously reimbursed and

·

any other amounts owed to the securities insurer under the Insurance Agreement, including legal fees and other expenses incurred by the securities insurer.

This reimbursement will include interest on these amounts at the rate specified in the Insurance Agreement and any accrued and unpaid Guaranty Insurance Premiums.  In connection with each Insured Payment, the indenture trustee, as attorney-in-fact for the applicable holder, will be required to assign to the securities insurer the rights of the holders of the notes with respect to the notes.  This assignment will only be to the extent of Insured Payments, including, without limitation, in respect of any amounts due to the holders of the notes as a result of a securities law violation arising from the offer and sale of the notes. If any Securities Insurer Reimbursement Amount is outstanding, the holders of the Residual Interest Certificates will not be entitled to receive distributions of any amounts of Excess Spread until the securities insurer has been distributed the applicable Securities Insurer Reimbursement Amount in full.]

Fees and Expenses

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicer	Monthly	For each loan, a monthly fee paid to the Servicer, calculated as one-twelfth of ___% multiplied by the unpaid principal balance of the loan at the end of the related Due Period.	Payable from the [available collection account], before payment of any amounts to noteholders.(1)
Master Servicer	Monthly	For each loan, a monthly fee, calculated as one-twelfth of __% multiplied by the unpaid principal balance of the loan at the end of the related Due Period.	Payable from the [available collection account], before payment of any amounts to noteholders.(2)
Trustee	Monthly	A monthly fee payable to the indenture trustee for each loan, calculated as one-twelfth of __% multiplied by the unpaid principal balance of the loan at the end of the related Due Period.	Payable from the [available collection account], before payment of any amounts to noteholders.
[Custodian]	[_______]	[Describe Fee.]	[Describe how and when payable.]
[Securities Administrator]	[_______]	[Describe Fee.]	[Describe how and when payable.]
[Security Insurer]	Monthly	The amount of ________ owed monthly as premium for the Guaranty Policy.	Payable from the [available collection account], before payment of any amounts to noteholders.

(1)  See “Description of the Transfer and Servicing Agreements – Servicing” in this prospectus supplement for a description of additional compensation that the servicer may receive.

(2)   See “Master Servicer – Master Servicer Duties” in this prospectus supplement for a description of additional compensation that the master servicer may receive.

[Include any footnotes or narrative disclosure to the extent necessary for an understanding of the time in or amount of such fees or expenses, such as any restrictions or limits on fees or whether the estimate may change in certain instances, such as in an event of default (and how the feeds would change in such an instance or the factors that would affect the change).  Also through footnote or narrative disclosure, describe if any, and if so how, such fees or expenses can be changed without notice to, or approval by, security holders and any restrictions on the ability to change a fee or expense amount, such as due to a change in transaction party.  See §229.1113(c) for requirements.]

Optional Redemption

The holders of an aggregate percentage interest in the Residual Interest Certificates in excess of 50% may, at their option, cause the issuer to effect an early redemption of the notes on or after any payment date on which the pool principal balance declines to __% or less of the cut-off date pool principal balance.  This redemption option will be effected by purchasing all of the loans from the owner trust at a price equal to or greater than the Termination Price. See “Glossary of Terms – Termination Price” for the formula for such price. The proceeds from the related sale will be paid

(1)

first, to the outstanding Issuer Fees and Expenses,

(2)

second, to the servicer for unreimbursed Servicing Advances and to the master servicer for unreimbursed Monthly Advances, including those advances deemed to be nonrecoverable,

(3)

third, to the holders of notes in an amount equal to the then outstanding Note Principal Balance of the notes plus all accrued and unpaid interest on the Note Principal Balance at the note interest rate determined without application of any cap on the interest rate and all unpaid Noteholder’s Interest Carry-Forward Amounts,

[(4)

fourth, to the securities insurer the Securities Insurer Reimbursement Amount, if any,] and

(5)

fifth, to the holders of the Residual Interest Certificates, in an amount equal to the amount of proceeds remaining, if any, after the payments specified in clauses (1) through (4) above.

[According to §229.1113(f)(v) if the amount allocated to security holders is reduced by losses, provide the policy regarding any amounts recovered after redemption or termination.]

On or after any payment date the pool principal balance declines to 5% or less of the cut-off date pool principal balance, [the securities insurer or] the servicer may, at each one’s option, cause the issuer to effect an early redemption of the notes if the Majority Residual Interest Certificateholders fail to exercise their option to cause to the issuer to effect an early redemption.

In addition, if the events of default of the issuer occur as set forth in the Indenture, including:

(1)

a default in payment of any interest or principal amounts due the holders of the notes,

(2)

the failure by the issuer to observe or perform in any material respect any of its covenants or agreements in the Indenture, which failure continues unremedied for 30 days, and

(3)

events of bankruptcy, insolvency or other similar proceedings relating to the issuer, [then the securities insurer may, at its option, effect an early redemption of the notes, by purchasing all of the loans from the owner trustee at a price equal to the Termination Price.]

Effect of Default or Similar Triggers

[Provide any specified changes to the transaction structure that would be triggered upon a default or event of default (such as a change in distribution priority among classes), pursuant to §229.1113(a)(6).]

[Provide any liquidation, amortization, performance or similar triggers or events, and the rights of investors or changes to the transaction structure or flow of funds if such events were to occur, pursuant to §229.1113(a)(7).]

Ownership and Transfer Restrictions of Securities

[Provide any minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the securities or any restrictions on ownership or transfer of the securities pursuant to §229.1113(a)(11).]

DESCRIPTION OF CREDIT ENHANCEMENT

[Credit enhancement with respect to the notes will be provided by the Guaranty Policy.  Additional credit enhancement with respect to the notes that will be utilized before the Guaranty Policy will be provided by:

(1)

the overcollateralization feature described below under
“—Overcollateralization,” and

(2)

the subordination of the right of the Residual Interest Certificates to receive payments of any remaining amounts as described below under “—Subordination.”]

[Financial Guaranty Insurance Policy

The following summary of the terms of the________________________________ does not purport to be complete and is qualified in its entirety by reference to the Policy.  The Policy will be filed under cover of Form 8-K shortly after the closing date.

Simultaneously with the issuance of the notes, the securities insurer will deliver the Guaranty Policy to the indenture trustee for the benefit of each noteholder.  Under the Guaranty Policy, the securities insurer unconditionally and irrevocably guarantees to the indenture trustee for the benefit of each holder of the notes the full and complete payment of

(1)

Insured Payments, as defined below, on the notes; and

(2)

the amount of any Insured Payment which subsequently is avoided in whole or in part as a preference payment under applicable law.

Payment of claims on the Guaranty Policy made in respect of Insured Payments will be made by the securities insurer following Receipt by the securities insurer of the appropriate notice for payment on the later to occur of:

(1)

12:00 noon, New York City time, on the second business day following receipt of this notice for payment, and

(2)

12:00 noon, New York City time, on the date on which the related payment was due on the notes.

If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Guaranty Policy, the securities insurer shall cause the related payment to be made on the later of

(1)

the date when due to be paid pursuant to an order to the securities insurer or

(2)

the first to occur of the ______ business day following receipt by the securities insurer from the indenture trustee of

(A)

a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that the noteholder is required to return principal or interest paid on the notes during the term of the Guaranty Policy because the related payments were avoidable as preference payments under applicable bankruptcy law,

(B)

a certificate of the noteholder that the order has been entered and is not subject to any stay, and

(C)

an assignment duly executed and delivered by the noteholder, in the related form as is reasonably required by the securities insurer and provided to the noteholder by the securities insurer, irrevocably assigning to the securities insurer all rights and claims of the noteholder relating to or arising under the notes against the issuer or otherwise with respect to the applicable preference payment, or

(3)

the date of receipt by the securities insurer from the indenture trustee of the items referred to in clauses (A), (B) and (C) in (2) if, at least four business days prior to the related date of receipt, the securities insurer shall have received written notice from the indenture trustee that these items were to be delivered on the related date and this date was specified in that notice.

This avoided payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order and not to the indenture trustee or any noteholder directly, unless a noteholder has previously paid the applicable amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order.  In this case, this payment shall be disbursed to the indenture trustee for distribution to the related noteholder if proof of payment reasonably satisfactory to the securities insurer is provided.  In connection with the foregoing, the securities insurer shall have the rights provided pursuant to the Indenture.

“Receipt” and “received,” with respect to the Guaranty Policy, mean actual delivery to the securities insurer or its fiscal agent, if any, prior to 12:00 noon, New York City time, on a business day.  Delivery either on a day that is not a business day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding business day.  If any notice or certificate given under the Guaranty Policy by the indenture trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received.  As a result, the securities insurer, or its fiscal agent, if any, will promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

Under the Guaranty Policy, business day is any day other than:

(1)

a Saturday or Sunday or

(2)

a day on which banking institutions in the City of New York, New York, the city in which the corporate trust office of the indenture trustee is located or in the city in which the servicer’s servicing operations or the master servicer’s master servicing operations are primarily located and are authorized or obligated by law or executive order to be closed.

The securities insurer’s obligations under the Guaranty Policy in respect of Insured Payments will be discharged to the extent funds are transferred to the indenture trustee as provided in the Guaranty Policy whether or not these funds are properly applied by the indenture trustee.

The securities insurer will be subrogated to the rights of each noteholder to receive payments of principal and interest under the notes to the extent of any payment by the securities insurer under the Guaranty Policy.  For a discussion of the rights and powers of the securities insurer resulting from an event of default under the Transfer and Servicing Agreements, see “Description of the Transfer and Servicing Agreements” in this prospectus supplement.

To the fullest extent permitted by applicable law, the securities insurer agrees under the Guaranty Policy not to assert, and waives, for the benefit of each noteholder, all its rights, whether by counterclaim, setoff or otherwise, and defenses.  The waived defenses include, without limitation, the defense of fraud, whether acquired by subrogation, assignment or otherwise.  The securities insurer waives these rights to the extent that these rights and defenses may be available to the securities insurer to avoid payment of its obligations under the Guaranty Policy in accordance with the express provisions of the Guaranty Policy.

Claims under the Guaranty Policy constitute direct, unsecured and unsubordinated obligations of the securities insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the securities insurer for borrowed money.  Claims against the securities insurer under the Guaranty Policy and claims against the securities insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the securities insurer.  The terms of the Guaranty Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Issuer.  The Guaranty Policy may not be cancelled or revoked prior to payment in full of the notes.  The Guaranty Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.]

The Securities Insurer

General.  The principal executive offices of the securities insurer are located at ____________________________________________________________________________.

Reinsurance.  Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the securities insurer or its domestic [or Bermuda] operating insurance company subsidiaries are generally reinsured among these companies on an agreed-upon percentage.  This percentage is substantially proportional to their respective capital, surplus and reserves, and is subject to applicable statutory risk limitations.  In addition, the securities insurer reinsures a portion of its liabilities under some of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis.  This reinsurance is utilized by the securities insurer as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit the securities insurer’s obligations under any financial guaranty insurance policy.

Ratings.  The securities insurer’s insurance financial strength is rated “____” by _______________.  The securities insurer’s insurer financial strength is rated “_________” by _____________.  The securities insurer’s claims-paying ability is rated “____” by _____________.  Investment Information, Inc.  These ratings reflect only the views of the respective rating agencies, and are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by the rating agencies.

Capitalization.  The following table sets forth the capitalization of the securities insurer and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of ________________, as well as the capitalization as adjusted to give effect to specific transactions entered into during ___________:

_______________, 200_
	Actual	As Adjusted
(Unaudited) (In thousands)
Deferred Premium Revenue (net of prepaid reinsurance premiums)
Surplus Notes
Minority Interest
Shareholder’s Equity:
Common Stock
Additional Paid-In Capital
Accumulated Other Comprehensive Income (net of deferred income taxes)
Accumulated Earnings
Total Shareholder’s Equity
Total Deferred Premium Revenue, Surplus Notes, Minority Interest and Shareholder’s Equity

For further information concerning the securities insurer, see the Consolidated Financial Statement of the Securities Insurer and Subsidiaries, and the notes thereto, incorporated by reference to this prospectus supplement.  The securities insurer’s financial statements are included as exhibits to the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission and at the Holdings web site, http://www.[  ].  Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by the securities insurer are available by request to the State of New York Insurance Department.

The consolidated financial statements of the securities insurer are included in, or as exhibits to, the following documents. These documents have been filed with the Securities and Exchange Commission by Holdings and are incorporated by reference in this prospectus supplement:

(a)

Annual Report on Form 10-K of Holdings for the year ended __________, which Report includes as an exhibit the securities insurer’s audited consolidated financial statements for the year ended ___________; and

(b)

Quarterly Report on Form 10-Q for the period ended ____________, which report includes as an exhibit the securities insurer’s unaudited financial statements for the nine month period ended ________________.

All financial statements of the securities insurer included in documents filed by Holdings pursuant to Section 13(a) 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of it from the respective dates of filing the related documents.

The depositor will provide a copy of any or all of the foregoing financial statements incorporated in this prospectus supplement by reference.  These copies will be provided without charge to any person to whom this prospectus supplement is delivered, and only if requested by that person.  Requests for these copies should be directed to the depositor at 1285 Avenue of the Americas, New York, New York 10019.

[Note:  the financial statements provided by the certificate insurer must meet the requirements of Regulation S-X (§§ 210.1-01 through 210.12-29, except §210.3-05 and Article 11 of Regulation S-X.]

The depositor hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the financial statements of the securities insurer included in or as an exhibit to the annual report of Holdings filed pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement, shall be deemed to be a new registration statement relating to the notes offered by this prospectus supplement.  The offering of the notes at the time of the filing shall be deemed to be the initial bona fide offering of the notes.

The securities insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile.  In addition, the securities insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business.  As a financial guaranty insurance corporation licensed to do business in the State of New York, the securities insurer is subject to Article 69 of the New York Insurance Law which, among other things,

·

limits the business of this type of insurer to financial guaranty insurance and related lines,

·

requires that these insurers maintain a minimum surplus to policy holders,

·

establishes contingency, loss and unearned premium reserve requirements for each applicable insurer, and

·

limits the size of individual transactions and the volume of transactions that may be underwritten by these insurers.

·

Other provisions of the New York Insurance Law, applicable to non-life insurance companies like the securities insurer, regulate, among other things,

·

permitted investments,

·

payment of dividends,

·

transactions with affiliates,

·

mergers, consolidations, acquisitions or sales of assets and

·

incurrence of liability for borrowings.]

Overcollateralization

A limited acceleration of the principal amortization of the notes relative to the principal amortization of the loans has been designed to increase the Overcollateralization Amount over time.  This is achieved by making additional payments of principal to the holders of the notes from the payment of Excess Spread until the Overcollateralization Amount is equal to the Overcollateralization Target Amount.

If on any payment date there exists an Overcollateralization Deficiency Amount, payments of Excess Spread, if any, will be made as an additional payment of principal to the holders of the notes as set forth under “Description of the Notes—Priority of Payments” in this prospectus supplement.  These payments of Excess Spread are intended to accelerate the amortization of the Note Principal Balance relative to the amortization of the loans, thereby increasing the Overcollateralization Amount.  The relative percentage of the Note Principal Balance to the pool principal balance will decrease as a result of the application of Excess Spread to reduce the Note Principal Balance.

On any payment date with respect to which the Overcollateralization Deficiency Amount is equal to zero, all or a portion of the Excess Spread may be distributed to the holders of the Residual Interest Certificates as described in this prospectus supplement rather than being paid as principal to the holders of the applicable notes.  This would have the effect of ceasing the acceleration of principal amortization of the related notes in relation to the principal amortization of the Pool until that time as the Overcollateralization Deficiency Amount is greater than zero.  This is due to a reduction in the Overcollateralization Amount as a result of Realized Losses or delinquencies or due to an increase in the Overcollateralization Target Amount as a result of the failure to satisfy particular delinquency or loss criteria.

On any payment date occurring on or after a Stepdown Date or the date on which the securities insurer has reduced the Overcollateralization Target Amount, the holders of the Residual Interest Certificates may receive payments attributable to all or a portion of the Regular Principal Payment Amount that would otherwise be paid to the holders of the notes.  The payments may not exceed the Overcollateralization Reduction Amount.

The Overcollateralization Target Amount may decrease or “stepdown”:

(1)

as a result of the performance of the loans with respect to the principal amortization of the loans declining to specific levels and the delinquency and default experience of the loans staying lower than particular levels established by the securities insurer, and

(2)

if following an increase in the rates of delinquencies and defaults on the loans, these rates improve in relation to the levels established by the securities insurer.

Pursuant to the Sale and Servicing Agreement, the securities insurer may modify, without the requirement of an amendment to the Sale and Servicing Agreement, the manner in which the Overcollateralization Target Amount is determined.  Accordingly, the Overcollateralization Target Amount may be decreased at any time in the discretion of the securities insurer, but not below the amounts set forth in the Insurance Agreement.

While the application of Excess Spread in the manner specified above has been designed to produce and maintain a given level of overcollateralization, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that this overcollateralization level will be achieved or maintained at all times.  In particular, a high rate of delinquencies on the loans during any Due Period could cause the amount of interest received on the loans during the related Due Period to be less than the amount of interest payable on the notes on the related payment date.  In this case, the Note Principal Balance could decrease at a slower rate relative to the pool principal balance, resulting in a possible reduction of the Overcollateralization Amount.  In addition, Realized Losses from Liquidated Home Loans and Defaulted Loans will reduce the pool principal balance, which in turn will reduce the Overcollateralization Amount.  See “Risk Factors—Adequacy of Credit Enhancement” in this prospectus supplement.

Subordination

Payments of interest will be made first to the notes.  The rights of the holders of the Residual Interest Certificate to receive any payments on any payment date will be subordinated to the rights of the holders of the notes.  This subordination of the Residual Interest Certificates is intended to enhance the likelihood of the regular receipt of interest and principal due to the holders of the notes and to afford these holders protection against losses on the loans.  See “Risk Factors—Adequacy of Credit Enhancement” in this prospectus supplement.

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

The following summary describes the Transfer and Servicing Agreements.  Copies of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the notes.  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.  The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the heading “Description of the Securities” in the accompanying prospectus, to which description reference is hereby made.

Sale and Assignment of the Loans

On the closing date, all of the transferor’s right, title and interest in and to the loans will be conveyed from the transferor to the depositor and then from the depositor to the issuer.  The issuer, concurrently with the conveyance of the loans, will cause the notes and the Residual Interest Certificates to be delivered to the depositor in exchange for the loans.  The issuer will pledge and assign the loans to the indenture trustee in exchange for the notes.

In addition, the transferor will, as to each loan, deliver to the custodian,

·

the related note endorsed in blank or to the order of the indenture trustee without recourse,

·

any assumption and modification agreements,

·

the mortgage, deed of trust, or other similar security instruments, with evidence of recording indicated on the instrument, except for any mortgage not returned from the public recording office,

·

an assignment of the mortgage, if any, in the name of the indenture trustee in recordable form,

·

a title insurance policy and

·

any intervening assignments of the Mortgage.

Subject to the confirmation by the rating agencies and to the approval of the securities insurer, with respect to the loans secured by mortgaged properties located in particular states, the transferor will not be required to record assignments of the mortgages to the indenture trustee in the real property records of the related states.  In these circumstances, the transferor will deliver to the custodian the assignments of the mortgages in the name of the indenture trustee and in recordable form.  The transferor, in its capacity as the master servicer, will retain the record title to the related mortgages under the applicable real property records, on behalf of the issuer, the indenture trustee and the Security Owners.  In all other circumstances, pursuant to the direction of the rating agencies or the securities insurer, assignments of the mortgages to the indenture trustee will be recorded in the real property records for those states in which this type of recording is deemed necessary to protect the indenture trustee’s interest in the loans against the claims of some creditors of the transferor or subsequent purchasers.  In these circumstances, the transferor will deliver to the custodian after recordation the assignments of the mortgages in the name of the indenture trustee.

The custodian will agree, for the benefit of the holders of the notes, to review each Indenture Trustee’s Loan File delivered to it within __ days after the pledge of the related loan to the indenture trustee to ascertain that all required documents have been executed and received.  Subject to particular cure provisions set forth in the Transfer and Servicing Agreements, the transferor will be required to repurchase or replace loans as to which a material document deficiency exists.

The recordation of the assignments of the mortgages in favor of the indenture trustee is generally not necessary to effect a pledge of the loans to the indenture trustee.  However, if the transferor or the depositor were to sell, assign, satisfy or discharge any loan prior to recording the related assignment in favor of the indenture trustee, the other parties to this sale, assignment, satisfaction or discharge may have rights superior to those of the indenture trustee.  In some states, in the absence of this type of recordation of the assignments of the mortgages, the transfer to the indenture trustee of the loans may not be effective against some creditors or purchasers from the transferor or a trustee in bankruptcy of the transferor.  If these other parties, creditors or purchasers have rights to the loans that are superior to those of the indenture trustee, the holders of the notes could lose the right to future payments of principal and interest from the loans.  As a result, you could suffer a loss of principal and interest to the extent that the related loss is not otherwise covered by the applicable credit enhancement.  See “Risk Factors—Adequacy of Credit Enhancement” in this prospectus supplement.

Representations and Warranties

In the Sale and Servicing Agreement, the transferor will represent and warrant to the issuer and indenture trustee, among other things, that:

(1)

the information with respect to each loan set forth in the schedule appearing as an exhibit to the Sale and Servicing Agreement delivered to the issuer, is true and correct in all material respects;

(2)

upon the sale to the depositor of each loan, the depositor will have good and indefeasible legal title to each loan, the related note and any related mortgage, free of all liens, pledges, charges, mortgages, encumbrances or rights of others;

(3)

(a) as of the cut-off date, no more than approximately ____% of the loans were 30 days or more past due;

(b) no more than approximately _____% of the loans were 60 or more days past due; and

(c) ____of the loans were more than 89 days past due; and

(4)

at origination, each loan complied in all material respects with applicable state and federal laws.

[Include any representations and warranties made concerning the pool assets by the sponsor, originator or other party to the transaction, and describe briefly the remedies available if those representations and warranties are breached, such as repurchase of obligations, as required in §229.1111(e).]

Repurchase of Loans

The transferor will have a limited option after the closing date to repurchase any Defaulted Loan.  Each purchase of a Defaulted Loan will be conducted in the same manner as a repurchase of a Defective Loan.  The transferor will also be obligated either to repurchase any Defective Loan or to remove a Defective Loan and substitute a Qualified Substitute Loan.  The repurchase of any loan, rather than the replacement of the loan through substitution, will result in accelerated principal payments on the notes.

Unless waived by the securities insurer, the transferor is required

(1)

within 60 days after discovery or notice of a defect to cure in all material respects any breach of the representations or warranties which materially and adversely affects the value of a loan or the interests of the owner trustee, the securities insurer or the indenture trustee or as to which a material document deficiency exists, or

(2)

on or before the Determination Date next succeeding the end of this 60 day period, to repurchase the Defective Loan at a price equal to

(a)

the principal balance of the Defective Loan as of the date of repurchase,

(b)

plus all accrued and unpaid interest on the Defective Loan from the closing date to but not including the date of repurchase computed at the loan interest rate,

(c)

plus the amount of any unreimbursed Servicing Advances and Monthly Advances made by the servicer and master servicer, respectively, with respect to the Defective Loan.

Instead of repurchasing a Defective Loan, the transferor may replace the Defective Loan with one or more qualified substitute loans within two years of the closing date.  If the aggregate outstanding principal balance plus all accrued and unpaid interest of the qualified substitute loan(s) is less than the outstanding principal balance of the Defective Loan(s) plus all accrued and unpaid interest, the transferor will also remit for payment to the holders of the notes any Substitution Adjustment.  As used in this prospectus supplement, a “qualified substitute loan” means a loan that:

(1)

has an interest rate which differs from the loan interest rate for the Defective Loan which it replaces – a “Deleted Loan” – by no more than two percentage points in excess of the related loan interest rate and no lower than the interest rate of the Deleted Loan, and pays interest in the same manner as the Deleted Loan, i.e., fixed-rate or adjustable-rate,

(2)

matures not more than one year later than, and not more than one year earlier than, the Maturity Date of the Deleted Loan, and in any case prior to ___________,

(3)

has a principal balance, after application of all payments received on or before the date of this substitution, equal to or less than the principal balance of the Deleted Loan as of that date,

(4)

has a lien priority no lower than the Deleted Loan,

(5)

complies as of the date of substitution with each representation and warranty set forth in the Sale and Servicing Agreement with respect to the loans and is not more than 89 days delinquent as of the date of substitution for the Deleted Loan,

(6)

has a borrower with a debt-to-income ratio no higher than the debt-to-income ratio of the borrower with respect to the Deleted Loan, and

(7)

is otherwise acceptable to the securities insurer provided that with respect to a substitution of multiple loans, items (1), (2) and (3) above may be considered on an aggregate or weighted average basis.

At any time, the transferor may not be capable, financially or otherwise, of repurchasing Defective Loans or substituting qualified substitute loans for Defective Loans in the manner described in this section.  Events relating to the transferor and its operations may occur that would adversely affect the ability of the transferor to repurchase or replace Defective Loans, or the sale or other disposition of all or any significant portion of its assets.  If the Transferor is unable to repurchase or replace a Defective Loan, the servicer will utilize other accepted servicing procedures to realize any reasonable recovery of net proceeds from the Defective Loan.

Fees and Expenses

The issuer fees and expenses for the series ______ consist of the following:

(1)

as compensation for its services pursuant to the Sale and Servicing Agreement and the Servicing Agreement, the servicer is entitled to the Servicing Compensation and reimbursement as described under “—Servicing” below, and the master servicer is entitled to the Master Servicer Compensation as described under the “Master Servicer” in this prospectus supplement;

(2)

as compensation for its services pursuant to the applicable Transfer and Servicing Agreements, the indenture trustee is entitled to a monthly indenture trustee fee.  The amount of this fee is equal to one twelfth of the product of ______% and the principal balance of the loans as of the first day of the immediately preceding Due Period, or as of the cut-off date, with respect to the first Due Period, and reimbursement of expenses;

(3)

[as compensation for issuing the Guaranty Policy, the security insurer is entitled to a Guaranty Insurance Premium.]

Servicing

In consideration for the performance of the daily loan servicing functions for the loans, the servicer is entitled to receive a monthly servicing fee as to each loan.  The servicing will be calculated at the servicing fee rate equal to one-twelfth of the product of _____% and the principal balance of the related loan as of the first day of the immediately preceding Due Period, or as of the cut-off date, with respect to the first Due Period.  See “—Servicer Determinations and Events of Defaults”.  The servicer may subcontract its servicing obligations pursuant to a subservicing agreement with each servicer, in this capacity, a “subservicer.”  However, the servicer will not be relieved of its servicing obligations and duties with respect to any subserviced loans.  The servicer will pay the fees of any subservicer out of the amounts it receives as the servicing fee.  In addition to the servicing fee, the servicer is entitled to retain additional servicing compensation in the form of assumption, modification and other administrative fees, insufficient funds charges, and some other servicing-related penalties and fees.

[Describe the material terms of the servicing agreement and the servicer’s duties regarding the asset-backed securities transaction in accordance with §229.1108(c)(1).]

[According to §229.1109(c)(3) describe to the extent material any special or unique factors involved in servicing the particular type of assets included in the current transaction, such as subprime assets, and the servicer’s processes and procedures designed to address such factors.]

If a delinquency or default with respect to a loan occurs, the servicer will have no obligation to advance scheduled monthly payments of principal or interest with respect to the related loan.  However, the master servicer will advance Monthly Advances.  The servicer will make reasonable and customary expense advances with respect to the loans in accordance with accepted servicing procedures.  These advances are referred to in this prospectus supplement as Servicing Advances.  For example, the Servicing Advances with respect to a loan may include costs and expenses advanced for the preservation, restoration and protection of the related mortgaged property.  These expenses include advances to pay delinquent real estate taxes and assessments, or for any collection, enforcement or judicial proceedings.  The servicer need not make this advance if it determines there is no reasonable likelihood of

(1)

recovering a Servicing Advance, together with any prior or expected future Servicing Advances for the related loan, and

(2)

recovering an economically significant amount from the interest and principal owing on the related loan in excess of the costs and expenses to obtain this recovery.

The servicer will be entitled to receive reimbursement for a Servicing Advance from the related borrower or any proceeds realized from the liquidation of the related loan or mortgaged property.  Any Servicing Advances previously made and determined by the servicer in accordance with accepted servicing procedures to be nonrecoverable will be reimbursable from amounts in the Note Payment Account after payments are made to the holders of the notes.

Collection Account, Note Payment Account and Certificate Distribution Account

The servicer is required to use its best efforts to deposit in the Collection Account, within one business day after receipt, all payments on the related loans received after the cut-off date on account of

(1)

principal and interest,

(2)

all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds,

(3)

any amounts payable in connection with the repurchase or substitution of any loan,

(4)

interest and gains on funds held in the Collection Account and

(5)

any amount required to be deposited in the Collection Account in connection with the termination of the notes.

The foregoing requirements for deposit in the Collection Account will be exclusive of payments on account of principal and interest collected on the loans on or before the cut-off date.  Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Servicing Agreement.  The Collection Account may be maintained at any depository institution, which satisfies the requirements set forth in the definition of Eligible Account in the Sale and Servicing Agreement.

[According to §229.1108(c)(2) describe the extent of commingling of funds that occurs or may occur from the assets with other funds, serviced assets or other assets of the servicer.]

The indenture trustee will establish and maintain a Note Payment Account.  The Note Payment Account will be in the name of the indenture trustee on behalf of the holders of the notes.  Deposits into the Note Payment Account will be from amounts released from the Collection Account in respect of distributions on the loans [and any proceeds from the Guaranty Policy] for payment to the holders of notes.  The indenture trustee will also establish and maintain a Certificate Distribution Account.  The Certificate Distribution Account will be in the name of the owner trustee on behalf of the holders of the Residual Interest Certificates.  Deposits into the Certificate Distribution Account will be from amounts released from the Collection Account or Note Payment Account for distribution to the Residual Interest Certificates.

On the_____ business day before each payment date, the servicer will remit to the indenture trustee for deposit into the Note Payment Account the applicable portions of the Available Collection Amount by making the appropriate withdrawals from the Collection Account in respect of payments on the loans.  On each payment date, the indenture trustee will make withdrawals from the Note Payment Account for application of the amounts specified under “Description of the Notes—Payments on the Notes” in this prospectus supplement and for deposit to the Certificate Distribution Account.

Income From Accounts

So long as no Event of Default has occurred and is continuing, amounts on deposit in the Note Payment Account, the Certificate Distribution Account and the Collection Account, will be invested by the indenture trustee in one or more investments permitted under the Sale and Servicing Agreement bearing interest or sold at a discount.  The master servicer will direct the indenture trustee with respect to investing the funds in the Collection Account and the Note Payment Account.  No related investment in any account will mature later than the business day immediately preceding the next payment date.  All income or other gain from investments in the Collection Account and the Note Payment Account will be paid to the master servicer as part of the Master Servicer Compensation.  The master servicer will be obligated to reimburse the Collection Account and the Note Payment Account for any realized investment losses that are incurred in respect of investments of amounts in an account.

Collection and Other Servicing Procedures For Loans

The servicer has agreed to manage, service, administer and make collections on the loans and perform the other actions required by the servicer under the Servicing Agreement.  In performing these obligations, the servicer is required to act in good faith in a commercially reasonable manner and in accordance with the terms of the Servicing Agreement.  The servicer has full power and authority, subject only to the specific requirements and prohibitions of the Servicing Agreement and the respective loans, to do any and all things in connection with servicing and administration which are consistent with its accepted servicing procedures.  Under the Servicing Agreement, the servicer’s “accepted servicing procedures“ shall mean those servicing procedures that:

(1)

meet at least the same standards the servicer would follow in exercising reasonable care in servicing mortgage and consumer loans as it would for loans held for its own account,

(2)

comply with applicable state and federal law,

(3)

comply with the provisions of the related notes and Mortgages, and

(4)

give due consideration to the accepted standards of practice of prudent consumer loan servicers that service comparable loans and the reliance placed by the holders of the notes, the holders of the Residual Interest Certificates and the securities insurer on the servicer for the servicing of the loans.

If any payment due under any loan is not paid when the same becomes due and payable, or if the related borrower fails to perform any other covenant or obligation under the loan and this failure continues beyond any applicable grace period, the servicer, in accordance with the accepted servicing procedures, must take that action as it shall deem to be in the best interest of the Security Owners.  In determining whether to undertake servicing actions with respect to one or more delinquent or defaulted loans, the servicer is expected to consider the reasonable likelihood of:

(1)

recovering an economically significant amount attributable to the unpaid principal and interest owing on the related loan as a result of those actions, in excess of

(2)

the costs and expenses to obtain the recovery, including without limitation any Servicing Advances, and in relation to

(3)

the expected timing of the recovery from the loan.

Insurance

The servicer is required to maintain any fire and hazard insurance with respect to any mortgaged property acquired by the owner trustee in foreclosure.

Realization on Defaulted Loans

The servicer may modify any provision of any loan if, in the servicer’s good faith judgment, the modification would minimize the loss that might otherwise be experienced with respect to the related loan.  This modification is subject to limitations in the Sale and Servicing Agreement and is permitted only if a payment default with respect to the related loan exists or is reasonably foreseeable by the servicer.  For example, the servicer must obtain the prior consent of the securities insurer to effect modifications, substitutions of collateral, or dispositions of loans through short sales or short pay-offs, if the aggregate of the principal balances of the related modified loans exceeds ____% of the cut-off date principal balance of the loans.

With respect to any loan in default and subject to the prior written consent of the securities insurer and the master servicer, the servicer may, among other things,

·

accept short pay-offs or short sales,

·

enter into assumptions and modifications,

·

refer to a collection agency or attorney,

·

pursue collection litigation or alternative court proceedings to foreclosure actions,

·

sell the related loan to another person,

·

institute foreclosure proceedings,

·

exercise any power of sale to the extent permitted by law,

·

obtain a deed in lieu of foreclosure, or

·

otherwise acquire possession of or title to any mortgaged property, by operation of law or otherwise.

The servicer will be acting in the best interests of the holders of the notes, when the servicer undertakes actions to collect a defaulted loan that have a higher likelihood of a reasonable recovery within a shorter time period, and foregoes taking actions that have a lower likelihood of a larger recovery over a longer time period.  See “Risk Factors—Realization On Defaulted Loans” in this prospectus supplement.

The servicer may, subject to the prior consent of the securities insurer, permit a borrower who is selling his principal residence and relocating to another location, to substitute as collateral for the related loan the borrower’s new single family residence in place of the mortgaged property being sold or any other real or personal property of the borrower.  This substitution may include an interim substitution of personal property pending the borrower’s acquisition of a new residence.

Under some circumstances, if the related borrower has received net proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence, then the servicer, in its discretion, may require that the related borrower either

(1)

make a partial prepayment in reduction of the principal balance of the loan, or

(2)

place the related funds into a depository account or certificate of deposit as collateral for the related loan.

If a borrower is selling its mortgaged property in a distressed situation or a situation involving compensating factors, then the servicer, in a manner consistent with the accepted servicing procedures, may

(1)

accept a partial payment for the release of the lien on the mortgaged property.  This release will leave the related loan unsecured, i.e., a short sale, or

(2)

accept a settlement involving a partial payment for the release of the lien on the mortgaged property and the cancellation of the loan.  This settlement will result in a net loan loss from any unpaid principal shortfall, i.e., a short payoff.

In connection with any applicable foreclosure proceeding, power of sale, deed in lieu of foreclosure or other acquisition of a mortgaged property and any sale or liquidation of the loan or related mortgaged property, the servicer shall comply with the requirements of the Sale and Servicing Agreement.  These requirements include the requirement that the servicer follow the accepted servicing procedures for foreclosure and operation of foreclosed property.

[Describe the effect of the servicer’s ability to modify or waive such terms and payments on the potential cash flow from the assets pursuant to §229.1103(c)(6).]

[Describe to the extent material the servicer’s process for handling, not only defaults and delinquencies, but also losses, bankruptcies and recoveries according to §229.1103(c)(5).]

Evidence as to Compliance

Each servicing agreement will provide that in March of each year, beginning March 2007, the related servicer will provide to the master servicer, indenture trustee and the depositor a report on an assessment of compliance with the AB Servicing Criteria.  The Sale and Servicing Agreement will provide that in March of each year, beginning March 2007, the master servicer, indenture trustee and custodian will provide to the indenture trustee and the depositor a report on an assessment of compliance with the AB Servicing Criteria.  In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the mortgage loans within the meaning of Regulation AB will also provide to the master servicer, the indenture trustee and the depositor a report on an assessment of compliance with the AB Servicing Criteria.

Each party that is required to deliver a report on assessment of servicing compliance must also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance.  The AB Servicing Criteria include specific criteria relating to the following areas:  general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration.  Each report is required to indicate that the AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

Each servicing agreement will also provide for delivery to the master servicer, the indenture trustee and the depositor in March of each year, beginning March 2007, a separate annual statement of compliance from the related servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure.   This annual statement of compliance may be provided as a single form making the required statements as to more than one servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the indenture trustee at [_________________________].  These items will also be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

[Custodial Responsibility]

[According to §229.1108(c)(7) if the servicer has custodial responsibility for the assets, describe material arrangements regarding the safekeeping and preservation of the assets, such as the physical promissory notes, and procedures to reflect the segregation of the assets from other serviced assets.  If no servicer has custodial responsibility for the assets, disclose that fact, identify the party that has such responsibility and provide the information called for by this §229.1108(c)(7) for such party.]

Evidence as to Compliance

The Servicing Agreement provides that the servicer shall deliver to the master servicer an annual statement signed by an officer of the servicer.  The Sale and Servicing Agreement provides that the master servicer shall provide this statement to the indenture trustee, the issuer, the depositor, the securities insurer and the rating agencies.  In this statement, the servicer is required to certify that it has fulfilled its obligations under the Servicing Agreement throughout the preceding year, except as specified in the related statement.

Each year, within 90 days following the end of the servicer’s fiscal year, beginning in _____, the servicer will furnish to the master servicer, the issuer, the rating agencies, the securities insurer and the depositor a report prepared by a firm of nationally recognized independent public accountants.  This report is required to state that the firm has examined the documents and the records relating to servicing of the loans as specified in the Sale and Servicing Agreement and the Servicing Agreement.  The report must further set forth the firm’s conclusion as to whether the servicer is in compliance with the agreements.

The servicer’s fiscal year begins on _____ and ends on ______.

Certain Matters Regarding the Master Servicer

The Sale and Servicing Agreement provides that the master servicer may not resign from its obligations and duties thereunder except

(1)

with the consent of the owner trustee, the securities insurer and indenture trustee or

(2)

if the performance of its duties under the Sale and Servicing Agreement is determined to be no longer permissible under applicable law.

Any related determination permitting the resignation of the master servicer pursuant to clause (2) of the immediately preceding sentence shall be evidenced by an opinion of counsel to that effect delivered and acceptable to the owner trustee, the securities insurer and the indenture trustee.  No resignation of the master servicer will become effective until a successor master servicer acceptable to the securities insurer, the rating agencies and the indenture trustee has assumed the master servicer’s responsibilities and obligations.

The master servicer has agreed not to merge or consolidate with any other company or permit any other company to become the successor to the master servicer’s business unless, after the merger or consolidation, the successor or surviving entity is a servicer meeting the criteria specified in the Sale and Servicing Agreement, acceptable to the securities insurer, and is capable of fulfilling the duties of the master servicer contained in the Sale and Servicing Agreement.  Any company into which the master servicer may be merged or consolidated will be the successor to the master servicer under the Sale and Servicing Agreement without the execution or filing of any paper or any further act.

The Sale and Servicing Agreement provides that neither the master servicer nor any of its directors, officers, employees or agents will have any liability to the issuer or to the Security Owners for any action taken, or for refraining from taking any action, in good faith pursuant to the Sale and Servicing Agreement or for errors in judgment.  However, neither the master servicer nor any of its directors, officers, employees or agents will be relieved of liability that would otherwise be imposed by reason of willful misfeasance, bad faith, negligence or reckless disregard in performing the master servicer’s duties or failure to perform its duties.

Master Servicer Events of Default

“Master Servicer Events of Default” will consist of, among other things:

(1)

(a)

any failure of the servicer to deposit in the Collection Account any amount required to be deposited under the Servicing Agreement or the Sale and Servicing Agreement, which failure continues unremedied for two business days,

(b)

any failure of the servicer to pay when due any amount required under the Servicing Agreement or the Sale and Servicing Agreement and that failure results in a draw under the Guaranty Policy and

(c)

the occurrence and continuance of an event of default by the servicer under the Servicing Agreement that continues unremedied for 30 days after notices have been given;

(2)

any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Sale and Servicing Agreement or Servicing Agreement, which failure continues unremedied for 30 days after notice;

(3)

events of insolvency occurring with respect to the master servicer; or

(4)

events established by the securities insurer, including

(a)

the occurrence of particular events which have a material adverse effect on the master servicer’s business, financial condition, operations or prospects;

(b)

a default by the master servicer or any of its affiliates on a material obligation;

(c)

the master servicer is no longer able to discharge its duties under the Sale and Servicing Agreement;

(d)

the master servicer has ceased to conduct its business in the ordinary course; and

(e)

some other events of default established by the securities insurer as further described in the Sale and Servicing Agreement.

Some events of default may be eliminated with the consent of the securities insurer.

If a Master Servicer Event of Default occurs and is continuing, the securities insurer, or the indenture trustee may terminate all of the rights and obligations of the master servicer under the Sale and Servicing Agreement. If a termination occurs, another entity acceptable to the securities insurer will become the successor master servicer.  This termination may only be effected with the prior written consent of the securities insurer, or the holders of notes representing more than 50% of the aggregate voting interests of the note with prior written consent of the securities insurer, by notice given in writing to the master servicer, and to the indenture trustee, if given by the holders of notes. If the master servicer is terminated, the indenture trustee is obligated to fulfill the duties of master servicer until a successor is appointed.  On or after the receipt by the master servicer of this written notice, and the appointment of and acceptance of appointment by a successor master servicer, all authority, power, obligations and responsibilities of the master servicer under the Sale and Servicing Agreement shall become obligations and responsibilities of the successor master servicer.

If the master servicer is terminated, the master servicer will execute and deliver the documents reasonably requested in order to orderly transfer the master servicing of the loans.  Any successor master servicer shall be entitled to any compensation as the master servicer would have been entitled to under the Sale and Servicing Agreement if the master servicer had not resigned or been terminated.

Certain Matters Regarding the Servicer

The Servicing Agreement provides that the servicer shall not resign from its obligations and duties except if its duties under the Servicing Agreement are determined to be no longer permissible under applicable law and that this incapacity cannot be cured by the servicer.  Any determination permitting the resignation of servicer under the Servicing Agreement shall be evidenced by an opinion of counsel delivered to the master servicer and the securities insurer in form and substance reasonably acceptable to the master servicer and the securities insurer.  The servicer’s resignation shall not become effective until the master servicer or another successor acceptable to the securities insurer has assumed the servicer’s responsibilities and obligations under the Servicing Agreement.

The servicer has agreed not to merge or consolidate with any other company or permit any other company to become the successor to the servicer’s business unless, after the merger or consolidation, the successor or surviving entity will

·

meet the qualifications of the servicer set forth in the Servicing Agreement,

·

be approved in advance by the master servicer and the securities insurer in their sole discretion, and

·

expressly assume the obligations of the servicer under the Servicing Agreement.

[Describe any limitations on the servicer’s liability under the transaction agreements regarding the asset-backed securities transaction pursuant to §229.1108(c)(8).]

Servicer Determinations and Events of Default

Under the Sale and Servicing Agreement and the Servicing Agreement, the term of the servicer shall be extendable for successive 90 day terms until the notes are paid in full, provided that prior to the expiration of each term the securities insurer delivers written notice of renewal to the servicer.  If the renewal notice is not delivered on or before the last day of the servicing term, the servicer’s term will be terminated.

“Servicer Events of Default” will consist of, among other things:

(1)

a failure by the servicer to make any deposit or payment, or to remit any payment, required to be made under the terms of the Servicing Agreement and the Sale and Servicing Agreement which continues unremedied for a period of two business days;

(2)

any failure on the part of the servicer to remit particular reports and certificates required under the terms of the Servicing Agreement, and this failure continues for two business days after the date on which either the securities insurer or the master servicer shall have given the servicer written notice of this failure and demanding that this failure be cured;

(3)

any failure on the part of the servicer duly to observe or perform in any material respect particular covenants and agreements in the Servicing Agreement, or any breach of particular representations or warranties, which continues uncured for a period of 10 days after the date on which either the securities insurer or the master servicer shall have given to the servicer written notice of this failure or breach and demanding that this default be cured;

(4)

events of insolvency occurring with respect to the servicer;

(5)

the servicer assigns or attempts to assign its rights to the Servicing Compensation or attempts to assign the Servicing Agreement or the servicing responsibilities thereunder or in the Sale and Servicing Agreement without the consent of the master servicer and the securities insurer except as otherwise expressly permitted by the terms of the Servicing Agreement; or

(6)

the servicer fails to remain qualified as a mortgage servicer for FHLMC loans and/or the servicer disposes of substantially all of its assets.

In case of any Servicer Event of Default, the securities insurer, or in some instances, the master servicer, may provide the servicer with written notice of the termination of all of the servicer’s authority, powers, and rights under the Servicing Agreement.  On or after the receipt by the servicer of this written notice, all authority and power of the servicer under the Servicing Agreement and the Sale and Servicing Agreement shall terminate.  The Servicing Agreement provides that in that case either of the securities insurer or the master servicer may execute and deliver on behalf of the servicer, as the servicer’s attorney-in-fact, all documents, and to do or accomplish all acts that in the securities insurer’s judgment may be necessary or appropriate to effect terminations with or without cause.

If the servicer is terminated, the master servicer is obligated to perform the duties of servicer under the Servicing Agreement until a successor is appointed.  The servicer will continue to provide services in accordance with the Servicing Agreement and the Sale and Servicing Agreement until terminated.  The servicer will also in good faith cooperate fully to transfer the servicing and the management of the loans.  The Servicing Agreement requires that the servicer cooperate with the master servicer to effect the termination of its responsibilities, rights, and powers under the Servicing Agreement.  This cooperation includes providing to the master servicer all documents and records reasonably requested to enable the master servicer or its designee to assume and carry out the duties and obligations of the servicer.

Rights of Noteholders on Occurrence of Event of Default

Under the Indenture, the following, among other things, will constitute events of default

(1)

a failure to pay the full amount of the portion of the Noteholders’ Interest Payment Amount payable to the notes within five days of the payment date on which a related payment is due,

(2)

a failure to pay the full amount of principal of the Notes on the related Maturity Date, without regard to the amount of the Available Collection Amount, and

(3)

material breaches under the Insurance Agreement.

See also “Description of the Securities—Events of Default—Indenture” in the accompanying prospectus for a description of some other Events of Default.

If an event of default occurs under the Indenture, the securities insurer or holders of notes representing more than 50% of the aggregate of the voting interests of the notes then outstanding may exercise their remedies under the Indenture, if the securities insurer provides prior written consent.

Restrictions on Noteholders’ Rights

So long as

(1)

there does not exist a continuing failure by the securities insurer to make a required payment under the Guaranty Policy and

(2)

some bankruptcy-related events specified in the Sale and Servicing Agreement have not occurred with respect to the securities insurer,

the securities insurer will have the right to exercise all rights, including voting rights, which the Security Owners are entitled to exercise pursuant to the Indenture and Owner Trust Agreement, without any consent of the related Security Owners.  However, without the consent of each holder of the notes affected thereby, the securities insurer will not be entitled to exercise those rights of the Security Owners to amend the indenture in any manner that would

(1)

reduce the amount of, or delay the timing of, collections of payments on the loans or distributions which are required to be made on any note,

(2)

adversely affect in any material respect the interests of the holders of the notes or

(3)

alter the rights of any Security Owner to consent to this type of amendment.

The Owner Trustee and Indenture Trustee

The owner trustee and the indenture trustee and any of their respective affiliates may hold notes in their own names or as pledgees.

For the purpose of meeting the legal requirements of various jurisdictions, the servicer, the owner trustee and the indenture trustee acting jointly – or in some instances, the owner trustee or the indenture trustee acting alone – will have the power to appoint co-trustees or separate trustees of all or any part of the issuer. If this appointment occurs, all rights, powers, duties and obligations conferred or imposed on the owner trustee by the Sale and Servicing Agreement and the Owner Trust Agreement will be conferred or imposed jointly on the owner trustee and the indenture trustee.  All rights, powers, duties and obligations conferred or imposed on the indenture trustee by the Sale and Servicing Agreement and the Indenture will be conferred or imposed jointly on the owner trustee and the indenture trustee.  In any jurisdiction in which the owner trustee or indenture trustee will be incompetent or unqualified to perform acts, all rights, powers, duties and obligations will be conferred singly on this separate trustee or co-trustee.  In each case, this separate trustee or co-trustee will exercise and perform its rights, powers, duties and obligations solely at the direction of the owner trustee or the indenture trustee, respectively.

The owner trustee may resign at any time, in which event the administrator will be obligated to appoint a successor thereto acceptable to the securities insurer.  The administrator may remove the owner trustee if it ceases to be eligible to continue as owner trustee under the Owner Trust Agreement, or becomes legally unable to act or becomes insolvent.  In these circumstances, the administrator will be obligated to appoint a successor owner trustee acceptable to the securities insurer.  Any resignation or removal of the owner trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by that successor.

[Describe how the expenses associated with changing from one owner trustee to another owner trustee will be paid in accordance with §229.1109(f).]

The indenture trustee may resign at any time, in which event the master servicer will be obligated to appoint a successor thereto acceptable to the securities insurer.  The holders of a majority in outstanding amount of the notes with the prior written consent of the securities insurer, may remove the indenture trustee and may appoint a successor thereto acceptable to the securities insurer.  The master servicer, with the prior written consent of the securities insurer, will be obligated to remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the Indenture or becomes legally unable to act or becomes insolvent.  In these circumstances, the master servicer will be obligated to appoint a successor acceptable to the securities insurer.  Any resignation or removal and appointment of a successor will not become effective until acceptance of the appointment by the successor and approval by the securities insurer.

[Describe how the expenses associated with changing from one indenture trustee to another indenture trustee will be paid in accordance with §229.1110(f).]

The Owner Trust Agreement and Indenture will provide that the applicable trustee will be entitled to indemnification by the transferor, and will be held harmless against, any loss, liability or expense incurred by them not resulting from its own willful misfeasance, bad faith or negligence.  However, the trustee will not be held harmless from a breach of any of its representations or warranties to be set forth in the Owner Trust Agreement or Indenture, as the case may be.

[According to §229.1109(e) describe any indemnification provisions that entitle the owner trustee or indenture trustee to be indemnified from the cash flow that otherwise would be used to pay the notes.]

Duties of the Owner Trustee And Indenture Trustee

The owner trustee will make no representations as to the validity or sufficiency of the Owner Trust Agreement, the Securities, other than the execution and authentication of the notes, or of any loans or related documents.  The owner trustee will not be accountable for the use or application by the depositor or the servicer of any funds paid to the depositor or the servicer in respect of the notes or the loans, or the investment of any monies by the servicer before these monies are deposited into the trust accounts.  So long as no Event of Default has occurred and is continuing, the owner trustee will be required to perform only those duties specifically required of it under the Owner Trust Agreement.  Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee under the Owner Trust Agreement.  Accordingly, the owner trustee will only be required to examine those certificates, reports or other instruments to determine whether they conform to the requirements of the Owner Trust Agreement.

The owner trustee will not be charged with knowledge of a failure by the servicer to perform its duties under the Owner Trust Agreement or the Sale and Servicing Agreement.  This failure constitutes a servicer Event of Default, unless the owner trustee obtains the actual knowledge of a failure as specified in the Owner Trust Agreement.

The owner trustee will be under no obligation, at the request, order or direction of any of the holders of Residual Interest Certificates, to

(1)

exercise any of the rights or powers vested in it by the Owner Trust Agreement,

(2)

make any investigation of matters arising under the Owner Trust Agreement or

(3)

institute, conduct or defend any litigation under or in relation to the Owner Trust Agreement,

unless those holders have offered to the owner trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.  Subject to the rights or consent of the holders of notes, the securities insurer and the indenture trustee, no holder of a Residual Interest Certificate will have any right under the Owner Trust Agreement to institute any proceeding with respect to the Owner Trust Agreement, unless the holder of the Residual Interest Certificate previously has given to the owner trustee written notice of the occurrence of a Servicer Event of Default and the Servicer Event of Default arises from the servicer’s failure to remit payments when due.

The indenture trustee will make no representations as to the validity or sufficiency of the Indenture, the notes, other than the authentication of the notes, or of any loans or related documents.  The indenture trustee will not be accountable for the use or application by the depositor or the servicer of any funds paid to the depositor or the servicer in respect of the notes or the loans, or the investment of any monies by the servicer before these monies are deposited into the trust accounts.  So long as no event of default under the Indenture will have occurred and be continuing, the indenture trustee will be required to perform only those duties specifically required of it under the Indenture.  Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the Indenture.  Accordingly, the indenture trustee will only be required to examine them to determine whether they conform to the requirements of the Indenture and to the making of monthly distributions to the Security Owners and the filing of claims under the Guaranty Policy.  The indenture trustee will not be charged with knowledge of a failure by the servicer or the master servicer to perform its duties under the Transfer and Sale Agreements.  This failure constitutes an event of default under the Indenture, unless the indenture trustee obtains the actual knowledge of a failure as specified in the Indenture.

The indenture trustee will be under no obligation, at the request, order or direction of any of the holders of notes, to

(1)

exercise any of the rights or powers vested in it by the Indenture,

(2)

make any investigation of matters arising under the Indenture or

(3)

institute, conduct or defend any litigation under or in relation to the Indenture,

unless the applicable holders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

No holder of notes will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless the applicable holder has obtained the prior written consent of the securities insurer and the applicable holder gave to the indenture trustee prior written notice of the occurrence of an event of default under the Indenture and

(1)

the event of default arises from the servicer’s failure to remit payments when due or

(2)

holders of notes representing more than 25% of the aggregate voting interests of the notes then outstanding have made written request of the indenture trustee to institute a related proceeding in its own name as the indenture trustee under the Indenture and have offered to the indenture trustee reasonable indemnity and the indenture trustee has for 30 days neglected or refused to institute any related proceedings.

Reports to Noteholders

On each payment date, the indenture trustee is required to distribute, based on information provided by the servicer, a monthly distribution statement to the depositor, the holders of notes [, the securities insurer,] and the rating agencies, stating the date of original issuance of the notes and various other information, including the following:

(1)

the Available Collection Amount and Available Payment Amount, the Regular Payment Amount, the Insured Payment and the Excess Spread for the related payment date;

(2)

the Note Principal Balance, as applicable, of the notes before and after giving effect to payments made to the holders of the related notes on the relevant payment date, and the pool principal balance as of the first and last day of the related Due Period;

(3)

the Note Factor with respect to the notes then outstanding.  “Note Factor“ means with respect to the notes and any date of determination, the then applicable Note Principal Balance divided by its initial Note Principal Balance;

(4)

the amount of principal, if any, and interest to be paid to the notes on the related payment date;

(5)

as of the related payment date, the Overcollateralization Amount, the Overcollateralization Target Amount and any Overcollateralization Deficiency Amount, or any Overcollateralization Reduction Amount,] and any related amount to be paid to the holders of the notes or paid to the holders of the Residual Interest Certificates on the appropriate payment date;

(6)

the servicing compensation, the master servicer compensation and the indenture trustee fee, if any, for the appropriate payment date and the Guaranty Insurance Premium;

(7)

the Overcollateralization Amount on the related payment date and the Overcollateralization Target Amount as of the related payment date;]

(8)

the weighted average maturity of the loans and the weighted average loan interest rate of the loans;

(9)

particular performance information with respect to the related Due Period, including, without limitation, delinquency and foreclosure information with respect to the loans;

(10)

the number of and aggregate principal balance of all loans in foreclosure proceedings and the percent of the aggregate principal balances of the related loans to the aggregate principal balances of all loans, all as of the close of business on the last day of the related Due Period;

(11)

the number of and the aggregate principal balance of the loans in bankruptcy proceedings and the percent of the aggregate principal balances of those loans to the aggregate principal balances of all loans, all as of the close of business on the last day of the related Due Period;

(12)

the number of foreclosure properties, the aggregate principal balance of the related loans, the book value of those foreclosure properties and the percent of the aggregate principal balances of those loans to the aggregate principal balances of all loans, all as of the close of business on the last day of the related Due Period;

(13)

during the related Due Period, and cumulatively, from the closing date through the most current Due Period, the number and aggregate principal balance of loans for each of the following that became defaulted loans, Liquidated Home Loans, Deleted Loans as a result of the Deleted Loans being Defective Loans, and Deleted Loans as a result of the Deleted Loans being a loan in default or imminent default;

(14)

the scheduled principal payments and the principal prepayments received with respect to the loans during the Due Period; and

(15)

the number and aggregate principal balance of loans that were 30, 60 or 90 days delinquent as of the close of business on the last day of the related Due Period.

Noteholder Vote for Amendment

[Provide the noteholder vote required to amend the transaction documents and allocation of voting rights among security holders pursuant to §229.1113(a)(12).

FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a summary of some United States federal income tax considerations relevant to the beneficial owner of a note that holds the note as a capital asset.  Unless otherwise indicated below, this beneficial owner is a United States person, as defined in the accompanying prospectus.  This summary does not address special tax rules that may apply to specific types of investors, including banks, insurance companies and securities dealers, and investors that hold notes as part of an integrated investment.  This summary supplements the discussion contained in the accompanying prospectus under the heading “Federal Income Tax Consequences,” and supersedes that discussion to the extent that it is inconsistent with that discussion.  The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Code, as well as regulations promulgated by the U.S.  Department of the Treasury.  Investors are encouraged to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes.

Classification of Investment Arrangement

In the opinion of [McKee Nelson LLP] [Thacher, Proffitt & Wood LLP], special counsel to the depositor, the issuer will not be treated as an association or a publicly traded partnership taxable as a corporation or a taxable mortgage pool for federal income tax purposes.  Rather the issuer will be ignored and treated as a mere security device when there is a single beneficial owner of the issuer, or will be treated as a domestic partnership when there are two or more beneficial owners of the issuer.

Taxation of Holders

Characterization of the Notes.  There are no regulations, published rulings or judicial decisions addressing the characterization for federal income tax purposes of securities with terms that are substantially the same as those of the notes.  A basic premise of United States federal income tax law is that the economic substance of a transaction generally will determine the United States federal income tax consequences of the transaction.  The determination of whether the economic substance of a loan secured by an interest in property is instead a sale of a beneficial ownership interest in the property has been made by the Internal Revenue Service and the courts.  This determination is based on numerous factors designed to determine whether the issuer has relinquished, and the investor has obtained, substantial incidents of ownership in that property.  Among those factors, the primary factors examined are whether the investor has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value.  Based on an assessment of these factors, in the opinion of [McKee Nelson LLP] [Thacher, Proffitt & Wood LLP], special counsel to the depositor, the notes will be treated as indebtedness for federal income tax purposes and not as an ownership interest in the loans or an equity interest in the Issuer.

Interest and Original Issue Discount.  Interest on the notes will be treated as income to beneficial owners as those amounts are paid or accrue in accordance with the holder’s method of accounting.  It is anticipated that the notes will not be issued with original issue discount for federal income tax purposes.  Any premium or de minimis original issue discount with respect to the notes will be determined in the same manner as described under “Federal Income Tax Consequences—REMICs—Taxation of Owners of Regular Securities—Premium” and “—Original Issue Discount” in the accompanying prospectus.  The prepayment assumption that will be used for accruing original issue discount, for determining if original issue discount is de minimis or for amortizing premium for federal income tax purposes is 30% CPR.

Sale, Exchange, Retirement or Other Disposition.  After the sale, exchange, retirement or other disposition of a note, a beneficial owner who holds the note as a capital asset generally will recognize capital gain or loss.  The amount of this capital gain or loss is equal to the difference, if any, between the amount realized, adjusted for accrued stated interest, on the sale or other disposition of the owner’s note and the owner’s cost for the note, increased by any original issue discount or accrued market discount reported as income or decreased by any amortized bond premium.  Long-term capital gains of non-corporate investors – generally, gains on notes held for more than one year – would be subject to a lower maximum tax rate than ordinary income or short-term capital gains of those holders.  Corporations are subject to the same tax rate on ordinary income and capital gains.

Taxation of Certain Foreign Investors.  Interest, including original issue discount, payable to beneficial owners of notes who are nonresident aliens, foreign corporations, or other non-U.S.  Persons, i.e., any person who is not a “U.S. Person,” will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that the non-U.S. Person:

(1)

is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the depositor or the issuer and

(2)

provides the owner trustee, or the person who would otherwise be required to withhold tax from distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the note is a non-U.S. Person.

If this statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the note is effectively connected with the conduct of a trade or business within the United States by a non-U.S. Person.  In the latter case, the non-U.S. Person will be subject to United States federal income tax at regular rates.  Investors who are non-U.S. Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning an Offered certificate.

The IRS recently issued final, new regulations which would provide alternative methods of satisfying the beneficial ownership certification requirement described above.  The new regulations are effective January 1, 2000, although valid withholding certificates that are held on December 31, 1999, remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect.  The new regulations would require, in the case of notes held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide information, including a United States taxpayer identification number.  A look-through rule would apply in the case of tiered partnerships.  Non-U.S.  Persons are encouraged to consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

Backup Withholding and Information Reporting

Payments made on the notes and proceeds from the sale of notes to or through some brokers may be subject to a “backup” withholding tax of 31% of “reportable payments,” unless, in general, the beneficial owner complies with some procedures or is an exempt recipient.  The reportable payments include interest accruals, original issue discount, and, under some circumstances, payments in respect of principal amount.  Any amounts so withheld from payments on the notes would be refunded by the Internal Revenue Service or allowed as a credit against the beneficial owner’s federal income tax.  The new regulations change some of the rules relating to presumptions currently available relating to information reporting and backup withholding.  Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reports of interest, original issue discount and information needed to compute accrued market discount will be made annually to the Internal Revenue Service and to beneficial owners that are not excepted from the reporting requirements.

See “Federal Income Tax Consequences—Partnership Trust Funds—Treatment of the Debt Securities as Indebtedness” in the accompanying prospectus.

ERISA CONSIDERATIONS

General

Title I of ERISA, and section 4975 of the Internal Revenue Code of 1986, as amended, impose some restrictions on retirement plans and other employee benefits plans or arrangements subject thereto and on persons who are parties in interest or disqualified persons with respect to these Plans.  Some employee benefit plans, including governmental plans and church plans, if no election has been made under section 410(d) of the Code, are not subject to the restrictions of ERISA, and assets of these plans may be invested in the notes without regard to the ERISA considerations described below, subject to other applicable federal and state law.  However, any governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

Any Plan fiduciary which proposes to cause a Plan to acquire any of the notes are encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of the notes.  See “ERISA Considerations” in the accompanying prospectus.  Investments by Plans are also subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.

Prohibited Transactions

General.  Section 406 of ERISA prohibits Parties in Interest with respect to a Plan from engaging in some transactions, including loans, involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes excise taxes, or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA, on Parties in Interest which engage in non-exempt prohibited transactions.

Plan Asset Regulation.  The United States Department of Labor has issued regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code.  The regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be “plan assets” in a manner that any person who exercises control over those assets would be subject to ERISA’s fiduciary standards.  Under the regulation, generally when a Plan invests in another entity, the Plan’s assets do not include, solely by reason of that investment, any of the underlying assets of the entity.  However, the Plan Asset Regulation provides that, if a Plan acquires an “equity interest“ in an entity, the assets of the entity will be treated as assets of the Plan investor unless exceptions not applicable here apply.

Under the regulation, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under “applicable local law” and which has no “substantial equity features.”  If the notes are not treated as equity interests in the issuer for purposes of the regulation, a Plan’s investment in these notes would not cause the assets of the issuer to be deemed Plan assets.  However, the depositor, the servicer, the indenture trustee, and the owner trustee may be the sponsor of or investment advisor with respect to one or more Plans.  Because these parties may receive benefits in connection with the sale of notes, the purchase of notes using Plan assets over which any of the parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available.  Accordingly, notes may not be purchased using the assets of any Plan if the depositor, the servicer, the indenture trustee, or the owner trustee has investment authority with respect to the assets.

In addition, some affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan.  Also, any holder of Residual Interest Certificates, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to some Plans, including but not limited to Plans sponsored by the related holder.  In either case, the acquisition or holding of notes by or on behalf of this type of Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions.  These exemptions include,

(1)

Prohibited Transaction Class Exemption 84-14, which exempts some transactions effected on behalf of a Plan by a “qualified professional asset manager,”

(2)

Prohibited Transaction Class Exemption 90-1, which exempts some transactions involving insurance company pooled separate accounts,

(3)

Prohibited Transaction Class Exemption 91-38, which exempts some transactions involving bank collective investment funds,

(4)

Prohibited Transaction Class Exemption 95-60, which exempts some transactions involving insurance company general accounts, or

(5)

Prohibited Transaction Class Exemption 96-23, which exempts some transactions effected on behalf of a Plan by some “in-house asset managers.”

Each purchaser or transferee of a note that is a Plan or is investing assets of a Plan shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

If the notes are deemed to be equity interests in the issuer, the issuer could be considered to hold Plan assets by reason of a Plan’s investment in the notes.  In this an event, the servicer and other persons exercising management or discretionary control over the assets of the issuer may be deemed to be fiduciaries with respect to investing Plans and thus subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of section 406 of ERISA, and section 4975 of the Code with respect to transactions involving the Issuer’s assets.  There can be no assurance that any statutory or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of an equity interest in the issuer by a Plan.

Review by Plan Fiduciaries

Any Plan fiduciary considering whether to purchase any notes on behalf of a Plan are encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to a related investment and the availability of any prohibited transaction exemptions.  The sale of notes to a Plan is in no respect a representation by the depositor or the underwriter that this investment meets all relevant requirements with respect to investments by Plans generally or any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

The notes will constitute “mortgage related securities” for purposes of SMMEA for as long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations.  In this manner, the notes will be legal investments for some entities to the extent provided in SMMEA and applicable state laws.

Except as noted above, no representation is made as to the proper characterization of the notes for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the notes under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of the notes.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the notes constitute a legal investment or are subject to investment, capital or other restrictions.  See “Legal Investment” in the prospectus.

USE OF PROCEEDS

The depositor intends to use the net proceeds to be received from the sale of the notes to acquire the loans and to pay other expenses associated with the pooling of the loans and the issuance of the notes.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement between the Depositor and UBS Securities LLC, __________________________ and _____________________, the depositor has agreed to sell to the underwriters, and the underwriters have agreed to purchase from the depositor, the notes.  The depositor has been advised by the underwriters that the underwriters propose initially to offer the notes to the public at a price equal to ______% of the initial Note Principal Balance and to some dealers at those prices less a concession not in excess of ____%, expressed as a percentage of the Note Principal Balance.  The underwriters may allow and those dealers may allow a discount not in excess of ____%.  The depositor estimates that its aggregate expenses in connection with the issuance and offering of the notes, excluding underwriting discounts and commissions, will be approximately $__________.  The underwriters will receive an underwriting discount equal to _____% of the initial principal amount of the notes.  In connection with the sale of the notes, the underwriters will be deemed to have received compensation from the depositor in the form of underwriting discounts equal to _____% of the initial Note Principal Balance.

Until the distribution of the notes is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and selling group members to bid for and purchase the notes.  As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the notes.  These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

If the underwriters create a short position in the notes in connection with the offering, the underwriters may reduce that short position by purchasing notes in the open market.  A short position will result if the underwriters sell more notes than are set forth on the cover page of this prospectus supplement.

In general, purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

There is currently no secondary market for the notes.  There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue.

The depositor has agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to liabilities, including liabilities under the Securities Act of 1933, as amended.

In addition to the purchase of the notes pursuant to the Underwriting Agreement, the underwriters and some of their affiliates may have financing relationships with the transferor.

The depositor is an affiliate of UBS Securities LLC.  Any obligations of UBS Securities LLC are the sole responsibility of UBS Securities LLC and do not create any obligations on the part of any of its affiliates.

EXPERTS

[  ]

LEGAL MATTERS

The validity of the notes and specific federal income tax matters will be passed on for the depositor and for the underwriters by [McKee Nelson LLP] [Thacher, Proffitt & Wood LLP] [Cadwalader, Wickersham & Taft LLP], New York, New York.

LEGAL PROCEEDINGS

[Describe briefly any legal or governmental proceedings pending against any party to the transaction pursuant to §229.1117.]

RATINGS

It is a condition to the issuance of the notes that the notes be rated

_________________________________________________________________________________

_________________________by______________________________________________________

______________________________________________and________________________________

_______________________________________ ___________________________by

_______________________________________.  The ratings on the notes also address the structural, legal and issuer-related aspects of the notes, including the nature of the loans.  In general, the ratings on the notes address credit risk and not prepayment risk.  The ratings on the notes do not represent any assessment of the likelihood that principal prepayments of the loans will be made by borrowers or the degree to which the rate of the related prepayments might differ from that originally anticipated.  As a result, the initial ratings assigned to the notes do not address the possibility that holders of the notes might suffer a lower than anticipated yield in the event of principal payments on the notes resulting from rapid prepayments of the loans, the payment of any Noteholders’ Interest Carry-Forward Amount, or the application of Excess Spread as described in this prospectus supplement, or if the owner trust is terminated before the final Maturity Date of the notes.

The depositor has not solicited ratings on the notes with any rating agency other than the rating agencies.  However, there can be no assurance as to whether any other rating agency will rate the notes or, if it does, what rating would be assigned by that rating agency.  Any rating on the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes by the rating agencies.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.  If the ratings initially assigned to any of the notes by the rating agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to those notes.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of notes in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The depositor has not requested that any rating agency not monitor their ratings of the notes, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

[According to §229.1119(a) describe if the sponsor, depositor or issuer is an affiliate of any of the parties listed in §229.1119(a).]

[According to §229.1119(b) provide information as to whether there is any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arms’ length transaction with an unrelated third party.  See §229.1119(b) for requirements.]

[Describe any relationships as required in §229.1119(c).]

REPORTS AND ADDITIONAL INFORMATION

[Describe the reports or other documents provided to security holders required under the transaction agreements pursuant to §229.1118(a), excluding the report to Certificateholders by the Trustee discussed above.]

[Specify the name and if available, the Commission file number of the entity or entities under which reports about the notes will be filed with the Securities and Exchange Commission (“Commission”) pursuant to §229.1118(b).  Identify the reports and other information filed with the Commission.]

The public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains an Internet site, http://www.sec.gov, that contains reports proxy and information statements, and other information regarding issuers that file electronically with the Commission.

[State whether the issuing entity’s annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to these reports filed or furnished pursuant to 13(a) or 15(d) of the Exchange Act will be made available on the Web site of a specified transaction party as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Commission.  Disclose whether other reports to security holders will be made available in this manner, disclose the Web Site address where such filings may be found. If filings and other reports will not be made available in this manner describe the reasons why they will not and whether an identified transaction party voluntarily will provide electronic or paper copies of those filings and other reports free of charge upon request. See §229.1118(c).]

GLOSSARY OF TERMS

“Accrual Period“  is the period from and including the immediately preceding payment date, or, in the case of the first payment date, from the closing date, through but excluding the related payment date.  Interest on the notes will be calculated on the basis of the actual number of days elapsed in the Accrual Period in a 360-day year.

“Administrative Agreement“ is the agreement, dated [______], among the issuer, the administrator and the master servicer.

“Available Collection Amount” is, with respect to each payment date, the sum of:

(1)

all amounts received on the loans or required to be paid by the master servicer, the servicer or the transferor during the related Due Period or with respect to prepayments and other unscheduled principal payments during the related Due Period, exclusive of:

(a)

amounts not required to be deposited by the servicer in the Collection Account; and

(b)

amounts permitted to be withdrawn by the indenture trustee from the Collection Account;

(2)

the Purchase Price paid for any loans required to be repurchased and the Substitution Adjustment to be deposited in the Collection Account in connection with any substitution, in each case before the related Determination Date; and

(3)

after the exercise of an optional redemption by the Majority Residual Interest Certificateholders, the servicer [or the securities insurer,] the Termination Price.

“Available Payment Amount“ will equal, on each payment date, the related Available Collection Amount deposited into the Note Payment Account and remaining after providing for the payment of all Issuer Fees and Expenses for the related payment date.

“Call Option Date” is the first date on which the Residual Certificateholders may exercise their option to cause the issuer to redeem the notes.  This will occur when the pool principal balance is reduced to __% of the cut-off date pool principal balance.

“Certificateholder”  A person who has beneficial ownership interests in a Residual Interest Certificate.

“Collection Account” is an account established and maintained for the benefit of the noteholders into which the servicer will deposit required payments and collections.

“Compensating Interest” is an amount paid by the master servicer or special servicer to cover interest shortfalls which results from a borrower’s prepayment on a loan.

“Custodial Agreement” is the agreement among the custodian, the issuer and the indenture trustee.

“Defaulted Loans” are loans to which an event of default has occurred under the related note or mortgage.

“Defective Loans” are loans which have a material document deficiency or as to which the transferor has breached a representation or warranty with respect to the loans which materially and adversely affect the value of the loan.

“Determination Date” is the ___ calendar day of each month or, if that day is not a business day, then the preceding business day.

“Due Period” is a period of time commencing on the [____] day of the month in which the immediately preceding distribution date occurs, or on the day after the cut-off date in the case of the first Due Period, and will end on the first day of the month of the related distribution date.

“Excess Spread” means, with respect to any payment date, the excess, if any, of

(1)

the Available Payment Amount, over

(2)

the Regular Payment Amount.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Gross Margin” means the number of basis points stated in the mortgage note.

“Guarantee Insurance Premium” is the monthly amount payable to the securities insurer under the Guarantee Policy.

“Guarantee Policy” is the guaranty policy between ___________ and ___________.

“Home Loan Purchase Agreement”  is the agreement between the depositor and _____________.

“Indenture” is the agreement between the issuer and ________, a national banking association.

“Indenture Trustee Fee” for any payment date, is the fee payable to the indenture trustee on each loan, which is an amount equal to one-twelfth of the Indenture Trustee Fee Rate on the unpaid principal balance of the loan at the end of the related Due Period.

“Indenture Trustee Fee Rate” will equal _______% per annum.

“Indenture Trustee Loan File” means for each loan:

(1)

the related note endorsed in blank or to the order of the indenture trustee without recourse;

(2)

any assumption and modification agreements;

(3)

the mortgage, deed of trust, or other similar security instruments, with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office;

(4)

an assignment of the mortgage, if any, in the name of the indenture trustee in recordable form;

(5)

a title insurance policy; and

(6)

any intervening assignments of the mortgage.

“Insurance Agreement” means the Insurance and Indemnity Agreement among the security insurer, the depositor, ___________ and the issuer.

“Insurance Proceeds” are, with respect to any payment date, the proceeds paid to the servicer by any insurer pursuant to any insurance policy covering a loan, mortgaged property or REO property or any other insurance policy that relates to a loan, net of any expenses which are incurred by the servicer in connection with the collection of those proceeds and not otherwise reimbursed the servicer.  Insurance Proceeds do not include insured payments, the proceeds of any insurance policy that are to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the accepted servicing procedures.

“Insured Payments” are, on any payment date the sum of:

(1)

any insufficiency resulting from the Available Payment Amount being less than the accrued and unpaid interest due on the notes, less

(a)

Noteholders’ Interest Carry-Forward Amounts and

(b)

any shortfalls incurred by the imposition of the Soldiers’ and Sailors’ Relief of 1940, as amended, and

(2)

any Noteholders’ Principal Deficiency Amount.

“Issuer Fees and Expenses” consist of the following:

(1)

the Servicing Compensation and the Master Servicer Compensation

(2)

the Indenture Trustee Fee, and

(3)

the Guaranty Insurance Premium.

“LIBOR Determination Date“ for each Accrual Period is the second business day preceding the first day of that Accrual Period.

“Liquidated Home Loan” is any home loan in respect of which a monthly payment is in excess of 30 days past due and as to which the servicer has determined that all recoverable liquidation and insurance proceeds have been received, which will be deemed to occur on the earliest of:

(1)

the liquidation of the related mortgaged property acquired through foreclosure or similar proceedings or

(2)

the servicer’s determination in accordance with the accepted servicing procedures that there is not a reasonable likelihood of an economically significant recovery from the borrower or the related mortgaged property in excess of the costs and expenses in obtaining that recovery and in relation to the expected timing of that recovery.

“Loan Class” is the risk category assigned to each loan pursuant to the underwriting standards.

“Loan-to-Value Ratio” is the ratio at a given time, expressed as a percentage of the then outstanding principal balance of the residential loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the collateral value of the related residential property.

“Master Servicer Compensation” will equal the aggregate of the investment earnings of funds in the Collection Account and Note Payment Account, late payment charges and prepayment penalties collected on the loans and the Master Servicer Fee.

“Master Servicer Fee” with respect to each loan, is an amount equal to one-twelfth of __% multiplied by the unpaid principal of the loan at the end of the applicable Due Period.

“Maturity Date” is [  , 20[  ]].

“Monthly Advance” is an advance of interest and principal required to be made by the Master Servicer, net of the Servicing Fee and Master Servicer Fee, due during the related Due Period but delinquent.

“Net Liquidation Proceeds” are, with respect to any payment date:

(1)

any cash amounts received from Liquidated Home Loans, whether through trustee’s sale, foreclosure sale, disposition of mortgaged properties or otherwise, other than Insurance Proceeds and Released Mortgaged Property Proceeds, and

(2)

any other cash amounts received in connection with the management of the mortgaged properties from defaulted loans,

in each case, net of

(a)

any reimbursements to the servicer or the master servicer, as applicable, made from those amounts for any unreimbursed Servicing Compensation, Master Servicer Compensation, Servicing Advances and Monthly Advances, as applicable, and

(b)

any other fees and expenses paid in connection with the foreclosure, conservation and liquidation of the related liquidated home loans or mortgaged properties.

“Note Payment Account” is an account established by the indenture trustee from which the trustee will make payments to the holders of notes.

“Note Principal Balance”  means, with respect to the notes and as of any date of determination, the original note principal balance of the notes reduced by all amounts paid in respect of principal of the notes on all payment dates prior to the related date of determination.

“Noteholders’ Interest Carry-Forward Amount” means, with respect to any payment date,

(1)

if on that payment date the interest rate on the notes is capped, the excess, if any, of the amount of interest that would have accrued on the notes for the immediately preceding payment date if the interest rate were not capped over the amount of interest that is due on the notes for that payment date at the capped interest rate, plus

(2)

any outstanding Noteholders’ Interest Carry-Forward Amount remaining unpaid from prior payment dates, together with interest at the applicable interest rate.

“Noteholders’ Interest Shortfall Amount” means, with respect to any payment date, the excess, if any, of the Noteholders’ Monthly Interest payment amount for the preceding payment date over the amount in respect of interest that is actually paid on that preceding payment date.

“Noteholders’ Interest Payment Amount” means, with respect to any payment date, the sum of the Noteholders’ Monthly Interest Payment Amount and the Noteholders’ Interest Shortfall Amount on that payment date.

“Noteholders’ Monthly Interest Payment Amount” means, with respect to any payment date, interest accrued for the related accrual period on the notes at the interest rate on the note principal balance immediately preceding that payment date, or, in the case of the first payment date, on the closing date, after giving effect to all payments of principal to the holders of the notes on or before the applicable preceding payment date.

“Noteholders’ Principal Deficiency Amount” is:

(1)

with respect to any payment date, other than as set forth in clause (2) below, the excess, if any, of

(a)

the Note Principal Balance as of the related payment date, after giving effect to all payments of principal on the notes on the related payment date, but without giving effect to payments in respect of the Noteholders’ Principal Deficiency Amount to be made on the related payment date, over

(b)

the pool principal balance as of the end of the related Due Period and

(2)

with respect to the Maturity Date of the notes, the excess of

(a)

the Note Principal Balance, after giving effect to all payments of principal on the notes on the related date, but without giving effect to payments in respect of this Noteholders’ Principal Deficiency Amount to be made on the related date, over

(b)

the Available Payment Amount remaining after the payment of the Noteholders’ Interest Payment Amount and Regular Principal Payment Amount for that date.

“OC Trigger Increase Event” and “OC Trigger Reversal Event”  are defined in the Transfer and Servicing Agreements and are based on Excess Spread requirements and delinquency and loss levels established by the securities insurer.  The securities insurer may change these delinquency and loss levels at any time.

“One-Month LIBOR”  is the London interbank offered rate for one-month United States dollar deposits.

“Overcollateralization Amount” with respect to any payment date, is the amount equal to the excess, if any, of

(1)

the pool principal balance as of the end of the preceding Due Period, over

(2)

the note principal balance, after giving effect to payments on the notes on the related payment date.

“Overcollateralization Deficiency Amount” means with respect to any date of determination, the excess, if any, of the Overcollateralization Target Amount over the Overcollateralization Amount.

“Overcollateralization Reduction Amount” means, with respect to any payment date that occurs on or after the Stepdown Date, the lesser of

(1)

the excess, if any, of

(a)

the Overcollateralization Amount, assuming principal payments of the notes on that payment date are equal to the Regular Principal Payment Amount, without regard to this Overcollateralization Reduction Amount, over

(b)

the Overcollateralization Target Amount and

(2)

the Regular Principal Payment Amount, as determined without the deduction of this Overcollateralization Reduction Amount from that number, on the related payment date.

Prior to the occurrence of a Stepdown Date, the Overcollateralization Reduction Amount will be zero.]

“Overcollateralization Target Amount” means with respect to any payment date, an amount determined as follows:

(1)

with respect to any payment date occurring prior to the Stepdown Date, the amount equal to ________of the cut-off date pool principal balance;

(2)

with respect to any other payment date occurring on or after the Stepdown Date, an amount equal to the greatest of

(a)

an amount that may stepdown over a period generally equal to six months to not less than ____% of the pool principal balance as of the end of the related Due Period based on the formula set forth in the Transfer and Servicing Agreements,

(b)

_____ of the cut-off date pool principal balance and

(c)

an amount equal to the aggregate principal balance of the three largest loans then outstanding; and

(3)

with respect to any payment date occurring on or after an OC Trigger Increase Event, an amount equal to 100% of the cut-off date pool principal balance.  However, with respect to any payment date occurring on or after an OC Trigger Reversal Event, an amount determined pursuant to clause (1) or (2) above, as applicable.

However, with respect to any payment date the Overcollateralization Target Amount shall not exceed the note principal balance.  The Overcollateralization Target Amount will be subject to stepups and stepdowns based on delinquency and loss tests and excess spread requirements with respect to the loans.  The securities insurer may reduce the Overcollateralization Target Amount, at any time to, but not below,

(1)

with respect to any payment date occurring prior to the Stepdown Date,  _____% of the cut-off date pool principal balance or

(2)

with respect to any payment date occurring on or after the Stepdown Date, an amount equal to the greater of

(a)

_____% of the pool principal balance as of the end of the related Due Period,

(b)

_____% of the cut-off date pool principal balance or

(c)

an amount equal to the aggregate principal balance of the three largest loans then outstanding.

“Owner Trust Agreement” is the owner trust agreement, dated [____], among the depositor, the paying agent, the owner trustee and ___________.

“Parties in Interest” has the definition given to it in Title I of ERISA.

“Plans” are retirement plans and other employee benefit plans or arrangements subject to Title I of ERISA.

“Purchase Price“ is the amount paid for any loans which must be repurchased.

“Regular Payment Amount” is, with respect to any payment date, the lesser of

(1)

the Available Payment Amount and

(2)

the sum of

(a)

the Noteholders’ Interest Payment Amount and

(b)

the Regular Principal Payment Amount.

“Regular Principal Payment Amount” means, on each payment date, an amount, but not in excess of the note principal balance immediately before the payment date, equal to the sum of

(1)

each scheduled payment of principal collected by the servicer in the related Due Period,

(2)

all full and partial principal prepayments received by the servicer during that related Due Period,

(3)

the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds received during the related Due Period,

(4)

that portion of the purchase price of any repurchased loan which represents principal received before the related Determination Date,

(5)

the principal portion of any Substitution Adjustments required to be deposited in the Collection Account as of the related determination date, and

(6)

on the payment date on which the issuer is to be terminated pursuant to the Sale and Servicing Agreement, the Termination Price, net of

(a)

any accrued and unpaid interest, due and unpaid Issuer Fees and Expenses,

(b)

amounts due and owing the securities insurer under the Insurance Agreement] and

(c)

unreimbursed servicing advances and monthly advances owing to the servicer and the master servicer, as applicable.

If the related payment date occurs on or after a Stepdown Date, then the Regular Principal Payment Amount will be reduced, but not less than zero, by the Overcollateralization Reduction Amount, if any, for that payment date.

“Released Mortgaged Property Proceeds” means, with respect to any loan, the proceeds received by the servicer in connection with:

(1)

a taking of an entire mortgaged property by exercise of the power of eminent domain or condemnation or

(2)

any release of part of the mortgaged property from the lien of the related mortgage, whether by partial condemnation, sale or otherwise, which proceeds are not released to the borrower in accordance with applicable law, accepted servicing procedures and the Sale and Servicing Agreement.

“Reserve Interest Rate“ shall be the rate per annum that the indenture trustee determines to be either:

(1)

the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of _____%, of the one-month U.S. dollar lending rates which New York City banks selected by the indenture trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or,

(2)

if the indenture trustee can determine no applicable arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the indenture trustee are quoting on the related LIBOR Determination Date to leading European banks.

“Residual Certificateholder” is a holder of a security representing a residual interest in the assets of the issuer.

“Residual Interest Certificates”  are securities which constitute residual interests in the assets of the issuer.

“Sale and Servicing Agreement” is the sale and master servicing agreement by and among the issuer, the master servicer, the transferor, the depositor and the indenture trustee.

“Securities Insurer Reimbursement Amount” is an amount equal to any unreimbursed Insured Payments in respect of the notes and any other amounts owed to the securities insurer under the Insurance Agreement.

“Securities Insurer Default” is a continuing failure by the securities insurer to make a required payment under the Guaranty Policy or some bankruptcy-related events have occurred with respect to the securities insurer.

“Servicing Compensation” for any payment date, is the Servicing Fee and all other forms of compensation payable to the servicer under the Servicing Agreement.

“Security Owner” is a person who acquires beneficial ownership interests in a security.

“Servicing Advances” are advances which the servicer is required to make under the Servicing Agreement.

“Servicing Fee” for any payment date and for each loan, is an amount equal to one-twelfth of __% multiplied by the unpaid principal balance of the loan at the end of the related Due Period.

“Servicing Agreement”  is the servicing agreement, dated [_____], between the master servicer and the special servicer.

“Six-Month LIBOR” is the London interbank offered rate for six-month United States dollar deposits.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“Stepdown Date” is the first payment date occurring on the later of:

(1)

_________; or

(2)

the payment date on which the pool principal balance as of the end of the related Due Period has been reduced to __% of the cut-off date pool principal balance.

“Substitution Adjustment” in connection with the substitution of a qualified substitute loan for a Defective Loan an amount equal to the shortfall caused by the substitute loan having an unpaid principal balance that is less than the Defective Loan plus any unreimbursed Servicing Advances for the Defective Loan.

“Termination Price” is an amount equal to the greater of

(1)

the sum of

(a)

the then outstanding Note Principal Balance and all accrued and unpaid interest on the Note Principal Balance at the applicable interest rate and all unpaid Noteholders’ Interest Carry-Forward Amounts through the last day of the Accrual Period relating to the payment date;

(b)

any Issuer Fees and expenses due and unpaid on the applicable date;

(c)

any unreimbursed Servicing Advances and unreimbursed Monthly Advances including related advances deemed to be nonrecoverable[; and

(d)

any unpaid Securities Insurer Reimbursement Amount and

(2)

the sum of

(a)

the principal balance of each loan included in the owner trust as of the close of business on the first day of the month of the applicable payment date;

(b)

all unpaid interest accrued on the principal balance of each related loan at the related interest rate to the applicable date;

(c)

the aggregate fair market value of each foreclosure property included in the owner trust on the appropriate date, as determined by an independent appraiser acceptable to the indenture trustee as of a date not more than 30 days before this date; and

(d)

any unpaid Securities Insurer Reimbursement Amount].

“Transfer and Servicing Agreements” are the Indenture, the Sale and Servicing Agreement, the Servicing Agreement, the Administration Agreement and the Owner Trust Agreement.

“U.S. Person” means an entity meeting the following characteristics:

(1)

a citizen or resident of the United States,

(2)

a corporation or partnership or other entity created or organized in or under the laws of the United States, any State of the United States or the District of Columbia, unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise, including any entity treated as a corporation or partnership for federal income tax purposes,

(3)

an estate that is subject to U.S. federal income tax regardless of the source of its income, or

(4)

a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more U.S. Persons have the authority to control all substantial decisions of that trust or, to the extent provided in applicable Treasury regulations, some trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

You should rely on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus.  We have not authorized anyone to provide you with different information.

We are not offering these certificates in any state where the offer is not permitted.

PROSPECTUS SUPPLEMENT

Page

Summary

S-6

Risk Factors

S-16

Defined Terms

S-23

The Pool

S-23

Master Servicer

S-37

Servicer

S-39

Underwriting Criteria

S-44

Prepayment and Yield Considerations

S-49

The Owner Trust and Indenture

S-60

Description of the Notes

S-62

Description of Credit Enhancement

S-67

Description of the Transfer and Servicing Agreements

S-73

Federal Income Tax Consequences

S-91

ERISA Considerations

S-93

Legal Investment Matters

S-95

Use of Proceeds

S-96

Underwriting

S-96

Experts

S-97

Legal Matters

S-97

Ratings

S-97

Glossary of Terms

S-99

PROSPECTUS

Available Information

Reports to Securityholders

Incorporation of Certain Information by Reference

Prospectus Supplement or Current Report on Form 8-K

Summary of Terms

Risk Factors

The Trust Funds

Use of Proceeds

Yield Considerations

Maturity and Prepayment Considerations

The Depositor

Residential Loan Program

Description of the Securities

Description of Primary Insurance Coverage

Description of Credit Support

Certain Legal Aspects of Residential Loans

Federal Income Tax Consequences

State and Other Tax Consequences

ERISA Considerations

Legal Investment

Plans of Distribution

Legal Matters

Financial Information

Ratings

Glossary

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until ____________, 199_.

$___________

Home Loan Asset
Backed Notes
Series 200_-_

(Issuing Entity)

_______
Home Loan
Owner Trust 200_-_
Issuer

Mortgage Asset Securitization
Transactions, Inc.
Depositor

_____________________
Sponsor, Transferor and Master Servicer

____________________________
Servicer

PROSPECTUS SUPPLEMENT

UBS Securities LLC

______________________

___________, 200_

Subject to Completion, November 22 2006

PROSPECTUS SUPPLEMENT

(To Prospectus dated [               ])

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

$[              ] (Approximate)

MASTR ASSET SECURITIZATION TRUST [       ]
(ISSUING ENTITY)

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
(DEPOSITOR)

[UBS REAL ESTATE SECURITIES INC.]
(SPONSOR AND SELLER)

______________________________

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement and on page [   ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary beginning on page S-[   ] in this prospectus supplement and the index of principal terms on page [   ] in the prospectus.

The certificates will represent interests in the issuing entity only and will not represent interests in or obligations in the sponsor, the depositor or any of their affiliates.

This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.

The issuing entity will issue certificates including the following classes offered hereby:

•     [      ] classes of senior certificates

•     [      ] classes of subordinate certificates

The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, in the table under “The Offered Certificates” on page S-[   ] of this prospectus supplement.  This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-[   ] and not to the other classes of certificates that will be issued by the issuing entity as described in this prospectus supplement.

Distributions on the offered certificates will be payable [       ], as described in this prospectus supplement.  The first expected distribution date will be [        ].  Credit enhancement for the offered certificates includes [describe any credit enhancement].  [Amounts payable under [describe any derivative agreements] provided by [    ] will be applied to [describe purpose of derivative agreement(s)].]

[Describe assets of the issuing entity.]  [After the closing date of this transaction, but before [     ], the issuing entity may acquire additional underlying securities as described at “Description of the Assets—Conveyance of Subsequent Underlying Securities” in this prospectus supplement.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[Describe underwriting arrangements.]

On or about [         ], delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of [    ].

[UBS INVESTMENT BANK]

The date of this prospectus supplement is [             ]

Important Notice about Information Presented in this

Prospectus Supplement and the Prospectus

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates.

We note that the information presented in this prospectus supplement is only intended to enhance the general terms of the prospectus.  If the information regarding the certificates is more specific in this prospectus supplement than in the prospectus vary, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus.  We have not authorized anyone to provide you with any other information.

We are not offering the certificates in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

_____________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

Flow of Funds

Sponsor/ Transferor
Underlying Securities
$
Depositor
Underlying Securities
Certificates
Issuing Entity
$
Fee
Fiduciary Duties
Underwriter
Trustee
$
Payments to Certificateholders
Reports to Certificateholders
Certificateholders

Tables of Contents

Prospectus Supplement

Page

The Offered Certificates

S-1

Summary of Terms

S-3

Risk Factors

S-14

Glossary

S-25

Description of the Certificates

S-25

General

S-25

Book-Entry Registration

S-26

Distributions of Interest

S-27

[Determination of LIBOR

S-29

Distributions of Principal

S-29

Credit Enhancement

S-30

[The Residual Certificate

S-31

[Supplemental Interest Trust

S-32

Optional Purchase of the Underlying Securities

S-32

Fees and Expenses of the Trust Fund

S-33

Description of the Assets

S-33

General

S-33

[The Underlying Mortgage Loans

S-37

[Conveyance of Subsequent Underlying Securities

S-40

Static Pool Information

S-42

Legal Proceedings

S-42

Affiliations

S-42

Additional Information

S-42

[Underwriting Guidelines]

S-43

[Originator Names]

S-43

[    ] Underwriting Guidelines

S-43

General Underwriting Guidelines

S-43

[The Underlying Servicers]

S-44

[General

S-44

Administration of the Trust Fund

S-45

Servicing and Administrative Responsibilities

S-45

Trust Accounts

S-46

Example of Distributions

S-47

The Trust Agreement

S-47

General

S-47

The Issuing Entity

S-48

The Trustee

S-49

[The Securities Administrator

S-49

Assignment of the Underlying Securities

S-49

Representations and Warranties

S-50

Custody of the Underlying Securities

S-50

Certain Matters Under the Trust Agreement

S-50

Reports to Certificateholders

S-54

Voting Rights

S-56

Yield, Prepayment and Weighted Average Life

S-56

General

S-56

[Subordination of the Class [      ] Certificates

S-58

Weighted Average Life

S-58

Material Federal Income Tax Considerations

S-60

General

S-60

[Residual Certificates

S-60

Legal Investment Considerations

S-61

Use of Proceeds

S-61

ERISA Considerations

S-61

Underwriting

S-64

Legal Matters

S-65

Ratings

S-65

Glossary of Defined Terms

S-67

Annex A:  Distribution Date Statements

S-70

Annex B:  Disclosure Documents

S-70

Annex C:  Principal Amount Decrement Tables

S-70

I.

The Offered Certificates

The certificates consist of the [class(es)] of certificates listed in the tables below[, together with the Class [       ] Certificates].  Only the classes of certificates listed in the tables below are offered by this prospectus supplement.

Class	[Related Mortgage Pool(s)]	Class Principal or Notional Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula (until Initial Optional Termination Date)(3)	Summary Interest Rate Formula (after Initial Optional Termination Date)(3)	Principal Type	Interest Type	Initial Certificate Ratings
								[Name of Rating Agency]	[Name of Rating Agency]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Summary Description of Interest Rate]	[Insert Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Summary Description of Interest Rate]	[Insert Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Summary Description of Interest Rate]	[Insert Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

___________________________

(1)

These balances are approximate, as described in this prospectus supplement.

(2)

Reflects the interest rate as of the closing date.

(3)

Reflects the summary interest rate formula [to be described as applicable].

The offered certificates will also have the following characteristics:

Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Distribution Date	Expected Final Scheduled Distribution Date	Minimum Denominations	Incremental Denominations	CUSIP Number
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

II.

Summary of Terms

·

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

·

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

·

Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

·

[Whenever we refer to a percentage of some or all of the underlying securities in the trust fund [or in any pool], that percentage has been calculated on the basis of the total security principal balance of those underlying securities as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Certificates – Distributions of Principal” how the security principal balance of an underlying security is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any underlying security or securities, we mean the total of their security principal balances determined by that method, unless we specify otherwise.]

Parties

Sponsor and Seller

[UBS Real Estate Securities Inc.] will sell the underlying securities to the depositor.

Depositor

Mortgage Asset Securitization Transactions, Inc., a Delaware corporation. See “The Depositor” in the prospectus.

Issuing Entity

MASTR Asset Securitization Trust [______].

Trustee

[       ].

[Securities Administrator

[       ] will be responsible for preparing monthly distribution statements and certain tax information for investors and certain tax filings for the trust fund.]

[Certificate Insurer

[   ] will provide a certificate guaranty insurance policy for [    ] Certificates.

[[Swap] [Cap] Counterparty

[       ].]

[Affiliations

[If the sponsor, depositor or issuing entity is an affiliate of any trustee, or any other transaction party, disclose such here. Also, disclose any other affiliations among transaction parties.]]

The Certificates

The certificates offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under “The Offered Certificates” in the table on page S-[   ].

[The offered certificates will be issued in book-entry form.  The minimum denominations and the incremental denominations of each class of offered certificates are set forth in the table on page S-[   ].]

The certificates represent ownership interests in a trust fund, the assets of which will consist primarily of [describe assets of the trust fund] having a total principal balance as of the cut-off date, which is [       ], of approximately $[       ].  [In addition, [the supplemental interest trust] will hold an [interest rate swap agreement] for the benefit of the certificateholders.]

[The underlying securities to be included in the trust fund will be divided into [       ] pools: [name pools].  [Describe pool assets].

[Payments of principal and interest on the Class [       ] Certificates will be based primarily on collections from the pool [    ] assets.  Payments of principal and interest on the Class [       ] Certificates will be based primarily on collections from the pool [    ] assets. Payments of principal and interest on the Class [       ] Certificates will be based on collections from [both / all] pools as described herein.]

The rights of holders of the Class [     ] Certificates to receive payments of principal and interest will be subordinate to the rights of the holders of certificates having a senior priority of payment, as described in this Summary of Terms under “—Enhancement of Likelihood of Payment on the Certificates—Subordination of Payments” below.  We refer to the Class [     ] Certificates collectively as “subordinate” certificates.  We refer to the Class [       ] Certificates collectively as “senior” certificates.

[The Class [    ] Certificates will be entitled to receive any monthly excess cashflow remaining after required distributions are made to the offered certificates.]

[The Class [       ] Certificates are not offered by this prospectus supplement.]

The offered certificates will have an approximate total initial principal amount of $[       ]. Any difference between the total principal amount of the offered certificates on the date they are issued and the approximate total principal amount of the offered certificates as reflected in this prospectus supplement will not exceed 5%.

Payments on the Certificates

Principal and interest on each class of the certificates will be payable on the [25th] day of each month, beginning in [     ].  However, if the [25th] day is not a business day, payments will be made on the [next] business day after the [25th] day of the month.

Interest Payments

Amounts Available for Interest Payments

Interest will accrue on each class of offered certificates at the applicable annual rates described below:

·

Class [       ] Certificates: [describe interest rate and any applicable caps or limitations].

[If the option to purchase the underlying securities is not exercised by the [     ] on the initial optional termination date as described under “—The Underlying Securities—Optional Purchase of the Underlying Securities” below, then with respect to the next distribution date and each distribution date thereafter, the applicable annual rate will be increased to [describe changes in the interest rate].

See “—The Underlying Securities —Optional Purchase of the Underlying Securities” below.

[You will receive from each pool of underlying securities only the payments of interest that the component parts of your class of certificates that relate to that pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of underlying securities if those underlying securities do not generate enough interest in any particular month to pay interest due.]

[The Class [   ] Certificates are principal-only certificates and will not be entitled to payments of interest.]

See “Description of the Certificates – Distributions of Interest” in this prospectus supplement.

Priority of Interest Payments

In general, on each distribution date, the interest remittance amount, which is the amount of interest collected from the underlying securities during the collection period related to the distribution date minus the amount of any [trustee fees], will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

second, [to the Class [   ] Certificates, the amount of [   ]]; and

[   ], [any remaining interest after payments as described above will be paid to the certificates as [excess interest]].

[The Interest Rate Swap Agreement/Cap Agreement

[   ] will enter into an [interest rate swap agreement/cap agreement] with [       ], as [swap/cap] counterparty.  Under the [interest rate swap agreement/cap agreement], [describe swap agreement].

See [   ] in this prospectus supplement.]

[A graphic illustration of the interest payment priority to be provided to the extent such graphic enhances the disclosure of the interest payment priority.]

Principal Payments

Amounts Available for Principal Payments

The amount of principal payable on the [   ] certificates will be determined by (1) formulas that allocate portions of principal payments received on the underlying securities between [pools] [different certificate classes], (2) funds received on the underlying securities that are available to make payments on the certificates, (3) [the application of excess interest from each pool to pay principal on the certificates and (4) [the amount of principal received on the underlying securities that is released to the residual certificate, calculated as described in this prospectus supplement].

Priority of Principal Payments

In general, on each distribution date, the principal remittance amount, which is the amount of principal collected from the underlying securities during the collection period related to the distribution date, minus the amount of any [expenses of the trustee][other expenses], will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

second, [to the Class [   ] Certificates, the amount of [   ]]; and

[   ], [any remaining principal after payments as described above will be paid to the certificates as [excess cashflow]].

[A graphic illustration of principal payment priority to be provided to the extent such graphic enhances the disclosure of the principal payment priority.]

Trigger Events

The manner of allocating payments of principal on the underlying securities will differ, as described above, depending upon the occurrence of several different events or triggers:

·

[describe any applicable events or triggers];

See “Description of the Certificates — Distributions of Principal” and “Glossary of Defined Terms” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund.  The trust fund will have no other source of cash other than collections on the underlying securities [and] [if applicable, describe any cap or derivatives providing support] [if applicable, describe any certificate guaranty insurance policy].  No other entity will be required or expected to make any payments on the certificates [other than [   ] with respect to the guaranty insurance policy].

Enhancement of Likelihood of Payment on the Certificates

The payment structure of this securitization includes [forms of credit enhancement to be described as applicable].  [The [   ] certificates will [be insured by a] [not be insured by any] financial guaranty insurance policy.]  [Provide name of any financial guaranty insurance policy]

See “Risk Factors – Potential Inadequacy of Credit Enhancement” and “Description of the Certificates – Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the certificates.

[Subordination of Payments

Payments of interest and principal will each be made to holders of each class of offered certificates before payments are made to the holder of the [REMIC] residual certificate.  In addition, certificates with an “A” in their class designation will have a payment priority as a group over other certificates.  Class [   ] certificates will have a payment priority over class [   ] certificates, and class [   ] certificates will have a payment priority over class [   ] certificates.

These payment priorities are intended to increase the likelihood that the holders of class [  ] certificates and, to a lesser extent, the holders of class [  ] certificates, will receive regular payments of interest and principal.

See “Description of the Certificates – Credit Enhancement – Subordination” in this prospectus supplement.]

[Allocation of Losses

As described in this prospectus supplement, amounts representing realized losses on the underlying securities (to the extent that those losses exceed excess interest and any overcollateralization, as described in this prospectus supplement) will be applied to reduce the principal amount of the [    ] class of certificates still outstanding that has the lowest payment priority, until the principal amount of that class of certificates has been reduced to zero.  For example, losses in excess of overcollateralization and excess interest will first be allocated in reduction of the principal amount of the Class [    ] Certificates until it is reduced to zero, then in reduction of the principal amount of the Class [    ] Certificates until it is reduced to zero.  If a loss has been allocated to reduce the principal amount of a [   ] certificate, it is unlikely that investors will receive any payment in respect of that reduction [except in the case of those certificates covered by the guaranty insurance policy as described below].

[A graphic illustration of allocation of losses to be provided to the extent such graphic enhances the disclosure of the allocation of losses.]

See “Description of the Certificates – Credit Enhancement – Application of Realized Losses” in this prospectus supplement.]

[Excess Interest

The underlying securities bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the [    ] certificates and [   ].  This “excess interest” received from the underlying securities each month will be available to absorb realized losses applied to the underlying securities and to maintain the required level of overcollateralization.

In general, on each distribution date, any excess interest will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

second, [to the Class [   ] Certificates, the amount of [   ]]; and

[   ], [any remaining excess interest after payments as described above will be paid to the [residual] certificates.

[A graphic illustration of any excess interest distribution to be provided to the extent such graphic enhances the disclosure of the application of excess interest.]

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement—Excess Interest” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal balance of the underlying securities in the trust is expected to exceed the total principal amount of the certificates by approximately $[    ], which represents [    ]% of the total principal balance of the underlying securities in the trust fund as of [    ].  This condition is referred to in this prospectus supplement as “overcollateralization.”  Thereafter, to the extent described in this prospectus supplement, a portion of excess interest may be applied to pay principal on the certificates to the extent needed to maintain the required level of overcollateralization.  We cannot, however, assure you that sufficient interest will be generated by the underlying securities to maintain any level of overcollateralization.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.]

[Limited Cross-Collateralization

Under certain limited circumstances, principal payments on the underlying securities in [a pool] may be distributed as principal to holders of the [   ] certificates corresponding to [another pool or pools].

If the [   ] certificates relating to one pool have been retired, then principal payments on the underlying securities relating to the retired [   ] certificates will be distributed to the remaining [   ] certificates of the other [pool or pools], if any, before being distributed to the [   ] certificates.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Distributions of Principal” in this prospectus supplement.]

[Interest Rate Swap Agreement

Any net swap payment received under the [interest rate swap agreement] will be applied to pay interest shortfalls, maintain overcollateralization and cover losses, as described in this prospectus supplement.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement” and “—Application of Deposits and Payments Received by the Supplemental Interest Trust” in this prospectus supplement.]

[[Certificate] [Pool] Insurance Policy

The [   ] [certificate][pool] guaranty insurance policy will guarantee certain interest and principal payments to holders of [   ] Certificates under the instances described in this prospectus supplement.  [No other classes of certificates will benefit from the certificate guaranty insurance policy.]

For information about [   ] and for a more detailed discussion of the [   ] guaranty insurance policy, see “The [Certificate] [Pool] Insurance Policy” in this prospectus supplement.

Fees and Expenses

Before payments are made on the certificates, the trustee will be paid a monthly fee calculated either as [    ]% annually.

[In addition, the [securities administrator] will be paid [   ] [before/after] payments are made on the certificates.]

In each case, the fees described above will be paid to the related party from amounts received on the underlying securities, before payments of any amounts to certificateholders. The [trustee’s] fees will be paid prior to the payment of other fees. [The [other parties] will be paid their fees simultaneously on a proportionate basis.]

Expenses of the trustee [and the securities administrator] will be reimbursed [before/after] payments are made on the certificates.

Final Scheduled Distribution Date

The final scheduled distribution date for the offered certificates will be the applicable distribution date specified in the table on page S-[   ].  The final scheduled distribution date for the [      ] certificates is based upon [      ].  The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date.

[The NIMS Insurer

One or more insurance companies, referred to herein collectively as the NIMS Insurer, may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust or other special purpose entity and secured by all or a portion of the [   ] Certificates.  In that event, the NIMS Insurer will be able to exercise rights which could adversely affect certificateholders.

We refer you to “Risk Factors—Rights of the NIMS Insurer May Affect Certificates” in the prospectus for additional information concerning the NIMS Insurer.]

The Trust Fund Property

On the closing date, which is expected to be on or about [     ], the assets of the trust fund will consist primarily of [one pool] [pools of] [describe pool(s)] [    ] underlying securities with a total principal balance as of the cut-off date of approximately $[    ], from [   ] underlying trust funds.

Each class of underlying securities will be backed primarily by [residential] [commercial] mortgage loans secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

The depositor expects that the underlying securities will constitute the following classes and will have the following approximate characteristics as of the cut-off date:

Underlying Securities Summary

Underlying Security Series	Underlying Security Class	Cut-off Date Class Principal or Notional Amount	Cut-off Date Interest Rate	Summary Interest Rate Formula (until related Underlying Optional Termination Date)	Summary Interest Rate Formula (after related Underlying Optional Termination Date)	Underlying Security Principal Type	Underlying Security Interest Type	Underlying Cut-off Date Security Ratings
								[Name of Rating Agency]	[Name of Rating Agency]
[ ] Series [ ]	Class [ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

[The mortgage loans underlying the underlying securities were generally originated or acquired in accordance with underwriting guidelines that are [less strict than][in accordance with] Fannie Mae and Freddie Mac guidelines. [As a result, the related mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.]]

[The underlying securities held by the trust fund will not be insured or guaranteed by any government agency.]

[See “Description of the Assets—the Underlying Securities” and “—the Underlying Mortgage Loans” in this prospectus supplement.]

[Servicing of the Underlying Mortgage Loans

[Approximately [   ]% of the underlying mortgage loans will be serviced by [     ].]

See “Description of the Assets” and “Trust Fund Property Servicing” in this prospectus supplement.

[The Pre-Funding Arrangement

On the closing date, approximately $[         ], which represents [         ]% of the trust fund property assets, will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional subsequent underlying securities will be sold to the trust fund by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional underlying securities if applicable.]]

[See “Description of the Assets—Conveyance of Subsequent Underlying Securities” in this prospectus supplement.]

Optional Purchase of the Underlying Securities

[               ], [with the prior written consent of [     ], which consent may not be unreasonably withheld,] may purchase the underlying securities and the other assets of the trust fund on or after the initial optional termination date, which is the distribution date following the month in which the total principal balance of the underlying securities [(determined in the aggregate rather than by pool)] declines to less than [   ]% of the initial total principal balance of the underlying securities as of the cut-off date.  If [            ] does not exercise that option, [           ]  may purchase the underlying securities.

[If the underlying securities in any pool and the other assets of the pool are purchased, the certificateholders of the related classes of certificates will be paid [   ].]

[If the option to purchase the underlying securities is not exercised on the initial optional termination date, then, beginning with the next distribution date and thereafter, the interest rates on the offered certificates will be increased as described in the table on page S-[  ].]

See “Description of the Certificates—Optional Purchase of Underlying Securities” in this prospectus supplement for a description of the purchase price to be paid for the underlying securities upon an optional purchase.  [See “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments” in this prospectus supplement for a description of the increased interest rates to be paid on the certificates after the initial optional termination date.]

[Use of Proceeds

The net proceeds from the sale of the offered certificates will be applied by the depositor, or an affiliate thereof, toward the purchase of the underlying securities [and the repayment of any financing][and the funding of the pre-funding amount]. The underlying securities will be acquired by the depositor from the seller in a privately negotiated transaction.]

Tax Status

[To be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and “Federal Income Tax Consequences” in the prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

[To be provided as applicable.]

It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each a “Plan”).  [Prior to the termination of the supplemental interest trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor.]  Investors are encouraged to consult with their counsel with respect to the consequences under ERISA and the Code of a Plan’s acquisition and ownership of such certificates.

See “Considerations for Benefit Plan Investors” in this prospectus supplement and “ERISA Considerations” in the prospectus.

Legal Investment Considerations

[The certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Certificates

The certificates offered by this prospectus supplement will initially have the ratings from [       ] set forth in the table on page S-[  ].

See “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings and “Risk Factors—Ratings on the Securities are Dependent on Assessments by the Rating Agencies” in the prospectus.

III.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

[Risks Related to Distributions on the Underlying Securities]

[The certificates will be paid solely from the distributions received on the underlying securities.  The underlying securities consist of [   ] [   ] “principal-only securities” from [   ] underlying trust funds, which are not entitled to distributions in respect of interest  and [   ] “interest-only securities” from [   ] underlying trust funds, which are not entitled to distributions in respect of principal.  Because distributions of interest on the interest-only underlying securities will be calculated on the basis of notional principal balances which, in turn, are calculated by reference to the outstanding balance of the related underlying mortgage loans or other classes in the related series, a reduction in the outstanding balance of the underlying mortgage loans or such other classes (as a result of prepayments or liquidations of the mortgage loans or otherwise) may significantly reduce (or even extinguish) interest distributions on the interest-only underlying securities.  A substantial portion of the interest-only underlying securities, either because their notional principal balances are based on the balances of underlying mortgage loans having relatively high interest rates or for other reasons, are particularly sensitive to prepayment risk.  Further, an early termination of an underlying trust fund (or of a related pool included therein) as permitted in the related underlying agreement may significantly reduce the aggregate of distributions on the related interest-only underlying securities.

[The principal-only underlying securities (and in particular, the agency mortgage securities), will be sensitive to the rate of payments of principal (including prepayments) of the related underlying mortgage loans and the priorities for distribution of principal among the securities of the related series.]

[The interest-only underlying securities generally are entitled to distributions of interest only for a limited period of time. See “Description of the Assets.”]

The rate of payments of principal on the certificates will be related to the rate of interest and principal distributions, if any, on the underlying securities, to the extent that such distributions for any month exceed the amount necessary to pay interest on the certificates at the related interest rate, the fees and expenses of the trust fund and basis risk shortfalls.

[Prospective investors in the certificates should consider that if the aggregate notional principal balance of the interest-only underlying securities is reduced to zero or if the interest-only underlying securities cease accruing interest by their terms while principal-only underlying securities remain outstanding but not in an amount in excess of the outstanding class principal amount of the certificates, there may be no source of funds to pay accrued interest on the certificates.]

Investors are urged to review the descriptions of the underlying securities contained in the disclosure documents.
See “Description of the Assets” in this prospectus supplement.
[Interest Rates on the Underlying Securities May Limit Interest Rates on the Certificates]

[The [    ] certificates will accrue interest at an interest rate that adjusts monthly based on the [   ] index plus a specified margin.  However, the interest rates on these [    ] certificates are subject to a limitation, generally based on the weighted average interest rate of the underlying securities, net of certain allocable fees and expenses of the trust fund.  [    ] of the underlying securities to be included in each pool will have interest rates that [either] are [fixed] [or adjust based on a [] index], as described in “Description of the Assets—The Indices.”

[The underlying certificates in each pool also have net funds cap limitations on adjustments to their interest rates.  As a result, the [    ] certificates may accrue less interest than they would accrue if their interest rates were solely based on the [   ] index plus the specified margin.]

A variety of factors could limit the interest rates and adversely affect the yield to maturity on, and market value of, the certificates. Some of these factors are described below.
• [Describe different adjustment periods between the certificates and the underlying securities]
• [Describe different indices between the certificates and the underlying securities]
• [Describe a reduction of interest rates on the certificates due to net funds cap limitations]
• [Describe how the recovery of basis risk shortfalls may be limited]
• [Describe any additional interest rate or yield factors that may apply]

See “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments,” “Description of the Certificates—Distributions of Interest” and “—Credit Enhancement—Overcollateralization” in this prospectus supplement.  See also “Risk Factors—Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities” in the prospectus.  For a general description of the interest rates of the underlying securities, see “Description of the Assets” in this prospectus supplement.]

Risks Related to Potential Inadequacy of Credit Enhancement and Other Support

The [excess interest], [overcollateralization], [subordination], [loss allocation] and [limited cross-collateralization] features, [together with] [[Fannie Mae] [Freddie Mac] guaranties,] [the interest rate swap agreement] [and for the benefit of the [    ] Certificates only, the cap agreement], all as described in this prospectus supplement, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the underlying securities.

[Excess Interest and Overcollateralization.  On the closing date, the total class principal balance of the underlying securities will exceed the total principal amount of the [    ] certificates by approximately $[    ], which is equal to [    ]% of the total class principal balance of the underlying securities as of the cut-off date.  This excess is referred to in this prospectus supplement as “overcollateralization” and will be available to absorb losses.  We cannot assure you, however, that the underlying securities, [together with amounts available from the interest rate swap agreement,] will generate enough excess interest to maintain this overcollateralization level as set by the rating agencies. The following factors will affect the amount of excess interest that the underlying securities will generate:

• [Describe the effect of prepayments of the underlying securities]
• [Describe defaults, delinquencies and liquidations on the underlying mortgage loans underlying the underlying securities]
• [Describe increases in the index related to any mortgage risk]
• [Describe any additional factors that may apply]

See “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.  See also “Risk Factors—Potential Inadequacy of Credit Enhancement—Excess Interest and Overcollateralization” in the prospectus.]

[Fannie Mae and Freddie Mac Guaranties.  The assets of the trust include Fannie Mae and Freddie Mac certificates.  Although payments on Fannie Mae and Freddie Mac certificates are guaranteed by those respective agencies, these agencies’ guaranties are not backed by the full faith and credit of the United States.  Neither the United States nor any U.S. agency is obligated to finance or otherwise assist either Fannie Mae or Freddie Mac in any manner.  Therefore, if the Fannie Mae and Freddie Mac certificates do not pay as expected, you might suffer a loss on your investment in the certificates.]

[The Interest Rate Swap Agreement.  Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and repay losses.  However, no amounts will be payable to the supplemental interest trust by the swap counterparty unless the floating amount owed by the swap counterparty on a distribution date exceeds the fixed amount owed to the swap counterparty.  This will not occur except in periods when [   ] (as determined pursuant to the interest rate swap agreement) exceeds the applicable rate of payment owed by the trust fund, which will range from [    ]% to [    ]% per annum on the scheduled notional amount as described in this prospectus supplement. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the underlying securities.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[The Cap Agreement.  Any amounts received under the cap agreement will be applied as described in this prospectus supplement to pay certain interest amounts on the [    ] Certificates resulting from application of the applicable net funds cap. We cannot assure you that any amounts will be received under the cap agreement.

See “Description of the Certificates—Distributions of Interest—The Cap Agreement” in this prospectus supplement.]

[Subordination and Allocation of Losses.  If the applicable subordination is insufficient to absorb losses, then certificateholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

•

if you buy a Class [    ] Certificate and losses on the underlying securities exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess;

•

if you buy a Class [    ] Certificate and losses on the underlying securities exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] and Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess; and

•

if you buy a Class [    ] Certificate and losses on the underlying securities exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ], Class [    ] and Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess.

[Losses on the underlying securities will not reduce the principal amount of the senior certificates.]

If overcollateralization is maintained at the required amount and the underlying securities generate interest in excess of the amount needed to pay interest and principal on the certificates, the fees and expenses of the trust fund [and any swap payments owed to the swap counterparty], then excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal amounts of the certificates caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

See “Description of the Certificates—Credit Enhancement—Subordination” and “—Application of Realized Losses” in this prospectus supplement.]

[Limited Cross-Collateralization.  Principal payments on the [    ] certificates will depend, for the most part, on collections on the underlying securities in the related pool. However, the [    ] certificates will have the benefit of credit enhancement in the form of overcollateralization and subordination from [each] pool of underlying securities.  That means that even if the rate of losses on underlying securities in the pool of underlying securities related to any class of senior certificates is low, losses in the unrelated pool[s] may reduce the loss protection for those certificates.]

[Risks Related to the Interest Rate Swap Agreement]

[Any net swap payment payable to the swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce payments of interest on the certificates.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the certificates.

In the event that the trust fund, after application of all interest and principal received on the underlying securities, cannot make the required net swap payments to the swap counterparty, a swap termination payment as described in this prospectus supplement will be owed to the swap counterparty.  Any termination payment payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to certificateholders.

See “Description of the Certificates—Distributions of Interest,” “—Distributions of Principal” and “—Supplemental Interest Trust” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Certificates]

As of the date of this prospectus supplement, the [swap counterparty] [cap counterparty] currently has the ratings described under “Description of the Certificates—Supplemental Interest Trust—The [Swap][Cap] Counterparty.” The ratings of the [    ] certificates are dependent in part upon the credit ratings of the [swap counterparty] [cap counterparty]. If a credit rating of the [swap counterparty] [cap counterparty] is qualified, reduced or withdrawn and the [swap counterparty] [cap counterparty] does not post collateral securing its obligations under the interest rate [swap][cap] agreement or a substitute counterparty is not obtained in accordance with the terms of the interest rate [swap][cap] agreement, the ratings of the [    ] certificates may be qualified, reduced or withdrawn. In that event, the value and marketability of those certificates will be adversely affected.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate [Swap][Cap] Agreement” in this prospectus supplement.  See also “Risk Factors—Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Certificates” in the prospectus.]

[Special Risks for Certain Classes of Certificates

The [    ] Certificates are [interest-only][principal-only] certificates.  These certificates have yields to maturity (or early termination) – the yield you will receive if you hold a certificate until it has been paid in full – that are highly sensitive to prepayments on the related mortgage loans underlying any series of underlying securities.

If you purchase the [    ] Certificates, you should consider the risk that you may receive a lower than expected yield and may not fully recover your initial investment if the mortgage loans underlying any series of underlying securities experience a [faster][slower] than expected rate of prepayments.  Prepayments on the underlying mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers as described under “Yield, Prepayment and Weighted Average Life” in this prospectus supplement.

Exercise by the an underlying [servicer] of its respective right to purchase the related mortgage loans underlying a series of underlying securities will result in the prepayment of the related class or classes of underlying securities of that series and will adversely affect the yields on the [    ] Certificates.

Exercise by the [residual holder] of its right to purchase the underlying securities, as described under “Description of the Certificates—Optional Termination of the Trust Fund,” will adversely affect the yields on the [    ] Certificates.

See “Yield, Prepayment, and Weighted Average Life” in this prospectus supplement for a description of factors that may affect the sensitivity of these certificates’ yield to maturity.  See also “Risk Factors—Special Risks for Certain Classes of Securities” in the prospectus.]

[Special Default Risk of Second Lien Mortgage Loans]

[Approximately [    ]% of the underlying mortgage loans are secured by second liens on the related mortgaged properties. These second lien mortgage loans are subordinate to the rights of the mortgagee under the related first lien mortgage loans and may present special risks upon default of any second lien mortgage loans.

See “Risk Factors—Special Default Risk of Second Lien Mortgage Loans” and “—Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the prospectus.]
Risks Related to Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans underlying each series of underlying securities will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline, underlying mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the underlying mortgage loans may decrease.

Borrowers may prepay their underlying mortgage loans in whole or in part at any time; however, approximately [    ]% of the mortgage loans underlying the underlying securities require the payment of a prepayment premium or a lockout fee in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from [    ] to [    ] after origination. These prepayment premiums or lockout fees may discourage borrowers from prepaying their related underlying mortgage loans during the applicable period.

Prepayment of mortgage loans underlying a series of underlying securities will usually result in a payment of principal on the certificates, and, depending on the type of certificate and the price investors paid for that certificate, may affect the yield on that certificate.

[See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the underlying mortgage loans.]

[Risks Related to Mortgage Loans with Interest-Only Payments]

Approximately [    ]% of the underlying mortgage loans provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of [    ] years following origination. Following the applicable interest-only period, the monthly payment with respect to each of these underlying mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage interest rate.

The interest-only underlying mortgage loans may present special default and prepayment risks, particularly for certificates purchased at a discount.

See “Yield, Prepayment and Weighted Average Life—General” in this prospectus supplement and “Risk Factors—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.]

Risk of Ineffective Transfer

Each transfer of an underlying security to the sponsor, from the sponsor to the depositor and from the depositor to the trust fund, will be intended to be an absolute and unconditional sale of that underlying security and will be reflected as such in the applicable documents.  However, in the event of insolvency of a prior owner of an underlying security, a trustee in bankruptcy or a creditor of the insolvent party could attempt to recharacterize the sale of that underlying security by the insolvent party as a borrowing secured by a pledge of that underlying security.  Such an attempt, even if unsuccessful, could result in delays in payments on the notes.  If such an attempt were successful, it is possible that the affected underlying securities could be sold in order to liquidate the assets of the insolvent entity.  In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

See “Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities” in the prospectus.
Risks Related to Geographic Concentration of Mortgage Loans

Approximately [    ]% of those underlying mortgage loans are secured by properties located in [    ].  The rate of delinquencies, defaults and losses on the underlying mortgage loans may be higher than if fewer of the mortgage loans were concentrated in [    ] because certain conditions in that state will have a disproportionate impact on the underlying mortgage loans in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the Mortgage Loans” in the prospectus.

[Additional risk factors to be provided as applicable.]

IV.

Glossary

A glossary of defined terms used in this prospectus supplement begins on page S-[    ]. Any terms used in this prospectus supplement and not defined in the glossary are defined in the accompanying prospectus.

Description of the Certificates

General

[The Series [    ] Mortgage Pass-Through Certificates will consist of the following Classes:

·

the Class [  ] Certificates,

·

the Class [    ] Certificates, and

·

the Class R Certificate.

Only the Offered Certificates are offered hereby.]

The Certificates will evidence the entire beneficial ownership interest in the Trust Fund.  The Trust Fund will generally consist of:

·

the Underlying Securities;

·

deposits in the Certificate Account made in respect of the Underlying Securities; and

·

[any applicable insurance policies and] all proceeds thereof.

[In addition, the Certificates will represent beneficial ownership interests in the Supplemental Interest Trust, the primary asset of which will be the Swap Agreement described under “—Supplemental Interest Trust—Interest Rate Swap Agreement,” and all proceeds thereof.]

Each class of Offered Certificates will be issued in the respective approximate Class Principal Amount specified in the table on page S-1 and will accrue interest at the respective Interest Rate specified in the table on page S-1 and as further described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments.” The REMIC residual certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described herein.  The original Class Certificate Principal Amount of the Offered Certificates may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Underlying Securities is increased or decreased as described under “Description of the Assets” herein.

Distributions on the Offered Certificates will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day the next succeeding Business Day), commencing [     ], to Certificateholders of record on the immediately preceding Record Date.

[For purposes of allocating distributions of principal and interest on the Senior Certificates, (1) the Group [    ] Certificates will relate to, and generally will be limited to collections from, the Pool [    ] Underlying Securities and (2) the Group [    ] Certificates will relate to, and generally will be limited to collections from, the Pool [    ] Underlying Securities. However, holders of each class of [    ] Certificates will receive the benefit of Monthly Excess Interest generated by each Pool and, to a limited extent, certain principal payments generated by the Pool unrelated to that class. Holders of [    ] Certificates will be entitled to receive distributions based upon principal and interest collections from each Pool, but such rights to distributions will be subordinate to the rights of the holders of the [    ] Certificates to the extent described herein.]

[The [    ] Certificates will be entitled to Monthly Excess Cashflow, if any, remaining after required distributions are made to the [    ] Certificates and to pay certain expenses of the Trust Fund (including payments to the [Swap Counterparty]). The [    ] Certificates will represent the remaining interest in the assets of the Trust Fund after the required distributions are made to all other classes of Certificates and will evidence the residual interest in the REMICs.]

[[    ] will initially hold the Class P and Class X Certificates and intends to enter into a NIMS Transaction.  The NIM Securities issued in the NIMS Transaction may be insured by a NIMS Insurer. If the NIM Securities are so insured, the NIMS Insurer will have certain rights under the Trust Agreement as described herein.]

Distributions on the Offered Certificates will be made on the Distribution Date to Certificateholders of record on the applicable record date specified in the table on page S-2. Distributions on the Offered Certificates will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee. See “The Trust Agreement—The Trustee” herein.

A.

Book-Entry Registration

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each class of Book-Entry Certificates will be represented by one or more Global Securities that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Offered Certificates will be issued in minimum denominations in the principal amounts and the incremental denominations in excess thereof specified in the table on page S-2.

Beneficial Owners of the Book-Entry Certificates will hold their Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that equal the initial Class Principal Amount of the related class of Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries names on the books of DTC. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate. Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See “Description of the Securities—Book-Entry Registration” in the prospectus.

Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see “Federal Income Tax Consequences” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex A to the prospectus.

Distributions of Interest

Calculation of Interest.  The amount of interest distributable on each Distribution Date in respect of each class of Offered Certificates will equal [    ] for such class and for such date. Interest will accrue on the Offered Certificates on the basis of [    ].

The Interest Rate for each class of Offered Certificates will be the applicable annual rate described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments.” [The Interest Rate for the Class [    ] Certificates will be the lesser of (1) LIBOR plus [    ] and (2) the Subordinate Net Funds Cap.]

[Basis Risk Shortfalls. With respect to each Distribution Date and any class of [    ] Certificates, such class will be entitled to the amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the applicable Net Funds Cap) before the holders of the [    ] Certificates are entitled to any distributions. The [    ] Certificates will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from Monthly Excess Cashflow, treated as paid from, and to the extent such funds are on deposit in, the Basis Risk Reserve Fund [and any amounts received under the Swap Agreement]. See “—Credit Enhancement—Application of Monthly Excess Cashflow” [and “—Supplemental Interest Trust—Interest Rate Swap Agreement”] below.  The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Sponsor and (2) certain amounts that would otherwise be distributed to the [    ] Certificates. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of [    ] Certificates in respect of any Distribution Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Interest Rate exceeds (y) the amount payable at the applicable Net Funds Cap.

The amount of Monthly Excess Cashflow distributable with respect to the [    ] Certificates on any Distribution Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, on deposit in the Basis Risk Reserve Fund.]

Interest Distribution Priorities.

a.

The Interest Remittance Amount will be distributed on each Distribution Date concurrently, as follows:

i.

(1)

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

ii.

(2)

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

iii.

(3)

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

iv.

(4)

to the Trustee, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Trust Agreement; and

v.

(5)

[for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining undistributed for such Distribution Date.]

[The Cap Agreement.  As of the Closing Date, the Trustee, not individually, but solely in its capacity as Trustee of the Trust Fund, will enter into the Cap Agreement with the Cap Counterparty for the sole benefit of the [    ] Certificates.  The [Depositor] will establish the Cap Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date.  [Describe Cap Agreement.]]

[State whether the significance percentage with respect to the Cap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Cap Counterparty. [Provide description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty.]

[If the significance percentage of the Cap Agreement is 10% or more, but less than 20%, then provide financial data as required by Item 301 of Regulation S-K.  If 20% or more, provide financial statements meeting the requirements of Regulation S-X.]

[Determination of LIBOR

[Provide description of how LIBOR is set.]

LIBOR for the first Accrual Period will be[    ]%.]

Distributions of Principal

General.  Distributions of principal on the Senior Certificates will be made primarily from the Principal Distribution Amount for the related Pool and secondarily from the Principal Distribution Amount from the unrelated Pool, from Monthly Excess Cashflow from each Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below and from the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below. Distributions of principal on the Offered Subordinate Certificates and the Class B2 Certificates will be made primarily from the aggregate of the Principal Distribution Amounts from each Pool after distributions of principal have been made on the Senior Certificates, and secondarily from Monthly Excess Cashflow from each Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below and from the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below.

Principal Distribution Priorities.  The Principal Distribution Amount will be distributed on each Distribution Date in the following order of priority:

vi.

(1)

to the [    ], [    ], and [    ] Certificates, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

vii.

(2)

to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero;

viii.

(3)

to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero; and

ix.

(4)

[for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Distribution Amount remaining after application pursuant to clauses (1) through (3) above.]

Credit Enhancement

Credit enhancement for each Class of Certificates will take the form of [described as applicable]:

·

[an irrevocable letter of credit]

·

[the subordination of the Subordinate Certificates to the Senior Certificates]

·

[reserve funds]

·

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy]

·

[a surety bond or certificate guarantee insurance policy]

·

[the use of cross-support features]

·

[overcollateralization]

·

[excess interest]

·

[an interest rate swap agreement]

[Provide description of any credit enhancement provider if the significance percentage of any credit enhancement of any provider is 10% or more, including the name of the credit enhancement provider, the organizational form of the credit enhancement provider and the general character of the business of the credit enhancement provider.]

[If the significance percentage of any credit enhancement of any provider is 10% or more, but less than 20%, then provide financial data as required by Item 301 of Regulation S-K.  If 20% or more, provide financial statements meeting the requirements of Regulation S-X.]

[Application of Realized Losses.  Realized Losses on the Underlying Securities will have the effect of reducing amounts distributable in respect of, first, the [    ] Certificates [(both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date)]; second, the [    ] Certificates; third, the [    ] Certificates; and fourth, the[    ] Certificates, before reducing amounts distributable in respect of the Senior Certificates.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance[, and thus may reduce the Overcollateralization Amount]. [As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Offered Certificates.]

If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Underlying Securities during the related Collection Period and distributions of principal on such Distribution Date, there are Applied Loss Amounts, the Certificate Principal Amounts of the [    ] Certificates will be reduced in inverse order of priority of distribution. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; second, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; third, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; and fourth, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero.

Holders of the[    ] Certificates will not receive any distributions in respect of Applied Loss Amounts, [except from Monthly Excess Cashflow, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below] [and the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below].

In the event that the Trustee receives any Subsequent Recovery in respect of an Underlying Security, such Subsequent Recovery will be distributed in accordance with the priorities described under “—Distributions of Principal—Principal Distribution Priorities” in this prospectus supplement and the Class Principal Amount of each class of Certificates that has previously been reduced by an Applied Loss Amount will be increased as described in the definition of “Certificate Principal Amount.” Any Subsequent Recovery that is received during a Collection Period will be included as a part of the Principal Remittance Amount for the related Distribution Date.

[Application of Monthly Excess Cashflow.  Any Monthly Excess Cashflow will, on each Distribution Date, be distributed in the following order of priority:

x.

(1)

to the [    ], [    ], and [    ] Certificates, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

xi.

(2)

to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero;

xii.

(3)

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Distribution Date;]

xiii.

(4)

[to the [    ] Certificates, any Deferred Amount for each such class and such Distribution Date; and]

xiv.

(5)

to the [Residual] Certificate, any remaining amount.

[The Residual Certificate

In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally, (1) the amount, if any, of any Available Distribution Amount remaining on any Distribution Date after distributions of principal and interest are made on the regular interests and on the Residual Certificate on that date and (2) the proceeds, if any, of the assets of the Trust Fund remaining after the principal amounts of the regular interests and of the Residual Certificate have been reduced to zero. It is generally not anticipated that any material assets will be remaining for distributions at that time. See “Material Federal Income Tax Considerations” herein and “Federal Income Tax Consequences” in the accompanying Prospectus.]

B.

[Supplemental Interest Trust

[Interest Rate Swap Agreement.] [Provide description of any swap agreement.]

The Trustee will establish the Supplemental Interest Trust Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date. The Trustee will deposit into the Supplemental Interest Trust Account any Supplemental Interest Trust Amount received by the Trustee, and the Trustee will distribute from the Supplemental Interest Trust Account any Supplemental Interest Trust Amount pursuant to the priority of payments set forth under “—Application of Deposits and Payments Received by the Supplemental Interest Trust” below.

[State whether the significance percentage with respect to the Swap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Swap Counterparty. [Provide description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty.]

[If the significance percentage of the Swap Agreement is 10% or more, but less than 20%, then provide financial data as required by Item 301 of Regulation S-K.  If 20% or more, provide financial statements meeting the requirements of Regulation S-X.]

Application of Deposits and Payments Received by the Supplemental Interest Trust. The Supplemental Interest Trust Amount will, on each Distribution Date, be distributed from the Supplemental Interest Trust Account in the following order of priority:

i.

(1)

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

ii.

(2)

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Distribution Date;]

iii.

(3)

to the [Residual] Certificate, any remaining amount.

C.

Optional Purchase of the Underlying Securities

On the Initial Optional Termination Date, the [    ], with the prior written consent of [the NIMS Insurer] [    ] (which consent shall not be unreasonably withheld), will have the option to purchase the Underlying Securities and any other property remaining in the Trust Fund for a price equal to the Purchase Price.  The [Securities Administrator] [the Trustee] will be reimbursed from the Purchase Price for (i) any outstanding [Securities Administrator] [Trustee] Fees, as applicable and (ii) any other amounts due under the Trust Agreement. [If [    ] fails to exercise such option, the NIMS Insurer will have the right to direct [    ] to exercise such option so long as it is insuring the NIM Securities or is owed any amounts in connection with such guaranty of the NIM Securities.] If such option is exercised, the Trust Fund will be terminated. If [    ] fails to exercise such option [(either voluntarily or at the direction of the NIMS Insurer)] on the Initial Optional Termination Date, the margin of each class of Offered Certificates will be increased as described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments” herein.

V.

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the Trust Fund, the Trustee [and the Securities Administrator] will receive from the assets of the Trust Fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Trustee	annually	[Describe Fee.]	[Describe how and when payable.]
[Securities Administrator]	monthly	[Describe Fee.]	[Describe how and when payable.]

None of the fees set forth in the table above may be changed without amendment of the [Trust] Agreement as described under “The Trust Agreement—Certain Matters Under the Trust Agreement—Amendment of the Trust Agreement” below.

Expenses of [the Securities Administrator] will be reimbursed before payments are made on the Certificates. Expenses of the [Trustee] will be reimbursed up to $[    ] annually before payments of interest and principal are made on the Certificates; any additional unpaid expenses above $[    ] in any year will be paid to [the Trustee] to the extent of any remaining Interest Remittance Amount after all payments of Current Interest and any Carryforward Interest on the Certificates.

Description of the Assets

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Underlying Securities as of the Cut-off Date.

The Trust Fund will primarily consist of approximately [      ] classes of Underlying Securities, [including [    ] classes of PO Underlying Securities from [    ] trust funds] [and [    ] classes of IO Underlying Securities, generally entitled to distributions of interest only for a limited period of time] as described in the table on page [    ], from [    ] trust funds (collectively, the “Trust Fund Property”).  The aggregate of the outstanding principal balances of the PO Underlying Securities is approximately $[   ], giving effect to distributions thereon on the [   ] Underlying Distribution Date.  The table on page [   ] gives effect to distributions on the Underlying Securities on the [    ] Underlying Distribution Date.  The first distribution with respect to the Underlying Securities that will be included in the Trust Fund will be the distribution to be made thereon in [    ].

If it is determined within 90 days following the Closing Date that the principal balance of any [PO] Underlying Security transferred to the Trust was lower than the principal balance purported to have been transferred, the Seller will be required to pay the amount of such shortfall to the Trust Fund for payment on the Certificates.

The Underlying Securities

Investors should review the Distribution Date Statements for the Underlying Securities attached hereto as Annex A, and should review the attached Disclosure Documents included as Annex B for additional information on the Underlying Securities.

The Underlying Trust Funds are designated as follows:

Name of Series of Underlying Trust Fund	Summary Series Name
[_____________________], Series 20[ ]-[ ]	[ ] Series 20[ ]-[ ]
[_____________________], Series 20[ ]-[ ]	[ ] Series 20[ ]-[ ]
[_____________________], Series 20[ ]-[ ]	[ ] Series 20[ ]-[ ]

Each class of Underlying Securities represents a beneficial ownership interest in an Underlying Trust Fund (or, to the extent described in the related Prospectuses, a discrete group of assets within such Underlying Trust Fund) consisting in each case primarily of [one or more pools] of [fixed] and [adjustable rate], [one- to four-family], [first [and second] lien] [residential] mortgage loans.

On each Underlying Distribution Date, [holders of each class of IO Underlying Securities are entitled to receive one month’s interest at the applicable interest rate based on their respective notional amounts, subject to any adjustment or reduction thereof described in the applicable Prospectuses, and] holders of each class of [PO] Underlying Securities are entitled to receive a distribution of principal, if and to the extent described in the applicable Disclosure Document, in reduction of the principal balances of securities of such class.

Principal distributions on a series of [PO] Underlying Securities will be determined by the priorities and formulas described in the related Disclosure Document.  The principal balances of some of the [PO] Underlying Securities are based on the balances of those Underlying Mortgage Loans (either in the entire pool or in a sub-pool) bearing interest rates below a designated rate.  Principal distributions on certain classes of the [PO] Underlying Securities are stabilized by the allocation of certain accrual amounts from other classes of securities issued by the related Underlying Trust Funds.

[Interest distributions on the IO Underlying Securities will be calculated on the basis of their respective notional principal balances.]  Interest distributions on any class of [PO] Underlying Securities will be calculated, as described in the applicable Prospectus, on the basis of its principal balance.  [Generally, the IO Underlying Securities have notional principal balances based either on (i) the balances of those related Underlying Mortgage Loans (either in the entire pool or in a sub-pool) bearing interest rates above a designated rate or (ii) certain classes of securities.  In some cases, the notional principal balance of a class of IO Underlying Securities is based on the principal balance or balances of classes of securities that are entitled to distributions of principal according to a specified schedule, or as otherwise provided in the related Prospectus.  Because a substantial portion of the IO Underlying Securities have notional principal balances based on Premium Loans, which have relatively high interest rates, or on the principal balances of classes of securities that have recently begun, or will begin soon after the Closing Date receiving distributions of principal, the IO Underlying Securities are especially sensitive to prepayment risk.]

The Underlying Distribution Date for each class of Non-Agency Mortgage Securities and Agency Mortgage Securities is the [   ]th day of each month, or, if such day is not a business day (as defined with respect to each series), the next succeeding business day.  Because of differences in what constitutes a “business day” under each of the Prospectuses, there may be particular occasions on which such dates will differ among the series of Non-Agency Mortgage Securities and Agency Mortgage Securities.

Each Underlying Trust Fund is subject to optional termination as described in the related Disclosure Document.  See “Yield, Prepayment and Weighted Average Life.”

On the Cut-off Date, the Underlying Securities will consist of the following classes of from the applicable Series and will have the following approximate characteristics:

Underlying Security Series	Underlying Security Class	Original Class Principal or Notional Amount	Cut-off Date Class Principal or Notional Amount	Cut-off Date Interest Rate	Summary Interest Rate Formula (until related Underlying Optional Termination Date)	Summary Interest Rate Formula (after related Underlying Optional Termination Date)	Underlying Security Principal Type	Underlying Security Interest Type	Underlying Cut-off Date Security Ratings
									[Name of Rating Agency]	[Name of Rating Agency]
[ ] Series [ ]	Class [ ]	$[ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

(1)

Each Series designation is defined under “Description of the Assets—The Underlying Securities.”

(2)

Principal or notional balances give effect to distributions on the [   ] Underlying Distribution Date.

(3)

“[   ]” refers to [   ]; and “[   ]” refers to [   ]; and “NR” means that the related Underlying Security  is not rated by the indicated rating agency.

(4)

Cut-off Date Class Principal or Notional Amount represents only the portion of such Class included in the Trust Fund.

Underlying Security Series	Underlying Security Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Distribution Date	Expected Final Scheduled Distribution Date	Minimum Denominations	Incremental Denominations	CUSIP Number
[ ] Series [ ]	Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] Series [ ]	Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] Series [ ]	Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] Series [ ]	Class [ ]

A.

[The Underlying Mortgage Loans

The Underlying Mortgage Loans generally consist of [fixed] and [adjustable rate,] [conventional], [one- to four-family] [first/second] lien mortgage loans having terms to maturity of not more than 30 years from the date of origination or modification.  [All] of the adjustable rate Underlying Mortgage Loans provide for semi-annual or annual adjustment of the related mortgage rate; the first such adjustment on the [       ] Underlying Mortgage Loans will occur after an initial fixed rate period ranging from approximately [   ] years to [    ] years from the date of origination.  [Certain of the Underlying Trust Funds related to the Agency Mortgage Securities include Fannie Mae Stripped Securities and Fannie Mae REMIC Securities.  Underlying such Fannie Mae Stripped Securities and Fannie Mae REMIC Securities are one or more Fannie Mae Mega Certificates; underlying such Mega Certificates are Fannie Mae MBS Certificates; and underlying such MBS Certificates are pools of residential mortgage loans.  In addition, underlying certain of the Fannie Mae REMIC Securities are Fannie Mae Stripped Securities.]

B.

Delinquency and Loss Information

The following table sets forth certain information regarding delinquency with respect to the Underlying Mortgage Loans as of the Cut-Off Date.

Delinquency Experience
Percent of
Days Delinquent	Number of Underlying Mortgage Loans	Aggregate Principal Balance	Aggregate Principal Balance
30-59 Days
0 times	[______]	$[______]	[_____]%
1 time	[______]	[______]	[_____]
2 times	[______]	[______]	[_____]
3 times	[______]	[______]	[_____]
Total		$[______]	100.00%

Delinquency Experience
Percent of
Days Delinquent	Number of Underlying Mortgage Loans	Aggregate Principal Balance	Aggregate Principal Balance
60-89 Days
0 times	[______]	$[______]	[_____]%
1 time	[______]	[______]	[_____]
2 times	[______]	[______]	[_____]
3 times	[______]	[______]	[_____]
Total		$[______]	100.00%

Delinquency Experience
Percent of
Days Delinquent	Number of Underlying Mortgage Loans	Aggregate Principal Balance	Aggregate Principal Balance
90-119 Days
0 times	[______]	$[______]	[_____]%
1 time	[______]	[______]	[_____]
2 times	[______]	[______]	[_____]
3 times	[______]	[______]	[_____]
Total		$[______]	100.00%

Delinquency Experience
Percent of
Days Delinquent	Number of Underlying Mortgage Loans	Aggregate Principal Balance	Aggregate Principal Balance
120-149 Days
0 times	[______]	$[______]	[_____]%
1 time	[______]	[______]	[_____]
2 times	[______]	[______]	[_____]
3 times	[______]	[______]	[_____]
Total		$[______]	100.00%

Delinquency Experience
Percent of
Days Delinquent	Number of Underlying Mortgage Loans	Aggregate Principal Balance	Aggregate Principal Balance
150-179 Days
0 times	[______]	$[______]	[_____]%
1 time	[______]	[______]	[_____]
2 times	[______]	[______]	[_____]
3 times	[______]	[______]	[_____]
Total		$[______]	100.00%

No Loan has been more than 179 days delinquent in the twelve months preceding the cut-off date.

[Origination of the Underlying Mortgage Loans.  As of the Cut-off Date, aapproximately [    ]% and [    ]%, respectively, of the Underlying Mortgage Loans (by Cut-off Date Balance) were originated by [    ] and [     ].

[Underwriting guidelines of the type described under “Underwriting Guidelines” were applied by [   ] and [    ] underwriting the Underlying Mortgage Loans.]

[The Mortgage Loans were originated by a variety of institutions pursuant to differing underwriting guidelines, which in some cases, were not as strict as Fannie Mae or Freddie Mac underwriting guidelines.  As a result, investors are urged to read the descriptions of the Underlying Trust Funds contained in the Disclosure Documents.]

[For more information regarding the underlying originators, including historical delinquency and foreclosure information for certain originators, see [“The Underwriting Guidelines”] in each of the Disclosure Documents.]

[Master Servicing and ]Servicing of the Underlying Mortgage Loans.  [[   ] is the Underlying Master Servicer with respect to the Underlying Certificates.]  The servicers of the Underlying Mortgage Loans are described in the Disclosure Documents.

On the Closing Date, [    ] [and various other servicers] will service approximately [    ]% and [    ]%, respectively, of the Underlying Mortgage Loans (by Cut-off Date Balance).

Each underlying servicer is responsible for the servicing of the related Underlying Mortgage Loans subject to the related underlying servicing agreement[, and the Underlying Master Servicer is required to supervise, monitor and oversee the performance of each underlying servicer]. In the event of a default by an underlying servicer under the related underlying servicing agreement, the [       ] is required to enforce any remedies against that underlying servicer, and will either find a successor servicer or assume the primary servicing obligations for the related Underlying Mortgage Loans.

For more information regarding the [Underlying Master Servicer and] underlying servicers, including information regarding the delinquency and foreclosure information for the servicing portfolio of certain underlying servicers, see “The Servicers” and “Servicing of the Mortgage Loans” in each of the Disclosure Documents.

Attached hereto as Annex A are copies of the Distribution Date Statements relating to the Underlying Distribution Dates in [     ] distributed to holders of the Underlying Securities.

The Disclosure Documents attached hereto as Annex B more fully describe the Underlying Mortgage Loans in each related Series as of the date of initial issuance of the related Underlying Securities.

[The Indices

The Index used in the determination of the variable interest rates of the Class [   ], Class [   ] and Class [   ] Underlying Securities will be [                      ], as published by [             ]. See “Description of the Securities—General” in the prospectus and also see [       ] and [       ] in the [     ] Disclosure Documents for a description of the Index. ]

[Conveyance of Subsequent Underlying Securities

On the Closing Date, approximately $[     ], which represents [         ]% of the Trust Fund Property, will be deposited by the Trustee into an eligible account.  During the period from the Closing Date to [     ], the Depositor is expected to purchase from time to time Subsequent Underlying Securities from the Seller and, in turn, sell all such Subsequent Underlying Securities to the Trust Fund.  The purchase price for each Subsequent Underlying Securities [will equal its [Class Certificate Principal Balance] [plus accrued interest, if any,] as of the date of sale to the Depositor and] will be paid by the Trustee from the related Pre-Funding Amount.

The [mortgage-backed/asset-backed] securities expected to be conveyed as the Subsequent Underlying Securities by the Seller will have the same general characteristics as the Subsequent Underlying Securities in the Trust Fund as of the Cut-off Date.

Pursuant to the Trust Agreement, the conveyance of Subsequent Underlying Securities to the Trust Fund may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Trust Agreement being satisfied, including, among others, that:

(1)

[The Subsequent Underlying Securities conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the Subsequent Underlying Securities set forth in the Sale and Assignment Agreement[, which representations and warranties have been confirmed by the Rating Agencies];

(2)

The Subsequent Underlying Securities conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

(3)

The Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Subsequent Underlying Securities in the forms substantially similar to those delivered on the Closing Date;

(4)

The conveyance of the Subsequent Underlying Securities on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Certificates;

(5)

No Subsequent Mortgage Loan may have a final scheduled distribution date exceeding [     ];

(6)

Following the conveyance of the Subsequent Underlying Securities on the subsequent transfer date, the characteristics of the Underlying Securities constituting the Trust Fund Property will remain substantially similar to the characteristics of the Initial Underlying Securities as of the Cut-off Date;

(7)

[    ]; and

(8)

An independent accountant must provide the Depositor, the Rating Agencies, the Trustee and the Underwriters with a letter stating that the characteristics of the Subsequent Underlying Securities conform to the characteristics described above and in the Trust Agreement.]

If the Trust Fund does not apply the full Pre-Funding Amount towards the purchase of Subsequent Underlying Securities prior to the end of the Pre-Funding Period, then such remaining proceeds in the Pre-Funding Account will be paid as a principal prepayment to the related Certificateholders on the [     ] Distribution Date.

[On the Closing Date, the Trustee will also establish a Capitalized Interest Account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[     ].  Amounts in the Capitalized Interest Account will be applied by the Trustee during the Pre-Funding Period to pay interest on that portion of the Certificates supported by the Pre-Funding Amount.  At the end of the Pre-Funding Period, any remaining funds in the Capitalized Interest Account will be paid to the Depositor and the account will be terminated.]]

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools formed during the period from [specify date] to [specify date], presented by pool, is available online at [Internet address].  Access to this web address is unrestricted and free of charge.  Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under “Static Pool Information” in the accompanying prospectus.  [Add reference to any third-party static pool information as applicable.]

Legal Proceedings

[Describe briefly any legal proceedings pending against the Sponsor, Depositor, Trustee, Issuing Entity, any other entity involved in the servicing function, such as any Securities Administrator) or any other party contemplated by Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to Certificateholders.  Include similar information as to any such proceedings known to be contemplated by governmental authorities.]

Affiliations

[Describe if so, and how, the Sponsor, Depositor and/or Issuing Entity is an affiliate of any of the following parties as well as, to the extent known and material, if so, and how, any of the following parties are affiliates of any of the other material parties related to the asset-backed securities contemplated by Item 1100(d)(1) of Regulation AB.]

[Describe whether there is and if so, the general character of, any business relationship or arrangement that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Trust Fund and the issuance of the Certificates, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Certificates.]

[Describe, to the extent material, any specific relationships involving or relating to the Certificates or the Underlying Securities, including the material terms and approximate dollar amount involved, between any of the parties listed in the first paragraph of this section, or any affiliates of such parties, that currently exists or that existed during the past two years.]

Additional Information

The description in this prospectus supplement of the Underlying Certificates and the Underlying Mortgage Loans as constituted at the close of business on the Cut-off Date, as adjusted for payments of interest and principal and Scheduled Payments, respectively, due on or before that date.  A Current Report on Form 8-K will be filed, together with the Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.  In the event that Underlying Securities are removed from or added to the Trust Fund, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

In addition, within 135 days from the initial delivery of this prospectus supplement, Static Pool information for any series of Securities will be posted online at [    ].com.  The static pool data will be updated each month thereafter to reflect the current composition of the pool information. See “Static Pool Data” in the prospectus.

Pursuant to the Trust Agreement, [    ] will prepare a monthly statement to Certificateholders containing the information described under “The Trust Agreement—Reports to Certificateholders.” [    ] may make available each month, to any interested party, the monthly statement to Certificateholders via the [    ]’s website, located at [    ].

VI.

[Underwriting Guidelines]

[Approximately [    ]% and [    ]% of the Underlying Mortgage Loans were originated by [    ] and [    ], in accordance with the [    ] Underwriting Guidelines and the [    ] Underwriting Guidelines, respectively.  [Identifying information and percentages to be provided for originators which originated 10% or more of the aggregate of the underlying mortgage loans.]  The remainder of the Underlying Mortgage Loans were originated by other Originators in accordance with Underwriting Guidelines generally comparable to the General Underwriting Guidelines described below under “General Underwriting Guidelines.” Such General Underwriting Guidelines differ among the Originators in various areas. The following is a general summary of [    ] and the [    ] Underwriting Guidelines, and [    ] and the [    ] Underwriting Guidelines, and also the General Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by each other Originator.

For more information regarding the underlying originators, including historical delinquency and foreclosure information for certain originators, see [“The Underwriting Guidelines”] in each of the Disclosure Documents.

A.

[Originator Names]

[Provide Regulation-AB compliant description of Originator(s) which contributed 20% or more of the aggregate underlying mortgage loans]

B.

[    ] Underwriting Guidelines

[Provide description of the Underwriting Guidelines of the above Originator.]

C.

General Underwriting Guidelines

[Provide general description of Underwriting Guidelines applied by Originators which contributed to less than 20% or more of the aggregate underlying mortgage loans.]]

VII.

[The Underlying Servicers]

A.

[General

On the Closing Date, [    ] [and various other Servicers] will service approximately [    ]% and [    ]%, respectively, of the Mortgage Loans (by Cut-off Date Balance). [Identifying information and percentages to be provided for servicers which will service, as of the Cut-off Date, 10% or more of the Trust Fund Property.]

[Underlying Servicer Name]

[Provide Regulation-AB compliant description of each Underlying Servicer which services 20% or more of the mortgage assets relating to the Trust Fund Property, including the following:]

[Provide Underlying Servicer form of incorporation, duration of servicing experience and general discussion of Underlying Servicer’s experience in servicing assets of any type as well as a more detailed discussion of Underlying Servicer’s experience in, and procedures for the servicing function in the underlying trust funds.]

[Describe any material changes to Underlying Servicer’s policies or procedures in the servicing function the Underlying Servicer will perform in the underlying trust funds for underlying assets of the same type for the past three years.]

[Provide information regarding Underlying Servicer’s financial condition to the extent that there is a material risk to the performance of the underlying trust funds in the Trust Fund Property or the Certificates.]

[Describe the material terms of the related Underlying Servicing Agreement.]

[Describe to the extent material any special or unique factors involved in servicing the particular type of mortgage assets included in the underlying trust funds.]

[Describe to the extent material the terms of any arrangements whereby the Underlying Servicer is required or permitted to provide advances of funds regarding collections, cashflows or distributions.]  [If material, provide statistical information of servicer advances on the Mortgage Loans and the Underlying Servicer’s overall servicing portfolio for the past three years.]

[Describe to the extent material the Underlying Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries.]

[Describe to the extent material any ability of Underlying Servicer to waive or modify any terms, fees, penalties or payments on the underlying mortgage assets and the effect of any such ability, if material, on the potential cashflows from the assets.]

[Describe any material custodial responsibility of Underlying Servicer.]

[Describe any limitations on Underlying Servicer’s liability under the underlying transaction agreements.]

[For a description of the material terms of any removal, replacement, resignation of Servicer or transfer of servicing provisions, see “[        ]” in the [          ] Disclosure Documents.]]

VIII.

Administration of the Trust Fund

Servicing and Administrative Responsibilities

The Trustee [and the Securities Administrator] will have the following responsibilities with respect to the Trust Fund:

Party:	Responsibilities:
[Securities Administrator	Performing the securities administration functions in accordance with the provisions of the Trust Agreement, including but not limited to:

•

collecting monthly remittances from the Underlying Trustees for deposit in the Securities Administration Account and delivering all amounts on deposit in the Securities Administration Account to the Trustee for deposit in the Certificate Account on the Deposit Date;

•

preparing and distributing investor reports, including the monthly distribution date statement to Certificateholders based on information received from the Underlying Trustees [and the Swap Counterparty];

• preparing and filing annual federal and (if required) state tax returns on behalf of the Trust Fund;
• preparing and filing periodic reports with the Commission on behalf of the Trust Fund with respect to the Certificates; and
See “The Trust Agreement—The Securities Administrator” and “—Reports to Certificateholders” below.]
Trustee	Performing the trustee functions in accordance with the provisions of the Trust Agreement, including but not limited to:

•

receiving monthly remittances from the [Underlying Trustees][Securities Administrator] for deposit in the Certificate Account and, based solely on the information contained in the investor reports, distributing all amounts on deposit in the Certificate Account to the Certificateholders;

• [depositing any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Supplemental Interest Trust Account;]
• [distributing amounts on deposit in the Supplemental Interest Trust Account to the Certificateholders and the [Swap] Counterparty];
• preparing and distributing annual investor reports summarizing aggregate distributions to Certificateholders necessary to enable Certificateholders to prepare their tax returns;
• [enforcing the obligations of the Securities Administrator under the Trust Agreement]; and
• acting as successor [securities administrator] in the event the [Securities Administrator] resigns or is removed by the Trustee unless a successor [securities administrator] is appointed.
See “The Trust Agreement—The Trustee,” “—Certain Matters Under the Trust Agreement—Duties of the Trustee” and “—Reports to Certificateholders” below.

Trust Accounts

All amounts in respect of principal and interest received from the Underlying Trustees in respect of the Underlying Securities will, at all times before distribution thereof to the Certificateholders [or the Swap Counterparty], be invested in the Trust Accounts, which are accounts established in the name of the Trustee.  Funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in Eligible Investments, as described under “The Agreements—Investment of Funds” in the prospectus.  The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
[Securities Administration Account]	[Securities Administrator]	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
Certificate Account	Trustee	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
[Basis Risk Reserve Fund]	Trustee	[describe how investment earnings are applied.]
[Supplemental Interest Trust Account]	Trustee	[describe how investment earnings are applied.]
[Reserve Account]	Trustee	Any investment earnings will be paid to [ ] and will not be available for distribution to Certificateholders.

If funds deposited in the [    ] Account, the [    ] Account or the [    ] Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

Example of Distributions

The following sets forth an example of collection of payments from Underlying Trustees in respect of the Underlying Securities, transfer of amounts among the Trust Accounts and distributions on the Certificates for the Distribution Date in [        ]:

[month and day]	Underlying Trustee Remittance Date:

The Underlying Trustees will remit payments of principal and interest in respect of the Underlying Securities to the [Securities Administrator][Trustee]  for deposit into the [Securities Administration] [Certificate] Account on the [    ] day of each month (or if the [    ] day is not a Business Day, the [    ] Business Day), as specified in the related Underlying Trust Agreements.

[month and day]	Record Date:	Distributions will be made to Certificateholders of record for all classes as of the Business Day [ ] the related Distribution Date.
[month and day]	[Deposit Date:]	[On [ ], the [Securities Administrator] will remit to the Trustee amounts on deposit in the [Securities Administration] Account for deposit into the Certificate Account.]
[month and day]	Distribution Date:

On the [    ] day of each month (or if the [    ] day is not a Business Day, the next Business Day), the Trustee will make distributions to Certificateholders from amounts on deposit in the Certificate Account and the [Supplemental Interest Trust Account].

Succeeding months follow the same pattern.

IX.

The Trust Agreement

General

The Certificates will be issued pursuant to the Trust Agreement. [The NIMS Insurer will be a third party beneficiary to the Trust Agreement and as such will have certain rights under the Trust Agreement for so long as the NIM Securities are outstanding or the NIMS Insurer is owed any amounts in connection with its guaranty of the NIM Securities.] Reference is made to the prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates.

Offered Certificates in certificated form will be transferable at the Corporate Trust Office of the Trustee, which will serve as certificate registrar and paying agent. The [    ] will provide to a prospective or actual Certificateholder, without charge, upon written request, an electronic copy (without exhibits) of the Trust Agreement, upon request to [    ].

The Issuing Entity

On the Closing Date, and until the termination of the Trust Fund pursuant to the Trust Agreement, [    ] will be a common law trust formed under the laws of the State of New York. The Issuing Entity will be created under the Trust Agreement by the Depositor and its assets will consist of the Trust Fund. [On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the [Basis Risk Reserve Fund] on behalf of the Issuing Entity.] The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

[On the Closing Date, the Supplemental Interest Trust will be created under the Trust Agreement by the Depositor, and its assets will consist of the [Swap] Agreement and such assets as from time to time deposited in the Supplemental Interest Trust Account. The Supplemental Interest Trust will be a common law trust formed under the laws of the State of New York. [On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the Supplemental Interest Trust Account on behalf of the Supplemental Interest Trust.] All assets of the Supplemental Interest Trust are payable under the Trust Agreement to the Trust Fund. See “Description of the Certificates—Supplemental Interest Trust.”]

The Issuing Entity will not have any employees, officers or directors.  The Trustee and the Depositor [and the Securities Administrator] will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Trust Agreement and the Sale and Assignment Agreement.

The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the Trust Agreement. Under the Trust Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Trust Agreement, borrow money on behalf of the Trust Fund or make loans from the assets of the Trust Fund to any person or entity, without the amendment of the Trust Agreement by Certificateholders and the other parties thereto as described under “—Certain Matters Under the Trust Agreement—Amendment of the Trust Agreement.”

If the assets of the Trust Fund are insufficient to pay the Certificateholders all principal and interest owed, holders of some or all classes of Certificateholders will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of Subordinate Certificates is greater than to holders of Senior Certificates. See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support” in this prospectus supplement. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding.  In the event of a bankruptcy of the Sponsor, the Depositor or any Underlying Trustee, it is not anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee

The Trustee will be [    ], a [    ].  [Include Regulation-AB compliant description of Trustee.]

[If multiple trustees are involved in transaction, include Regulation-AB compliant description of each trustee.]

The Trustee will perform the functions described under “—Certain Matters Under the Trust Agreement—Duties of the Trustee” below.  As compensation for its services, the Trustee will be paid [    ], as set forth under “Fees and Expenses of the Trust Fund.”

[The Securities Administrator

The Securities Administrator will be [    ], a [    ].  [Include Regulation-AB compliant description of Securities Administrator.]

The Securities Administrator will be responsible under the Trust Agreement for [    ] and [    ]. The Securities Administrator will prepare the distribution date statements and [    ]. The Securities Administrator will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information. The Securities Administrator is entitled to the compensation described under “Fees and Expenses of the Trust Fund.”]

Assignment of the Underlying Securities

The Underlying Securities will be assigned by the Depositor to the Trustee, together with all principal and interest received with respect to such Underlying Securities on and after the Cut-off Date.  The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates.  Each Underlying Security will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each Underlying Security, among other things, the Series name, the class designation of the Underlying Security, the CUSIP number, the original principal balance and the Security Principal Balance as of the close of business on the Cut-off Date, the Security Interest Rate, the final scheduled maturity date and the name of the Underlying Trustee.

As to each Underlying Security, the documents described in the prospectus under “The Agreements—Assignment of Private Mortgage-Backed Securities” are generally required to be delivered to the Trustee in accordance with the Trust Agreement.   [Describe any exceptions.]

Each transfer of the Underlying Securities from the Seller to the Depositor and from the Depositor to the Trustee will be intended to be a sale of the Underlying Securities and will be reflected as such in the Sale and Assignment Agreement and the Trust Agreement, respectively. However, in the event of insolvency of either the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Underlying Securities by the insolvent party as a financing secured by a pledge of the Underlying Securities. In the event that a court were to recharacterize the sale of the Underlying Securities by either the Seller or the Depositor as a financing, each of the Depositor, as transferee of the Underlying Securities from the Seller, and the Trustee will have a security interest in the Underlying Securities transferred to it.  The Trustee’s security interest will be perfected by [possession of the Underlying Securities in physical, definitive form.]

Representations and Warranties

The Underlying Securities were [purchased [        ]] [originated by [affiliates of] UBS].

[Pursuant to the terms of the Sale and Assignment Agreement, the Seller has made to the Depositor, as of the Closing Date certain representations and warranties concerning the Underlying Securities that generally include representations and warranties similar to those described in the prospectus under “The Agreements—Assignment of Private Mortgage-Backed Securities.”  The Depositor’s rights under the Sale and Assignment Agreement will be assigned by the Depositor to the Trustee for the benefit of holders of the Certificates pursuant to the Trust Agreement.]

[In addition to the representations and warranties summarized in the prospectus under the heading “The Agreements—Assignment of Private Mortgage-Backed Securities” the Seller has also made the following representations and warranties:  [List any representations and warranties which are material and are not listed in the prospectus.]]

Within the period of time specified in the Trust Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the Underlying Security, or receipt of notice of such breach, the Seller will be obligated either to (1) cure such breach or (2) repurchase the affected Underlying Security from the Trust Fund for a price equal to [the Security Principal Balance thereof plus accrued interest thereon].

To the extent that any Underlying Security as to which a representation or warranty has been breached is not repurchased or replaced by the Seller and a Realized Loss occurs with respect to that Underlying Security, holders of the Certificates, in particular the [    ] Certificates, may incur a loss.

Custody of the Underlying Securities

The Trustee [or a nominee thereof] will hold the related Underlying Security [in book-entry form] [in definitive, physical form].

Certain Matters Under the Trust Agreement

Duties of the Trustee.  The Trustee will serve as paying agent and certificate registrar. [The Trustee will make payments to Certificateholders based solely on the Distribution Date statements prepared by the Securities Administrator. The Trustee will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information.]

The Trustee will be required to perform only those duties specifically required of it under the Trust Agreement unless an Event of Default has occurred, in which case the Trustee may take such additional actions as described below under “—Events of Default under the Trust Agreement.” Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they are in the form required by the Trust Agreement; however, the Trustee will not be responsible for the accuracy or content of any documents furnished to the Trustee by the [    ] or any other party.

The Trustee will not have any liability arising out of or in connection with the Trust Agreement, except that the Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, and the Trustee will not be deemed to have notice of any Event of Default unless an officer of the Trustee has actual knowledge of the Event of Default or written notice of an Event of Default is received by the Trustee at its Corporate Trust Office. See “—Events of Default under the Trust Agreement” below. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

The Trustee will have no duties under the Trust Agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan under the Trust Agreement; however, the Trustee will remit to [    ] any claim or notice it may receive which is delivered to the Corporate Trust Office and which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. [None of the provisions in the Trust Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of any Underlying Trustee].  The Trustee will not be responsible for any act or omission of the [the Securities Administrator,] the Depositor or any other party.

The Trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the Certificates, (b) the payment of any insurance related to the Certificates or the Underlying Securities or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund, other than from funds available in any Trust Account.  The Trustee is not responsible for the validity of the Trust Agreement, the Swap Agreement or the Certificates or the validity, priority, perfection or sufficiency of the security for the Certificates.

Events of Default Under the Trust Agreement.  An Event of Default under the Trust Agreement will generally consist of:

·

[list events of default under the Trust Agreement]

·

[       ]

[So long as an Event of Default remains unremedied under the Trust Agreement, the Trustee may terminate the Securities Administrator, whereupon [    ], unless a successor Securities Administrator is appointed, will succeed to all responsibilities, duties and liabilities of the Securities Administrator under the Trust Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable Securities Administrator Fee, together with other servicing compensation as provided in the Trust Agreement.  In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Securities Administrator.

During the continuance of an Event of Default under the Trust Agreement, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders, and Certificateholders evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Trustee.  Also, the Trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

No Certificateholder, solely by virtue of that holder’s status as a Certificateholder, will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless that Certificateholder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby have made a written request upon the Trustee to institute a proceeding in its own name as Trustee thereunder, and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days specified in the Trust Agreement has neglected or refused to institute such a proceeding.

Expenses and Indemnities of the Trustee.  The Trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with the Trust Agreement, except for expenses, disbursements and advances incurred by the Trustee in the routine administration of its duties under the Trust Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The Trustee will also be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the Trust Agreement or in connection with the performance of its duties under the Trust Agreement, [the Swap Agreement,] or the Sale and Assignment Agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

The Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from the Interest Remittance Amount and Principal Remittance Amount, prior to distribution of any amounts to Certificateholders, provided that such reimbursable amounts will not exceed $[    ] in the aggregate per year from the Closing Date to the first anniversary of the Closing Date and each for each subsequent anniversary year thereafter. The Trustee will be entitled to reimbursement for its expenses and indemnification amounts in excess of $[    ] in each anniversary year from the aggregate of any Interest Remittance Amount remaining after application of any Current Interest and Carryforward Interest and [    ], as described under “Description of the Certificates—Distributions of Interest—Interest Distribution Priorities.”

Resignation of Trustee.  The Trustee may, upon written notice to the Depositor [and the Securities Administrator], resign at any time, in which event the Depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the Trustee’s notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

The Trustee may be removed at any time by the Depositor if (a) the Trustee ceases to be eligible to continue to act as trustee under the Trust Agreement, (b) the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee is appointed, (c) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located or (d) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any Class of Certificates. In addition, the Trustee may be removed at any time by holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates upon 30 days’ written notice to the Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all Certificateholders; the expenses of the mailing are to be borne by the predecessor trustee. The predecessor trustee [will be required to assign to the successor trustee the physical certificates representing the Underlying Securities, and] will be required to assign and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.

Amendment of the Trust Agreement.  The Trust Agreement may be amended by the parties to the Trust Agreement, without notice to or consent of the Certificateholders:

(1)

to cure any ambiguity;

(2)

to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

(3)

to add any other provisions with respect to matters or questions arising under the Trust Agreement; or

(4)

to comply with any requirements imposed by the Code;

provided, that (a) no such amendment may adversely affect the status of any REMIC and (b) any amendment under clause (3) above must not adversely affect in any material respect the interests of any Certificateholders.  Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

The Trust Agreement may also be amended by the parties to the Trust Agreement with the consent of the Certificateholders of not less than 66% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no amendment may reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of such Certificate, or reduce the percentage required to consent to the amendment, without the consent of Certificateholders of 100% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected by the amendment.

Reports to Certificateholders

The [Securities Administrator][Trustee] will prepare and, in the manner described under “Additional Information” above, will make available to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a report setting forth the following information:

[(1)

the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates, to the extent applicable, allocable to principal on the Underlying Securities;]

[(2)

the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates allocable to interest and the calculation thereof;]

[(3)

the amount, if any, of any distribution to the [    ] Certificates;]

[(4)

the Security Principal Balance of each Underlying Security, and the aggregate Security Principal Balance of the Underlying Securities, as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under item (1) above;]

[(5)

the Class Principal Amount of each class of Certificates, to the extent applicable, as of that Distribution Date after giving effect to payments allocated to principal reported under item (1) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Applied Loss Amounts;]

[(6)

by Pool and in the aggregate, the amount of any Realized Losses incurred with respect to the Underlying Securities (x) in the applicable Collection Period and (y) in the aggregate since the Cut-off Date;]

[(7)

the amount of the Trustee Fees, [Securities Administrator’s Fees,] [and other fees] paid during the Collection Period to which that distribution relates;]

[(8)

the aggregate outstanding Carryforward Interest, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each class of Certificates, after giving effect to the distribution made on that Distribution Date;]

[(9)

the Interest Rate applicable to that Distribution Date with respect to each class of Certificates;]

[(10)

with respect to [the Trust Fund][each Pool], the Interest Remittance Amount and the Principal Remittance Amount applicable to that Distribution Date;]

[(11)

if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);]

[(12)

the amount of any Overcollateralization Deficiency after giving effect to the distributions made on that Distribution Date;]

[(13)

the level of LIBOR and any other applicable Indices for that Distribution Date;] and

[(14)

the amount of any Net Swap Payment to the Supplemental Interest Trust, any Net Swap Payment to the Swap Counterparty, any Swap Termination Payment to the Supplemental Interest Trust and any Swap Termination Payment to the Swap Counterparty.]

[If applicable, list contents of any other reports to Certificateholders.]

[In addition, the Trustee will provide to Certificateholders the Distribution Date Statements relating to each Underlying Distribution Date in respect of the Underlying Securities distributed to holders of the Underlying Securities.]

In addition, within 90 days after the end of each calendar year, the Trustee will prepare and make available to any person who at any time during the calendar year was a Certificateholder of record, a report summarizing the items provided to the Certificateholders pursuant to items ([    ]) and ([    ]) above on an annual basis as may be required to enable those Certificateholders to prepare their federal income tax returns. Such information shall also include the amount of OID accrued on each class of Certificates and information regarding the expenses of the Trust Fund.  [The [Securities Administrator] will provide the Trustee with such information as is necessary for the Trustee to prepare such reports (and the Trustee may rely solely upon such information)].

Voting Rights

At all times [    ]% of all voting rights will be allocated among the holders of the [    ] Certificates as provided below. The portion of such voting rights allocated to the [    ] Certificates will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate Security Principal Balance of the Underlying Securities.  The remainder of such percentage portion of voting rights will be allocated to the [    ] Certificates.  The holders of the [    ] Certificates will each be allocated [    ]% of the voting rights.  The voting rights allocation to any class of Certificates will be allocated among all holders of each such class in proportion to the outstanding Certificate Principal Amount or Percentage Interest of such Certificates.

X.

Yield, Prepayment and Weighted Average Life

A.

General

The rate of distributions of principal on the Offered Certificates will be determined by the rate of distributions of principal on the [PO] Underlying Securities and the application of distributions of interest received on the [IO] Underlying Securities to pay principal, as described herein.  The rate of payment of principal on the [PO] Underlying Securities will be affected by the rate of payment of principal (including prepayments) of the related Underlying Mortgage Loans.  The availability of interest will be affected by the rate of distributions of interest, if any, on the [IO] Underlying Securities, which will be influenced by a variety of factors, including the rate of payment (including prepayments) on the outstanding balance of the related Underlying Mortgage Loans having relatively high interest rates and the application of distributions of principal received on the [PO] Underlying Securities to pay interest, as described herein.  The [IO] Underlying Securities will accrue interest on notional principal balances, which will also be affected by the rate of payment of principal (including prepayments) of the related Underlying Mortgage Loans.  Principal prepayments on Underlying Mortgage Loans that reduce the notional principal balance of an [IO] Underlying Security will reduce the amount of future distributions on such IO Underlying Security.  Consequently, if prepayments occur more rapidly than anticipated, it will be less likely that there will be excess interest amounts available to fund principal distributions on the Offered Certificates, and more likely that the related Interest Rates on the Offered Certificates will be reduced by application of the Net Funds Cap.

To the extent described in the related Disclosure Documents, the aggregate amount of distributions, the yields to maturity (or to early termination) and the rate of distributions in respect of principal and interest on the Underlying Securities will be affected by the rate and the timing of prepayments, defaults and realized losses on the Underlying Mortgage Loans.  For more information, see “Risk Factors” herein and the attached Disclosure Documents.

Prepayments and liquidations of mortgage loans are influenced by a variety of economic, geographic, demographic, social and other factors, including prevailing mortgage market interest rates, local and regional economic conditions, homeowner mobility and the rate at which homeowners default on their mortgages.  To the extent that there has been a decline in the value of the related mortgaged properties, prepayments caused by loan refinancing may become less likely.  In general, if prevailing mortgage rates fall significantly below the mortgage rates on the Mortgage Loans, the rate of prepayments (including refinancings) will be expected to increase.  Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the Underlying Mortgage Loans, the rate of prepayment on the Underlying Mortgage Loans will be expected to decrease.  Other factors affecting prepayment of mortgage loans include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the values of the mortgaged properties, and servicing decisions.  [IO] Underlying Securities whose notional principal balances are based on Underlying Mortgage Loans with relatively high interest rates are especially sensitive to high rates of prepayment.  In addition, [IO] Underlying Securities may incur higher prepayments or liquidations when the Hybrid ARM Mortgage Loans first adjust.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters.  The Depositor has not inspected any of the mortgaged properties, and there can be no assurance that material damage to any mortgaged property due to such causes has not occurred or will not occur.  The standard hazard policies covering the mortgaged properties generally do not cover damage caused by flooding, landslides or earthquakes, and flood, landslide or earthquake insurance may not have been obtained with respect to such mortgaged properties.  To the extent that any insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, such proceeds will be used to prepay the related Underlying Mortgage Loans in whole or in part.

Generally, a slower rate of principal prepayments than anticipated will negatively affect the yield on securities purchased at a discount, and a faster rate of principal prepayments than anticipated will negatively affect the yield on securities purchased at a premium.  However, even Offered Certificates purchased at a discount may be adversely affected by a fast rate of principal prepayments, because such prepayments will reduce the notional principal balances of and aggregate distributions on the [IO] Underlying Securities.  Prospective investors in Offered Certificates purchased at a premium should carefully consider the risk that a faster than anticipated rate of prepayments on the Underlying Mortgage Loans could result in a yield that is substantially lower than the anticipated yield.

Because it is impossible to predict with any accuracy the timing and dollar amount of principal prepayments that will be made on the Underlying Mortgage Loans, investors may find it difficult to analyze the effect of prepayments on the yields on the Offered Certificates.  No representation is made either as to (1) the anticipated rate or amount of prepayments, delinquencies, defaults or losses on the Underlying Mortgage Loans in the Underlying Trust Funds, (2) the timing or aggregate amount of distributions of principal on the [PO] Underlying Securities, (3) the timing or aggregate amount of distributions of interest on the [IO] Underlying Securities or (4) the anticipated yields on the Offered Certificates.  See “Risk Factors— Risks Related to Distributions on the Underlying Securities.”

[The yields on the Offered Certificates will be adversely affected to the extent that Fannie Mae is unable to make timely payment in full of amounts due on the related Agency Mortgage Securities.]

The yields on the Offered Certificates will depend in substantial part, in the event of any sale of Underlying Securities as described herein, on the proceeds realized in such sale.  The amount of such proceeds may be affected by prevailing market interest rates, market and economic conditions generally, the performance of the Underlying Mortgage Loans and other factors.  [The amount of such proceeds will also be affected by the market’s perception at the time of such sale of the ability of Fannie Mae to guarantee payment of amounts due on the related Agency Mortgage Securities.]

If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the related Underlying Securities, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the related Underlying Securities, the actual yield to maturity may be lower than that so calculated.

The effective yields to holders of the [    ] Certificates will be lower than the yields otherwise produced by the Certificate Interest Rate and the related purchase price because monthly distributions will not be made to the holders until the [    ] day (or the immediately following Business Day if the [    ] day is not a Business Day) of the month following the month in which interest accrues on the Certificate (without any additional distribution of interest or earnings thereon in respect of any delay.

B.

[Subordination of the Class [      ] Certificates

On each Distribution Date, the holders of any higher ranking Class of Certificates will have a preferential right to receive amounts of interest and principal due to them on that Distribution Date before any distributions are made on any Class of Certificates subordinate to that Class. As a result, the yields to maturity and the aggregate amount of distributions on the Class [     ] Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

As more fully described herein, the principal portion of Realized Losses on the Underlying Securities will be allocated first to the lower ranking Classes of Subordinate Certificates, then to the Class [    ] Certificates, then to the Class [    ] Certificates, and then to the Class [    ] Certificates, in that order, until the Class Certificate Principal Amount of each Class has been reduced to zero, before any Realized Losses will be allocated to the Senior Certificates. The interest portion of Realized Losses will reduce the amount available for distribution on the related Distribution Date to the lowest ranking Class or Classes of Certificates outstanding on that date.]

C.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses).  The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal on the related Underlying Securities is paid, which may be in the form of scheduled amortization and the amount of excess interest applied in reduction of the Certificate Principal Amounts of the Offered Certificates.

Prepayments on mortgage loans are commonly measured relative to a [       ] prepayment standard or model. The model used in this prospectus supplement for the Underlying Securities (“[       ]”) is [       ], which represents [       ].

[       ] does not purport to be either a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any securities or pool of mortgage loans, including the Underlying Securities to be included in the Trust Fund or the Underlying Mortgage Loans.

The tables set forth on Annex C to this prospectus supplement were prepared based on the following modeling assumptions:

[Provide detailed list of all modeling assumptions.]

The actual characteristics and the performance of the Underlying Mortgage Loans will differ from the assumptions used in constructing the tables set forth on Annex C hereto, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Underlying Mortgage Loans will prepay at a constant rate until maturity, that all of the Underlying Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Underlying Mortgage Loans. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Underlying Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of [       ] specified, even if the weighted average remaining terms to maturity and the weighted average Underlying Mortgage Rates of the Mortgage Loans are as assumed.  Any difference between such assumptions and the actual characteristics and performance of the Underlying Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the [    ] Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of [       ].

Subject to the foregoing discussion and assumptions, the tables set forth on Annex C hereto indicate the weighted average lives of the [    ] Certificates and set forth the percentages of the initial Class Principal Amounts of the [    ] Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of [       ].

The weighted average life of a [    ] Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the [    ] Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

XI.

Material Federal Income Tax Considerations

A.

General

[An election will be made to treat the Trust Fund as a REMIC for federal income tax purposes. In the opinion of McKee Nelson LLP, assuming compliance with all provisions of the Trust Agreement, for federal income tax purposes the Trust Fund will qualify as one or more REMICs pursuant to Section 860D of the Code, the Offered Certificates other than the Class R Certificate will be considered to be “regular interests” in a REMIC within the meaning of the Code, and the Class R Certificate will be considered to be the sole class of “residual interest” in each REMIC within the meaning of the Code. See “Federal Income Tax Consequences” in the Prospectus.

Although the matter is not free from doubt, the Depositor intends to report stated interest on the Offered Certificates as “qualified stated interest.”

The Offered Certificates may be issued with original issue discount for federal income tax purposes. See “Federal Income Tax Consequences” in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be a rate equal to [   ]% [   ]. No representation is made that the Underlying Mortgage Loans will prepay at these rates or at any other rates. Original issue discount must be included in income as it accrues on a constant yield method, regardless or whether a holder receives concurrently the cash attributable to original issue discount.

B.

[Residual Certificates

Special tax considerations apply to an investment in Residual Certificates. In certain circumstances, the method of taxation of Residual Certificates can produce a significantly less favorable after-tax return for beneficial owners of Residual Certificates than would be the case if (1) Residual Certificates were taxable as debt instruments or (2) no portion of the taxable income on a Residual Certificate in each period were treated as “excess inclusion” income.  See “Federal Income Tax Consequences — REMICs — Taxation of Owners of Residual Securities” in the Prospectus.

Residual Certificates may not be transferred, sold, pledged or otherwise assigned unless, prior to the transfer, the proposed transferee delivers to the Trustee an affidavit certifying that the transferee is not a Disqualified Organization and is not purchasing a Residual Certificate on behalf of a Disqualified Organization and certifying as to any matters as may be necessary to verify that no significant purpose of the transfer is to impede the assessment or collection of tax, including the ability of the transferee to pay applicable taxes. In addition, Residual Certificates may not be held by a nominee. Each proposed transferee must also sign a transferee letter which, in the case of a transfer to or from a Foreign Person, generally would require furnishing evidence that the transfer would be respected for federal income tax purposes.]

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences” in the Prospectus.]

XII.

Legal Investment Considerations

[The Offered Certificates will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Offered Certificates.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by them.  See “Legal Investment Considerations” in the Prospectus.

XIII.

Use of Proceeds

The net proceeds from the sale of the Offered Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Underlying Securities [and the repayment of any financing][and the funding of the Pre-Funding Amount]. The Underlying Securities will be acquired by the Depositor from the Seller in a privately negotiated transaction.

XIV.

ERISA Considerations

General

Any plan fiduciary that proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the Plan’s acquisition and ownership of those Certificates.  See “ERISA Considerations” in the prospectus.  Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest with respect to a Plan engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes various excise taxes on prohibited transactions involving Plans.  ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law.  However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary that decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the Underlying Mortgage Loans.

Application of the Underwriter’s Exemption

Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Underwriter’s Exemption, which certificate entitles the holder to receive payments under the Interest Rate Swap Agreement from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.  In addition, the Offered Certificates represent an undivided interest in each Underlying Security.

The U.S. Department of Labor has granted individual administrative exemptions to the Underwriter (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Plans of certificates, issued by asset backed entities, including trusts, that hold asset-backed and mortgage-backed securities such as the Underlying Securities issued by the Underlying Trust Funds, that meet the conditions and requirements of the Exemption.  If the Exemption applied to the Underlying Securities when they were originally offered, it will also apply to the deemed purchase of an undivided interest in such Underlying Securities by a Plan purchasing an Offered Security.  Therefore, assuming that the general conditions of the Exemption are met, the Exemption applies to mortgage loans like the Underlying Mortgage Loans and to certificates like the Underlying Securities that qualify for the Exemption and represent fractional undivided interests in an entity like the Underlying Trust Funds.

For a general description of the Exemption as amended by PTE 2002-41, 67 Fed. Reg. 54487, (2002), and the conditions that must be satisfied for the Exemption to apply and the limitations on the exemptive relief provided by the Exemption, see “ERISA Considerations” in the prospectus.  It is expected that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates, other than the Residual Certificates (excluding the right to receive payments from the Supplemental Interest Trust), and that all conditions of the Exemption other than those within the control of the investors will be met, although each fiduciary of a Plan should satisfy itself that the conditions of the Exemption have been satisfied with respect to such Plan.  In addition, as of the date hereof, there is no single underlying mortgagor that is the underlying obligor on five percent of the Underlying Mortgage Loans included in the Underlying Trust Funds by aggregate unamortized principal balance of the assets of the Underlying Trust Funds.

The rating of an Offered Certificate may change.  If a class of Offered Certificate is no longer rated at least BBB- or Baa3, an Offered Certificate of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the  Offered Certificate when it had an investment grade rating would not be required by the Exemption to dispose of it).  Consequently, transfers of the Class A-R Certificates and any Offered Certificates rated below investment grade (collectively, “ERISA Restricted Offered Certificates”) will not be registered by the Securities Administrator unless the Securities Administrator receives the following:

●

a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not a Plan, nor a person acting on behalf of a Plan or using the assets of a Plan to effect the transfer;

●

if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA Restricted Offered Certificates with funds contained in an “insurance company general account,” as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95 60, and that the purchase and holding of the ERISA Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

●

an opinion of counsel satisfactory to the Securities Administrator that the purchase or holding of the ERISA Restricted Offered Certificates by a Plan, any person acting on behalf of a Plan or using a Plan’s assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Securities Administrator, the Depositor, the Sponsor or the Master Servicer to any obligation in addition to those undertaken in the Trust Agreement.

ERISA Considerations with respect to the Interest Rate Swap Agreement

The Underwriter’s Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Provider is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an Offered Certificate otherwise eligible for the Exemption before the termination of the Interest Rate Swap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”).  Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Offered Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Interest Rate Swap Agreement, any offered certificate whose rating has fallen to below BBB- could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Interest Rate Swap Agreement.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Offered Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Sponsor, the Trustee, the Securities Administrator, the Master Servicer and the Servicers from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the Issuing Entity being deemed “plan assets,” the applicability of the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

XV.

Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter(s), the Depositor has agreed to sell to the Underwriter(s), and the Underwriter(s) [has/have] agreed to purchase from the Depositor, all of the Offered Certificates [as expressed as a portion of Class Principal Amount or Class Notional Amount, as applicable, as set forth below].

[Provide the allocation among the Underwriter(s).]

The distribution of the Offered Certificates by the Underwriter(s) will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter(s) may effect the transactions by selling the Certificates to or through dealers, and the dealers may receive from the Underwriter(s), for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter(s) and any dealers that participate with the Underwriter(s) in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Act. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter(s) against certain civil liabilities, including liabilities under the Act.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[    ].

[         ] has entered into an agreement with the Depositor to purchase the Class [     ] Certificates simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

Deutsche Bank Securities is an affiliate of the Depositor [and the Seller].

XVI.

Legal Matters

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter by McKee Nelson LLP, New York, New York.

XVII.

Ratings

It is a condition to the issuance of the Offered Certificates that they have the applicable rating or ratings by [    ], [    ] and [    ] indicated under “Initial Certificate Ratings” in the table on page S-1.

The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Underlying Securities. The rating takes into consideration the characteristics of the Underlying Mortgage Loans and the structural and legal aspects associated with the Offered Certificates. The ratings do not take into consideration any of the tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

[The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be paid to Certificateholders.]

There will be no arrangements to have the ratings monitored while the Certificates are outstanding.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies described above.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

XVIII.

Glossary of Defined Terms

Accrual Period	For each class of [ ] and each Distribution Date, the period beginning on [ ] and ending on [ ].
Applied Loss Amount

For any Distribution Date, after giving effect to all Realized Losses incurred with respect to the Underlying Securities during the related Collection Period and distributions of principal on such Distribution Date, the amount by which the [    ] exceeds [     ].

Basis Risk Payment

For any Distribution Date, the sum of (1) any Basis Risk Shortfall for such Distribution Date, (2) any Unpaid Basis Risk Shortfall for such Distribution Date and (3) any Required Reserve Fund Amount (as specified in the Trust Agreement) for such Distribution Date.

Basis Risk Reserve Fund	A reserve fund into which any amount of [ ] is deposited in order to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.
Basis Risk Shortfall

For each Distribution Date and any class of [     ], the amount, if any, by which the amount calculated under the applicable Interest Rate formula exceeds the amount calculated under the applicable Net Funds Cap for such class.

BBA	The British Bankers’ Association.
Beneficial Owner	Any person acquiring an interest in a Book-Entry Certificate.
Book-Entry Certificates	The Certificates, other than any Definitive Certificate.
Business Day	Generally any day other than a Saturday or Sunday or a day on which banks in [ ] are closed.
Cap Contract	A limited recourse notional principal contract.
Carryforward Interest	For any class of [ ] and any Distribution Date, the sum of [ ].
Certificate Account	A certificate account maintained by [ ] on behalf of the Certificateholders.
Certificate Principal Amount

For any [     ] as of any Distribution Date, its initial Certificate Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that Certificate in respect of principal prior to such Distribution Date.

Certificateholder	Any person acquiring a beneficial ownership interest in any Certificate.
Certificates	The [ ].
Class Principal Amount	For any class of [ ], the aggregate of the Certificate Principal Amounts of all certificates of that class.
Clearstream Luxembourg	Clearstream Banking Luxembourg.
Clearstream Luxembourg Participants	Participating organizations that utilize the services of Clearstream Luxembourg.
Closing Date	[ ]
Code	The Internal Revenue Code of 1986, as amended.
Collection Period

For any Distribution Date, the [      ] period beginning on the [      ] day of the [      ] month immediately preceding the month in which such Distribution Date occurs and ending on the [      ] day of the month in which such Distribution Date occurs.

Current Interest	For any class of [ ] and any Distribution Date, the aggregate amount of interest accrued at the applicable Interest Rate during the [ ].
Cut-off Date	[ ]
Cut-off Date Balance	The Security Principal Balances of the Mortgage Loans as of the Cut-off Date.
Deferred Amount	For each Distribution Date and for each class [ ], the amount by which [ ].
Definitive Certificate	A physical certificate representing any Certificate.
Deposit Date	The Business Day immediately preceding each Distribution Date.
Designated Telerate Page

The Moneyline Telerate Service page 3750, or such other page as may replace page 3750, or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars.

Disclosure Documents	The prospectuses attached hereto as Annex [B] relating to each of the Underlying Securities, as applicable.
Distribution Date	[ ]
Distribution Date Statements	The distribution date statements prepared by each Underlying Trustee in respect of each Class of Underlying Securities.
DTC	The Depository Trust Company.
ERISA	The Employee Retirement Income Security Act of 1974, as amended.
ERISA Restricted Offered Certificate	An Offered Certificate which does not have a rating of BBB- or above or Baa3 or above at the time of its acquisition by a Plan.
Euroclear	The Euroclear System.
Euroclear Participants	Participating organizations that utilize the services of Euroclear.
Exemption	The individual prohibited transaction exemption issued to the Underwriter (as most recently amended and restated by PTE 2002-41).
Global Securities	The globally offered Certificates.
Index	The index applicable to any Underlying Security, based on [ ].
Interest Rate	[ ]
Interest Remittance Amount	For any Distribution Date and any Pool, an amount equal to [ ].
IRS	The Internal Revenue Service.
Issuing Entity	[ ]
LIBOR	The London Interbank Offered Rate.
LIBOR Business Day	Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.
LIBOR Determination Date	The [ ] LIBOR Business Day preceding the commencement of each Accrual Period.
Maximum Interest Rate	[ ]
Monthly Excess Cashflow	For any Distribution Date, [ ].
Monthly Excess Interest	Any remaining Interest Remittance Amounts from [ ].
Net Funds Cap	For each Distribution Date , an annual rate equal to [ ].
Offered Certificates	The Class [ ,] Class [ ] and Class [ ]Certificates.
OID	Original issue discount.
One-Month LIBOR	The average of the interbank offered rates for one-month U.S. dollar deposits in the London market.
One-Year CMT

The weekly average yield on United States treasury security adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date 45 days before the related Adjustment Date.

Optimal Interest Remittance Amount	For each Distribution Date, the product of [ ].
Participant	Participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.
Plan	Any employee benefit plan or other retirement arrangement that is subject to ERISA or to Section 4975 of the Code.
Pool	[ ]
Pool Balance	For any Pool as of any date of determination, the aggregate of the Security Principal Balances of the Underlying Securities in such Pool as of such date.
Principal Distribution Amount	For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which [ ].
Principal Distribution Amount	For each Pool for any Distribution Date, an amount equal to [ ].
Principal Remittance Amount	For each Pool and for any Distribution Date, an amount equal to [ ].
PTCE 95-60	Prohibited Transaction Class Exemption 95-60.
PTE	A Prohibited Transaction Exemption granted by the U.S. Department of Labor.
Purchase Price	An amount equal to the sum of [ ].
Rating Agencies	Each of [ ].
Realized Loss	For any Underlying Security, the [amount designated or specified as a “Realized Loss” by the related Underlying Trustee].
Relevant Depositary	[ ] as depositary for Clearstream Luxembourg, and [ ] as depositary for Euroclear, individually.
Residual Certificate	The Class [R] Certificate.
Sale and Assignment Agreement	The securities sale and assignment agreement dated as of [ ], between the Seller and the Depositor.
Securities Act	The Securities Act of 1933, as amended.
Security Principal Balance

For any Underlying Security as of any date of determination, an amount generally equal to its outstanding principal balance as of the Cut-off Date after giving effect to payments due on or before such date, whether or not received, as reduced by all principal payments received on or before the last day of the Collection Period immediately preceding such date of determination.

Seller	[ ]
Series	Each Underlying Trust Fund, as set forth under “Description of the Assets” in this prospectus supplement.
Six-Month LIBOR	The average of the interbank offered rates for six-month U.S. dollar deposits in the London market, calculated as provided in the related mortgage note.
Six-Month LIBOR Mortgage Loans	Adjustable Rate Mortgage Loans providing for semi-annual adjustment of the related Mortgage Rate based on Six-Month LIBOR.
SMMEA	The Secondary Mortgage Market Enhancement Act of 1984, as amended.
Stepdown Date	The earlier of (x) [ ] or (y) [ ].
Subsequent Recovery	Any amount designated as a “Subsequent Recovery” by the related Underlying Trustee with respect to an Underlying Security for which a Realized Loss has been incurred for such Underlying Security.
Target Amount	For any Distribution Date, an amount equal to [ ].
Tax Counsel	[ ]
Trust Accounts	The Certificate Account, [the Securities Administration Account], the Basis Risk Reserve Fund and [ ].
Trust Agreement	The trust agreement dated as of [ ], among [ ].
Trust Fund	The trust fund created pursuant to the Trust Agreement.
Trustee	[ ] in its capacity as trustee under the Trust Agreement, or any successor thereto.
Underlying Mortgage Loans

The [conventional, adjustable and fixed rate, fully amortizing and balloon, first and second lien [residential][multifamily][mixed residential/commercial][commercial] mortgage loans] included in the Underlying Trust Funds.

Underlying Originators	Each of the originators that originated the Underlying Mortgage Loans, as set forth under “Underwriting Guidelines” in this prospectus supplement.
Underlying Securities	Each of the securities constituting the Trust Fund Property as set forth under “Description of the Assets” in this prospectus supplement.
Underlying Servicers	Each of the servicers responsible for servicing the Underlying Mortgage Loans, as set forth under “The Underlying Servicers” in this prospectus supplement.
Underlying Trust Funds	Each trust fund underlying each Underlying Security.
Underlying Trustees	Each trustee underlying each Underlying Trust Fund.
Underwriter	[ ]
Underwriting Agreement	Collectively, the underwriting agreement and the terms agreement between the Depositor and the Underwriter.
Unpaid Basis Risk Shortfall

For any class of [     ] on any Distribution Date, the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Net Funds Cap, but limited to a rate no greater than [    ].

[The following Annexes constitute a part of

the prospectus supplement.]

XIX.

Annex A:
Distribution Date Statements

XX.

Annex B:
Disclosure Documents

XXI.

Annex C:
Principal Amount Decrement Tables

Percentage of Initial Class Certificate Principal Amount of the Offered Certificates
Outstanding at the Following Percentages of [   ]

	Class [ ] Certificates
Distribution Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years

__________

* Indicates a value between 0.0% and 0.5%.

$[                ]

(Approximate)

MASTR ASSET SECURITIZATION TRUST [       ]
(ISSUING ENTITY)

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
(DEPOSITOR)

[UBS REAL ESTATE SECURITIES INC.]
(SPONSOR AND SELLER)

_______________

PROSPECTUS SUPPLEMENT

[                ]

_______________

[UBS INVESTMENT BANK]

PROSPECTUS
November 22, 2006

Mortgage Asset Securitization Transactions, Inc.
Depositor

Asset-Backed Certificates
Asset-Backed Notes
(Issuable in Series)

Issuing Entities:

·

Issuing entities will be established to issue from time to time asset-backed pass-through certificates or asset-backed notes in one or more classes, which will be offered through this prospectus and a separate prospectus supplement for each series.

·

The issuing entities will be established to hold assets transferred to it by Mortgage Asset Securitization Transactions, Inc.

·

The assets of the issuing entities, as specified in the related prospectus supplement, will consist primarily of:

o

a segregated pool of various types of single-family and multifamily residential mortgage loans, reverse mortgage loans, home equity loans and home improvement contracts, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements or beneficial interests in them;

o

mortgage securities consisting of previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates; or

o

pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

Securities:

·

The certificates of a series will evidence beneficial ownership interests in the related issuing entity.

·

The notes of a series will evidence indebtedness of the related issuing entity.

·

The certificates or notes of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times.  In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest.

·

The securities will not represent obligations of Mortgage Asset Securitization Transactions, Inc. or any of its affiliates.  No governmental agency will insure the securities or the collateral securing the securities.

·

No secondary market will exist for a series of certificates or notes prior to its offering.  We cannot assure you that a secondary market will develop for the certificates or notes, as applicable, of any series, or, if it does develop, that it will continue.

You should consider carefully the risk factors beginning on page 8 in this prospectus and in the related prospectus supplement.

You are encouraged to consult with your own advisors to determine if the offered securities are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

UBS Investment Bank

We may offer the certificates or notes, as applicable, through one or more different methods, including offerings through underwriters, as more fully described under “Plan of Distribution” in this prospectus and in the related prospectus supplement.  Our affiliates may, from time to time, act as agents or underwriters in connection with the sale of the offered certificates or notes, as applicable.  We or our affiliates may retain or hold for sale, from time to time, one or more classes of a series of certificates or notes, as applicable.  We may offer certain classes of the certificates or notes, as applicable, if so specified in the related prospectus supplement, in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended.  These offerings will not be made pursuant to this prospectus or the related registration statement.

__________________________________

This prospectus may not be used to consummate sales of the offered certificates or notes, as applicable, unless accompanied by a prospectus supplement.

Page

Summary of Terms

1

Relevant Parties

1

Securities

1

Assets

2

Risk Factors

8

Securities May Not Be Appropriate for Individual Investors

8

Limited Liquidity of Securities May Adversely Affect the Market Value of Your Securities

8

Assets of Trust Fund Are Limited

8

Credit Enhancement Is Limited in Amount and Coverage

9

Yield Is Sensitive to Rate of Principal Prepayment

9

Borrower May Be Unable to Make Balloon Payment

10

Mortgage Loans Underwritten as Non-Conforming Credits May Experience Relatively Higher Losses

10

High Loan-to-Value Ratios Increase Risk of Loss

10

High Balance Loans Increase Risk of Loss

11

Interest Only Loans Have a Greater Risk Upon Default

11

Nature of Reverse Mortgage Loans May Increase Risk of Loss

11

Assets of the Trust Fund May Include Delinquent and Sub-Performing Residential Loans

12

Geographic Concentration Could Increase Losses on any Loans in a Trust Fund

12

The Rate of Default on Loans that are Secured by Investor Properties May be Higher than on Other Loans

12

Changes to the Weighted Average Net Mortgage Rate on any Loans in a Trust Fund May Reduce the Yield with Respect to the Securities

12

Nature of Mortgages Could Adversely Affect Value of Properties

13

Inadequacy of Value of Properties Could Affect Severity of Losses

14

Bankruptcy of Borrowers May Adversely Affect Distributions on the Securities

14

Borrower Mortality Rates May Adversely Affect the Yield on Securities Backed by Reverse Mortgage Loans

14

Violations of Environmental Laws May Reduce Recoveries on Properties

15

A Transfer of Servicing May Result In Increased Losses and Delinquencies on any Loans in a Trust Fund

15

The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Securities

15

Violations of Federal Laws May Adversely Affect Ability to Collect on Loans

15

The Transferor May Not Be Able to Repurchase or Replace Defective Assets

16

Rating of the Securities Are Limited and May be Withdrawn or Lowered

16

Creditworthiness of Credit Enhancement Providers May Impact the Ratings on the Securities

17

Adverse Conditions in the Residential Real Estate Markets May Result in a Decline in Property Values

18

The Securities Are Obligations of the Trust Fund Only

18

Reverse Mortgage Loans are Nonrecourse

18

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

18

Unsecured Home Improvement Contracts May Experience Relatively Higher Losses

19

Changes in the Market Value of Properties May Adversely Affect Payments on the Securities

19

Risks Related to the Residual Certificates

19

The Return on Your Securities Could Be Reduced Due to the Application of the Servicemembers Civil Relief Act

20

Failure of Master Servicer or Servicers to Perform Their Obligations May Adversely Affect Distributions on the Securities

20

Distributions on Securities Backed by Reverse Mortgage Loans Will Depend on the Servicer’s Ability to Protect the Collateral of the Mortgage Loan

20

Defined Terms

20

The Trust Funds

21

Residential Loans

21

Mortgage Securities

22

Agency Securities

27

Stripped Agency Securities

31

Derivative Instruments

31

Additional Information Concerning the Trust Funds

31

Use of Proceeds

33

Yield Considerations

33

Maturity and Prepayment Considerations

35

THE SPONSOR

37

General

37

Securitization Program

37

The Depositor

37

Residential Loans

38

Underwriting Standards

38

FICO Scores

38

Representations by Unaffiliated Sellers; Repurchases

38

Sub-Servicing

39

Description of the Securities

39

General

39

Assignment of Assets of the Trust Fund

41

Deposits to the Trust Account

43

Pre-Funding Account

43

Payments on Residential Loans

44

Payments on Agency Securities

44

Distributions

45

Principal and Interest on the Securities

46

Available Distribution Amount

47

Subordination

47

Advances

49

Modifications

49

Statements to Holders of Securities

50

Book-Entry Registration of Securities

51

Collection and Other Servicing Procedures

54

Realization on Defaulted Residential Loans

55

Retained Interest, Administration Compensation and Payment of Expenses

56

Evidence as to Compliance

57

Certain Matters Regarding the Master Servicer, the Depositor and the Trustee

57

Deficiency Events

60

Events of Default

60

Amendment

64

Termination

64

Voting Rights

65

Description of Primary Insurance Coverage

65

Primary Credit Insurance Policies

65

FHA Insurance and VA Guarantees

66

Primary Hazard Insurance Policies

67

Description of Credit Support

69

Pool Insurance Policies

69

Special Hazard Insurance Policies

71

Bankruptcy Bonds

73

Reserve Funds

73

Cross-Support Provisions

73

Letter of Credit

73

Insurance Policies and Surety Bonds

74

Excess Spread

74

Overcollateralization

74

Derivatives

74

Certain Legal Aspects of Residential Loans

75

General

75

Mortgage Loans

76

Cooperative Loans

76

Tax Aspects of Cooperative Ownership

77

Manufactured Housing Contracts Other Than Land Contracts

77

Foreclosure on Mortgages

79

Foreclosure on Cooperative Shares

81

Repossession with respect to Manufactured Housing Contracts that are not Land Contracts

81

Rights of Redemption with respect to Residential Properties

82

Notice of Sale; Redemption Rights with respect to Manufactured Homes

82

Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders

83

Junior Mortgages

84

Consumer Protection Laws

85

“High Cost” Loans and Predatory Lending Laws

86

Enforceability of Certain Provisions

87

Prepayment Charges and Prepayments

87

Subordinate Financing

88

Applicability of Usury Laws

88

Alternative Mortgage Instruments

89

Environmental Legislation

89

Servicemembers Civil Relief Act and the California Military and Veterans Code

90

Forfeiture for Drug, RICO and Money Laundering Violations

91

EXCHANGEABLE securities

91

General

91

Exchanges

91

Procedures

92

Federal Income Tax Consequences

93

General

93

REMICs

93

Tax Treatment of Exchangeable Securities

113

Grantor Trust Funds

115

Partnership Trust Funds

121

Reportable Transactions

125

State and Other Tax Consequences

125

ERISA CONSIDERATIONS

126

Legal Investment

131

Plan of Distribution

133

REPORTS TO SECURITYHOLDERS

134

Incorporation of Certain Information by Reference

134

Legal Matters

135

Financial Information

135

STATIC POOL INFORMATION

135

Additional Information

135

Rating

135

Glossary of Terms

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Important Notice about Information Presented in this
Prospectus and Each Accompanying Prospectus Supplement

Two separate documents contain information about the offered certificates or notes, as applicable.  These documents progressively provide more detail:

(1)

this prospectus, which provides general information, some of which may not apply to the offered securities; and

(2)

the accompanying prospectus supplement for each series, which describes the specific terms of the offered securities.

If the terms of the offered securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement.  The information in this prospectus is accurate only as of the date of this prospectus.

_________________________________

If you require additional information, the mailing address of our principal executive offices is Mortgage Asset Securitization Transactions, Inc., 1285 Avenue of the Americas, New York, NY 10019 and the telephone number is (212) 713-2000.

SUMMARY OF TERMS

This summary highlights selected information from this document.  It does not contain all of the information that you need to consider in making an investment decision.  Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement, indenture or trust agreement carefully to understand all of the terms of a series of securities.

Relevant Parties

Depositor

Mortgage Asset Securitization Transactions, Inc., the depositor, is a corporation organized under the laws of the State of Delaware.  The depositor is a wholly owned limited purpose finance subsidiary of UBS Americas Inc.

Master Servicer

The entity or entities named as master servicer in the related prospectus supplement.

Trustees

The trustee or indenture trustee named as trustee in the related prospectus supplement.  The owner trustee named as owner trustee in the related prospectus supplement.

Issuing Entity

The depositor or an owner trust established for the purpose of issuing the series of notes will issue each series of notes through a separate issuing entity.  The depositor and the owner trustee will enter into a separate trust agreement to form each owner trust.

Securities

Description of Securities

The depositor will offer asset-backed pass-through certificates or asset-backed notes from time to time.  The depositor will offer these securities in one or more series.  Each series of securities will include one or more classes representing either a beneficial ownership interest in, or indebtedness secured by, a trust fund.  The trust fund will consist of a segregated pool of residential loans, mortgage securities or agency securities, or beneficial interests in them, and certain other assets described below.

A series of securities may include one or more classes of securities that may be entitled to, among other things:

·

principal distributions, with disproportionate, nominal or no interest distributions;

·

interest distributions, with disproportionate, nominal or no principal distributions;

·

distributions only of prepayments of principal throughout the lives of the securities or during specified periods;

·

subordinated distributions of scheduled payments of principal, prepayments of principal, interest or any combination of these payments;

·

distributions only after the occurrence of events specified in the related prospectus supplement;

·

distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related trust fund;

·

interest at a fixed rate or a rate that is subject to change from time to time; and

·

distributions allocable to interest only after the occurrence of events specified in the related prospectus supplement and may accrue interest until these events occur.

The related prospectus supplement will specify these entitlements.

The timing and amounts of these distributions may vary among classes, over time.  In addition, a series may include two or more classes of securities which differ as to timing, sequential order or amount of distributions of principal or interest, or both.

The related prospectus supplement will specify if each class of securities

·

has a stated principal amount; and

·

is entitled to distributions of interest on the security principal balance based on a specified security interest rate.

Interest

Interest on each class of securities for a series:

·

will accrue at the applicable security interest rate on its outstanding security principal balance;

·

will be distributed to holders of the securities as provided in the related prospectus supplement on the related distribution date; and

·

may be reduced to the extent of certain delinquencies or other contingencies described in the related prospectus supplement.

Distributions with respect to accrued interest on accrual securities will be identified in the related prospectus supplement.  This accrued interest will not be distributed but rather will be added to the security principal balance of the related securities prior to the time when accrued interest becomes payable.

Distributions with respect to interest on interest-only securities with no or, in certain cases, a nominal security principal balance will be made on each distribution date on the basis of a notional amount as described in this prospectus and in the related prospectus supplement.

See “Yield Considerations,” “Maturity and Prepayment Considerations” and “Description of the Securities” in this prospectus.

Principal

The security principal balance of a security represents the maximum dollar amount, exclusive of interest, which you are entitled to receive as principal from future cash flow on the assets in the related trust fund.  The related prospectus supplement will set forth the initial security principal balance of each class of securities.

Generally, distributions of principal will be payable as set forth in the related prospectus supplement, which may be on a pro rata basis among all of the securities of the same class, in proportion to their respective outstanding security principal balances.

If an interest-only security does not have a security principal balance, it will not receive distributions of principal.  See “The Trust Funds,” “Maturity and Prepayment Considerations” and “Description of the Securities” in this prospectus.

Assets

The Trust Funds

Each trust fund will consist of:

·

a segregated pool of residential loans, agency securities and/or mortgage securities; and

·

certain other assets as described in this prospectus and in the related prospectus supplement.

The depositor will purchase all assets of the trust fund, either directly or through an affiliate, from unaffiliated sellers or from sellers affiliated with the depositor.  The depositor will generally deposit the assets into the related trust fund as of the first day of the month in which the securities evidencing interests in the trust fund or collateralized by the assets of the trust fund are initially issued.  See “Description of the Securities” in this prospectus.

A. Residential Loans

The residential loans will consist of any combination of:

·

mortgage loans secured by first or junior liens on one- to four-family residential properties;

·

mortgage loans, including reverse mortgage loans, secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units;

·

home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property;

·

a manufactured home, which may have a subordinate lien on the related mortgaged property, as described in the related prospectus supplement;

·

one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or other purposes;

·

cooperative loans secured primarily by shares in a private cooperative housing corporation.  The shares, together with the related proprietary lease or occupancy agreement, give the owner of the shares the right to occupy a particular dwelling unit in the cooperative housing corporation; or

·

manufactured housing conditional sales contracts and installment loan agreements which may be secured by either liens on:

·

new or used manufactured homes; or

·

the real property and any improvements on it which may include the related manufactured home if deemed to be part of the real property under applicable state law relating to a manufactured housing contract; and

·

in certain cases, new or used manufactured homes which are not deemed to be a part of the related real property under applicable state law.

The mortgaged properties, cooperative shares, together with the right to occupy a particular dwelling unit, and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands.

Each trust fund may contain any combination of the following types of residential loans:

·

fully amortizing loans with

·

a fixed rate of interest and

·

level monthly payments to maturity;

·

fully amortizing loans with

·

a fixed interest rate providing for level monthly payments, or

·

payments of interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

·

fully amortizing loans

·

with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate,

·

followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years,

·

followed by level monthly payments;

·

fixed interest rate loans providing for

·

level payments of principal and interest on the basis of an assumed amortization schedule and

·

a balloon payment of principal at the end of a specified term;

·

fully amortizing loans with

·

an interest rate adjusted periodically, and

·

corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index as described in the related prospectus supplement.

These loans may provide for an election, at the borrower’s option during a specified period after origination of the loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

·

fully amortizing loans with an adjustable interest rate providing for monthly payments less than the amount of interest accruing on the loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the loan;

·

adjustable interest rate loans providing for an election at the borrower’s option to extend the term to maturity for a period that will result in level monthly payments to maturity if an adjustment to the interest rate occurs resulting in a higher interest rate than at origination; or

·

other types of residential loans as may be described in the related prospectus supplement.

The related prospectus supplement may specify that the residential loans are covered by:

·

primary mortgage insurance policies;

·

insurance issued by the Federal Housing Administration; or

·

partial guarantees of the Veterans Administration.

See “Description of Primary Insurance Coverage” in this prospectus.

B. Agency Securities

The agency securities may consist of any combination of:

·

“fully modified pass-through” mortgage-backed certificates guaranteed by the Government National Mortgage Association;

·

guaranteed mortgage pass-through securities issued by the Federal National Mortgage Association; and

·

mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation.

C. Mortgage Securities

A trust fund may include previously issued:

·

asset-backed certificates;

·

collateralized mortgage obligations; or

·

participation certificates evidencing interests in, or collateralized by, residential loans or agency securities.

D. Trust Account

Each trust fund will include one or more trust accounts established and maintained on behalf of the holders of securities.  To the extent described in this prospectus and in the related prospectus supplement, the master servicer or the trustee will deposit into the trust account all payments and collections received or advanced with respect to assets of the related trust fund.  A trust account may be maintained as an interest bearing or a non-interest bearing account.  Alternatively, funds held in the trust account may be invested in certain short-term high-quality obligations.  Investments earned on amounts held in the trust account may be for the benefit of persons other than the related security holders.  See “Description of the Securities—Deposits to the Trust Account” in this prospectus.

E. Credit Support

One or more classes of securities within any series may be covered by any combination of:

·

a surety bond;

·

a guarantee;

·

a letter of credit;

·

an insurance policy;

·

a bankruptcy bond;

·

a reserve fund;

·

a cash account;

·

reinvestment income;

·

overcollateralization;

·

subordination of one or more classes of securities in a series or, with respect to any series of notes, the related equity certificates, to the extent provided in the related prospectus supplement; or

·

cross-support between securities backed by different asset groups within the same trust fund.

The related prospectus supplement will specify the manner of determining the amount of the coverage provided by the credit support and the application of this coverage to the identified trust fund.  See “Description of Credit Support” and “Description of the Securities—Subordination” in this prospectus.

Pre-Funding Account

The related prospectus supplement may specify that funds on deposit in a pre-funding account will be used to purchase additional residential loans during the period specified in the related prospectus supplement.

Servicing And Advances

The master servicer, directly or through sub-servicers:

·

will service and administer the residential loans included in a trust fund; and

·

if and to the extent the related prospectus supplement so provides, will be obligated to make certain cash advances with respect to delinquent scheduled payments on the residential loans.  This advancing obligation will be limited to the extent that the master servicer determines that the advances will be recoverable.

Advances made by the master servicer will be reimbursable to the extent described in the related prospectus supplement.  The prospectus supplement with respect to any series may provide that the master servicer will obtain a cash advance surety bond, or maintain a cash advance reserve fund, to cover any obligation of the master servicer to make advances.  The borrower on any surety bond will be named, and the terms applicable to a cash advance reserve fund will be described in the related prospectus supplement.  See “Description of the Securities—Advances” in this prospectus.

Optional Termination

The related prospectus supplement may specify that the assets in the related trust fund may be sold, causing an early termination of a series of securities in the manner set forth in the related prospectus supplement.  See “Description of the Securities — Termination” in this prospectus and the related section in the related prospectus supplement.

Tax Status

The treatment of the securities for federal income tax purposes will depend on:

·

whether a REMIC election is made with respect to a series of securities; and

·

if a REMIC election is made, whether the certificates are “regular” interest securities or “residual” interest securities.

Unless otherwise indicated in the related prospectus supplement, securities will represent indebtedness of the related trust fund.  You are encouraged to consult your tax advisors.

See “Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.

ERISA Considerations

If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, you should carefully review with your own legal advisors whether the purchase or holding of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

See “ERISA Considerations” in this prospectus and in the related prospectus supplement.

Legal Investment

The applicable prospectus supplement will specify whether the securities offered will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities.  You are encouraged to consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the securities.

See “Legal Investment” in this prospectus and in the related prospectus supplement.

Use Of Proceeds

The depositor will use the net proceeds from the sale of each series for one or more of the following purposes:

·

to purchase the related assets of the trust fund;

·

to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

·

to establish any reserve funds described in the related prospectus supplement; and

·

to pay costs of structuring, guaranteeing and issuing the securities.

See “Use of Proceeds” in this prospectus and in the related prospectus supplement.

Ratings

Prior to offering securities pursuant to this prospectus and the related prospectus supplement, each offered class must be rated upon issuance in one of the four highest applicable rating categories of at least one nationally recognized statistical rating organization.  The rating or ratings applicable to the securities of each series offered by this prospectus and by the related prospectus supplement will be set forth in the related prospectus supplement.

·

A security rating is not a recommendation to buy, sell or hold the securities of any series.

·

A security rating is subject to revision or withdrawal at any time by the assigning rating agency.

·

A security rating does not address the effect of prepayments on the yield you may anticipate when you purchase your securities.

RISK FACTORS

Before making an investment decision, you should carefully consider the following risks and the risks described under “Risk Factors” in the prospectus supplement for the applicable series of securities.  We believe these sections describe the principal factors that make an investment in the securities speculative or risky.  In particular, distributions on your securities will depend on payments received on and other recoveries with respect to the trust fund assets.  Therefore, you should carefully consider the risk factors relating to the trust assets and the properties.

Securities May Not Be Appropriate for Individual Investors

The securities are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand the prepayment, credit, liquidity and market risks associated with that class because:

·

The amounts you receive on your securities will depend primarily on the amount of the payments borrowers make on the related loans in the related trust fund. Because we cannot predict the rate at which borrowers will repay their loans, you may receive distributions on your securities in amounts that are larger or smaller than you expect.

·

The life of your securities may be longer or shorter than anticipated. Because of this, we cannot guarantee that you will receive distributions at any specific future date or in any specific amount.

·

The yield to maturity on your securities will depend primarily on the purchase price of your securities and the rate of principal payments on the related loans in the related trust fund or, with respect to a trust fund containing reverse mortgage loans, additional draws on the Funding Account.

·

Rapid prepayment rates on the loans are likely to coincide with periods of low prevailing interest rates. During these periods, the yield at which you may be able to reinvest amounts received as payments on your securities may be lower than the yield on your securities. Conversely, slow prepayment rates on the loans are likely to coincide with periods of high interest rates. During these periods, the amount of payments available to you for reinvestment at high rates may be relatively low.

The securities are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in the related prospectus supplement and this prospectus in the context of your financial situation and tolerance for risk.

You should carefully consider, among other things, the factors described below and under “Prepayment and Yield Considerations” in the related prospectus supplement and “Risk Factors” in the related prospectus supplement before purchasing the securities.

Limited Liquidity of Securities May Adversely Affect the Market Value of Your Securities

We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your securities.  The market value of your securities will fluctuate with changes in prevailing rates of interest.  Consequently, if you sell your security in any secondary market that develops, you may have to sell it for less than par value or for less than your purchase price.  You will have optional redemption rights only to the extent the related prospectus supplement so specifies.  The prospectus supplement for any series may indicate that an underwriter intends to establish a secondary market in the securities, but no underwriter is required to do so.

Assets of Trust Fund Are Limited

The trust fund for your series constitutes the sole source of payment for your securities.  The trust fund will consist of, among other things:

·

payments with respect to the assets of the trust fund; and

·

any amounts available pursuant to any credit enhancement for your series, for the payment of principal of and interest on the securities of your series.

You will have no recourse to the depositor or any other person if you do not receive distributions on your securities.  Furthermore, certain assets of the trust fund and/or any balance remaining in the trust account may be promptly released or remitted to the depositor, the master servicer, any credit enhancement provider or any other person entitled to these amounts immediately after making

·

all payments due on the securities of your series;

·

adequate provision for future payments on certain classes of securities; and

·

any other payments specified in the related prospectus supplement.

You will no longer receive payments from these trust fund assets.

The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their respective affiliates.

Credit Enhancement Is Limited in Amount and Coverage

Credit enhancement reduces your risk of delinquent payments or losses.  However, the amount of credit enhancement will be limited, as set forth in the related prospectus supplement, and may decline and could be depleted under certain circumstances before payment in full of your securities.  As a result, you may suffer losses.  Moreover, the credit enhancement may not cover all potential losses or risks.  For example, it may or may not fully cover fraud or negligence by a loan originator or other parties.  See “Description of Credit Support” in this prospectus.

Yield Is Sensitive to Rate of Principal Prepayment

The yield on the securities of each series will depend in part on the rate of principal payment on the assets of the trust fund.  In particular, variations on this rate will include:

·

the extent of prepayments of the residential loans and, in the case of agency securities or mortgage securities, the underlying loans, comprising the trust fund;

·

the allocation of principal and/or payment among the classes of securities of a series as specified in the related prospectus supplement;

·

the exercise of any right of optional termination; and

·

the rate and timing of payment defaults and losses incurred with respect to the assets of the trust fund.

Material breaches of representations and warranties by sellers of residential loans not affiliated with the depositor, the originator or the master servicer may result in repurchases of assets of the trust fund.  These repurchases may lead to prepayments of principal.  The rate of prepayment of the residential loans comprising or underlying the assets of the trust fund may affect the yield to maturity on your securities.  See “Yield Considerations” and “Maturity and Prepayment Considerations” in this prospectus.

The rate of prepayments is influenced by a number of factors, including:

·

prevailing mortgage market interest rates;

·

local and national interest rates;

·

homeowner mobility; and

·

the ability of the borrower to obtain refinancing.

Interest payable on the securities on each distribution date will include all interest accrued during the period specified in the related prospectus supplement.  If interest accrues over a period ending two or more days before a distribution date, your effective yield will be reduced from the yield you would have obtained if interest payable on the securities accrued through the day immediately before each distribution date.  Consequently, your effective yield, at par, will be less than the indicated coupon rate.  See “Description of the Securities—Distributions” and “—Principal and Interest on the Securities” in this prospectus.

Borrower May Be Unable to Make Balloon Payment

Some of the residential loans may not fully amortize over their terms to maturity and, thus, may require principal payments, i.e., balloon payments, at their stated maturity.  Residential loans with balloon payments involve greater risk because a borrower’s ability to make a balloon payment typically will depend on its ability to:

·

timely refinance the loan; or

·

timely sell the related residential property.

A number of factors will affect a borrower’s ability to accomplish either of these goals, including:

·

the level of available mortgage rates at the time of sale or refinancing;

·

the borrower’s equity in the related residential property;

·

the financial condition of the borrower; and

·

the tax laws.

A borrower’s failure to make a balloon payment would increase the risk that you might not receive all payments to which you are entitled.

Mortgage Loans Underwritten as Non-Conforming Credits May Experience Relatively Higher Losses

The single family mortgage loans assigned and transferred to a trust fund may include mortgage loans underwritten in accordance with the underwriting standards for “non-conforming credits.”  These borrowers may include those whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac underwriting guidelines.

A mortgage loan made to a “non-conforming credit” means a residential loan that is:

·

ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines;

·

made to a borrower whose creditworthiness and repayment ability do not satisfy the Fannie Mae or Freddie Mac underwriting guidelines; or

·

made to a borrower who may have a record of major derogatory credit items such as default on a prior residential loan, credit write-offs, outstanding judgments or prior bankruptcies.

Mortgage loans made to borrowers who are characterized as “non-conforming credits” may experience greater delinquency and foreclosure rates than loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines.  This may occur because these borrowers are less creditworthy than borrowers who meet the Fannie Mae or Freddie Mac underwriting guidelines.  As a result, if the values of the mortgaged properties decline, then the rates of loss on mortgage loans made to “non-conforming credits” are more likely to increase than the rates of loss on mortgage loans made in accordance with the Fannie Mae or Freddie Mac guidelines and this increase may be substantial.  As a result you may suffer losses.  See “Residential Loans—Underwriting Standards” in this prospectus.

High Loan-to-Value Ratios Increase Risk of Loss

Loans with higher loan-to-value ratios may present a greater risk of loss than loans with loan-to-value ratios of 80% or below. A trust fund may contain loans that have loan-to-value ratios at origination in excess of 80%. Even if the related loans have primary mortgage insurance, we cannot assure you that the primary mortgage insurance coverage will be adequate to cover any losses that might be experienced by those loans.

The determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the loans for the purpose of determining whether primary mortgage insurance is required may differ from the appraised value of such mortgaged properties for loans obtained for the purpose of acquiring the related mortgaged property. Loan-to-value ratios for loans are generally determined based upon the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, although this calculation may vary depending on the state in which the mortgaged property is located.

High Balance Loans Increase Risk of Loss

If specified in the related prospectus supplement, a trust fund may include loans that have a principal balance in excess of $1,000,000.  You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust fund as a whole.

Interest Only Loans Have a Greater Risk Upon Default

If specified in the prospectus supplement, the trust fund may include mortgage loans that do not provide for any payments of principal prior to a specified number of years after origination, as specified in the related loan documents.  During this period, the payment made by the related mortgagor will be less than it would be if the principal of the loan was required to amortize.  In addition, the loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period.  As a result, as specified in the related prospectus supplement, it is possible that no principal payments will be made on the securities with respect to these loans during their interest only period unless there is a principal prepayment.

After the initial interest only period, the scheduled monthly payment on these loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance.  In addition, losses may be greater on these loans as a result of there being no principal amortization during the early years of these loans. Although the amount of principal included in each scheduled monthly payment for a traditional loan is relatively small during the first few years after the origination of a loan, in the aggregate, the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by the applicable credit enhancement described in the related  prospectus supplement, will be allocated to the securities as described in the related prospectus supplement.

The use of loans with an initial interest only period has recently increased in popularity in the mortgage marketplace, but historical performance data for interest only loans is limited as compared to performance data for loans that amortize from origination.  The performance of interest only loans may be significantly different from loans that amortize from origination. In particular, there may be higher expectation by these mortgagors of refinancing their loans with a new loan, in particular, one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related mortgagor to build equity in the mortgaged property may affect the delinquency, loss and prepayment experience with respect to these loans.

Nature of Reverse Mortgage Loans May Increase Risk of Loss

Reverse mortgage loans do not provide for scheduled monthly payments of principal or interest by the borrowers. Instead, accrued interest at the applicable mortgage rate is added to the outstanding amount of the related mortgage loan. A reverse mortgage loan typically matures when one of the following maturity events has occurred: (1) the borrower, or the last living of two co-borrowers, has died, (2) the borrower, or the last living of two co-borrowers, moves to a new principal residence, or has ceased to use the mortgaged property as his or her principal residence for a specified period of time, (3) the mortgaged property has been sold or (4) the borrower fails to maintain the property, fails to pay property taxes or insurance, or otherwise violates any borrower obligation.  In addition, the borrowers may prepay the mortgage loans in whole or in part at any time. The rate and timing of maturity events are unpredictable. Moreover, even after a maturity event, there may be delays in the receipt of payment, for example if payment is delayed during probate proceedings. Therefore, on any particular payment date or for a series of payment dates, insufficient funds from the reverse mortgages may be available to make payments of interest on the securities or to make scheduled payments of principal on the securities.  This could occur if during any particular period of time relatively few reverse mortgage loans reach maturity or if recoveries on matured mortgage loans are less than expected, whether because the amount otherwise due under a mortgage loan exceeds the value of the related mortgaged property or because a portion of such amount otherwise due is itself determined by reference to the value of the mortgaged property. As to any series of securities backed by reverse mortgage loans, while a reserve fund may be used to provide a liquid source of funds to make required payments on the securities, there can be no assurance that these funds will be adequate under all scenarios.

Assets of the Trust Fund May Include Delinquent and Sub-Performing Residential Loans

The assets of the trust fund may include residential loans that are delinquent or sub-performing.  The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans.  You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

·

the rate of defaults and prepayments on the residential loans could increase; and

·

in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

The assets of the trust fund will not include any non-performing assets.

See “The Trust Funds—Residential Loans” in this prospectus.

Geographic Concentration Could Increase Losses on any Loans in a Trust Fund

The yield to maturity on your securities may be affected by the geographic concentration of the mortgaged properties securing any related loans in a Trust Fund. Any concentration of the mortgaged properties securing any loans related to your securities in particular geographic regions might magnify the affect on the pool of loans of adverse economic conditions or of special hazards in these areas, such as earthquakes, hurricanes, windstorms, wildfires, hurricanes or tornadoes, and might increase the rate of delinquencies, defaults and losses on any such loans. Consequently, the geographic concentration could result in shortfalls in distributions due on your securities more than would be the case if the mortgaged properties were more geographically diversified.

The Rate of Default on Loans that are Secured by Investor Properties May be Higher than on Other Loans

If specified in the prospectus supplement, the related trust fund may include mortgage loans that are expected to be secured by investor properties. An investor property is a property which, at the time of origination, the borrower represented would not be used as the borrower’s primary residence or second home. Because the borrower is not living on the property, the borrower may be more likely to default on the related loan than on a comparable loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the borrower from other sources. Should this income not materialize, it is possible the borrower would not have sufficient resources to make payments on the related loan.

Changes to the Weighted Average Net Mortgage Rate on any Loans in a Trust Fund May Reduce the Yield with Respect to the Securities

As specified in the related prospectus supplement, the interest rate payable on your security may be limited by the interest paid or payable on the loans, net of certain fees and expenses of the trust fund and any payments owed on derivative instruments.  The loans in a trust fund will have interest rates that are either fixed or adjustable based on an index, as described in the related prospectus supplement.

Any adjustable rate loans may have interest rates that are fixed for an initial period after origination and may have periodic or annual limits on adjustments to their interest rates. As a result, the securities may accrue less interest than if the related loans accrued interest based solely on the related index and margin.

The interest rates on the securities may adjust based on an index different from the index on which the interest rate of the related loans adjust or at different times.  As a result, the limits on the interest rates on the securities may prevent increases in those interest rates for an extend period of time during a period of rising interest rates.  The interest rates on adjustable rate loans may respond to different economic and market factors than those factors affecting the interest rates on the related securities.  It is possible that the interest rates on your securities may react more slowly, more quickly or in a different direction than the interest rates on the loans, which may result in the application of the limit on the interest rates on the securities.  In addition, delinquencies, defaults or prepayments on the loans may make it more likely that the interest rate limit on the securities will apply.

Nature of Mortgages Could Adversely Affect Value of Properties

Several factors could adversely affect the value of the residential properties.  As a result, the outstanding balance of the related residential loans, together with any senior financing on the residential properties, if applicable, may equal or exceed the value of the residential properties.  Among these factors are:

·

an overall decline in the residential real estate market in the areas in which the residential properties are located;

·

a decline in the general condition of the residential properties as a result of failure of borrowers to adequately maintain the residential properties; or

·

a decline in the general condition of the residential properties as a result of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods.

A decline that affects residential loans secured by junior liens could extinguish the value of the interest of a junior mortgagee in the residential property before having any effect on the interest of the related senior mortgagee.  If a decline occurs, the actual rates of delinquencies, foreclosures and losses on all residential loans could be higher than those currently experienced in the mortgage lending industry in general.

Even if the residential properties provide adequate security for the residential loans, the master servicer could encounter substantial delays in liquidating the defaulted residential loans.  These delays in liquidating the loans could lead to delays in receiving your proceeds because:

·

foreclosures on residential properties securing residential loans are regulated by state statutes and rules;

·

foreclosures on residential properties are also subject to delays and expenses of other types of lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete; and

·

in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of residential properties.

Therefore, if a borrower defaults, the master servicer may be unable to foreclose on or sell the residential property or obtain liquidation proceeds sufficient to repay all amounts due on the related residential loan.  In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted residential loans and not yet reimbursed.  These expenses may include payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balances of the loan at the time of default.  Therefore, assuming that a servicer took the same steps in realizing on a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small loan than would be the case with the larger defaulted loan having a large remaining principal balance.  The mortgages and deeds of trust securing certain mortgage loans, multifamily loans and home improvement contracts may be junior liens subordinate to the rights of the senior lienholder.  Consequently, the proceeds from the liquidation, insurance or condemnation proceeds will be available to satisfy the junior loan amount only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs.

In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage.  If a junior mortgagee forecloses, it must either pay the entire amount due on any senior mortgage at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage if the borrower defaults under the senior mortgage.  The trust fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees.  However, the master servicer or sub-servicer may, at its option, advance these amounts to the extent deemed recoverable and prudent.

If proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities, to the extent not covered by credit enhancement, are likely to:

·

incur losses in jurisdictions in which a deficiency judgment against the borrower is not available; and

·

incur losses if any deficiency judgment obtained is not realized on.

In addition, the rate of default of junior loans may be greater than that of mortgage loans secured by first liens on comparable properties.

Applicable state laws generally:

·

regulate interest rates and other charges;

·

require certain disclosures; and

·

require licensing of certain originators and servicers of residential loans.

In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans.  Violations of these laws, policies and principles:

·

may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans;

·

may entitle the borrower to a refund of amounts previously paid; and

·

could subject the master servicer to damages and administrative sanctions.

See “Certain Legal Aspects of Residential Loans” in this prospectus.

Inadequacy of Value of Properties Could Affect Severity of Losses

Assuming that the properties provide adequate security for the loans, substantial delays in recoveries may occur from the foreclosure or liquidation of defaulted loans. We cannot assure you that the values of the properties have remained or will remain at the levels in effect on the dates of origination of the related loans. Further, liquidation expenses, including legal fees, real estate taxes, and maintenance and preservation expenses will reduce the proceeds payable on the loans and thereby reduce the security for the loans. As a result, the risk that you will suffer losses could increase. If any of the properties fail to provide adequate security for the related loan, you may experience a loss. See “Certain Legal Aspects of Residential Loans—Foreclosure on Mortgages” in the prospectus.

Bankruptcy of Borrowers May Adversely Affect Distributions on the Securities

The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans. As a consequence, borrowers who have defaulted on their loans and have sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans. As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

Borrower Mortality Rates May Adversely Affect the Yield on Securities Backed by Reverse Mortgage Loans

The yield to maturity on and average life of securities backed by reverse mortgage loans will be significantly affected by the rate at which maturity events will occur. The rate and timing of maturity events cannot be estimated with certainty.  The rate and timing of maturity events, and any estimate, will be affected by historical trends and projections of life expectancy; recent developments and expectations as to future developments in health care for elderly persons; mobility of elderly households; regional differences in availability of health care, life expectancy and other matters; gender differences with respect to health risks and life expectancy; and various other matters.

The actual rate and timing of maturity events could differ significantly from any estimate or projection. Rapid progress in health sciences or increased availability of health care, for example, could prolong the lives of borrowers or postpone relocation of borrowers into long-term care facilities. The availability of home nursing care could cause borrowers who would otherwise relocate to remain in their homes, delaying the occurrence of a maturity event indefinitely. Considered scientific opinion as to life expectancy could simply be wrong. In general, the life spans and life expectancy of Americans have increased over time.

If a borrower continues to occupy a mortgaged property longer than expected, thus delaying the occurrence of a maturity event, the amount owed on the related mortgage loan at maturity may be limited to the value of the mortgaged property. This risk will be exacerbated to the extent that the rate of interest accruing on the related mortgage loan is greater than the rate of increase in the value of the mortgaged property.  Prospective investors in securities backed by reverse mortgage loans should consider the risk that they may incur losses if borrowers live, or remain sufficiently healthy to continue to live at home, longer than anticipated by such investors.

Neither the depositor, the sponsor, any underwriter, nor any other party to any securities issuance will make any estimate or projection as to the rate and timing of maturity events, or as to future interest rates or rates of appreciation of real estate values.  While certain assumptions as to those matters may be made in connection with hypothetical scenarios used in connection with the offering, these assumptions should not be taken as estimates or projections, and there can be no assurance as to the likelihood that actual experience will be similar to those assumptions.

Violations of Environmental Laws May Reduce Recoveries on Properties

Real property pledged as security to a lender may be subject to certain environmental risks.  Under federal law and the laws of certain states, contamination of a property may result in a lien on the property to assure the costs of cleanup.  In several states, this lien has priority over the lien of an existing mortgage against the property.  In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may become liable, as an “owner or operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy on a property.  This liability could result if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner.  A lender also risks this liability on foreclosure of the related property.  If this liability were imposed on the trust fund there would be an increased risk that you might not receive all payments to which you are entitled.  See “Certain Legal Aspects of Residential Loans—Environmental Legislation” in this prospectus.

A Transfer of Servicing May Result In Increased Losses and Delinquencies on any Loans in a Trust Fund

If specified in the related prospectus supplement, the servicing responsibilities with respect to certain of any loans in a trust fund will be transferred to a new servicer shortly after the related closing date.  In addition, servicing of such loans may be transferred in the future to other servicers in accordance with provisions of the related servicing agreement.  Investors should note that when the servicing of loans is transferred, there is generally a rise in delinquencies associated with such transfer.  Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the related securities.  In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on the related loans.

The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Securities

The mortgages or assignments of mortgage for some of the loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. or MERS, solely as nominee for the seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the related trustee, then any related expenses will be paid by the trust fund and will reduce the amount available to pay principal of and interest on the securities.

The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to securityholders and increase the amount of losses on the loans.

Violations of Federal Laws May Adversely Affect Ability to Collect on Loans

The residential loans may also be subject to federal laws, including:

·

the federal Truth in Lending Act and Regulation Z promulgated under that act, which require certain disclosures to the borrowers regarding the terms of the residential loans;

·

the Equal Credit Opportunity Act and Regulation B promulgated under that act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

·

the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience; and

·

the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower’s consent.  This Act also restricts a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

Certain mortgage loans may be subject to the Home Ownership and Equity Protection Act of 1994.  These provisions may:

·

impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges;

·

impose specific statutory liabilities on creditors who fail to comply with their provisions; and

·

affect the enforceability of the related loans.

In addition, any assignee of the creditor, including the trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

The Home Improvement Contracts are also subject to the Preservation of Consumers’ Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations.  These laws

·

protect the homeowner from defective craftsmanship or incomplete work by a contractor;

·

permit the obligated party to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor; and

·

subject any person to whom the seller assigns its consumer credit transaction to all claims and defenses which the obligated party in a credit sale transaction could assert against the seller of the goods.

Violations of certain provisions of these federal laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans.  In addition, violations could subject the trust fund to damages and administrative enforcement.  Accordingly, violations of these federal laws would increase the risk that you might not receive all payments to which you are entitled.  See “Certain Legal Aspects of Residential Loans” in this prospectus.

The Transferor May Not Be Able to Repurchase or Replace Defective Assets

UBS Real Estate Securities Inc. (“UBSRES”) will make various representations and warranties related to the assets of the related trust fund.

If UBSRES fails to cure a material breach of its representations and warranties with respect to any asset in a timely manner, then it will be required to repurchase or replace the defective asset as required under the related agreement. It is possible that UBSRES may not be capable of repurchasing or replacing any defective assets, for financial or other reasons. The inability of UBSRES to repurchase or replace defective assets would likely cause the loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on your securities could occur.

Rating of the Securities Are Limited and May be Withdrawn or Lowered

Each class of securities offered by this prospectus and the related prospectus supplement must be rated upon issuance in one of the four highest rating categories by one or more rating agencies.  The rating will be based on, among other things:

·

the adequacy of the value of the assets of the trust fund;

·

any credit enhancement with respect to the class; and

·

the likelihood that you will receive payments to which you are entitled under the terms of your securities.

The rating will not be based on:

·

the likelihood that principal prepayments on the related residential loans will be made;

·

the degree to which prepayments might differ from those originally anticipated; or

·

the likelihood of early optional termination of the series of securities.

You should not interpret the rating as a recommendation to purchase, hold or sell securities, because it does not address market price or suitability for a particular investor.  The rating will not address:

·

the possibility that prepayment at higher or lower rates than you anticipate may cause you to experience a lower than anticipated yield; or

·

the possibility that if you purchase your security at a significant premium, then you might fail to recoup your initial investment under certain prepayment scenarios.

We cannot assure you that any rating will remain in effect for any given period of time or that a rating agency will not lower or withdraw its rating entirely in the future due to, among other reasons:

·

if in the judgment of the rating agency, circumstances in the future so warrant;

·

any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series; or

·

an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long term debt.

Each rating agency rating the securities will establish criteria to determine the amount, type and nature of credit enhancement, if any, established with respect to a class of securities.  Rating agencies often determine the amount of credit enhancement required with respect to each class based on an actuarial analysis of the behavior of similar loans in a larger group.  With respect to the rating, we cannot assure you:

·

that the historical data supporting the actuarial analysis will accurately reflect future experience;

·

that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans; or

·

that the values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans.  See “Rating” in this prospectus.

A rating agency’s withdrawal or reduction of a rating on your securities would increase the risk that the market value of your securities will decrease.

Creditworthiness of Credit Enhancement Providers May Impact the Ratings on the Securities

If specified in the related prospectus supplement, the securities may benefit from credit enhancement from one or more external credit enhancement providers, such as primary mortgage insurers, financial guaranty insurance providers or swap providers.  If the ratings assigned by a rating agencies to the securities of a series are dependent upon the financial strength of any such credit enhancement provider, any qualification, reduction or withdrawal of the financial strength ratings assigned to  such credit enhancement provider could result in the reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

Adverse Conditions in the Residential Real Estate Markets May Result in a Decline in Property Values

The residential real estate markets may experience an overall decline in property values.  This decline could lead to a number of adverse results, including:

·

the outstanding principal balances of the residential loans in a particular trust fund are equal to or greater than the value of the residential properties;

·

any secondary financing on the related residential properties are equal to or greater than the value of the residential properties; and

·

the rate of delinquencies, foreclosures and losses are higher than those now generally experienced in the mortgage lending industry.

In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans.  Accordingly, these factors may also affect the rates of delinquencies, foreclosures and losses with respect to any trust fund.  To the extent that these losses are not covered by credit enhancement, these losses may be borne, at least in part, by you.

The Securities Are Obligations of the Trust Fund Only

The securities will not represent an interest in or obligation of the depositor, the master servicer, the trust administrator, the transferor, the trustee, the custodian, the sponsor or any of their respective affiliates. Neither the securities nor the underlying loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the master servicer, the trust administrator, the transferor, the custodian, the trustee, the sponsor, any servicer or any of their respective affiliates. Proceeds of the assets included in the trust fund will be the sole source of payments on the securities, and there will be no recourse to the depositor, the master servicer, the trust administrator, the custodian, the transferor, the trustee, the servicer, the sponsor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

Reverse Mortgage Loans are Nonrecourse

Reverse mortgage loans are non-recourse to the borrower. There can be no recourse against the income or other assets of a borrower or the estate. Upon a maturity event, the amount owing under a reverse mortgage loan will therefore be effectively limited to the net value of the mortgaged property. If a borrower or a borrower’s estate does not pay the amount due upon maturity of a reverse mortgage loan, the borrower’s payment obligation can be satisfied only by selling the mortgaged property securing the loan. Failure to maintain the property, deterioration in the condition of a property or the quality of a neighborhood, or the occurrence of other events or circumstances that adversely affect real property values, could reduce recoveries on the reverse mortgage loans and could result in shortfalls or losses to securityholders.  Older homeowners may be less likely to maintain the property, or to make capital improvements that would enhance the value of the property.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

Transactions in the classes of book-entry securities of any series generally can be effected only through The Depository Trust Company and its participating members, securities intermediaries and certain banks.  Therefore:

·

the liquidity of book-entry securities in the secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain physical securities;

·

your ability to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the securities, may be limited due to lack of a physical security representing the securities; and

·

you may experience some delay in receiving distributions of interest and principal on your securities because the trustee will make distributions to DTC or its participating members.  DTC will then be required to credit the distributions to the accounts of the participating organizations.  Only then will they be credited to your account either directly or indirectly through Securities Intermediaries.

See “Description of the Securities—Book-Entry Registration of Securities” in this prospectus.

Unsecured Home Improvement Contracts May Experience Relatively Higher Losses

A borrower’s obligations under an unsecured home improvement contract will not be secured by an interest in the related real estate or otherwise.  A borrower’s loan being unsecured would increase the risk that you might not receive all payments to which you are entitled because:

·

the related trust fund, as the owner of the unsecured home improvement contract, will be a general unsecured creditor with respect to these obligations;

·

if a default occurs under an unsecured home improvement contract, the related trust fund will have recourse only against the borrower’s assets generally, along with all other general unsecured creditors of the borrower;

·

in a bankruptcy or insolvency proceeding relating to a borrower on an unsecured home improvement contract, the borrower’s obligations under this unsecured home improvement contract may be discharged in their entirety.  This discharge may occur even if the portion of the borrower’s assets made available to pay the amount due and owing to the related trust fund as a general unsecured creditor are sufficient to pay these amounts in whole or part; and

·

the borrower may not demonstrate the same degree of concern over performance of the borrower’s obligations as if these obligations were secured by the real estate owned by the borrower.

Changes in the Market Value of Properties May Adversely Affect Payments on the Securities

We cannot assure you that the market value of the assets of the trust fund or any other assets of a trust fund will at any time be equal to or greater than the principal amount of the securities of the related series then outstanding, plus accrued interest on it.  If the assets in the trust fund have to be sold for any reason, the net proceeds from the sale, after paying expenses of sale and unpaid fees and other amounts owing to the master servicer and the trustee, may be insufficient to pay in full the principal of and interest on your securities.

Risks Related to the Residual Certificates

The holders of the residual certificates in a REMIC (which are also called, collectively, the “Residual Certificates”) must include the taxable income or loss of the related REMIC in determining their federal taxable income.  Prospective investors are cautioned that residual certificateholders’ REMIC taxable income and the tax liability associated therewith may be substantial during certain periods, in which event the holders thereof must have sufficient sources of funds to pay such tax liability.  It is not anticipated that residual certificateholders will receive distributions from the related trust fund.  Furthermore, prospective investors in the Residual Certificates should expect that all of the related REMIC’s income includible by the holders of the Residual Certificates will be treated as “excess inclusion” income, resulting in (i) the inability of such holders to use net operating losses to offset such income, (ii) the treatment of such income as “unrelated business taxable income” to certain holders who are otherwise tax exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non U.S. investors, with no exemption or treaty reduction.

Under the provisions of the Internal Revenue Code of 1986 relating to REMICs, it is likely that the Residual Certificates will be considered to be “non-economic residual interests,” with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax.  Accordingly, the transferee affidavit used for transfers of Residual Certificates will require the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Residual Certificates in excess of cash flows generated by them, (iii) intends to pay taxes associated with holding the Residual Certificates as such taxes become due, (iv) will not cause the income from the Residual Certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person and (v) will not transfer the Residual Certificates to any person or entity that does not provide a similar affidavit.  The transferor must certify in writing to the related trust administrator that, as of the date of transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.  In addition, Treasury regulations provide alternatives for either paying the transferee of the Residual Certificates a formula specified minimum price or transferring the Residual Certificates to an eligible corporation under certain conditions in order to meet the safe harbor against the possible disregard of such transfer.  Finally, Residual Certificates generally may not be transferred to a person who is not a U.S. person unless the income thereon is effectively connected with the conduct of a U.S. trade or business and the transferee furnishes the transferor and the related trust administrator with an effective Internal Revenue Service Form W-8ECI.  See “Federal Income Tax Consequences—REMICs—Taxation of Owners of Residual Securities—Treatment of Certain Items of REMIC Income and Expense,” “―Limitations on Offset or Exemption of REMIC Income” and “―Tax Related Restrictions on Transfer of Residual Securities” in this prospectus.

An individual, trust or estate that holds Residual Certificates (whether the Residual Certificates are held directly or indirectly through certain pass through entities) also may have additional gross income with respect to the Residual Certificates, but may be subject to limitations or disallowance of deductions for servicing fees on the loans and other administrative expenses properly allocable to such Residual Certificates in computing such holder’s regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder’s alternative minimum tax liability.  The related pooling and servicing agreement will require that any such gross income and such fees and expenses will be allocable to holders of the Residual Certificates in proportion to their respective ownership interests.  See “Federal Income Tax Consequences—REMICS—Limitations on Deduction of Certain Expenses” in this prospectus.  In addition, some portion of a purchaser’s basis, if any, in Residual Certificates may not be recovered until termination of the related trust fund.  Furthermore, although Treasury regulations have been issued concerning the federal income tax consequences of any consideration paid to a transferee on a transfer of Residual Certificates, some issues are not addressed by the regulations.  Any transferee of Residual Certificates receiving such consideration consider consulting its tax advisors.

Due to the special tax treatment of residual interests, the effective after-tax return of the Residual Certificates may be significantly lower than would be the case if the Residual Certificates were taxed as debt instruments and could be negative.

The Return on Your Securities Could Be Reduced Due to the Application of the Servicemembers Civil Relief Act

In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a mortgage loan in a trust fund, the interest rate limitation of the Servicemembers Civil Relief Act, as amended, and any comparable state law, will apply. A significant number of the loans have mortgage interest rates that exceed such limitation, if applicable. This may result in interest shortfalls on the loans, which, in turn will be allocated ratably in reduction of accrued interest on all classes of interest bearing securities, irrespective of the availability of excess cash flow or other credit enhancement. None of the depositor, the transferor, any underwriter, the related master servicer, the related trust administrator, the related trustee, the related custodian or any other party has taken any action to determine whether any of the loans would be affected by such interest rate limitation. See “Certain Legal Aspects of Residential Loans—Servicemembers Civil Relief Act and the California Military and Veterans Code” in this prospectus.

Failure of Master Servicer or Servicers to Perform Their Obligations May Adversely Affect Distributions on the Securities

The amount and timing of distributions on the securities will be dependent on the servicers performing their respective servicing obligations and the master servicer performing its master servicing obligations in an adequate and timely manner.  If any servicer fails to perform its servicing obligations, or if the master servicer fails to perform its master servicing obligations, this failure may result in the termination of such servicer or the master servicer, as applicable. Such termination, with its corresponding transfer of daily collection activities, will likely increase the rates of delinquencies, defaults and losses on the loans. As a result, shortfalls in the distributions due on your securities could occur.

Distributions on Securities Backed by Reverse Mortgage Loans Will Depend on the Servicer’s Ability to Protect the Collateral of the Mortgage Loan

Servicing procedures for reverse mortgage loans are very different from those required to service typical mortgage loans. Reverse mortgage loans do not provide for monthly payments, and therefore do not require ongoing collection activities, or work out, modification or liquidation activities in response to payment defaults. Instead, a servicer of reverse mortgage loans is primarily concerned with monitoring borrower occupancy of the mortgaged property, payment by the borrower of taxes and insurance premiums and maintenance by the borrower of the mortgaged property, and other actions to maintain the value of the mortgaged property. The performance of the securities will depend in large part upon the expertise and diligence of the servicer.

DEFINED TERMS

We define and use capitalized terms in this prospectus to assist you in understanding the terms of the offered securities and this offering.  We define the capitalized terms used in this prospectus under the caption “Glossary of Terms” in this prospectus on page 137.

THE TRUST FUNDS

The depositor will select each asset of the trust fund to include in a trust fund from among those purchased, either directly or through affiliates, from unaffiliated sellers, or from sellers affiliated with the depositor, as provided in the related prospectus supplement.  As to each series of securities, the assets will be selected for inclusion in the asset pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

Residential Loans

The residential loans may consist of any combination of:

·

Mortgage loans, secured by first or junior liens on one- to four-family residential properties;

·

Multifamily Loans;

·

Home Improvement Contracts;

·

Home Equity Loans;

·

Cooperative Loans;

·

Manufactured Housing Contracts; or

·

Reverse Mortgage Loans.

The mortgaged properties, cooperative shares, the right to occupy a particular cooperative unit in any of these cooperative shares and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands.  Each trust fund may contain, and any participation interest in any of the foregoing will relate to, any combination of the following types of residential loans:

(1)

Fully amortizing loans with a fixed rate of interest and level monthly payments to maturity;

(2)

Fully amortizing loans with a fixed interest rate providing for level monthly payments, or for payments of interest only during the early years of the term, followed by monthly payments of principal and interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

(3)

Fully amortizing loans with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate, followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years, followed by level monthly payments;

(4)

Fixed interest rate loans providing for level payments of principal and interest on the basis of an assumed amortization schedule, or payments of interest only until maturity, and a balloon payment of principal at the end of a specified term;

(5)

Fully amortizing loans with an interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, that may be rounded, of a fixed margin and an index as described in the related prospectus supplement.  These loans may provide for an election, at the borrower’s option during a specified period after origination of the loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

(6)

Fully amortizing loans with an adjustable interest rate providing for monthly payments less than the amount of interest accruing on the loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the loan;

(7)

Fully amortizing loans with an adjustable interest rate providing for an election at the borrower’s option, if an adjustment to the interest rate occurs resulting in an interest rate in excess of the interest rate at origination of the loan, to extend the term to maturity for a period as will result in level monthly payments to maturity;

(8)

Reverse Mortgage Loans providing for no monthly payments of principal or interest until the borrower has died or ceased using the mortgaged property as his or her principal residence, the mortgaged property has been sold or the borrower prepays the mortgage loan in full; or

(9)

Any other types of residential loans as may be described in the related prospectus supplement.

Mortgage Securities

The related prospectus supplement may specify that the trust fund underlying a series of securities may include mortgage securities consisting of previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates.  The mortgage securities may:

·

evidence interests in, or be collateralized by, residential loans or agency securities as described in this prospectus and in the related prospectus supplement; or

·

have been issued previously by:

·

the depositor or an affiliate of the depositor;

·

a financial institution; or

·

another entity engaged generally in the business of lending or a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and depositing loans into the trusts, and selling beneficial interests in these trusts.

If the mortgage securities were issued by an entity other than the depositor or its affiliates, the mortgage securities will have been:

·

acquired in bona fide secondary market transactions from persons other than the issuer of the mortgage securities or its affiliates; and

(1)

offered and distributed to the public pursuant to an effective registration statement, or

(2)

purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale nor an affiliate of the issuer at any time during the preceding three months.  However, a period of two years must have elapsed since the later of the date the securities were acquired from the issuer or from an affiliate of the issuer.

In any securitization where mortgage securities are included in a trust fund, unless the mortgage securities are exempt from registration under the Securities Act, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act.

Generally, the mortgage securities will be similar to securities offered by this prospectus.  As to any series of securities of the trust fund that includes mortgage securities, the related prospectus supplement will include a description of:

·

the mortgage securities;

·

any related credit enhancement;

·

the residential loans underlying the mortgage securities; and

·

any other residential loans included in the trust fund relating to the series.

References to advances to be made and other actions to be taken by the master servicer in connection with the residential loans underlying the mortgage securities, may include the advances made and other actions taken pursuant to the terms of the mortgage securities.

The related prospectus supplement may specify that residential loans contain provisions prohibiting prepayments for a specified Lockout Period.

The related prospectus supplement may specify that the assets of a trust fund will include residential loans that are delinquent or sub-performing.  The inclusion of these residential loans in the trust fund for a series may cause the rate of defaults and prepayments on the residential loans to increase.  This, in turn, may cause losses to exceed the available credit enhancement for the series and affect the yield on the securities of the series.

The assets of the trust fund will not include any non-performing assets.

Mortgage Loans.  The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating first or junior liens on the mortgaged properties.  The mortgage loans will be secured by one- to four-family residences, including:

·

detached and attached dwellings;

·

townhouses;

·

rowhouses;

·

individual condominium units;

·

individual units in planned-unit developments; and

·

individual units in de minimis planned-unit developments.

The related prospectus supplement may specify that the mortgage loans will be insured by the FHA or partially guaranteed by the VA.  See “The Trust Funds—Residential Loans—FHA Loans and VA Loans” and “Description of Primary Insurance Coverage—FHA Insurance and VA Guarantees” in this prospectus.

Certain of the mortgage loans may be secured by junior liens, and the related senior liens may not be included in the mortgage pool.  The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the junior lien.  This possibility could arise under any of a number of different circumstances:

·

If a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

·

first, to the payment of court costs and fees in connection with the foreclosure;

·

second, to real estate taxes; and

·

third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien.

The claims of the holders of senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

If the master servicer forecloses on any mortgage loan, it would do so subject to any related senior liens.

·

In order for the debt related to the mortgage loan included in the trust fund to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the related mortgaged property subject to any senior liens.

·

If the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities will bear:

·

the risk of delay in distributions while a deficiency judgment against the borrower is obtained;

·

the risk of loss if the deficiency judgment is not realized on; and

·

the risk that deficiency judgments may not be available in certain jurisdictions.

·

In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default.  Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation of a loan with a smaller remaining balance would be smaller as a percentage of the loan amount than would be the case with the defaulted mortgage loan having a larger remaining balance.

Multifamily Loans.  The Multifamily Loan will be evidenced by mortgage notes secured by mortgages creating first or junior liens on rental apartment buildings or projects containing five or more dwelling units.  The related prospectus supplement will specify the original terms to stated maturity of the Multifamily Loans, which are generally not more than 30 years.  The related prospectus supplement may specify that the Multifamily Loans are FHA loans.  Mortgaged properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments.  See “The Trust Funds—Residential Loans—FHA Loans and VA Loans” and “Description of Primary Insurance Coverage—FHA Insurance and VA Guarantees” in this prospectus.

The related prospectus supplement may specify that the Multifamily Loans:

·

contain a Lockout Period;

·

prohibit prepayments entirely; or

·

require the payment of a prepayment penalty if prepayment in full or in part occurs.

If you are entitled to all or a portion of any prepayment penalties collected in respect of the related Multifamily Loans, the related prospectus supplement will specify the method or methods by which the prepayment penalties are calculated.

Reverse Mortgage Loans.  Reverse mortgage loans are loans made to older homeowners, generally not less than 62 years of age, that are secured by first or second liens on the related mortgaged properties.  Unlike other types of mortgage loans, there are no required scheduled monthly payments of principal or interest prior to maturity on reverse mortgage loans.  Instead, accrued interest at the applicable mortgage rate is added to the outstanding amount of the related mortgage loan, and the entire outstanding amount is payable in a lump sum at maturity. A reverse mortgage loan typically matures when one of the following maturity events has occurred: (1) the borrower, or the last living of two co-borrowers, has died, (2) the borrower, or the last living of two co-borrowers, moves to a new principal residence, or has ceased to use the mortgaged property as his or her principal residence for a specified period of time, (3) the mortgaged property has been sold, or (4) the borrower fails to maintain the property, fails to pay property taxes or insurance, or otherwise violates any borrower obligation.  In addition, the borrowers may prepay the mortgage loans in whole or in part at any time.

Reverse mortgage loans generally provide for interest at a variable rate.  In addition to interest, amounts advanced by the servicer for property taxes, hazard insurance or property maintenance, as well as certain annual or periodic fees (including the FHA insurance premium for a HECM loan), will be added to the amount owing under the mortgage loan.

Each reverse mortgage loan is a nonrecourse loan — if a borrower or a borrower’s estate fails to pay the amount due under a mortgage loan at maturity or a borrower otherwise defaults, the applicable servicer on behalf of the trust will be able to recover only the proceeds of foreclosure on and sale of the related mortgaged property. Generally, mortgage loans are not repaid immediately at maturity, but continue to accrue interest until the liquidation of the related mortgaged property and the repayment of the mortgage loan. No income of a borrower may be attached, and no other property or assets of a borrower or a borrower’s estate may be seized and sold to satisfy the mortgage loan payment obligation.

The total amount that may be advanced under a reverse mortgage is determined at origination, based on the value of the mortgaged property as well as the age of the borrower or youngest co-borrower.  The total amount may be increased during the term of the loan, if certain conditions are satisfied.

A reverse mortgage may provide for advances to be made in any of the following ways, or a combination thereof: (1) one or more lump sum advances taken at the time of origination, (2) a stream of monthly payments made to the borrower in a specified amount for a specified term or until the occurrence of a maturity event (“annuity” option), or (3) under a line of credit provided to the borrower (“credit line” option).  Credit line reverse mortgage loans are subject to a credit limit.

The servicer will be required under the terms of the reverse mortgage loans to continue to make, from its own funds, all advances required to be made to borrowers on or after the cut-off date. Any successor servicer, including the master servicer, will be required to assume the predecessor servicer’s obligation to make advances required under the terms of the reverse mortgage loans.  The servicer will be reimbursed for the amounts so advanced from available amounts in the Trust to fund such advances, or otherwise by the seller.

All amounts added to the outstanding amounts of the reverse mortgage loans in respect of such advances will be conveyed to the Trust at the time the related advance is made, or shortly thereafter, except as described herein. The depositor will be obligated, except as described below, under the related purchase agreement to purchase all additional amounts created with respect to the reverse mortgage loans, and will be obligated to convey such additional amounts to the seller. The additional amounts will then be assigned by the seller to the depositor and by the depositor to the Trust. The Trust will be obligated to purchase additional amounts created with respect to all of the reverse mortgage loans, to the extent that the Trust has funds available to do so.  If the Trust does not have available amounts to fund any advances, then such advances will be funded by the seller and will not be conveyed to the Trust.

Reverse mortgage loans will be originated under one of the following programs:

FHA Insured Reverse Mortgage Loans.  The reverse mortgage loans included in a trust may be originated through programs offered by the FHA.  Under the Home Equity Conversion Mortgage, or HECM, program, the reverse mortgages are either (i) subject to FHA insurance as to the repayment of the principal amount thereof (subject to certain limitations) and certain other amounts or (ii) insurable by FHA, which insurance is subject only to receipt by the related servicer of confirmation from HUD of the FHA insurance therefor.  Such FHA insurance covers the repayment of the principal amount of the reverse mortgage loan (subject to certain limitations) and certain other amounts.

The maximum amount payable under the FHA insurance (the “Maximum Claim Amount”) with respect to a reverse mortgage loan is the lesser of the appraised value of the related mortgaged property or the maximum mortgage amount for a one-family residence that the FHA will insure in the area in which the related mortgaged property is located.  A mortgage insurance premium will be charged for each reverse mortgage loan in the related mortgage pool.

Payment of the Maximum Claim Amount for a reverse mortgage loan will be paid by the FHA, subject to assignment of the loan to the FHA in accordance with applicable requirements, upon either (A) the outstanding principal of such reverse mortgage loan equaling or being greater than 98% of the related Maximum Claim Amount or (B) when a request for a line of credit draw would cause the outstanding principal of such reverse mortgage loan to equal or exceed 98% of the related  Maximum Claim Amount.

In order to obtain the benefit of the FHA insurance on any reverse mortgage loan in a mortgage pool, the related servicer must (1) have made all required payments to the related borrower (including any required monthly payments and any payments in respect of any draw on a reverse mortgage loan that is a line of credit) and (2) have paid all the required insurance premiums related to such reverse mortgage loan to HUD. If the related servicer fails to pay the required premium, the FHA insurance for such reverse mortgage loan may be terminated.

Fannie Mae Insured Reverse Mortgage Loans.  The reverse mortgage loans included in a trust may be originated through programs offered by Fannie Mae.  The Fannie Mae Home Keeper program is substantially similar to the HECM program described above.

Proprietary Reverse Mortgage Loans.  Reverse mortgage loans may also be originated under a number of private, non-governmental programs.  Proprietary reverse mortgage loans are not insured by the FHA or any other insurer.

Home Equity Loans and Home Improvement Contracts.  The Home Equity Loans will be secured by first or junior liens on the related mortgaged properties for property improvement, debt consolidation or home equity purposes.  The Home Improvement Contracts will either be unsecured or secured by mortgages on one- to four-family, multifamily properties or manufactured housing which mortgages are generally subordinate to other mortgages on the same property.  The Home Improvement Contracts may be fully amortizing or may have substantial balloon payments due at maturity.  They may also have fixed or adjustable rates of interest and may provide for other payment characteristics.  The related prospectus supplement may specify that the Home Improvement Contracts are FHA loans.  See “The Trust Funds—Residential Loans—FHA Loans and VA Loans” and “Description of Primary Insurance Coverage—FHA Insurance and VA Guarantees” in this prospectus.

Cooperative Loans.  The Cooperative Loans will be evidenced by promissory notes secured by security interests in shares issued by cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative units in the related buildings.

Manufactured Housing Contracts.  The Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a manufactured home, or in the case of a Land Contract, by a lien on the real estate to which the manufactured home is deemed permanently affixed and, in some cases, the related manufactured home which is not real property under the applicable state law.

The manufactured homes securing the Manufactured Housing Contracts will generally consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6).  Under Section 5402(6), a “manufactured home” is defined as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the manufactured home.  However, the term “manufactured home” shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

The related prospectus supplement may specify that the Manufactured Housing Contracts are FHA loans or VA loans.  See “The Trust Funds—Residential Loans—FHA Loans and VA Loans” and “Description of Primary Insurance Coverage—FHA Insurance and VA Guarantees” in this prospectus.

Buydown Loans.  The related prospectus supplement may specify that residential loans are subject to temporary buydown plans.  The monthly payments made by the borrower in the early years of these loans, known as the buydown period, will be less than the scheduled payments on these loans.  The resulting difference will be recovered from:

·

an amount contributed by the borrower, the seller of the residential property or another source and placed in a custodial account (the “buydown funds”); and

·

investment earnings on the buydown funds to the extent that the related prospectus supplement provides for these earnings.

Generally, the borrower under each of these loans will be eligible for at a reduced interest rate.  Accordingly, the repayment of these loans is dependent on the ability of the borrowers to make larger monthly payments after the buydown funds have been depleted and, for certain buydown loans, during the buydown period.  See “Residential Loans—Underwriting Standards” in this prospectus.

FHA Loans and VA Loans.  FHA loans will be insured by the FHA as authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended.  One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program.  The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan.  No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of the FHA loan.  See “Description of Primary Insurance Coverage — FHA Insurance and VA Guarantees” in this prospectus.

Home Improvement Contracts and Manufactured Housing Contracts that are FHA loans are insured by the FHA pursuant to Title I of the Housing Act.  As described in the related prospectus supplement, these loans are insured up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and certain other liquidation costs.

There are two primary FHA insurance programs that are available for Multifamily Loans:

·

Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure Multifamily Loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects.  Section 244 of the Housing Act provides for co-insurance of the loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer.  Generally the term of these Multifamily Loans may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

·

Section 223(f) of the Housing Act allows HUD to insure Multifamily Loans made for the purchase or refinancing of existing apartment projects that are at least three years old.  Section 244 also provides for co-insurance of mortgage loans made under Section 223(f).  Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work.  However, repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD.  In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

VA loans will be partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended.  The Servicemen’s Readjustment Act permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA.  The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years’ duration.  However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for the VA loan.  The maximum guarantee that may be issued by the VA under this program will be set forth in the related prospectus supplement.  See “Description of Primary Insurance Coverage—FHA Insurance and VA Guarantees” in this prospectus.

Loan-to-Value Ratio.  The prospectus supplement for a series backed by residential loans will describe the Loan-to-Value Ratios of the loans.

·

Generally, for purposes of calculating the Loan-to-Value Ratio of a Manufactured Housing Contract relating to a new manufactured home, the Collateral Value is no greater than the sum of:

(1)

a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including “accessories” identified in the invoice, plus

(2)

the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums.

·

Generally, with respect to used manufactured homes, the Collateral Value is the least of the sales price, appraised value, and National Automobile Dealer’s Association book value plus prepaid taxes and hazard insurance premiums.  The appraised value of a manufactured home is based on the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

Residential properties may be subject to subordinate financing at the time of origination.  As is customary in residential lending, subordinate financing may be obtained with respect to a residential property after the origination of the residential loan without the lender’s consent.

We cannot assure you that values of the residential properties have remained or will remain at their historic levels on the respective dates of origination of the related residential loans.  If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the residential loans, and any other financing on the related residential properties, become equal to or greater than the value of the residential properties, the actual rates of delinquencies, foreclosures and losses may be higher than those now generally experienced in the mortgage lending industry.  In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans and, accordingly, the actual rates of delinquencies, foreclosures and losses.  To the extent that the losses are not covered by the applicable insurance policies and other forms of credit support described in this prospectus and in the related prospectus supplement, the losses will be borne, at least in part, by you.  See “Description of the Securities” and “Description of Credit Support” in this prospectus.

Agency Securities

The agency securities will consist of any combination of “fully modified pass-through” mortgage-backed certificates guaranteed by GNMA, guaranteed mortgage pass-through securities issued by Fannie Mae and mortgage participation certificates issued by Freddie Mac.

GNMA.  Government National Mortgage Association is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development.  Section 306(g) of Title III of the Housing Act authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.”  In order to meet its obligations under the guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

GNMA Certificates.  Each GNMA Certificate will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by an issuer approved by GNMA or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below with respect to Stripped Agency Securities.  The loans underlying GNMA Certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying GNMA Certificates.  GNMA Certificates may be issued under either or both of the GNMA I program and the GNMA II program, as described in the related prospectus supplement.  The prospectus supplement for certificates of each series evidencing interests in a trust fund including GNMA Certificates will set forth additional information regarding:

·

the GNMA guaranty program;

·

the characteristics of the pool underlying the GNMA Certificates;

·

the servicing of the related pool;

·

the payment of principal and interest on GNMA Certificates to the extent not described in this prospectus; and

·

other relevant matters with respect to the GNMA Certificates.

Generally, with respect to Stripped Agency Securities, each GNMA Certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of the GNMA Certificates.  Generally, this payment shall be in an amount of monthly payments of principal and interest equal to the holder’s proportionate interest in the aggregate amount of the monthly principal and interest payments on each related FHA loan or VA loan, less servicing and guaranty fees aggregating the excess of the interest on the FHA loan or VA loan over the GNMA Certificates’ pass-through rate.  In addition, each payment to a holder of a GNMA Certificate will include proportionate pass-through payments to the holder of any prepayments of principal of the FHA loans or VA loans underlying the GNMA Certificates and the holder’s proportionate interest in the remaining principal balance if a foreclosure or other disposition of any the FHA loan or VA loan occurs.

The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the GNMA Certificates, the depositor or any of their affiliates.  The only recourse of a registered holder, such as the trustee, is to enforce the guaranty of GNMA.

GNMA will have approved the issuance of each of the GNMA Certificates included in a trust fund in accordance with a guaranty agreement or contract between GNMA and the issuer of the GNMA Certificates.  Pursuant to the agreement, the issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including:

·

collecting payments from borrowers and remitting the collections to the registered holder;

·

maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower;

·

maintaining primary hazard insurance; and

·

advancing from its own funds in order to make timely payments of all amounts due on the GNMA Certificates, even if the payments received by the issuer on the loans backing the GNMA Certificates are less than the amounts due on the loans.

If the issuer is unable to make payments on GNMA Certificates as they become due, it must promptly notify GNMA and request GNMA to make the payment.  After the notification and request, GNMA will make the payments directly to the registered holder of the GNMA Certificate.  If no payment is made by the issuer and the issuer fails to notify and request GNMA to make the payment, the registered holder of the GNMA Certificate has recourse against only GNMA to obtain the payment.  The trustee or its nominee, as registered holder of the GNMA Certificates included in a trust fund, is entitled to proceed directly against GNMA under the terms of the guaranty agreement or contract relating to the GNMA Certificates for any amounts that are not paid when due under each GNMA Certificate.

The GNMA Certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the GNMA Certificates and underlying residential loans meet the criteria of the rating agency or agencies.  The GNMA Certificates and underlying residential loans will be described in the related prospectus supplement.

Fannie Mae.  The Federal National Mortgage Association is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended.  Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders.  Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing.  Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.  In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.  Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

Fannie Mae Certificates.  Fannie Mae Certificates are guaranteed mortgage pass-through certificates typically issued pursuant to a prospectus which is periodically revised by Fannie Mae.  Fannie Mae Certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae.  Each mortgage loan:

·

must meet the applicable standards of the Fannie Mae purchase program;

·

is either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program; and

·

is either a conventional mortgage loan, an FHA loan or a VA loan.

The prospectus supplement for securities of each series evidencing interests in a trust fund including Fannie Mae Certificates will set forth additional information regarding:

·

the Fannie Mae program;

·

the characteristics of the pool underlying the Fannie Mae Certificates;

·

the servicing of the related pool;

·

payment of principal and interest on the Fannie Mae Certificates to the extent not described in this prospectus; and

·

other relevant matters with respect to the Fannie Mae Certificates.

Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder’s proportionate share of scheduled principal and interest at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received.  In addition, Fannie Mae will distribute the holder’s proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not that principal amount is actually recovered.

The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States.  If Fannie Mae were unable to satisfy its obligations, distributions to the holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying loans.  Accordingly, monthly distributions to the holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on these loans.  Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or Multifamily Loans, are available in book-entry form only.  With respect to a Fannie Mae Certificate issued in book-entry form, distributions on that certificate will be made by wire.  With respect to a fully registered Fannie Mae Certificate, distributions on that certificate will be made by check.

The Fannie Mae Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Fannie Mae Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the certificates of the related series.  These Fannie Mae Certificates and underlying mortgage loans will be described in the related prospectus supplement.

Freddie Mac.  The Federal Home Loan Mortgage Corporation is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended.  Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing.  It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages.  The principal activity of Freddie Mac currently consists of purchasing first lien, conventional residential mortgage loans or participation interests in the mortgage loans and reselling the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates.  Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in those mortgage loans which it deems to be of a quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates.  Each Freddie Mac Certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans.  Each mortgage loan securing an Freddie Mac Certificate must meet the applicable standards set forth in Title III of the Emergency House Finance Act of 1970, as amended.  A group of Freddie Mac Certificates may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another group of Freddie Mac Certificates.  The prospectus supplement for securities of each series evidencing interests in a trust fund including Freddie Mac Certificates will set forth additional information regarding:

·

the Freddie Mac guaranty program;

·

the characteristics of the pool underlying the Freddie Mac Certificate;

·

the servicing of the related pool;

·

payment of principal and interest on the Freddie Mac Certificate to the extent not described in this prospectus; and

·

other relevant matters with respect to the Freddie Mac Certificates.

Except as described below with respect to Stripped Agency Securities:

·

Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans.  This guarantee is only to the extent of the applicable pass-through rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the group of Freddie Mac Certificates represented by the Freddie Mac Certificate, whether or not received.

·

Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder’s pro rata share.  Freddie Mac’s guarantee of timely payment of scheduled principal will be limited to the extent set forth in the prospectus supplement.

·

Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.  Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of:

·

foreclosure sale;

·

payment of the claim by any mortgage insurer; and

·

the expiration of any right of redemption; but in any event no later than one year after demand has been made of the borrower for accelerated payment of principal.

In taking actions regarding the collection of defaulted mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment in the same manner used for mortgage loans which it has purchased but not sold.  The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower.  Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank.  Freddie Mac Certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank.  The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States.  If Freddie Mac were unable to satisfy the obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans.  Accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on the mortgage loans.

The Freddie Mac Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as those Freddie Mac Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the securities of the related series.  The Freddie Mac Certificates and underlying mortgage loans will be described in the related prospectus supplement.

Stripped Agency Securities

The GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates may be issued in the form of certificates, known as Stripped Agency Securities, which represent:

·

an undivided interest in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions; or

·

in some specified portion of the principal or interest distributions but not all of the distributions, on an underlying pool of mortgage loans or certain other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

To the extent set forth in the related prospectus supplement, GNMA, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as the entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above with respect to a Stripped Agency Security backed by a pool of mortgage loans.  The prospectus supplement for each series of Stripped Agency Securities will set forth

·

additional information regarding the characteristics of the assets underlying the Stripped Agency Securities,

·

the payments of principal and interest on the Stripped Agency Securities and

·

other relevant matters with respect to the Stripped Agency Securities.

Derivative Instruments

As specified in the related prospectus supplement, the trust fund for a series of securities may include a derivative instrument, such as an interest rate swap agreement, an interest rate cap agreement, a yield maintenance agreement or a similar agreement or may include the right to receive certain payments under such an agreement.  Additional information relating to such agreement, the trust fund’s rights and obligations under such agreement, the counterparty under such agreement and any other material information relating to such arrangement will be set forth in the related prospectus supplement.

Additional Information Concerning the Trust Funds

Each prospectus supplement relating to a series of securities will contain information, as of the date of the prospectus supplement, if applicable and to the extent specifically known to the depositor, with respect to the residential loans or agency securities contained in the related trust fund, including, but not limited to:

·

the aggregate outstanding principal balance and the average outstanding principal balance of the assets of the trust fund as of the applicable Cut-Off Date;

·

the types of related residential properties—e.g.,

·

one- to four-family dwellings,

·

multifamily residential properties,

·

shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

·

condominiums and planned-unit development units,

·

vacation and second homes, and

·

new or used manufactured homes;

·

the original terms to maturity;

·

the outstanding principal balances;

·

the years in which the loans were originated;

·

with respect to Multifamily Loans, the Lockout Periods and prepayment penalties;

·

the Loan-To-Value Ratios or, with respect to residential loans secured by a junior lien, the combined Loan-To-Value Ratios at origination;

·

the interest rates or range of interest rates borne by the residential loans or residential loans underlying the agency securities;

·

the geographical distribution of the residential properties on a state-by-state basis;

·

with respect to fully amortizing loans with an adjustable interest rate, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variations at the time of adjustments and over the lives of these loans; and

·

information as to the payment characteristics of the residential loans.

If specific information respecting the assets of the trust fund is not known to the depositor at the time a series of securities is initially offered, more general information of the nature described above will be provided in the related prospectus supplement.  In addition, specific information will be set forth in a report made available at or before the issuance of those securities.  This information will be included in a report on Form 8-K and will be available to purchasers of the related securities at or before the initial issuance of those securities.  This report on Form 8-K will be filed with the SEC within fifteen days after the initial issuance of those securities.  In the event that assets are added to or deleted from the trust fund after the date of the related prospectus supplement, but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement to the prospectus supplement or in a report on Form 8-K.

The depositor will cause the residential loans comprising each trust fund, or mortgage securities evidencing interests in the residential loans to be assigned to the trustee for the benefit of the holders of the securities of the related series.  The master servicer will service the residential loans comprising any trust fund, either directly or through other servicing institutions, each a sub-servicer, pursuant to a pooling and servicing agreement or servicing agreement among itself, the depositor, the trustee and the other parties specified in the related prospectus supplement, and will receive a fee for these services.  See “Residential Loans” and “Description of the Securities” in this prospectus.  With respect to residential loans serviced through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer alone were servicing the residential loans, unless the related prospectus supplement provides otherwise.

The depositor will assign the residential loans to the related trustee on a non-recourse basis.  The obligations of the depositor with respect to the residential loans will be limited to certain representations and warranties made by it, unless the related prospectus supplement provides that another party will make the representations and warranties.  See “Description of the Securities—Assignment of Assets of the Trust Fund” in this prospectus.  The obligations of the master servicer with respect to the residential loans will consist principally of its contractual servicing obligations under the related servicing agreement, including its obligation to enforce purchases and other obligations of sub-servicers or Unaffiliated Sellers, or both, as more fully described in this prospectus under “Residential Loans—Representations by Unaffiliated Sellers; Repurchases”; “—Sub-Servicing” and “Description of the Securities—Assignment of Assets of the Trust Fund.”  In addition, the related prospectus supplement may specify that the master servicer has an obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the residential loans in amounts described in this prospectus under “Description of the Securities—Advances” or pursuant to the terms of any mortgage securities.  Any obligation of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

The depositor will cause the agency securities comprising each trust fund to be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of agency securities issued only in book-entry form, through the Federal Reserve System.  The depositor will register the agency securities in accordance with the procedures established by the issuer or guarantor for registration of these securities with a member of the Federal Reserve System.  Distributions on agency securities to which the trust fund is entitled will be made directly to the trustee.

The trustee will administer the assets comprising any trust fund including agency securities pursuant to a trust agreement between the depositor and the trustee, and will receive a fee for these services.  The agency securities and any moneys attributable to distributions on the agency securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the trustee or any person claiming through it.  The trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any assets of any trust fund to any person, except to a successor trustee, to the depositor or the holders of the securities to the extent they are entitled to those assets of the trust fund or to other persons specified in the related prospectus supplement and except for its power and authority to invest assets of the trust fund in certain permitted instruments in compliance with the trust agreement.  The trustee will have no responsibility for distributions on the securities, other than to pass through all distributions it receives with respect to the agency securities to the holders of the related securities without deduction, other than for

·

any applicable trust administration fee payable to the trustee,

·

certain expenses of the trustee, if any, in connection with legal actions relating to the agency securities,

·

any applicable withholding tax required to be withheld by the trustee, and

·

as otherwise described in the related prospectus supplement.

USE OF PROCEEDS

The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

·

to purchase the related assets of the trust fund;

·

to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

·

to establish any Reserve Funds or other funds described in the related prospectus supplement; and

·

to pay costs of structuring, guaranteeing and issuing the securities, including the costs of obtaining credit support, if any.

YIELD CONSIDERATIONS

The related prospectus supplement will specify the manner in which each monthly or other periodic interest payment on an asset of the trust fund is calculated—generally, one-twelfth of the applicable interest rate multiplied by the unpaid principal balance of the asset.  In the case of Accrual Securities and interest-only securities, the distributions of interest will be made in the manner and amount described in the related prospectus supplement.  The securities of each series may bear a fixed, variable or adjustable security interest rate.

The effective yield to holders of the securities will be below the yield otherwise produced by the applicable security interest rate, or with respect to an interest-only security, the distributions of interest on the security, and purchase price paid by the investors of these securities.  This is so because while interest will generally accrue on each asset of the trust fund from the first day of each month, the distribution of the interest, or the accrual of the interest in the case of Accrual Securities, will not be made until the distribution date occurring:

·

in the month or other periodic interval following the month or other period of accrual in the case of residential loans;

·

in later months in the case of agency securities; or

·

in intervals occurring less frequently than monthly in the case of series of securities having distribution dates occurring at intervals less frequently than monthly.

When a full prepayment is made on a residential loan, the borrower is generally charged interest only for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month.  Accordingly, the effect of the prepayments is to reduce the aggregate amount of interest collected that is available for distribution to holders of the securities.  However, the residential loans may contain provisions limiting prepayments of the loans or requiring the payment of a prepayment penalty if the loan is prepaid in full or in part.  The related prospectus supplement may specify that any prepayment penalty collected with respect to the residential loans will be applied to offset the shortfalls in interest collections on the related distribution date.  Holders of agency securities are entitled to a full month’s interest in connection with prepayments in full of the underlying residential loans.  The related prospectus supplement may specify that partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable by the borrower for the month in which the partial principal prepayment is made.  The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from full prepayments.  Full and partial prepayments collected during the applicable Prepayment Period will be available for distribution to holders of the securities on the related distribution date.  See “Maturity and Prepayment Considerations” and “Description of the Securities” in this prospectus.

Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans.  Accordingly, corresponding delays in the receipt of related proceeds by holders of the securities could occur.  An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete.  Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property.  If a default by a borrower occurs, these restrictions, among other things, may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan.  In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted mortgage loans and not yet reimbursed, including

·

payments to senior lienholders,

·

legal fees and costs of legal action,

·

real estate taxes, and

·

maintenance and preservation expenses.

Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default.  Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance, the amount realized after expenses of liquidation of a mortgage loan with a small remaining balance would be smaller as a percentage of the loan than would be the case with the other defaulted mortgage loan having a larger remaining principal balance.

Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of residential loans.  In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans.  Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may

·

limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans,

·

entitle the borrower to a refund of amounts previously paid, and

·

subject the trustee or master servicer to damages and administrative sanctions which could reduce the amount of distributions available to holders of the securities.

The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

MATURITY AND PREPAYMENT CONSIDERATIONS

The original terms to maturity of the assets in a given trust fund may vary depending on the type of residential loans or the residential loans underlying the agency securities included in the trust fund.  Each prospectus supplement will contain information with respect to the type and maturities of the assets of the trust fund.  The related prospectus supplement may specify that the residential loans or residential loans underlying the agency securities may be prepaid in full or in part at any time without penalty.  The prepayment experience on the residential loans or residential loans underlying the agency securities will affect the life of the related securities.

The average life of a security refers to the average amount of time that will elapse from the date of issuance of a security until the principal amount of the security is reduced to zero.  The average life of the securities will be affected by, among other things, the rate at which principal on the related residential loans is paid, which may be in the form of scheduled amortization payments or unscheduled prepayments and liquidations due to default, casualty, insurance, condemnation and similar sources.  If substantial principal prepayments on the residential loans are received, the actual average life of the securities may be significantly shorter than would otherwise be the case.  As to any series of securities, based on the public information with respect to the residential lending industry, it may be anticipated that a significant number of the related residential loans will be paid in full prior to stated maturity.

Prepayments on residential loans are commonly measured relative to a prepayment standard or model.  For certain series of securities comprised of more than one class, or as to other types of series where applicable, the prospectus supplement will describe the prepayment standard or model used in connection with the offering of the related series.  If applicable, the prospectus supplement will also contain tables setting forth the projected weighted average life of the securities of the related series and the percentage of the initial security principal balance that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement.  These assumptions include prepayments on the related residential loans or residential loans underlying the agency securities are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

It is unlikely that prepayment of the assets of the trust fund will conform to any model specified in the related prospectus supplement.  The rate of principal prepayments on pools of residential loans is influenced by a variety of economic, social, geographic, demographic and other factors, including:

·

homeowner mobility;

·

economic conditions;

·

enforceability of due-on-sale clauses;

·

market interest rates and the availability of funds;

·

the existence of lockout provisions and prepayment penalties;

·

the inclusion of delinquent or sub-performing residential loans in the assets of the trust fund;

·

the relative tax benefits associated with the ownership of property; and

·

in the case of Multifamily Loans, the quality of management of the property.

The rate of prepayments of conventional residential loans has fluctuated significantly in recent years.  In general, however, if prevailing interest rates fall significantly below the interest rates on the assets of the trust fund, the assets of the trust fund are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the interest rates borne by the assets of the trust fund.

Other factors that might be expected to affect the prepayment rate of securities backed by junior lien mortgage loans or Home Improvement Contracts include:

·

the amounts of the underlying senior mortgage loans;

·

the interest rates on the underlying senior mortgage loans;

·

the use of first mortgage loans as long-term financing for home purchase; and

·

the use of subordinate mortgage loans as shorter-term financing for a variety of purposes, including:

·

home improvement;

·

education expenses; and

·

purchases of consumer durables such as automobiles.

In addition, any future limitations on the right of borrowers to deduct interest payments on junior liens that are home equity loans for federal income tax purposes may increase the rate of prepayments on the residential loans.

In addition, acceleration of payments on the residential loans or residential loans underlying the agency securities as a result of certain transfers of the underlying properties is another factor affecting prepayment rates.  The related prospectus supplement may specify that the residential loans, except for FHA loans and VA loans, contain or do not contain “due-on-sale” provisions permitting the lender to accelerate the maturity of the residential loan upon sale or certain transfers by the borrower with respect to the underlying residential property.  Conventional residential loans that underlie Freddie Mac Certificates and Fannie Mae Certificates may contain, and in certain cases must contain, “due-on-sale” clauses permitting the lender to accelerate the unpaid balance of the loan upon transfer of the property by the borrower.  FHA loans and VA loans and all residential loans underlying GNMA Certificates contain no clause of this type and may be assumed by the purchaser of the property.

In addition, Multifamily Loans may contain “due-on-encumbrance” clauses permitting the lender to accelerate the maturity of the Multifamily Loan if there is a further encumbrance by the borrower of the underlying residential property.  In general, where a “due-on-sale” or “due-on-encumbrance” clause is contained in a conventional residential loan under a Freddie Mac or the Fannie Mae program, the lender’s right to accelerate the maturity of the residential loan if there is a transfer or further encumbrance of the property must be exercised, so long as the acceleration is permitted under applicable law.

With respect to a series of securities evidencing interests in a trust fund including residential loans, the master servicer generally is required to enforce any provision limiting prepayments and any due-on-sale or due-on-encumbrance clause.  The master servicer is required to enforce these provisions only to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying residential property and reasonably believes that it is entitled to do so under applicable law.  However, the master servicer will generally be prohibited from taking any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.  See “Description of the Securities—Collection and Other Servicing Procedures” and “Certain Legal Aspects of Residential Loans—Enforceability of Certain Provisions” and “—Prepayment Charges and Prepayments” in this prospectus for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment experience on the residential loans.  See also “Description of the Securities—Termination” in this prospectus for a description of the possible early termination of any series of securities.  See also “Residential Loans—Representations by Unaffiliated Sellers; Repurchases” and “Description of the Securities—Assignment of Assets of the Trust Fund” in this prospectus for a description of the circumstances under which the Unaffiliated Sellers, the master servicer and the depositor are generally obligated to repurchase residential loans.

With respect to a series of securities backed by reverse mortgage loans, the yield to maturity of the related securities will be affected by the rate of payments, which will depend in large part on the mobility, health and mortality of the borrowers.  The rate and timing of maturity events , and therefore yields on and weighted average lives of the related securities, may differ substantially from an investor’s expectation.

With respect to a series of securities evidencing interests in a trust fund including agency securities, principal prepayments may also result from guaranty payments and from the exercise by the issuer or guarantor of the related agency securities of any right to repurchase the underlying residential loans.  The prospectus supplement relating to each series of securities will describe the circumstances and the manner in which the optional repurchase right, if any, may be exercised.

In addition, the mortgage securities included in the trust fund may be backed by underlying residential loans having differing interest rates.  Accordingly, the rate at which principal payments are received on the related securities will, to a certain extent, depend on the interest rates on the underlying residential loans.

The prospectus supplement for each series of securities may set forth additional information regarding related maturity and prepayment considerations.

THE SPONSOR

Unless otherwise specified in the prospectus supplement, UBSRES will act as sponsor of the trust fund.  Any other entity that acts as sponsor instead of UBSRES will be described in the related prospectus supplement.

General

UBSRES is a Delaware corporation that is engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization or portfolio.  The depositor maintains its principal office at 1285 Avenue of the Americas, New York, New York.  Its telephone number is (212) 713-2000.

Securitization Program

UBSRES has been engaged in the securitization of a variety of assets since 1983.  During the 2003, 2004 and 2005 fiscal years, UBSRES securitized approximately $26,586,046,432, $26,087,338,408 and $16,555,113,819 of financial assets.

The following table describes size, composition and growth of UBSRES’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003		December 31, 2004		December 31, 2005
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
ARM	7,347	$2,804,749,182.00	27,798	$9,800,077,756.00	14,321	$4,137,616,918.00
Fixed	59,669	$18,910,832,530.00	43,945	$10,314,509,248.00	19,812	$4,156,214,018.00
Seasoned	1,174	$556,872,228.00	1,724	$726,285,591.00	2,444	$744,454,682.00
Subprime	27,530	$4,327,714,922.00	29,023	$4,975,779,334.00	44,595	$8,492,495,247.00
Scratch&Dent	0	None	1,292	$213,104,207.00	2,549	$353,753,809.00
Seconds	0	None	0	None	4,788	$247,087,151.00
Total	95,720	$26,600,168,862.00	103,782	$26,029,756,136.00	88,509	$18,131,621,825.00

Through the use of subservicers, UBSRES may contract for the servicing of loans.  As specified in the related prospectus supplement, the trust fund may include loans subserviced on behalf of UBSRES as owner of the related servicing rights.

UBSRES typically acquires loans from third party originators.  Employees of UBSRES or its affiliates will structure securitization transactions in which  loans are sold to the depositor.  In consideration for the sale of loans, the Depositor will cause the issuance of the Securities that are entitled to the cashflows from such loans and enter into an arrangement with one or more underwriters for the purchase of such Securities.

Pursuant to the agreement conveying assets from UBSRES to the depositor, UBSRES may make representations and warranties relating to certain characteristics of such assets.  As specified in the related prospectus supplement, breaches of such representations and warranties that materially affect the value of the related loan or the interests of the related securityholders in such loan will result in an obligation on the part of UBSRES to cure, repurchase or substitute for such loan.  In certain situations, rather than making such representations and warranties itself, UBSRES may assign its interest under the related purchase agreement pursuant to which it acquired the loans from the related originator.

THE DEPOSITOR

Mortgage Asset Securitization Transactions, Inc., the depositor, is a Delaware corporation organized on April 23, 1987, as a wholly owned limited purpose finance subsidiary of UBS Americas Inc.  The depositor maintains its principal office at 1285 Avenue of the Americas, New York, New York.  Its telephone number is (212) 713-2000.

The depositor has been engaged in the securitization of loans since its incorporation in 1987.  The depositor is generally engaged in the business of acting as a depositor of one or more trust funds that may issue or cause to be issued, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by, or represent an interest in loans.  The depositor typically acquires loans and other assets for inclusion in securitizations from the sponsor.

The certificate of incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series of securities and to act as depositor of trusts that may issue and sell securities.

After the issuance of the Securities, the depositor will have limited or no obligations with respect to the Securities and the related trust fund.  Those obligations may include cure, repurchase or substitution obligations relating to breaches of representations and warranties, if any, that the depositor makes with respect to the assets, certain actions with respect to the creation of a security interest in the related assets, to arrange for derivative instruments or replacement instruments to be included in a trust, to appoint replacements to certain transaction participants, to prepare and file and required reports under the Exchange Act, to provide notices to certain parties under the operative agreements or to provide requested information to the various transaction participants.

The depositor does not have, nor is it expected in the future to have, any significant assets.  We do not expect that the depositor will have any business operations other than acquiring and pooling residential loans, mortgage securities and agency securities, offering securities or other mortgage- or asset-related securities, and related activities.

Since the depositor’s main securitization experience is in connection with securitization of assets sold by the sponsor to the depositor, the depositor’s portfolio of assets securitized are similar to the securitization experience described above under “The Sponsor”—Securitization Program”.

RESIDENTIAL LOANS

Underwriting Standards

The residential loans will have been purchased by the depositor, either directly or through affiliates, from loan sellers that may be affiliated or unaffiliated with the depositor.  The related prospectus supplement will specify the underwriting criteria generally used to originate the residential loans.  The underwriting standards applicable to residential loans underlying mortgage securities may vary substantially from the underwriting standards set forth in the related prospectus supplement.

FICO Scores

A FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW).  The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s.  Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used.  The FICO Scores are used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and are not a substitute for the underwriter’s judgment.

Representations by Unaffiliated Sellers; Repurchases

Each Unaffiliated Seller made representations and warranties in respect of the residential loans sold by the Unaffiliated Seller.  The related prospectus supplement will specify these representations and warranties which may include, among other things:

·

that the Unaffiliated Seller had good title to each residential loan and the residential loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

·

if the trust fund includes mortgage loans, that each mortgage constituted a valid lien on the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any;

·

if the trust fund includes manufactured housing contracts, each manufactured housing contract creates a valid, subsisting and enforceable first priority security interest in the manufactured home covered by the contract;

·

that the residential property was free from damage and was in good repair;

·

that there were no delinquent tax or assessment liens against the residential property;

·

that each residential loan was current as to all required payments; and

·

that each residential loan was made in compliance with all applicable local, state and federal laws and regulations in all material respects.

In certain cases, the representations and warranties of an Unaffiliated Seller in respect of a residential loan may have been made as of the date on which the Unaffiliated Seller sold the residential loan to the depositor or its affiliate.  A substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in the residential loan.  Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a residential loan by the Unaffiliated Seller, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to this type of obligation occurs after the date of the sale to or on behalf of the depositor.

The master servicer or the trustee will be required to promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a residential loan which materially and adversely affects the interests of the holders of the securities in the residential loan.  If the Unaffiliated Seller cannot cure the breach, then the Unaffiliated Seller will be obligated to repurchase this residential loan from the trustee at the purchase price for the loan.  The related prospectus supplement will specify this purchase price, which is generally equal to the sum of:

·

the unpaid principal balance of the residential loans;

·

unpaid accrued interest on the unpaid principal balance from the date as to which interest was last paid by the borrower to the end of the calendar month in which the purchase is to occur at a rate equal to the net mortgage rate minus the rate at which the sub-servicer’s servicing fee is calculated if the sub-servicer is the purchaser; and

·

if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

An Unaffiliated Seller, rather than repurchase a residential loan as to which a breach has occurred, may have the option to cause the removal of the breached residential loan from the trust fund and substitute in its place one or more other residential loans.  This option must be exercised within a specified period after initial issuance of the related series of securities and be done in accordance with the standards described in the related prospectus supplement.  The related prospectus supplement may specify that this repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by an Unaffiliated Seller.

Neither the depositor nor the master servicer unless the master servicer is an Unaffiliated Seller will be obligated to purchase or substitute for a residential loan if an Unaffiliated Seller defaults on its obligation to do so.  We cannot assure you that Unaffiliated Sellers will carry out their repurchase and substitution obligations with respect to residential loans.  Any residential loan that is not repurchased or substituted for will remain in the related trust fund.  Any resulting losses on that residential loan will be borne by holders of the securities, to the extent not covered by credit enhancement.

Sub-Servicing

Any master servicer may delegate its servicing obligations in respect of a residential loan to sub-servicers pursuant to a sub-servicing agreement.  The sub-servicing agreement must be consistent with the terms of the servicing agreement relating to the trust fund that includes the residential loan.  Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the related pooling and servicing agreement pursuant to which a series of securities is issued may provide that, if for any reason the master servicer for the series of securities is no longer acting in that capacity, the trustee or any successor master servicer must recognize the sub-servicer’s rights and obligations under any sub-servicing agreement.

DESCRIPTION OF THE SECURITIES

General

The certificates of each series evidencing interests in a trust fund will be issued pursuant to a separate pooling and servicing agreement or trust agreement.  Each series of notes, or, in certain instances, two or more series of notes, will be issued pursuant to an indenture, and the issuer of the notes will be a trust fund established by the depositor pursuant to an owner trust agreement or another entity as may be specified in the related prospectus supplement.  As to each series of notes where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement, which may be offered by the related prospectus supplement.

Forms of each of the agreements referred to above are filed as exhibits to the Registration Statement of which this prospectus is a part.  The agreement relating to each series of securities will be filed as an exhibit to a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities and a copy of the agreement will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

As to each series, the securities will be issued in authorized denominations evidencing a portion of all of the securities of the related series as set forth in the related prospectus supplement.  Each trust fund will consist of:

·

residential loans, including any mortgage securities, or agency securities, exclusive of

·

any portion of interest payments relating to the residential loans retained by the depositor, any of its affiliates or its predecessor in interest (“Retained Interest”) and

·

principal and interest due on or before the Cut-Off Date, as from time to time are subject to the agreement;

·

funds or assets as from time to time are deposited in the Trust Account described below and any other account held for the benefit of holders of the securities;

·

with respect to trust funds that include residential loans:

·

property acquired by foreclosure or deed in lieu of foreclosure of mortgage loans on behalf of the holders of the securities, or, in the case of Manufactured Housing Contracts that are not Land Contracts, by repossession;

·

any Primary Credit Insurance Policies and Primary Hazard Insurance Policies;

·

any combination of a Pool Insurance Policy, a Bankruptcy Bond, a special hazard insurance policy or other type of credit support; and

·

the rights of the trustee to any cash advance reserve fund or surety bond as described under
“—Advances” in this prospectus;

·

if specified in the related prospectus supplement, the reserve fund; and

·

any other assets as described in the related prospectus supplement.

The securities will be transferable and exchangeable for securities of the same class and series in authorized denominations at the corporate trust office.  No service charge will be made for any registration of exchange or transfer of securities on the Security Register maintained by the Security Registrar.  However, the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

Each series of securities may consist of any combination of:

·

one or more classes of senior securities, one or more classes of which will be senior in right of payment to one or more of the other classes subordinate to the extent described in the related prospectus supplement;

·

one or more classes of securities which will be entitled to:

·

principal distributions, with disproportionate, nominal or no interest distributions; or

·

interest distributions, with disproportionate, nominal or no principal distributions;

·

two or more classes of securities that differ as to the timing, sequential order or amount of distributions of principal or interest or both, which may include one or more classes of Accrual Securities; or

·

other types of classes of securities, as described in the related prospectus supplement.

Each class of securities, other than certain interest-only securities, will have a security principal balance and, generally will be entitled to payments of interest based on a specified security interest rate as specified in the related prospectus supplement.  See “—Principal and Interest on the Securities” in this prospectus.  The security interest rates of the various classes of securities of each series may differ, and as to some classes may be in excess of the lowest Net Interest Rate in a trust fund.  The specific percentage ownership interests of each class of securities and the minimum denomination per security will be set forth in the related prospectus supplement.

Assignment of Assets of the Trust Fund

At the time of issuance of each series of securities, the depositor will cause the assets comprising the related trust fund or mortgage securities included in the related trust fund to be assigned to the trustee.  The residential loan or agency security documents described below will be delivered to the trustee or to the custodian.  The trustee will, concurrently with the assignment, deliver or cause to be delivered the securities to the depositor in exchange for the assets of the trust fund.  Each asset of the trust fund will be identified in a schedule appearing as an exhibit to the related agreement.  The schedule will include, among other things:

·

information as to the outstanding principal balance of each trust fund asset after application of payments due on or before the Cut-Off Date;

·

the maturity of the mortgage note, cooperative note, Manufactured Housing Contract or agency security;

·

any Retained Interest, with respect to a series of securities evidencing interests in a trust fund including agency securities;

·

the pass-through rate on the agency securities;

·

and with respect to a series of securities evidencing interests in residential loans, for each loan:

·

information respecting its interest rate;

·

its current scheduled payment of principal and interest;

·

its Loan-to-Value Ratio; and

·

certain other information.

If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust fund will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS® System.  With respect to mortgage loans registered through the MERS® System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

Mortgage Loans and Multifamily Loans.  The depositor will be required, as to each mortgage loan, other than mortgage loans underlying any mortgage securities, and Multifamily Loan, to deliver or cause to be delivered to the trustee, or to the custodian, the mortgage file for each mortgage loan, containing legal documents relating to the mortgage loan, including:

·

the mortgage note endorsed without recourse to the order of the trustee or evidence that the mortgage is held for the trustee through the MERS® System;

·

the mortgage with evidence of recording indicated, except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of that mortgage submitted for recording; and

·

an assignment, which may be in blank, in recordable form of the mortgage to the trustee.

The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related mortgage loan and Multifamily Loan (except for mortgages held under the MERS® System) to be recorded in the appropriate public office for real property records.  However, recording of assignments will not be required in states where recording is not required to protect the trustee’s interest in the mortgage loan or the Multifamily Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

Home Equity Loans and Home Improvement Contracts.  The related prospectus supplement may specify that the depositor will:

·

as to each Home Equity Loan and Home Improvement Contract, cause to be delivered to the trustee or to the custodian the note endorsed to the order of the trustee;

·

with respect to Home Equity Loans and secured Home Improvement Contracts, the mortgage with evidence of recording indicated on it.  If any mortgage is not returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of the mortgage submitted for recording; and

·

with respect to Home Equity Loans and secured Home Improvement Contracts, an assignment in recordable form of the mortgage to the trustee.

The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related Home Equity Loan and secured Home Improvement Contract to be recorded in the appropriate public office for real property records.  However, recording of assignments will not be required in states where recording is not required to protect the trustee’s interest in the Home Equity Loan and Home Improvement Contract against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of a Home Equity Loan or Home Improvement Contract.

With respect to unsecured Home Improvement Contracts, the depositor will cause to be transferred physical possession of the Home Improvement Contracts to the trustee or a designated custodian or, if applicable, the Unaffiliated Seller may retain possession of the Home Improvement Contracts as custodian for the trustee.  In addition, the depositor will be required to make, or cause to be made, an appropriate filing of a UCC-1 financing statement in the appropriate jurisdictions to give notice of the trustee’s ownership of or security interest in the Home Improvement Contracts.  The related prospectus supplement may specify that the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Unaffiliated Seller or the depositor, as the case may be, to the trustee.  Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of an assignment, the trustee’s interest in the contracts could be defeated.

Cooperative Loans.  The depositor will, as to each Cooperative Loan, deliver or cause to be delivered to the trustee or to the custodian:

·

the related cooperative note;

·

the original security agreement;

·

the proprietary lease or occupancy agreement;

·

the related stock certificate and related stock powers endorsed in blank; and

·

a copy of the original filed financing statement together with an assignment of the financing statement to the trustee in a form sufficient for filing.

The depositor or another party will cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office.  However, a filing is not required in states where in the opinion of counsel acceptable to the trustee, filing is not required to protect the trustee’s interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the Cooperative Loan.

Manufactured Housing Contracts.  The related prospectus supplement may specify that the depositor will be required, as to each Manufactured Housing Contract, to deliver or cause to be delivered to the trustee or to the custodian:

·

the original Manufactured Housing Contract endorsed to the order of the trustee; and

·

if applicable, copies of documents and instruments related to each Manufactured Housing Contract and the security interest in the manufactured home securing each Manufactured Housing Contract.

The related prospectus supplement may specify that in order to give notice of the right, title and interest of the holders of securities in the Manufactured Housing Contracts, the depositor will be required to cause to be delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Manufactured Housing Contracts as collateral of the trust fund.

Agency Securities.  Agency securities will be registered in the name of the trustee or its nominee through the Federal Reserve System.  Distributions on the agency securities to which the trust fund is entitled will be made directly to the trustee.

Review of Residential Loans.  The trustee or the custodian will review the residential loan documents after receipt, and the trustee or custodian will hold the documents in trust for the benefit of the holders of securities.  Generally, if any document is found to be missing or defective in any material respect, the trustee or custodian will immediately notify the master servicer and the depositor.  The master servicer will then immediately notify the applicable Unaffiliated Seller.  If the Unaffiliated Seller cannot cure the omission or defect, the Unaffiliated Seller will be obligated to repurchase the related residential loan from the trustee at the purchase price specified under “Residential Loans—Representations by Unaffiliated Sellers; Repurchases,” or, in certain cases, substitute for the residential loan.

We cannot assure you that an Unaffiliated Seller will fulfill this repurchase or substitution obligation.  Although the master servicer or trustee is obligated to enforce this obligation to the extent described above under “Residential Loans—Representations by Unaffiliated Sellers; Repurchases” neither the master servicer nor the depositor will be obligated to repurchase or substitute for the residential loan if the Unaffiliated Seller defaults on its obligation.  Generally, this repurchase or substitution obligation, if applicable, will constitute the sole remedy available to the holders of securities or the trustee for omission of, or a material defect in, a constituent document.

The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and review the documents relating to the residential loans as agent of the trustee.

Deposits to the Trust Account

The master servicer or the trustee shall, as to each trust fund, establish and maintain or cause to be established and maintained a separate Trust Account or Trust Accounts for the collection of payments on the related assets of the trust fund.  The Trust Account(s) must be maintained with a federal or state chartered depository institution, and in a manner, satisfactory to each rating agency rating the securities of the related series at the time any amounts are held on deposit in the Trust Account.

The collateral eligible to secure amounts in the Trust Account is limited to United States government securities and other high quality investments.  A Trust Account may be maintained as an interest bearing or non-interest bearing account.  Alternatively, the funds held in the Trust Account may be invested pending the distribution on each succeeding distribution date in United States government securities and other high quality investments.  The prospectus supplement will identify the party entitled to the interest or other income earned on funds in the Trust Account.  In respect of any series of securities having distribution dates occurring less frequently than monthly, the master servicer may obtain from an entity named in the related prospectus supplement a guaranteed investment contract to assure a specified rate of return on funds held in the Trust Account.  If permitted by each rating agency rating the securities of the series, a Trust Account may contain funds relating to more than one series of securities.

Pre-Funding Account

The master servicer or the trustee may establish and maintain a pre-funding account in the name of the related trustee on behalf of the related holders of the securities, into which the depositor will deposit the pre-funded amount, which shall at no time exceed 50% of the proceeds of the offering, on the related closing date.  The pre-funded amount will be used by the related trustee to purchase loans from the depositor from time to time during the funding period.  The funding period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is three months after the closing date.  Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related holders of securities in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

Payments on Residential Loans

The prospectus supplement may specify that the master servicer will be required to deposit or cause to be deposited in a Trust Account for each trust fund including residential loans or, in the case of advances on or before the applicable distribution date, the following payments and collections received or made by or on behalf of the master servicer subsequent to the Cut-Off Date.  These payments will not include payments due on or before the Cut-Off Date and exclusive of any amounts representing a Retained Interest:

(1)

all payments on account of principal, including principal prepayments, on the residential loans;

(2)

all payments on account of interest on the residential loans, exclusive of any portion representing interest in excess of the Net Interest Rate, unless the excess amount is required to be deposited pursuant to the related agreement, and, if provided in the related prospectus supplement, prepayment penalties;

(3)

all proceeds of

·

any Primary Hazard Insurance Policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the master servicer’s normal servicing procedures, and

·

any Primary Credit Insurance Policy, any FHA Insurance, VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, other than proceeds that represent reimbursement of the master servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies;

(4)

all other cash amounts received, by foreclosure, eminent domain, condemnation or otherwise, in connection with the liquidation of defaulted residential loans.  These amounts will also include the net proceeds on a monthly basis with respect to any properties acquired for the benefit of holders of securities by deed in lieu of foreclosure or repossession;

(5)

any advances made as described under “—Advances” in this prospectus;

(6)

all amounts required to be transferred to the Trust Account from a Reserve Fund, if any, as described below under “—Subordination” in this prospectus;

(7)

all proceeds of any residential loan or underlying mortgaged property purchased by any Unaffiliated Seller as described under “Residential Loans—Representations by Unaffiliated Sellers; Repurchases,” exclusive of any Retained Interest applicable to the loan;

(8)

all proceeds of any residential loan repurchased as described under “—Termination” in this prospectus;

(9)

any payments required to be deposited in the Trust Account with respect to any deductible clause in any blanket insurance policy described under “Description of Primary Insurance Coverage—Primary Hazard Insurance Policies” in this prospectus;

(10)

any amount required to be deposited by the trustee or the master servicer in connection with losses realized on investments of funds held in the Trust Account;

(11)

any amounts required to be transferred to the Trust Account pursuant to any guaranteed investment contract; and

(12)

any distributions received on any mortgage securities included in the related trust fund.

Payments on Agency Securities

The agency securities included in a trust fund will be registered in the name of the trustee or its nominee through the Federal Reserve System so that all distributions on the agency securities will be made directly to the trustee.  The trustee will deposit or cause to be deposited into the Trust Account as and when received, unless otherwise provided in the related trust agreement, all distributions received by the trustee with respect to the related agency securities.  The trustee will not be required to deposit payments due on or before the Cut-Off Date and any trust administration fee and amounts representing the Retained Interest, if any.

Distributions

Distributions of principal and interest on the securities of each series will be made by or on behalf of the trustee or the master servicer on the distribution dates and at the intervals specified in the related prospectus supplement.  These intervals may be monthly, quarterly, semi-annual or as specified in the related prospectus supplement.  The trustee will make these distributions to the persons in whose names the securities are registered at the close of business on the record date specified in the related prospectus supplement.  The amount of each distribution will be determined as of the close of business on each determination date specified in the related prospectus supplement.

Distributions will be made either:

·

by wire transfer in immediately available funds to the account of a holder of securities at a bank or other entity having appropriate facilities for the transfer, if the holder of securities has so notified the trustee or the master servicer and holds securities in any requisite amount specified in the related prospectus supplement, or

·

by check mailed to the address of the person entitled to the check as it appears on the Security Register.

However, the final distribution in retirement of the securities will be made only if presentation and surrender of the securities has occurred at the office or agency of the Security Registrar specified in the notice to holders of securities of the final distribution.  The related prospectus supplement may specify that distributions made to the holders of securities will be made on a pro rata basis among the holders of securities of record on the related record date, other than in respect of the final distribution, based on the aggregate percentage interest represented by their respective securities.

Final Distribution Date.  If specified in the prospectus supplement for any series consisting of classes having sequential priorities for distributions of principal, the final distribution date for each class of securities is the latest distribution date on which the security principal balance is expected to be reduced to zero.  The final distribution date will be based on various assumptions, including the assumption that no prepayments or defaults occur with respect to the related assets of the trust fund.  Since the rate of distribution of principal of any class of securities will depend on, among other things, the rate of payment, including prepayments, of the principal of the assets of the trust fund, the actual last distribution date for any class of securities could occur significantly earlier than its final distribution date.

The rate of payments on the assets of the trust fund for any series of securities will depend on their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors.  We cannot assure the actual prepayment experience of the assets of the trust fund.  See “Maturity and Prepayment Considerations” in this prospectus.  In addition, substantial losses on the assets of the trust fund in a given period, even though within the limits of the protection afforded by the instruments described under “Description of Credit Support,” in this prospectus or by the subordinate securities in the case of a senior/subordinate series, may cause the actual last distribution date of certain classes of securities to occur after their final distribution date.

Special Distributions.  With respect to any series of securities with distribution dates occurring at intervals less frequently than monthly, the securities may be subject to special distributions under the circumstances and in the manner described below if and to the extent provided in the related prospectus supplement.  If applicable, the master servicer may be required to make or cause to be made special distributions allocable to principal and interest on securities of a series out of, and to the extent of, the amount available for the distributions in the related Trust Account.  The related prospectus supplement will specify the date the special distribution is to be made.  Special distributions may be made if, as a result of

·

substantial payments of principal on the assets of the trust fund,

·

low rates then available for reinvestment of payments on assets of the trust fund,

·

substantial Realized Losses or

·

some combination of the foregoing, and

·

based on the assumptions specified in the related agreement,

it is determined that the amount anticipated to be on deposit in the Trust Account on the next distribution date, together with the amount available to be withdrawn from any related Reserve Fund, may be insufficient to make required distributions on the securities of the related series on the distribution date or the intervening date as may be provided in the related prospectus supplement.

The amount of any special distribution that is allocable to principal will not exceed the amount that would otherwise be distributed as principal on the next distribution date from amounts then on deposit in the Trust Account.  All special distributions will include interest at the applicable interest rate on the amount of the special distribution allocable to principal to the date specified in the related prospectus supplement.

All special distributions of principal will be made in the same priority and manner as distributions in respect of principal on the securities on a distribution date.  Special distributions of principal with respect to securities of the same class will be made on a pro rata basis.  Notice of any special distributions will be given by the master servicer or trustee prior to the special distribution date.

Principal and Interest on the Securities

Each class of securities, other than certain classes of interest-only securities, may have a different security interest rate, which may be a fixed, variable or adjustable security interest rate.  The indices applicable to variable rate and adjustable rate classes will only be of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds and will not be indices linked to stocks or commodities.  The related prospectus supplement will specify the security interest rate for each class, or in the case of a variable or adjustable security interest rate, the method for determining the security interest rate.  The related prospectus supplement will specify the basis on which interest on the securities will be calculated.

Some classes of securities will not be entitled to interest payments.

With respect to each distribution date, the accrued interest with respect to each security other than an interest-only security, will be equal to interest on the outstanding security principal balance immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the related series.  As to each interest-only security, the interest with respect to any distribution date will equal the amount described in the related prospectus supplement for the related period.

The related prospectus supplement may specify that the Accrued Security Interest on each security of a series will be reduced, if shortfalls in collections of interest occur resulting from prepayments of residential loans that are not covered by payments by the master servicer out of its servicing fees or by application of prepayment penalties.  This shortfall will be allocated among all of the securities of that series in proportion to the respective amounts of Accrued Security Interest that would have been payable on the securities absent the reductions and absent any delinquencies or losses.  The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments.  See “Yield Considerations” and “Maturity and Prepayment Considerations” in this prospectus.

Distributions of Accrued Security Interest that would otherwise be payable on any class of Accrual Securities of a series will be added to the security principal balance of the Accrual Securities on each distribution date until the time specified in the related prospectus supplement on and after which payments of interest on the Accrual Securities will be made.  See “—Distributions—Final Distribution Date” in this prospectus.

Some securities will have a security principal balance that, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the assets of the trust fund and other assets included in the related trust fund.  With respect to each of those securities, distributions generally will be applied to accrued and currently payable interest, and then to principal.  The outstanding security principal balance of a security will be reduced to the extent of distributions in respect of principal, and in the case of securities evidencing interests in a trust fund that includes residential loans, by the amount of any Realized Losses allocated to the securities.

Some securities will not have a security principal balance and will not be entitled to principal payments.  The initial aggregate security principal balance of a series and each class of the related series will be specified in the related prospectus supplement.  The initial aggregate security principal balance of all classes of securities of a series may be based on the aggregate principal balance of the assets in the related trust fund.  Alternatively, the initial security principal balance for a series of securities may equal the initial aggregate Cash Flow Value of the related assets of the trust fund as of the applicable Cut-Off Date.

The aggregate of the initial Cash Flow Values of the assets of the trust fund included in the trust fund for a series of securities will be at least equal to the aggregate security principal balance of the securities of that series at the date of initial issuance of that series.

With respect to any series as to which the initial security principal balance is calculated on the basis of Cash Flow Values of the assets of the trust fund, the amount of principal distributed for the series on each distribution date will be calculated in the manner set forth in the related prospectus supplement, which may be on the basis of:

·

the decline in the aggregate Cash Flow Values of the assets of the trust fund during the related Due Period, calculated in the manner prescribed in the related agreement; minus

·

with respect to any Realized Loss incurred during the related Due Period and not covered by any of the instruments described under “Description of Credit Support” in this prospectus, the portion of the Cash Flow Value of the assets of the trust fund corresponding to the Realized Loss.

Generally, distributions in respect of principal will be made on each distribution date to the class or classes of security entitled to distributions of principal until the security principal balance of the class has been reduced to zero.  In the case of two or more classes of securities in a series, the timing, sequential order and amount of distributions, including distributions among multiple classes of senior securities or subordinate securities, in respect of principal on each class will be as provided in the related prospectus supplement.  Distributions in respect of principal of any class of securities will be made on a pro rata basis among all of the securities of the class.

Available Distribution Amount

As more specifically set forth in the related prospectus supplement, all distributions on the securities of each series on each distribution date will generally be made from the “Available Distribution Amount” which consists of the following amounts:

(1)

the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of certain amounts payable on future distribution dates and certain amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

(2)

any principal and/or interest advances made with respect to the distribution date, if applicable;

(3)

any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

(4)

all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

On each distribution date for a series of securities, the trustee or the master servicer will be required to withdraw or cause to be withdrawn from the Trust Account the entire Available Distribution Amount.  The trustee or master servicer will then be required to distribute the withdrawn amount or cause the withdrawn amount to be distributed to the related holders of securities in the manner set forth in this prospectus and in the related prospectus supplement.

Subordination

A senior/subordinate series will consist of one or more classes of securities senior in right of payment to one or more classes of subordinate securities, as specified in the related prospectus supplement.  Subordination of the subordinate securities of any series will be effected by either of the two following methods, or by any other alternative method as may be described in the related prospectus supplement.

Shifting Interest Subordination.  With respect to any series of securities as to which credit support is provided by shifting interest subordination, the rights of the holders of certain classes of subordinate securities to receive distributions with respect to the residential loans will be subordinate to the rights of the holders of certain classes of senior securities.  With respect to any defaulted residential loan that is finally liquidated, the amount of any Realized Loss will generally equal the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses.  With respect to certain residential loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

All Realized Losses will be allocated first to the most subordinate securities of the related series as described in the related prospectus supplement, until the security principal balance of the most subordinate securities has been reduced to zero.  Any additional Realized Losses will then be allocated to the more senior securities or, if the series includes more than one class of more senior securities, either on a pro rata basis among all of the more senior securities in proportion to their respective outstanding security principal balances, or as provided in the related prospectus supplement.  With respect to certain Realized Losses resulting from physical damage to residential properties which are generally of the same type as are covered under a special hazard insurance policy, the amount that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement.  See “Description of Credit Support — Special Hazard Insurance Policies” in this prospectus.  If so, any Realized Losses which are not allocated to the subordinate classes may be allocated among all outstanding classes of securities of the related series, either on a pro rata basis in proportion to their outstanding security principal balances, regardless of whether any subordinate securities remain outstanding, or as provided in the related prospectus supplement.

As set forth above, the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate security principal balance of each class.  The security principal balance of any security will be reduced by all amounts previously distributed on the security in respect of principal, and, if so provided in the related prospectus supplement, by any Realized Losses allocated to the security.  However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received in certain circumstances.  This will have the effect, in the absence of offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage interest evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the percentage interest evidenced by the senior securities, as well as preserving the availability of the subordination provided by the subordinate securities.  In addition, the Realized Losses will be first allocated to subordinate securities by reduction of their security principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust fund.  If there were no Realized Losses or prepayments of principal on any of the residential loans, the respective rights of the holders of securities of any series to future distributions would not change.

Cash Flow Subordination.  With respect to any series of securities as to which credit support is provided by cash flow subordination, if losses on the residential loans occur not in excess of the Available Subordination Amount, the rights of the holders of subordinate securities to receive distributions of principal and interest with respect to the residential loans will be subordinate to the rights of the holders of senior securities.

The protection afforded to the holders of senior securities from the subordination provisions may be effected both by the preferential right of the holders of senior securities to receive current distributions from the trust fund, subject to the limitations described in this prospectus, and by the establishment and maintenance of any Reserve Fund.  The Reserve Fund may be funded by an initial cash deposit on the date of the initial issuance of the related series of securities and by deposits of amounts otherwise due on the subordinate securities to the extent set forth in the related prospectus supplement.

Amounts in the Reserve Fund, if any, other than earnings on the Reserve Funds, will be withdrawn for distribution to holders of senior securities as may be necessary to make full distributions to those holders on a particular distribution date, as described above.  If on any distribution date, after giving effect to the distributions to the holders of senior securities on this date, the amount of the Reserve Fund exceeds the amount required to be held in the Reserve Fund, the excess will be withdrawn and distributed in the manner specified in the related prospectus supplement.

If any Reserve Fund is depleted before the Available Subordination Amount is reduced to zero, the holders of senior securities will nevertheless have a preferential right to receive current distributions from the trust fund to the extent of the then Available Subordination Amount.  However, under these circumstances, if current distributions are insufficient, the holders of senior securities could suffer shortfalls of amounts due to them.  The holders of senior securities will bear their proportionate share of any losses realized on the trust fund in excess of the Available Subordination Amount.

Amounts remaining in any Reserve Fund after the Available Subordination Amount is reduced to zero will no longer be subject to any claims or rights of the holders of senior securities of the series.

Funds in any Reserve Fund may be invested in United States government securities and other high quality investments.  The earnings or losses on those investments will be applied in the manner described in the related prospectus supplement.

The time necessary for any Reserve Fund to reach the required Reserve Fund balance will be affected by the prepayment, foreclosure, and delinquency experience of the residential loans and therefore cannot accurately be predicted.

Subordination and Cash Flow Values.  The security principal balances of the various classes of securities comprising a senior/subordinate series may be based on the Cash Flow Value of the residential loans.  If the percentage allocated to the senior securities of the decline in the Cash Flow Value of the residential loans during the related Deposit Period exceeds the remaining amount of collections and advances in respect of the residential loans after paying interest on the senior securities, the holders of the senior securities may not receive all amounts to which they are entitled.  In addition, this may result in a loss being borne by the holders of the subordinate securities.

Because the Cash Flow Value of a residential loan will never exceed the outstanding principal balance of the residential loan, prepayments in full and liquidations of the residential loans may result in proceeds attributable to principal in excess of the corresponding Cash Flow Value decline.  Any excess will be applied to offset losses realized during the related Deposit Period, such as those described in the immediately preceding paragraph, in respect of other liquidated residential loans without affecting the remaining subordination.  This excess may also be deposited in a Reserve Fund for future distributions.

Advances

The related prospectus supplement, with respect to any series of securities evidencing interests in a trust fund that includes residential loans may specify that the master servicer will be obligated to advance on or before each distribution date, from its own funds, or from amounts held for future distribution in the Trust Account that are not included in the Available Distribution Amount for the distribution date.  The amount of the advance will be equal to the aggregate of payments of principal and/or interest, adjusted to the applicable Net Interest Rate, on the residential loans that were due during the related Due Period and that were delinquent, and not advanced by any sub-servicer, on the applicable determination date.  Any amounts held for future distribution and so used will be replaced by the master servicer on or before any future distribution date to the extent that funds in the Trust Account on the distribution date will be less than payments to holders of securities required to be made on the distribution date.

The related prospectus supplement may specify that the obligation of the master servicer to make advances may be subject to the good faith determination of the master servicer that the advances will be reimbursable from related late collections, Insurance Proceeds or Liquidation Proceeds.  See “Description of Credit Support” in this prospectus.  As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer’s advancing obligations, if any, will be pursuant to the terms of the mortgage securities.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of securities, rather than to guarantee or insure against losses.  The related prospectus supplement may specify that advances will be reimbursable to the master servicer, with interest, out of related recoveries on the residential loans respecting which amounts were advanced, or, to the extent that the master servicer determines that any advance previously made will not be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds, a nonrecoverable advance, from any cash available in the Trust Account.  The related prospectus supplement may specify that the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond.  Information regarding the characteristics of, and the identity of any borrower of, any surety bond, will be set forth in the related prospectus supplement.

Advances in respect of delinquencies will not be made in connection with reverse mortgage loans, except as otherwise provided in the related prospectus supplement.

In the case of reverse mortgage loans, the master servicer or servicer is required to advance funds to cover any draws made on a reverse mortgage loan, subject to reimbursement by the entity specified in the accompanying prospectus supplement, provided that as specified in the accompanying prospectus supplement draws may be covered first from principal collections on the other loans in the pool.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the securityholders, the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure.  However, the master servicer’s and the servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following.  Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the sponsor’s standards and may be implemented only by servicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date.  No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate.  Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the Cut-Off Date, but this limit may increase from time to time with the consent of the rating agencies.

Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made.  The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

Statements to Holders of Securities

On each distribution date, the master servicer or the trustee will forward or cause to be forwarded to each holder of securities of the related series and to the depositor a statement including the information specified in the related prospectus supplement.  This information may include the following:

(1)

the applicable record dates, accrual periods, determination dates for calculating distributions and actual distribution dates;

(2)

the total cash flows received and the general sources thereof;

(3)

the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees and other customary information as the master servicer or the trustee deems necessary or desirable to enable holders of securities to prepare their tax returns or which a holder of securities reasonably requests for this purpose;

(4)

the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

(5)

the amount, if any, of the distribution allocable to principal (by class);

(6)

the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

(7)

the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

(8)

interest rates, as applicable, to the pool assets and securities;

(9)

the beginning and ending balance of the Reserve Fund or similar account, if any, together with any material account activity;

(10)

the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

(11)

as to any senior/subordinate series, information as to the remaining amount of protection against losses afforded to the holders of senior securities by the subordination provisions and information regarding any shortfalls in payments to the holder of senior securities which remain outstanding;

(12)

the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

(13)

number and amount of pool assets, together with updated pool composition information;

(14)

the aggregate amount of any advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

(15)

if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

(16)

material breaches of pool asset representation or warranties or transaction covenants;

(17)

information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

(18)

information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

(19)

any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

(20)

the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

(21)

the book value of any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date;

(22)

as to any series including one or more classes of Accrual Securities, the interest accrued on each class with respect to the related distribution date and added to the security principal balance;

(23)

the security principal balance of a minimum denomination security, and the aggregate security principal balance of all of the securities of that series, after giving effect to the amounts distributed on the distribution date;

(24)

the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

(25)

with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related pooling and servicing agreement and specified in the related prospectus supplement.

Information furnished pursuant to clauses (3), (5) and (6) above may be expressed as a dollar amount per minimum denomination security.

Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will furnish or cause to be furnished a report to every person who was a holder of record of a security at any time during the calendar year.  This report will set forth the aggregate of amounts reported pursuant to clauses (3), (5) and (6) of the immediately preceding paragraph for the related calendar year or if the person was a holder of record during a portion of the calendar year, for the applicable portion of that year.  Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class.  In addition, the monthly reports will be posted on a website as described below under “Additional Information.”

The related prospectus supplement may provide that additional information with respect to a series of securities will be included in these statements.  In addition, the master servicer or the trustee will file with the IRS and furnish to holders of securities the statements or information as may be required by the Code or applicable procedures of the IRS.

Book-Entry Registration of Securities

If not issued in fully registered form, each class of securities will be registered as book-entry securities.  Persons acquiring beneficial ownership interests in the securities will hold their securities through The Depository Trust Company in the United States, or, if provided in the related prospectus supplement, Clearstream Banking, société anonyme or Euroclear Bank, S.A./N.V., as operator of the Euroclear System in Europe, or indirectly through organizations that are Participants in these systems.  The Depository Trust Company is referred to as “DTC.”  Clearstream Banking, société anonyme is referred to as “Clearstream.”  The Euroclear System is referred to as “Euroclear.”

The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories.  If the aggregate principal amount of any book-entry security exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount.  Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Except as described below, no Security Owner will be entitled to receive a Definitive Security.  Unless and until Definitive Securities are issued, we anticipate that the only “holders” of the securities will be Cede & Co., as nominee of DTC or one of the relevant depositories.  Security Owners are only permitted to exercise their rights indirectly through the Participants and DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.  DTC holds securities that its Participants deposit with DTC.  DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities.  Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is owned by a number of its Participants and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc.  Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.  The Rules applicable to DTC and its Participants and indirect participants are on file with the Securities and Exchange Commission.

Purchases of book-entry securities under the DTC system must be made by or through Participants, which will receive a credit for the book-entry securities on DTC’s records.  The ownership interest of each Security Owner is in turn to be recorded on the Participants’ or Securities Intermediaries’ records.  The Securities Intermediary’s ownership of the book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the Securities Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner’s Securities Intermediary is not a Participant and on the records of Clearstream or Euroclear, as appropriate).  Security Owners will not receive written confirmation from DTC of their purchase, but Security Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or indirect participant through which the Security Owner entered into the transaction.  Transfers of ownership interests in the book-entry securities are to be accomplished by entries made on the books of Participants and indirect participants acting on behalf of Security Owners.  Security Owners will not receive certificates representing their ownership interests in the book-entry securities, except in the event that use of the book-entry system for the book-entry securities is discontinued.

To facilitate subsequent transfers, all book-entry securities deposited by Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC.  The deposit of book-entry securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership.  DTC has no knowledge of the actual Security Owners of the book-entry securities; DTC’s records reflect only the identity of the Participants to whose accounts such book-entry securities are credited, which may or may not be the Security Owners.  The Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Participants, by Participants to indirect participants, and by Participants and indirect participants to Security Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the book-entry securities.  Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date.  The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Participants to whose accounts the book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distributions on the book-entry securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the issuer or agent on the payable date in accordance with their respective holdings shown on DTC’s records.  Payments by Participants to Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, agent, or issuer, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Security Owners shall be the responsibility of Participants and indirect participants.

Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  The credits or any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to different time zones, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with the rules creating and affecting DTC and its operations.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC.  However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

Clearstream holds securities for its Participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thus eliminating the need for physical movement of securities.  Transactions may be settled through Clearstream in many currencies, including United States dollars.  Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”).  The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries.  Non-Participants of Euroclear may hold and transfer book-entry interests in the offered securities through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the offered securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law.  All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since the trustee will forward payments to Cede & Co.  Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary.  These distributions will be subject to tax reporting in accordance with the relevant United States tax laws and regulations.  See “Federal Income Tax Consequences” in this prospectus.  Because DTC can only act on behalf of Securities Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry securities, may by limited due to the lack of physical certificates for the book-entry securities.  In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

The related prospectus supplement may specify that Cede & Co. will provide monthly and annual reports on the trust fund as nominee of DTC.  Cede & Co. may make these reports available to beneficial owners if requested, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Securities Intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

We understand that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the terms of the securities only at the direction of one or more Securities Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of Securities Intermediaries whose holdings include these book-entry securities.  Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder of securities under the terms of the securities on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC.  DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

Definitive Securities will be delivered to beneficial owners of securities (or their nominees) only if:

(1)

DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the securities, and the depositor is unable to locate a qualified successor,

(2)

the depositor or trustee notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the securities agree to initiate such termination, or

(3)

after the occurrence of an event of default under the pooling and servicing agreement, Security Owners representing a majority in principal amount of the securities of any class then outstanding advise DTC through a Participant of DTC in writing that the continuation of a book-entry system through DTC or a successor thereto is no longer in the best interest of the Security Owners.

If any of the events described in the immediately preceding paragraph occur, the trustee will notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities.  If the global certificate or certificates representing the book-entry securities and instructions for reregistration are surrendered by DTC, the trustee will issue Definitive Securities.  The trustee will then recognize the holders of the Definitive Securities as holders of securities under the applicable agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and may discontinue the procedures at any time.

None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.  We cannot assure you that Cede & Co., DTC or any Securities Intermediary will provide information to you or act in accordance with their respective rules, regulations, and procedures.

Collection and Other Servicing Procedures

Residential Loans.  The master servicer, directly or through sub-servicers, will be required to

·

make reasonable efforts to collect all required payments under the residential loans and

·

follow or cause to be followed the collection procedures as it would follow with respect to the servicing of residential loans that are comparable to the residential loans and held for its own account.  However, these procedures must be consistent with any insurance policy, bond or other instrument described under “Description of Primary Insurance Coverage” or “Description of Credit Support” in this prospectus.

With respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer’s servicing and administration obligations, if any, will be pursuant to the terms of these mortgage securities.

In any case in which a residential property has been, or is about to be, conveyed, or in the case of a multifamily residential property, encumbered, by the borrower, the master servicer will, to the extent it has knowledge of the conveyance, encumbrance, or proposed conveyance or encumbrance, exercise or cause to be exercised its rights to accelerate the maturity of the residential loan under any applicable due-on-sale or due-on-encumbrance clause.  The master servicer will accelerate the maturity only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance Instrument.  If these conditions are not met or if the master servicer or sub-servicer reasonably believes it is unable under applicable law to enforce the due-on-sale or due-on-encumbrance clause, the master servicer or sub-servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been conveyed, encumbered or is proposed to be conveyed or encumbered.  Pursuant to the assumption and modification agreement, the person to whom the property has been conveyed becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract.  To the extent permitted by applicable law, the borrower remains liable on the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract, provided that coverage under any Insurance Instrument with respect to the residential loan is not adversely affected.

The master servicer can enter into a substitution of liability agreement with the person to whom the property is conveyed, pursuant to which the original borrower is released from liability and the person is substituted as the borrower and becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract.  In connection with any assumption, the interest rate, the amount of the monthly payment or any other term affecting the amount or timing of payment on the residential loan may not be changed.  Any fee collected by or on behalf of the master servicer for entering into an assumption agreement may be retained by or on behalf of the master servicer as additional compensation for administering of the assets of the trust fund.  See “Certain Legal Aspects of Residential Loans — Enforceability of Certain Provisions” and “— Prepayment Charges and Prepayments” in this prospectus.  The master servicer will be required to notify the trustee and any custodian that any assumption or substitution agreement has been completed.

Agency Securities.  The trustee will be required, if it has not received a distribution with respect to any agency security by the date specified in the related prospectus supplement in accordance with the terms of its agency security, to request the issuer or guarantor, if any, of the agency security to make this payment as promptly as possible.  The trustee will be legally permitted to take legal action against the issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection with the agency securities.  The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of the legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Trust Account pending distribution to holders of securities of the related series.  If the proceeds of the legal action may be insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Trust Account an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged.

Realization on Defaulted Residential Loans

As servicer of the residential loans, the master servicer, on behalf of itself, the trustee and the holders of securities, will present claims to the insurer under each Insurance Instrument, to the extent specified in the related prospectus supplement.  The master servicer will be required to take reasonable steps as are necessary to receive payment or to permit recovery under the Insurance Instrument with respect to defaulted residential loans.  The related prospectus supplement may specify that the master servicer will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted residential loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized.  However, the master servicer may be entitled to reimbursement for any unreimbursed advances and reimbursable expenses for the defaulted residential loan.

If any property securing a defaulted residential loan is damaged and proceeds, if any, from the related Primary Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Primary Credit Insurance Policy, if any, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines:

(1)

that the restoration will increase the proceeds to holders of securities on liquidation of the residential loan after reimbursement of the master servicer for its expenses; and

(2)

that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

If recovery on a defaulted residential loan under any related Primary Credit Insurance Policy is not available for the reasons set forth in the preceding paragraph, or for any other reason, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary, and appropriate for the type of defaulted residential loan, or advisable to realize on the defaulted residential loan.  If the proceeds of any liquidation of the property securing the defaulted residential loan are less than:

·

the outstanding principal balance of the defaulted residential loan (or the Cash Flow Value of the mortgage loan if the security principal balances are based on Cash Flow Values);

·

the amount of any liens senior to the defaulted residential loan plus interest accrued on the defaulted residential loan at the Net Interest Rate; plus

·

the aggregate amount of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the related agreement the trust fund will realize a loss in the amount of this difference.

If the master servicer recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the outstanding principal balance of the defaulted residential loan together with accrued interest at the Net Interest Rate, the master servicer will be entitled to withdraw or cause to be withdrawn from the Trust Account amounts representing its normal administration compensation on the related residential loan.  If the master servicer has expended its own funds to restore damaged property and these funds have not been reimbursed under any Insurance Instrument, it will be entitled to withdraw from the Trust Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount charged.  Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted residential loan together with accrued interest on the defaulted residential loan at the Net Interest Rate.

In addition, when property securing a defaulted residential loan can be resold for an amount exceeding the outstanding principal balance of the related residential loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related pool insurance policy to purchase the property and realize for itself any excess proceeds.  See “Description of Primary Insurance Coverage” and “Description of Credit Support” in this prospectus.

With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative housing corporation before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan.  See “Certain Legal Aspects of Residential Loans—Foreclosure on Cooperative Shares” in this prospectus.  This approval is usually based on the purchaser’s income and net worth and numerous other factors.  The necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer’s ability to sell, and realize the value of, those shares.

Retained Interest, Administration Compensation and Payment of Expenses

If the related prospectus supplement provides for Retained Interests, they may be established on a loan-by-loan or security-by-security basis and will be specified in the related agreement or in an exhibit to the related agreement.  A Retained Interest in an asset of the trust fund represents a specified portion of the interest payable on the asset.  The Retained Interest will be deducted from related payments as received and will not be part of the related trust fund.  Any partial recovery of interest on a residential loan, after deduction of all applicable administration fees, may be allocated between Retained Interest, if any, and interest at the Net Interest Rate on a pro rata basis.

The related prospectus supplement may specify that the primary administration compensation of the master servicer or the trustee with respect to a series of securities will generally come from the monthly payment to it, with respect to each interest payment on a trust fund asset.  The amount of the compensation may be at a rate equal to one-twelfth of the difference between the interest rate on the asset and the sum of the Net Interest Rate and the Retained Interest Rate, if any, times the scheduled principal balance of the trust fund asset.

With respect to a series of securities as to which the trust fund includes mortgage securities, the compensation payable to the master servicer for servicing and administering these mortgage securities on behalf of the holders of the securities may be based on a percentage per annum described in the related prospectus supplement of the outstanding balance of these mortgage securities and may be retained from distributions on the mortgage securities.  Any sub-servicer may receive a portion of the master servicer’s primary compensation as its sub-servicing compensation.  Since any Retained Interest and the primary compensation of the master servicer or the trustee are percentages of the outstanding principal balance of each trust fund asset, these amounts will decrease as the assets of the trust fund amortize.

As additional compensation in connection with a series of securities relating to residential loans, the master servicer or the sub-servicers may be entitled to retain all assumption fees and late payment charges and any prepayment fees collected from the borrowers and any excess recoveries realized on liquidation of a defaulted residential loan.  Any interest or other income that may be earned on funds held in the Trust Account pending monthly, quarterly, semiannual or other periodic distributions, as applicable, or any sub-servicing account may be paid as additional compensation to the trustee, the master servicer or the sub-servicers, as the case may be.  The prospectus supplement will further specify any allocations for these amounts.

With respect to a series of securities relating to residential loans, the master servicer will pay from its administration compensation its regular expenses incurred in connection with its servicing of the residential loans, other than expenses relating to foreclosures and disposition of property acquired in foreclosure.

We anticipate that the administration compensation will in all cases exceed these expenses.  The master servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted residential loans.  The reimbursement includes under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of residential properties, this right of reimbursement being prior to the rights of holders of securities to receive any related Liquidation Proceeds.  The master servicer may also be entitled to reimbursement from the Trust Account for advances, if applicable.  With respect to a series of securities relating to agency securities, the trustee will be required to pay all of its anticipated recurring expenses.

Evidence as to Compliance

Each agreement will generally provide that on or before a specified date in each year, beginning with the first date that occurs at least six months after the Cut-Off Date, each party participating in the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”).  The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration.  Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year~~.~~ or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof.  This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee.  These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding the Master Servicer, the Depositor and the Trustee

The Master Servicer.  The master servicer under each servicing agreement will be identified in the related prospectus supplement.  Each servicing agreement will generally provide that:

·

the master servicer may resign from its obligations and duties under the related agreement under circumstances set forth in the related agreement, which may include a determination by the master servicer that it will no longer engage in the business of servicing mortgage loans; and

·

shall resign if a determination is made that its duties under the related agreement are no longer permissible under applicable law; and

·

the resignation will not become effective until a successor master servicer meeting the eligibility requirements set forth in the servicing agreement has assumed, in writing, the master servicer’s obligations and responsibilities under the servicing agreement.

Each servicing agreement will further provide that neither the master servicer nor any director, officer, employee, or agent of the master servicer shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the servicing agreement, or for errors in judgment.  However, neither the master servicer nor any person shall be protected:

·

against any liability for any breach of warranties or representations made in the servicing agreement; or

·

against any specific liability imposed on the master servicer; or

·

by the terms of the servicing agreement; or

·

by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement; or

·

by reason of reckless disregard of obligations and duties under the related servicing agreement.

The master servicer and any director, officer, employee or agent of the master servicer will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related servicing agreement.  Each servicing agreement may further provide that the master servicer and any director, officer, employee or agent of the master servicer will be

·

entitled to indemnification by the trust fund and

·

will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the servicing agreement or the securities, any representation or warranty regarding the mortgage loans, the Pool Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, other than:

·

any loss, liability, or expense related to any specific residential loan or residential loans,

·

any loss, liability, or expense otherwise reimbursable pursuant to the servicing agreement, and

·

any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

In addition, each servicing agreement will provide that the master servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the servicing agreement and which in its opinion may involve it in any expense or liability.  The master servicer may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties to the servicing agreement and the interests of the holders of securities under the servicing agreement.  In that event, the legal expenses and costs of the action and any liability resulting from taking the actions will be expenses, costs and liabilities of the trust fund.  The master servicer will be entitled to be reimbursed for these expenses out of the Trust Account.  This right of reimbursement is prior to the rights of holders of securities to receive any amount in the Trust Account.

Any entity into which the master servicer may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each servicing agreement.  However, the successor or surviving entity must meet the qualifications specified in the related prospectus supplement.

The related prospectus supplement may specify that the master servicer’s duties may be terminated if a termination fee is paid, and the master servicer may be replaced with a successor meeting the qualifications specified in the related prospectus supplement.

The Depositor.  Each applicable agreement will provide that neither the depositor nor any director, officer, employee, or agent of the depositor shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment.  However, neither the depositor nor any person will be protected against any liability for any breach of warranties or representations made in the agreement or against any specific liability imposed on the depositor by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.  The depositor and any director, officer, employee or agent of the depositor will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

Each agreement will further provide that the depositor and any director, officer, employee or agent of the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to:

·

the agreement or the securities;

·

any representation or warranty regarding the mortgage loans;

·

any Pool Insurance Policy;

·

any special hazard insurance policy and the Bankruptcy Bond; or

·

any agency securities,

other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

In addition, each agreement will provide that the depositor will be under no any obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the related agreement and which in its opinion may involve it in any expense or liability.  The depositor may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties to the related agreement and the interests of the holders of securities under the related agreement.  In that event, the legal expenses and costs of the action and any liability resulting from taking these actions will be expenses, costs and liabilities of the trust fund.  The depositor will be entitled to be reimbursed for those expenses out of the Trust Account.  This right of reimbursement will be prior to the rights of holders of securities to receive any amount in the Trust Account.

Any entity into which the depositor may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the depositor is a party, or any entity succeeding to the business of the depositor will be the successor of the depositor under each agreement.

The Trustees.  Each trustee for any series of securities will be required to be an entity possessing corporate trust powers having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority as identified in the related prospectus supplement.  The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and its affiliates and the master servicer, if any, and its affiliates.  For the purpose of meeting the legal requirements of certain local jurisdictions, the depositor or the trustee may have the power to appoint co-trustees or separate trustees of all or any part of the trust fund.  If the appointment occurs, all rights, powers, duties and obligations conferred or imposed on the trustee by the agreement relating to the series shall be conferred or imposed on the trustee and the separate trustee or co-trustee jointly.  In any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, the rights, powers and duties shall be conferred or imposed on the separate trustee or co-trustee singly.  The separate trustee or co-trustee will be required to exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee.

The trustee may resign at any time, in which event the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee.  The depositor or the other party specified in the related agreements may also remove the trustee if the trustee ceases to be eligible to continue as such under the agreement or if the trustee becomes insolvent, incapable of acting or a receiver or similar person shall be appointed to take control of its affairs.  In these circumstances, the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee.  The holders of securities evidencing not less than a majority of the voting rights allocated to the securities may at any time remove the trustee and appoint a successor trustee by written instrument in accordance with additional procedures set forth in the related agreement.  Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by a successor trustee.

Duties of the Trustees.  The trustee will make no representations as to the validity or sufficiency of any agreement, the securities, any asset of the trust fund or related document other than the certificate of authentication on the forms of securities, and will not assume any responsibility for their correctness.  The trustee under any agreement will not be accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer in respect of the securities, the assets of the trust fund, or deposited into or withdrawn from the Trust Account or any other account by or on behalf of the depositor or the master servicer.  If no event of default has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related agreement.  However, when the trustee receives the various certificates, reports or other instruments required to be furnished to it under an agreement, the trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

Each agreement may further provide that neither the trustee nor any director, officer, employee, or agent of the trustee shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment.  However, neither the trustee nor any person shall be protected against specific liability imposed on the trustee by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.  The trustee and any director, officer, employee or agent of the trustee may rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

Each agreement may further provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the agreement, the securities or the agency securities.  However, the trustee may not be held harmless against any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

Deficiency Events

With respect to each series of securities with distribution dates occurring at intervals less frequently than monthly, and with respect to each series of securities including two or more classes with sequential priorities for distribution of principal, the following provisions may apply if specified in the related prospectus supplement.

A deficiency event with respect to the securities of any of the series is the inability to distribute to holders of one or more classes of securities of these series, in accordance with the terms of the securities and the related agreement, any distribution of principal or interest on these securities when and as distributable, in each case because of the insufficiency for the purpose of the funds then held in the related trust fund.

If a deficiency event occurs, the trustee or master servicer, as may be set forth in the related prospectus supplement, may be required to determine the sufficiency of funds available to make future required distributions on the securities.

The trustee or master servicer may obtain and rely on an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the trust fund to make the distributions on the securities, which opinion or report will be conclusive evidence as to sufficiency.  Prior to making this determination, distributions on the securities shall continue to be made in accordance with their terms.

If the trustee or master servicer makes a positive determination, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses of the trust fund, to distributions on the securities of the series in accordance with their terms.  However, these distributions will be made monthly and without regard to the amount of principal that would otherwise be distributable on any distribution date.  Under certain circumstances following the positive determination, the trustee or master servicer may resume making distributions on the securities expressly in accordance with their terms.

If the trustee or master servicer is unable to make the positive determination described above, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses, to monthly distributions on the securities of the series pro rata, without regard to the priorities as to distribution of principal set forth in these securities.  Also, these securities will, to the extent permitted by applicable law, accrue interest at the highest security interest rate borne by any security of the series.  Alternatively, if any class of the series shall have an adjustable or variable security interest rate, interest will accrue at the weighted average security interest rate, calculated on the basis of the maximum security interest rate applicable to the class having the initial security principal balance of the securities of that class.  In this case, the holders of securities evidencing a majority of the voting rights allocated to the securities may direct the trustee to sell the related trust fund.  Any direction to sell the trust fund will be irrevocable and binding on the holders of all securities of the series and on the owners of any residual interests in the trust fund.  In the absence of this direction, the trustee may not sell all or any portion of the trust fund.

Events of Default

Pooling and Servicing Agreements.  Events of default under each pooling and servicing agreement will be specified in the related prospectus supplement and will generally consist of:

·

any failure by the master servicer to distribute or cause to be distributed to holders of the certificates, or the failure of the master servicer to remit funds to the trustee for this distribution, which continues unremedied for five days or another period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

·

any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for sixty days or another period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

·

certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

·

any other event of default specified in the pooling and servicing agreement.

A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing a percentage of the voting rights allocated to the certificates as may be specified in the pooling and servicing agreement will be required to terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the residential loans and the proceeds of the residential loans.  The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

If the trustee would be obligated to succeed the master servicer but is unwilling to act as master servicer, it may, or if it is unable so to act, it shall, appoint, or petition a court of competent jurisdiction for the appointment of, an approved mortgage servicing institution with a net worth of at least $10,000,000, or other amount as may be specified in the related agreement, to act as successor to the master servicer under the pooling and servicing agreement.  Pending the appointment, the trustee is obligated to act in this capacity.  The trustee and the successor may agree on the administration compensation to be paid, which in no event may be greater than the compensation to the master servicer under the pooling and servicing agreement.

No holder of the certificate will have the right under any pooling and servicing agreement to institute any proceeding with respect to its certificates unless permitted in the related agreement and:

·

the holder previously has given to the trustee written notice of an event of default or of a default by the depositor or the trustee in the performance of any obligation under the pooling and servicing agreement, and of the continuance of the event of default;

·

the holders of certificates evidencing not less than 25% of the voting rights allocated to the certificates, or other percentages specified in the agreement, have made written request to the trustee to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred by instituting the proceedings; and

·

the trustee for sixty days after receipt of notice, request and offer of indemnity has neglected or refused to institute any proceeding.

The trustee, however, is generally under no obligation to

·

exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising under the pooling and servicing agreement or

·

institute, conduct, or defend any litigation under, or in relation to, the pooling and servicing agreement, at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the holders of the certificates have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in the undertaking.

Servicing Agreement.  Servicing defaults under the related servicing agreement will be specified in the related prospectus supplement and will generally include:

·

any failure by the master servicer to pay or cause to be paid to holders of the notes, or the failure of the master servicer to remit funds to the trustee for the payment which continues unremedied for the period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

·

any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for the period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

·

certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

·

any other servicing default specified in the servicing agreement.

So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement.  However, the right of the master servicer as noteholder or as holder of the Equity Certificates and the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination may not be terminated.  The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

If the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of an amount specified in the related agreement, to act as successor to the master servicer under the servicing agreement.  Pending this appointment, the trustee is obligated to act in that capacity.  The trustee and the successor may agree on the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

Indenture.  Events of default under the indenture will be specified in the related prospectus supplement and will generally include:

·

a default for five days or more, or another period of time specified in the related indenture, in the payment of any principal of or interest on any note of the related series;

·

failure to perform any other covenant of the issuer or the trust fund in the indenture which continues for the period specified in the related indenture, after notice of the event of default is given in accordance with the procedures described in the related indenture;

·

any representation or warranty made by the issuer or the trust fund in the indenture or in any other writing delivered in connection with the indenture having been incorrect in a material respect as of the time made, and the breach is not cured within the period specified in the related indenture, after notice of the breach is given in accordance with the procedures described in the related indenture;

·

certain events of bankruptcy, insolvency, receivership or liquidation of the issuer or the trust fund; and

·

any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the voting rights allocable to the notes, or another percentage specified in the indenture, may declare the principal amount of all the notes of the series to be due and payable immediately.  This declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, regardless of acceleration, elect to

·

maintain possession of the collateral securing the notes of the series and

·

continue to apply payments on the collateral as if there had been no declaration of acceleration.

The trustee may only do so if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration.

In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

·

the holders of 100% of the voting rights allocated to the notes of the series consent to the sale,

·

the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale,

·

the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the related notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66-2/3 % of the then aggregate outstanding amount of the notes of the series, or

·

the trustee satisfies the other requirements as may be set forth in the related indenture.

If the trustee liquidates the collateral in connection with an event of default under the indenture, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses.  As a result, if an event of default occurs under the indenture, the amount available for payments to the noteholders would be less than would otherwise be the case.  However, the trustee will not be permitted to institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default under the indenture.

If the principal of the notes of a series is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the related note less the amount of the discount that is unamortized.

No noteholder generally will have any right under an indenture to institute any proceeding with respect to the related agreement unless permitted by the indenture and

·

the holder previously has given to the trustee written notice of default and the continuance of a default;

·

the holders of notes or Equity Certificates of any class evidencing not less than 25% of the voting rights allocated to the notes, or another percentage specified in the indenture:

·

have made written request to the trustee to institute the proceeding in its own name as trustee; and

·

have offered to the trustee reasonable indemnity;

·

the trustee has neglected or refused to institute any proceeding for 60 days after receipt of a request and indemnity; and

·

no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note principal balances of the related class.

However, the trustee will generally be under no obligation to

·

exercise any of the trusts or powers vested in it by the indenture or

·

institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of notes covered by the agreement,

unless those holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in this undertaking.

Amendment

With respect to each series of securities, each agreement governing the rights of the holders of the securities may generally be amended by the parties to the agreement, without the consent of any of the holders of securities:

(1)

to cure any ambiguity;

(2)

to correct or supplement any provision in any agreement which may be inconsistent with any other provision in any agreement;

(3)

to make any other provisions with respect to matters or questions arising under the agreement; and

(4)

if the amendment, as evidenced by an opinion of counsel, is reasonably necessary to comply with any requirements imposed by the Code or any successor or mandatory statutes or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax law or any proposed action which, if made effective, would apply retroactively to the trust fund at least from the effective date of the amendment, provided, that, the required action, other than an amendment described in clause (4) above, will not adversely affect in any material respect the interests of any holder of the securities covered by the agreement, as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the securities.  Each agreement may also be amended, subject to certain restrictions to continue favorable tax treatment of the entity by the parties to this agreement, with the consent of the holders of securities evidencing not less than 51% of the voting rights allocated to the securities, or another percentage specified in the indenture, for any purpose.  However, no amendment may

(a)

reduce in any manner the amount of, or delay the timing of, payments received on assets of the trust fund which are required to be distributed on any security without the consent of the holder of the security; or

(b)

reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all securities of the related series then outstanding, or as otherwise provided in the related agreement.

Termination

The obligations created by the agreement for each series of securities will generally terminate when any of the following first occurs

·

the payment to the holders of securities of that series of all amounts held in the Trust Account and required to be paid to the holders of securities pursuant to the agreement,

·

the final payment or other liquidation, including the disposition of all property acquired upon foreclosure or repossession, of the last trust fund asset remaining in the related trust fund or,

·

the purchase of all of the assets of the trust fund by the party entitled to effect the termination,

in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

In addition to the foregoing, the master servicer, a servicer, the depositor or its designee may have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the mortgage loans as of the cut-off date. With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date.  In the event that any series of certificates or notes which provides for such a purchase at 25%, the certificates or notes will use the word “Callable” in their title.  Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the depositor or its designee, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold by the master servicer, the depositor or its designee.

In no event, however, will the trust created by the agreement continue beyond the period specified in the related prospectus supplement.  Written notice of termination of the agreement will be given to each holder of securities.  The final distribution will be made only after surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

The exercise of the right to purchase the assets of the trust fund as set forth in the preceding paragraph will effect early retirement of the securities of that series.

Voting Rights

Voting rights allocated to securities of a series will generally be based on security principal balances.  Any other method of allocation will be specified in the related prospectus supplement.  The prospectus supplement may specify that a provider of credit support may be entitled to direct certain actions of the master servicer and the trustee or to exercise certain rights of the master servicer, the trustee or the holders of securities.

DESCRIPTION OF PRIMARY INSURANCE COVERAGE

The prospectus supplement may specify that each residential loan may be covered by a Primary Hazard Insurance Policy and, if required as described in the related prospectus supplement, a Primary Credit Insurance Policy.  In addition, the prospectus supplement may specify that a trust fund may include any combination of a Pool Insurance Policy, a special Hazard Insurance Policy, a bankruptcy bond or another form of credit support, as described under “Description of Credit Support.”

The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies.  This insurance is subject to underwriting and approval of individual residential loans by the respective insurers.

Primary Credit Insurance Policies

The prospectus supplement will specify whether the master servicer will be required to maintain or cause to be maintained in accordance with the underwriting standards adopted by the depositor a Primary Credit Insurance Policy with respect to each residential loan, other than Multifamily Loans, FHA loans, and VA loans, for which this insurance is required, as described under “Description of the Securities—Realization on Defaulted Residential Loans” in this prospectus.

The master servicer will be required to cause to be paid the premium for each Primary Credit Insurance Policy to be paid on a timely basis.  The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named the insured or a loss payee under any Primary Credit Insurance Policy.  The ability to assure that Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers.  All amounts collected by the master servicer under any policy will be required to be deposited in the Trust Account.  The master servicer will generally not be permitted to cancel or refuse to renew any Primary Credit Insurance Policy in effect at the time of the initial issuance of the securities that is required to be kept in force under the related agreement.  However, the master servicer may cancel or refuse to renew any Primary Credit Insurance Policy, if it uses its best efforts to obtain a replacement Primary Credit Insurance Policy for the canceled or nonrenewed policy maintained with an insurer the claims-paying ability of which is acceptable to the rating agency or agencies for pass-through certificates or notes having the same rating as the securities on their date of issuance.

As conditions precedent to the filing or payment of a claim under a Primary Credit Insurance Policy, the insured typically will be required, if a default by the borrower occurs, among other things, to:

·

advance or discharge

·

hazard insurance premiums; and

·

as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

·

if any physical loss or damage to the residential property occurs, have the residential property restored to at least its condition at the effective date of the Primary Credit Insurance Policy, with ordinary wear and tear excepted; and

·

tender to the insurer good and merchantable title to, and possession of, the residential property.

FHA Insurance and VA Guarantees

Residential loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended.  Certain residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program.  These programs generally limit the principal amount and interest rates of the mortgage loans insured.  The prospectus supplement relating to securities of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs.  The following, together with any further description in the related prospectus supplement, describes FHA insurance programs and regulations as generally in effect with respect to FHA loans.

The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development or by the master servicer or any sub-servicer and are paid to the FHA.  The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure or other acquisition of possession and conveyance of the mortgage premises to the United States of America or upon assignment of the defaulted loan to the United States of America.  With respect to a defaulted FHA-insured residential loan, the master servicer or any sub-servicer will be limited in its ability to initiate foreclosure proceedings.  When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the borrower’s control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower.  These forbearance plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than residential loans originated under the Title I Program of the FHA, beyond the maturity date.  In addition, when a default caused by circumstances beyond a borrower’s control is accompanied by certain other criteria, HUD may provide relief by making payments.  These payments are to be repaid to HUD by borrower, to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the residential loan or by accepting assignment of the loan from the master servicer or any sub-servicer.  With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the master servicer or any sub-servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD.  Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965.  HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate.  The master servicer or any sub-servicer of each FHA-insured single family loan will generally be obligated to purchase any debenture issued in satisfaction of the residential loan if a default occurs for an amount equal to the principal amount of any debenture.

Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted residential loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default.  When entitlement to insurance benefits results from foreclosure or other acquisition of possession and conveyance to HUD, the master servicer or sub-servicer will be compensated for no more than two-thirds of its foreclosure costs, and will be compensated for interest accrued and unpaid prior to this date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD.  When entitlement to insurance benefits results from assignment of the residential loan to HUD, the insurance payment will include full compensation for interest accrued and unpaid to the assignment date.  The insurance payment itself, upon foreclosure of an FHA-insured residential loan, bears interest from a date 30 days after the borrower’s first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

Residential loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended.  The Serviceman’s Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA.  The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration.  However, no residential loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for the related residential loan.  The prospectus supplement relating to securities of each series evidencing interests in a trust fund including VA loans will set forth additional information regarding the regulations governing the applicable VA insurance programs.

With respect to a defaulted VA guaranteed residential loan, the master servicer or sub-servicer will be, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months.  Generally, a claim for the guarantee will be submitted after liquidation of the residential property.

The amount payable under the guarantee will be the percentage of the VA-insured residential loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations.  Payments under the guarantee will generally be equal to the unpaid principal amount of the residential loan, interest accrued on the unpaid balance of the residential loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the residential property.  The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Primary Hazard Insurance Policies

The related prospectus supplement may specify that the related servicing agreement will require the master servicer to cause the borrower on each residential loan to maintain a Primary Hazard Insurance Policy.  This coverage will be specified in the related prospectus supplement, and in general will equal the lesser of the principal balance owing on the residential loan and the amount necessary to fully compensate for any damage or loss to the improvements on the residential property on a replacement cost basis.  In either case, the coverage may not be less than the amount necessary to avoid the application of any co-insurance clause contained in the policy.  The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named as an additional insured under any Primary Hazard Insurance Policy and under any flood insurance policy referred to below.  The ability to assure that hazard Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers.  All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the residential property or released to the borrower in accordance with the master servicer’s normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Trust Account.

Each servicing agreement provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer’s maintaining a blanket policy insuring against hazard losses on the residential loans.  If the blanket policy contains a deductible clause, the master servicer will generally be required to deposit in the Trust Account all sums which would have been deposited in the Trust Account but for this clause.  The master servicer will also generally be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees.  This policy will generally provide coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  The policies relating to the residential loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms.  Therefore, the policies will not contain identical terms and conditions.  The basic terms of those policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following:

·

war,

·

revolution,

·

governmental actions,

·

floods and other water-related causes,

·

earth movement, including earthquakes, landslides and mudflows,

·

nuclear reactions,

·

wet or dry rot,

·

vermin, rodents, insects or domestic animals,

·

theft, and,

·

in certain cases, vandalism.

The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

When a residential property is located at origination in a federally designated flood area, each servicing agreement may require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of:

(1)

the amount necessary to fully compensate for any damage or loss to the improvements which are part of the residential property on a replacement cost basis; and

(2)

the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

The hazard insurance policies covering the residential properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, this clause generally provides that the insurer’s liability if a partial loss occurs does not exceed the greater of:

(1)

the replacement cost of the improvements less physical depreciation; and

(2)

that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

The related agreement will generally not require that a hazard or flood insurance policy be maintained for any Cooperative Loan.  Generally, the cooperative housing corporation is responsible for maintenance of hazard insurance for the property owned by it and the tenant-stockholders of that cooperative housing corporation do not maintain individual hazard insurance policies.  To the extent, however, that a cooperative housing corporation and the related borrower on a cooperative note do not maintain similar insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the borrower’s cooperative apartment or the building could significantly reduce the value of the collateral securing the cooperative note.

The effect of co-insurance if a partial loss occurs on improvements securing residential loans may be that hazard Insurance Proceeds may be insufficient to restore fully the damaged property because:

(1)

the amount of hazard insurance the master servicer will be required to cause to be maintained on the improvements securing the residential loans will decline as the principal balances owing on them decrease, and

(2)

residential properties have historically appreciated in value over time.

Under the terms of the residential loans, borrowers are generally required to present claims to insurers under hazard insurance policies maintained on the residential properties.

The master servicer, on behalf of the trustee and holders of securities, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on residential properties.  The ability of the master servicer to present or cause to be presented these claims is dependent on the extent to which information in this regard is furnished to the master servicer by borrowers.  However, the related prospectus supplement may specify that to the extent of the amount available to cover hazard losses under the special hazard insurance policy for a series, holders of securities may not suffer loss by reason of delinquencies or foreclosures following hazard losses, whether or not subject to co-insurance claims.

DESCRIPTION OF CREDIT SUPPORT

The related prospectus supplement will specify if the trust fund that includes residential loans for a series of securities includes credit support for this series or for one or more classes of securities comprising this series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the residential loans covered by this credit support or a specified dollar amount:

·

a Pool Insurance Policy;

·

a special hazard insurance policy;

·

a Bankruptcy Bond; or

·

a reserve fund.

Alternatively, the prospectus supplement relating to a series of securities will specify if credit support may be provided by subordination of one or more classes of securities or by overcollateralization, in combination with or in lieu of any one or more of the instruments set forth above.  See “Description of the Securities—Subordination” and “Description of Credit Support—Overcollateralization” in this prospectus.  The amount and type of credit support with respect to a series of securities or with respect to one or more classes of securities comprising the related series, and the borrowers on the credit support, will be set forth in the related prospectus supplement.

To the extent provided in the related prospectus supplement and the agreement, credit support may be periodically reduced based on the aggregate outstanding principal balance of the residential loans covered by the credit support.

Pool Insurance Policies

The prospectus supplement relating to a series of securities may specify that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Pool Insurance Policy in full force and effect, unless coverage under the Pool Insurance Policy has been exhausted through payment of claims.  The Pool Insurance Policy for any series of securities will be issued by the pool insurer named in the related prospectus supplement.  The master servicer will be required to pay the premiums for each Pool Insurance Policy on a timely basis unless, as described in the related prospectus supplement, the payment of these fees is otherwise provided.  The master servicer will be required to present or cause to be presented claims under each Pool Insurance Policy to the pool insurer on behalf of itself, the trustee and the holders of securities.  Pool Insurance Policies, however, are not blanket policies against loss, since claims under these policies may be made only if certain conditions are satisfied, as described below and, if applicable, in the related prospectus supplement.

Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under Primary Credit Insurance Policies, FHA Insurance or VA Guarantees or losses due to a failure to pay or denial of a claim under a Primary Credit Insurance Policy, FHA Insurance or VA Guarantee, irrespective of the reason for the failure.

Pool Insurance Policies in general provide that no claim may be validly presented under Pool Insurance Policies with respect to a residential loan unless:

·

an acceptable Primary Credit Insurance Policy, if the initial Collateral Value of the residential loan exceeded 80%, has been kept in force until the Collateral Value is reduced to 80%;

·

premiums on the Primary Hazard Insurance Policy have been paid by the insured and real estate taxes (if applicable) and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the pool insurer;

·

if there has been physical loss or damage to the residential property, it has been restored to its physical condition at the time the residential loan became insured under the Pool Insurance Policy, subject to reasonable wear and tear; and

·

the insured has acquired good and merchantable title to the residential property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the borrower, and if required by the pool insurer, has sold the property with the approval of the pool insurer.

Assuming the satisfaction of these conditions, the pool insurer typically has the option to either

(1)

acquire the property securing the defaulted residential loan for a payment equal to the principal balance of the loan plus accrued and unpaid interest at its interest rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured.  This option is conditioned on the pool insurer being provided with good and merchantable title to the residential property, unless the property has been conveyed pursuant to the terms of the applicable Primary Credit Insurance Policy; or

(2)

pay the amount by which the sum of the principal balance of the defaulted residential loan and accrued and unpaid interest at its interest rate to the date of the payment of the claim and these expenses exceeds the proceeds received from a sale of the residential property that the pool insurer has approved.

In both (1) and (2), the amount of payment under a Pool Insurance Policy will generally be reduced by the amount of the loss paid under any Primary Credit Insurance Policy.

Unless earlier directed by the pool insurer, a claim under a Pool Insurance Policy generally must be filed

(1)

in the case when a Primary Credit Insurance Policy is in force, within a specified number of days after the claim for loss has been settled or paid under a Primary Credit Insurance Policy, or after acquisition by the insured or a sale of the property approved by the pool insurer, whichever is later; or

(2)

in the case when a Primary Credit Insurance Policy is not in force, within a specified number of days after acquisition by the insured or a sale of the property approved by the pool insurer.

A claim must be paid within a specified period after the claim is made by the insured.

The prospectus supplement relating to a series of securities will specify whether the amount of coverage under each Pool Insurance Policy will be reduced over the life of the securities of the series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all acquired properties.  The amount of claims paid will generally include certain expenses incurred by the master servicer as well as accrued interest on delinquent residential loans to the date of payment of the claim.  However, holders of securities may experience a shortfall in the amount of interest distributed in connection with the payment of claims under a Pool Insurance Policy.  This shortfall may result because the pool insurer will be required to remit only unpaid interest through the date a claim is paid, rather than unpaid interest through the end of the month in which the claim is paid.

In addition, holders of securities may experience losses in connection with payments made under a Pool Insurance Policy to the extent that the master servicer expends funds for the purpose of enabling it to make a claim under the Pool Insurance Policy.  These expenditures by the master servicer could include amounts necessary to cover real estate taxes and to repair the related residential property.  The master servicer will be reimbursed for the expenditures from amounts that otherwise would be distributed to holders of securities, and the expenditures will not be covered by payments made under the related Pool Insurance Policy.  See “Certain Legal Aspects of Residential Loans—Foreclosure on Mortgages” and “—Repossession with respect to Manufactured Housing Contracts that are not Land Contracts” in this prospectus.  Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the applicable policy limit, coverage under that Pool Insurance Policy will be exhausted.  As a result, any further losses will be borne by holders of securities of the related series.

If a pool insurer ceases to be a Qualified Insurer, the master servicer will be required to use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Pool Insurance Policy with a total coverage equal to the then outstanding coverage of the Pool Insurance Policy.  However, the related prospectus supplement will specify whether if the cost of the replacement policy is greater than the cost of the Pool Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on the Pool Insurance Policy.  However, if the pool insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, the master servicer will be required to review, or cause to be reviewed, the financial condition of the pool insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized for reasons related to the financial condition of the pool insurer.  If the master servicer determines that recoveries are so jeopardized, it will be required to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

Because each Pool Insurance Policy will require that the property subject to a defaulted residential loan be restored to its original condition prior to claiming against the pool insurer, this policy will not provide coverage against hazard losses.  As set forth under “Description of Primary Insurance Coverage—Primary Hazard Insurance Policies” in this prospectus, the Primary Hazard Insurance Policies covering the residential loans typically exclude from coverage physical damage resulting from a number of causes.  Even when the damage is covered, the Primary Hazard Insurance Policies may afford recoveries that are significantly less than full replacement cost of the losses.  Further, a special hazard insurance policy will not cover all risks, and the coverage under this type of policy will be limited in amount.  Certain hazard risks will, as a result, be uninsured and will therefore be borne by you.

Special Hazard Insurance Policies

The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a special hazard insurance policy for the series.  This policy will be issued by the special hazard insurer specified in the prospectus supplement and cover any special hazard amount as described in the immediately succeeding paragraph.  The master servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept a special hazard insurance policy in full force and effect, unless coverage under the policy has been exhausted through payment of claims.  However, the master servicer will be under no obligation to maintain the policy if a Pool Insurance Policy covering the series is no longer in effect.  The master servicer will be obligated to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of these premiums is otherwise provided for.

Claims under each special hazard insurance policy will generally be limited to:

(1)

a percentage set forth in the related prospectus supplement, which is generally not greater than 1%, of the aggregate principal balance as of the Cut-Off Date of the residential loans comprising the related trust fund;

(2)

twice the unpaid principal balance as of the Cut-Off Date of the largest residential loan in the trust fund; or

(3)

the greatest aggregate principal balance of residential loans secured by residential properties located in any one California postal zip code area, whichever is the greatest.

As more specifically provided in the related prospectus supplement, each special hazard insurance policy will, subject to limitations of the kind described below, typically protect holders of securities of the related series from:

·

loss by reason of damage to residential properties caused by certain hazards, including earthquakes and mudflows, not insured against under the Primary Hazard Insurance Policies or a flood insurance policy if the property is in a federally designated flood area; and

·

loss from partial damage caused by reason of the application of the co-insurance clause contained in the Primary Hazard Insurance Policies.

Special hazard insurance policies will typically not cover losses such as those occasioned by

·

normal wear and tear,

·

war,

·

civil insurrection,

·

certain governmental actions,

·

errors in design,

·

faulty workmanship or materials,

·

except under certain circumstances, nuclear or chemical reaction or contamination,

·

flood, if the property is located in a federally designated flood area, and

·

certain other risks.

Subject to the foregoing limitations, each special hazard insurance policy will typically provide that, when there has been damage to property securing a defaulted residential loan acquired by the insured and to the extent the damage is not covered by the related Primary Hazard Insurance Policy or flood insurance policy, the insurer will pay the lesser of:

(1)

the cost of repair to the property; and

(2)

when transfer of the property to the insurer occurs, the unpaid principal balance of the residential loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus

(a)

accrued interest at the interest rate to the date of claim settlement and

(b)

certain expenses incurred by or on behalf of the master servicer with respect to the property.

The amount of coverage under the special hazard insurance policy will be reduced by the sum of:

(a)

the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus

(b)

any amount paid as the cost of repair of the property.

Typically, restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under a Pool Insurance Policy that the property be restored before a claim under this type of policy may be validly presented with respect to the defaulted residential loan secured by the property.  The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the residential loan under a Pool Insurance Policy.  Therefore, so long as the Pool Insurance Policy remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total Insurance Proceeds paid to holders of securities, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any Pool Insurance Policy.

The special hazard insurer must typically approve the sale of a residential property under any special hazard insurance policy.  The funds received by the insured in excess of the unpaid principal balance of the residential loan plus interest on that balance to the date of sale, plus certain expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the special hazard insurer, must be refunded to the special hazard insurer.  To the extent funds are refunded to the special hazard insurer, coverage under the special hazard insurance policy will be restored.  If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage under the policy will be exhausted and any further losses will be borne by the holders of securities.

A claim under a special hazard insurance policy generally must be filed within a specified number of days after the insured has acquired good and merchantable title to the property, and a claim payment is generally payable within a specified number of days after a claim is accepted by the special hazard insurer.  Special hazard insurance policies generally provide that no claim may be paid unless

·

Primary Hazard Insurance Policy premiums,

·

flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the special hazard insurer,

·

real estate property taxes, if applicable,

·

property protection and preservation expenses and

·

foreclosure costs

have been paid by or on behalf of the insured, and unless the insured has maintained the Primary Hazard Insurance Policy.

If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will be obligated to use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to the special hazard insurance policy.  The replacement policy must have total coverage that is equal to the then existing coverage of the special hazard insurance policy.  However, if the cost of the replacement policy is greater than the cost of the special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that the premium rate does not exceed the premium rate on the special hazard insurance policy as provided in the related prospectus supplement.

Each special hazard insurance policy is designed to permit full recoveries under a Pool Insurance Policy in circumstances in which the recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a Primary Hazard Insurance Policy and thus would not be restored.  Therefore, each pooling and servicing agreement will generally provide that, if the related Pool Insurance Policy shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

Bankruptcy Bonds

The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a Bankruptcy Bond for the series.  The obligor on, and the amount of coverage of, any Bankruptcy Bond will be set forth in the related prospectus supplement.  The master servicer will be required to exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage under the Bankruptcy Bond has been exhausted through payment of claims.  The master servicer will be required to pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the related prospectus supplement, payment of the premiums is otherwise provided for.

Reserve Funds

The related prospectus supplement may specify that the depositor will deposit or cause to be deposited in an account any combination of cash, one or more irrevocable letters of credit or one or more United States government securities and other high quality investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies.  These deposits will be applied and maintained in the manner and under the conditions specified in the prospectus supplement.  In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a Reserve Fund may be funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities.  Amounts in a Reserve Fund may be distributed to holders of securities, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement.  The related prospectus supplement may specify that any Reserve Fund will not be deemed to be part of the related trust fund.

Amounts deposited in any Reserve Fund for a series will be invested in certain permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

With respect to a transaction backed by reverse mortgage loans, the depositor may be required to establish a separate funding account.  The amount on deposit in such a funding account will be calculated based on the amount of future draws that could be taken by the borrowers in the mortgage pool.  Amounts on deposit in the funding account will be used to fund additional draws made by the related borrowers.  The assets of such a funding account may include cash and/or one or more underlying mortgage securities.

Cross-Support Provisions

The related prospectus supplement may specify that the residential loans for a series of securities may be divided into separate groups, each supporting a separate class or classes of securities of a series.  In addition, credit support may be provided by cross-support provisions requiring that distributions be made on securities evidencing interests in one group of mortgage loans prior to distributions on securities evidencing interests in a different group of mortgage loans within the trust fund.  The prospectus supplement relating to a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

Letter of Credit

The prospectus supplement relating to a series of securities may specify that the residential loans in the related trust fund may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement.  Under a letter of credit, the issuing bank or financial institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the residential loans on the related Cut-Off Date or one or more classes of securities.  Any letter of credit may permit draws only if certain types of losses occur.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit.

Insurance Policies and Surety Bonds

The prospectus supplement relating to a series of securities may specify that one or more classes of securities of the series will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties.  The instruments may cover timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

Excess Spread

The prospectus supplement may specify that a portion of the interest payments on residential loans may be applied to reduce the principal balance of one or more classes of securities to provide or maintain a cushion against losses on the residential loans.

Overcollateralization

The related prospectus supplement may specify that the subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets of the trust fund.  The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities.  This acceleration feature creates, with respect to the assets of the trust fund, overcollateralization which results from the excess of the aggregate principal balance of the related assets of the trust fund, over the principal balance of the related class or classes of securities.  This acceleration may continue for the life of the related security, or may be limited.  In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Derivatives

The trust fund may include one or more derivative instruments, as described in this section.  All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool.  Derivative instruments may include only 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps, and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities,.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.  An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support.  Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA.  These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.  Standard ISDA definitions also will be incorporated by reference.  Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values.  For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement.  The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations.  Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so.

CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS

The following discussion contains general summaries of certain legal aspects of loans secured by residential properties.  Because the legal aspects are governed by applicable state law, which may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the residential loans is situated.  The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the residential loans.  In this regard, the following discussion does not fully reflect federal regulations with respect to FHA loans and VA loans.  See “The Trust Funds—Residential Loans” and “Description of Primary Insurance Coverage—FHA Insurance and VA Guarantees” in this prospectus.

General

All of the residential loans are generally loans to homeowners.  All of the mortgage loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the type of security instrument customary to grant a security interest in real property in the state in which the residential property is located.  The prospectus supplement relating to a series of securities may specify that a trust fund also contains:

(1)

Home Improvement Contracts evidenced by promissory notes, which may be secured by an interest in the related mortgaged property or may be unsecured;

(2)

Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings; or

(3)

Manufactured Housing Contracts evidencing both

·

the obligation of the borrower to repay the loan evidenced by the Manufactured Housing Contract; and

·

the grant of a security interest in the related manufactured home or with respect to Land Contracts, a lien on the real estate to which the related manufactured homes are deemed to be affixed, and including in some cases a security interest in the related manufactured home, to secure repayment of this loan.

Generally, any of the foregoing types of encumbrance will create a lien on, or grant a title interest in, the subject property.  The priority of the lien will depend on the terms of the particular security instrument, if any, the knowledge of the parties to the instruments, as well as the order of recordation or filing of the instrument in the appropriate public office.  This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Mortgage Loans

The mortgage loans and Multifamily Loans will generally be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending on the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a mortgage loan or Multifamily Loan is located.  Any of the foregoing types of encumbrance creates a lien on or conveys title to the real property encumbered by this instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note.  This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.  Priority with respect to these security instruments depends on their terms and generally on the order of recording with the applicable state, county or municipal office.

There are two parties to a mortgage, the mortgagor, who is the borrower and usually the owner of the subject property or the land trustee, and the mortgagee, who is the lender.  Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage.  However, in the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the owner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.

Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, who is similar to a mortgagor and who is the owner of the subject property and may or may not be the borrower, the beneficiary who is similar to a mortgagee and who is the lender, and the trustee, a third-party grantee.  Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation.  A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt.  By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien on, the subject property to the grantee until a time when the underlying debt is repaid.  The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust, security deed or deed to secure debt are governed by

·

the law of the state in which the real property is located,

·

the express provisions of the mortgage, deed of trust, security deed or deed to secure debt, and,

·

in some cases, with respect to deeds of trust, the directions of the beneficiary.

Cooperative Loans

The Cooperative owns all the real property or some interest in the real property sufficient to permit it to own the building and all separate dwelling units in the building.  The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance.  If there is a blanket mortgage on the cooperative apartment building and/or underlying land, or an underlying lease of the land, the Cooperative, as mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations.  A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative’s apartment building or the obtaining of capital by the Cooperative.  The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease.

If the Cooperative is unable to meet the payment obligations

(1)

arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

(2)

arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity.  The inability of the Cooperative to refinance the mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee.  Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements.  In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the trust fund, the collateral securing the Cooperative Loans.

The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder’s pro rata share of the Cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares.  The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  If a default of the tenant-stockholder occurs, the lender may generally sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.  See “—Foreclosure on Cooperative Shares” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder,” as defined in Section 216(b)(2) of the Code, of a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code, is allowed a deduction for amounts paid or accrued within his taxable year to the corporation.  These amounts paid or accrued represent his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code.  In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, this section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders.  By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis.  Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under this section for any particular year.  If a Cooperative of this type fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years.  In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

Manufactured Housing Contracts Other Than Land Contracts

Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located.  In states where a certificate of title is not required for the perfection of security interests in manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC, which has been adopted by all states.  A financing statement is effective for five years and must be renewed at the end of each five years.  The certificate of title laws adopted by virtually all states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the responsible state.  In any state which has not enacted a certificate of title law, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

The master servicer will generally be required to obtain possession of the certificate of title, but the related prospectus supplement may specify if it will not be required to effect the notation or delivery of the required documents and fees.  The failure to effect the notation or delivery, or the taking of action under the wrong law, under a motor vehicle title statute rather than under the UCC, is likely to cause the trustee not to have a perfected security interest in the manufactured home securing a Manufactured Housing Contract.

As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws.  As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties, including a trustee in bankruptcy claiming an interest in the home under applicable state real estate law, regardless of compliance with the requirements described above.  In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located.  These filings must be made in the real estate records office of the county where the home is located.

Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site.  So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to perfect the security interest in the manufactured home.  If, however, a manufactured home is permanently attached to its site, other parties, including a trustee in bankruptcy, could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the holders of securities. The related prospectus supplement may specify that neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the holders of securities, as the new secured party.  Accordingly, the depositor or the Unaffiliated Seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes.  The assignment of a Manufactured Housing Contract is effective to assign the security interest in the related manufactured home without amendment of any lien noted on the related certificate of title and the new secured party, therefore, succeeds to the depositor’s rights as the secured party. However, there exists a risk that, in the absence of an amendment to the certificate of title, the exercise of remedies by the trustee against a manufactured home could be complicated and that, through fraud or mistake, the lien noted on the certificate of title could be released by the depositor or the Unaffiliated Seller.

In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the following actions should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home:

·

the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees or

·

in states where a security interest in manufactured homes is perfected pursuant to Article 9 of the UCC, the filing of a financing statement, and continuation statements before the end of each five year period.

If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes, holders of perfected security interests, and a trustee in bankruptcy.  There also exists a risk in not identifying the trustee, on behalf of the holders of securities as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and after that period until the owner re-registers the manufactured home in the new state.  If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the other state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected.

A majority of states generally require surrender of a certificate of title to re-register a manufactured home.  Accordingly, if the depositor holds the certificate of title to this manufactured home, it must surrender possession of the certificate.  In the case of manufactured homes registered in states which provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title.  Accordingly, the depositor could re-perfect its security interest in the manufactured home in the state of relocation.  In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.  Similarly, when a borrower under a manufactured housing conditional sales contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon.  Accordingly, the lender will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien.  The master servicer will be obligated to take the steps, at the master servicer’s expense, as are necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, statutory liens, such as liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest.  In addition, certain liens arising as a matter of federal law, such as federal tax liens, also take priority over a perfected security interest.  The depositor will obtain the representation of the Unaffiliated Seller that it has no knowledge of any liens with respect to any manufactured home securing a contract.  However, these types of liens could arise at any time during the term of a mortgage note or Manufactured Housing Contract.  No notice will be given to the trustee or holders of securities if this type of a lien arises.

Foreclosure on Mortgages

Foreclosure of a mortgage is generally accomplished by judicial action.  Generally, the action is initiated by serving legal pleadings on all parties having an interest of record in the real property.  Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary party defendants.  When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming.  After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage in and to the mortgaged property.  It is regulated by statutes and rules and subject throughout to the court’s equitable powers.  Generally, a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default.  A foreclosure action is equitable in nature and is addressed to a court of equity.  Accordingly, the court may relieve a borrower of a default and deny the mortgagee foreclosure on proof that the borrower’s default was neither willful nor in bad faith and that the mortgagee’s action was meant to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct to warrant a court of equity to refuse affirmative relief to the mortgagee.  Under certain circumstances a court of equity may relieve the borrower from an entirely technical default where the default was not willful.

A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete.  Moreover, a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent.  The challenge could be successful if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy.  Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.  In some states, mortgages may also be foreclosed by advertisement in accordance with a power of sale provided in the mortgage.  Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust which authorizes the trustee to sell the property if the borrower defaulted under the terms of the note or deed of trust.  In some states, prior to the sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other individual having an interest in the real property, including any junior lienholder.  In some states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation to the extent allowed by applicable law.  Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.  Certain states require that a notice of sale must be posted in a public place and, in most states, published for a specific period of time in a specified manner prior to the date of the trustee’s sale.  In addition, some state laws require posting of a copy of the notice of sale on the property, recording and sending the notice to all parties having an interest in the real property.  In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale.  It is uncommon for a third party to purchase the property at the foreclosure sale because:

(1)

of the difficulty potential third party purchasers at the sale might have in determining the exact status of title and

(2)

the physical condition of the property may have deteriorated during the foreclosure proceedings.

In some states, potential buyers may be further unwilling to purchase a property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company.  The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67 of the former Bankruptcy Act and section 548 of the current Bankruptcy Code, and, therefore, could be rescinded in favor of the bankrupt’s estate, if:

(1)

the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and

(2)

the price paid for the foreclosed property did not represent “fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code.

However, on May 23, 1994, Durrett was effectively overruled by the United States Supreme Court in BFP v. Resolution Trust Corporation, as Receiver for Imperial Federal Savings and Loan Association, et al., in which the Court held that “‘reasonably equivalent value’, for foreclosed property, is the price in fact received at the foreclosure sale, so long as all the requirements of the State’s foreclosure law have been complied with.”  The Supreme Court decision, however, may not be controlling as to whether a non-collusive, regularly conducted foreclosure can be avoided as a fraudulent conveyance under applicable state law, if a court determines that the sale was for less than “fair consideration” under applicable state law.  For these reasons, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure.

Generally, state law controls the amount of foreclosure costs and expenses, including attorneys’ and trustee’s fees, which may be recovered by a lender.  In some states there is a statutory minimum purchase price which the lender may offer for the property.  Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property.  The burdens of ownership include obtaining casualty insurance, paying taxes and making repairs at the lender’s own expense as are necessary to render the property suitable for sale.  Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Any loss may be reduced by the receipt of any mortgage Insurance Proceeds, if any.

A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.  If it does foreclose, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the borrower is in default under the senior mortgage.  In either event the junior mortgagee would add the amounts expended to the balance due on the junior loan, and it may be subrogated to the rights of the senior mortgagees.  In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees.  Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior liens and claims and certain governmental liens.

The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted.  Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default.  Any additional proceeds are generally payable to the borrower or trustor.  The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

In foreclosure, courts have imposed general equitable principles.  The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents.  Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  The courts have taken a number of different approaches:

·

in some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability;

·

in other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of a second mortgage or deed of trust affecting the property;

·

finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

In addition, certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property.  This statutory lien may have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage.  In addition, under federal environmental law and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may become liable for the costs of cleaning up a contaminated site.  Although these costs could be substantial, it is unclear when they would be imposed on a secured lender on residential properties.  If title to a residential property was acquired on behalf of holders of securities and cleanup costs were incurred in respect of the residential property, the holders of securities might realize a loss if these costs were required to be paid by the related trust fund.

Foreclosure on Cooperative Shares

The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement.  These agreements may be canceled by the Cooperative, even while pledged, for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative apartment building incurred by the tenant-stockholder.  Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates.

In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate this lease or agreement if the tenant-stockholder fails to make payments or defaults in the performance of covenants required under the related agreement.  Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties if a default by the tenant-stockholder occurs on its obligations under the proprietary lease or occupancy agreement.  A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the proprietary lease or agreement until the lender has been provided with notice of and an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the Cooperative apartment.  However, the Cooperative will retain its right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement.  The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

Recognition agreements also provide that if a foreclosure occurs on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.  Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

Foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner.  Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale.  Generally, a sale conducted according to the usual practice of similar parties selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.  See “—Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders” below.

Repossession with respect to Manufactured Housing Contracts that are not Land Contracts

Repossession of manufactured housing is governed by state law.  So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home, if a default occurs by the borrower, will generally be governed by the UCC.  Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing.  While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

(1)

Except in those few states where the debtor must receive notice of his right to cure his default—typically 30 days to bring the account current—repossession can commence immediately when a default occurs without prior notice.  Repossession may be effected either through self-help, which is the peaceable retaking without court order, voluntary repossession or through judicial process, which is the repossession pursuant to court-issued writ of replevin.  The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home.  In cases where the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order.  Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing.  Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit.  In many cases, leaving the manufactured home on location is preferable, if the home is already set up, because the expenses of retaking and redelivery will be saved.  However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

(2)

Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence.  The disposition may be by public or private sale, if notice to the debtor is given, and the method, manner, time, place and terms of the sale must be commercially reasonable.  The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor.

(3)

Sale proceeds are to be applied first to repossession expenses—expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling—and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the deficiency may be sought from the debtor in the form of a deficiency judgment in those states which do not prohibit or limit judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Rights of Redemption with respect to Residential Properties

The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from exercising their “equity of redemption.”  The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, parties having an interest which is subordinate to that of the foreclosing mortgagee may redeem the property by paying the entire debt with interest.  In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the foreclosure action.  Parties having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

Equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  In some states, redemption may occur only after payment of the foreclosure sales price, accrued interest and expenses of foreclosure.  In other states, redemption may be authorized if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust.  Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired.  In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Notice of Sale; Redemption Rights with respect to Manufactured Homes

While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession. State law also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements, including the notice requirements, of the UCC.

Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders

States have taken a number of approaches to anti-deficiency and related legislation:

·

Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.

·

In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized from the public sale of the real property and the amount due to the lender.

·

Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

·

In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting its security.  However in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  Consequently, the practical effect of the election requirement, in those states permitting election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

·

Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.  The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize on collateral and/or enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed when a bankruptcy petition is filed, and, usually, no interest or principal payments are made during the course of the bankruptcy case.  Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay; an action the bankruptcy court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value.  The delay and the consequences caused by the automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a subordinate lender secured by a mortgage on the property may stay the senior lender from taking action to foreclose out the junior lien.

A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code.  Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may “bid in,” i.e., bid up to the amount of the debt, at the sale of the asset.  See “—Foreclosure on Mortgages” above.  A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan.  Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan.  Chapter 13 is often referred to as the “wage earner chapter” or “consumer chapter” because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than under Chapter 11.

A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on the debtor’s residence by paying arrearages within a reasonable time period and to deaccelerate and reinstate the original mortgage loan payment schedule.  This cure is allowed even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor’s petition under the Bankruptcy Code.  Courts have approved Chapter 11 plans that have allowed curing of defaults over a number of years.  In certain circumstances, defaults may be cured over a number of years even if the full amount due under the original loan is never repaid, even if the mortgagee objects.  Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans.

Generally, a repayment plan filed in a case under Chapter 13 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower’s principal residence and the property is the lender’s only collateral.  If the last payment on the original payment schedule of a mortgage loan secured only by the debtor’s principal residence is due before the final date for payment under a debtor’s Chapter 13 plan —which date could be up to five years after the debtor emerges from bankruptcy—under a case recently decided by an intermediate appellate court, the debtor’s rehabilitation plan could modify the terms of the loan by bifurcating an undersecured lender’s claim into a secured and an unsecured component in the same manner as if the debtor were a debtor in a case under Chapter 11.  While this decision is contrary to a prior decision of a more senior appellate court in another jurisdiction, it is possible that the intermediate court’s decision will become the accepted interpretation in view of the language of the applicable statutory provision.  If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a home equity loan, the home equity loan could be restructured as if the bankruptcy case were under Chapter 11 if the final payment is due within five years of the debtor’s emergence from bankruptcy.

In a case under Chapter 11, provided certain substantive and procedural safeguards are met, the amount and terms of a mortgage loan secured by property of the debtor, including the debtor’s principal residence, may be modified.  Under the Bankruptcy Code, the outstanding amount of a loan secured by the real property may be reduced to the then-current value of the property as determined by the court, with a corresponding partial reduction of the amount of the lender’s security interest, if the value is less than the amount due on the loan.  This reduction will leave the lender a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the loan.  A borrower’s unsecured indebtedness will typically be discharged in full when payment of a substantially reduced amount is made.

Other modifications may include a reduction in the amount of each scheduled payment, and/or an extension or reduction of the final maturity date.  State statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.  Because many of the mortgage loans will have loan-to-value ratios in excess of 100% at origination, or the loan-to-value ratios otherwise may exceed 100% in cases where the market value declined subsequent to origination, a potentially significant portion of the unpaid principal amount of the related mortgage loan would likely be treated as unsecured indebtedness in a case under Chapter 11.

In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower under the related mortgage loan.  Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt on the date the case is commenced if within the applicable preference period.  Whether any particular payment would be protected depends on the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender.  In certain circumstances, subject to the court’s approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.  Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage.  Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the mortgage loans have been considered by Congress, and more proposed legislation may be considered in the future.  No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

The Code provides priority to certain tax liens over the lien of the mortgage.  This may have the effect of delaying or interfering with the enforcement of rights in respect of a defaulted mortgage loan.

Junior Mortgages

Some of the mortgage loans, Multifamily Loans and Home Improvement Contracts may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund.  The rights of the holders of securities as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust.  These rights include the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, if the borrower defaults, to cause a foreclosure on the property.  When the foreclosure proceedings are completed by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee’s or junior beneficiary’s lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings.  See
“—Foreclosure on Mortgages” in this prospectus.

Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust.  If a conflict exists between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally.  If the borrower or trustor fails to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself.  Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.  To the extent a senior mortgagee makes these expenditures, the expenditures will generally have priority over all sums due under the junior mortgage.

Consumer Protection Laws

Numerous federal consumer protection laws impose substantial requirements on creditors involved in consumer finance.  These laws include:

·

the federal Truth-in-Lending Act and Regulation Z,

·

Real Estate Settlement Procedures Act and Regulation X,

·

Equal Credit Opportunity Act and Regulation B,

·

Fair Credit Billing Act,

·

Fair Credit Reporting Act,

·

Fair Housing Act, Housing and Community Development Act,

·

Home Mortgage Disclosure Act,

·

Federal Trade Commission Act,

·

Fair Debt Collection Practices Act,

·

Uniform Consumer Credit Code,

·

Consumer Credit Protection Act,

·

Riegle Act,

·

Depository Institutions Deregulation and Monetary Control Act,

·

Gramm-Leach-Bliley Act, and

·

related statutes and regulations.

In addition state consumer protection laws also impose substantial requirements on creditors involved in consumer finance.  The applicable state laws generally regulate:

·

the disclosures required to be made to borrowers,

·

licensing of originators of residential loans,

·

debt collection practices,

·

origination practices, and

·

servicing practices.

These federal and state laws can impose specific statutory liabilities on creditors who fail to comply with their provisions and may affect the enforceability of a residential loan.  In particular, a violation of these consumer protection laws may:

·

limit the ability of the master servicer to collect all or part of the principal of or interest on the loan,

·

subject the trust, as an assignee of the loans, to liability for expenses, damages and monetary penalties resulting from the violation,

·

subject the trust to an administrative enforcement action,

·

provide the borrower with the right to rescind the loan, and

·

provide the borrower with set-off rights against the trust.

Residential loans often contain provisions obligating the borrower to pay late charges if payments are not timely made.  In certain cases, federal and state law may specifically limit the amount of late charges that may be collected.  The related prospectus supplement may specify that late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to holders of securities.

Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances.  These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States.  For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

The so-called “Holder-in-Due-Course” Rules of the Federal Trade Commission have the effect of subjecting a seller, and certain related creditors and their assignees in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods.  Liability under the Holder-in-Due-Course Rules is subject to any applicable limitations implied by the Riegle Act and is limited to the amounts paid by a debtor on the residential loan, and the holder of the residential loan may also be unable to collect amounts still due under those rules.

If a residential loan is subject to the requirements of the Holder-in-Due-Course-Rules, the trustee will be subject to any claims or defenses that the debtor may assert against the seller.

“High Cost” Loans and Predatory Lending Laws

Mortgage Loans.  Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rates and/or points and fees thresholds. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness, plus the total amount paid by the borrower in connection with the mortgage loan and plus attorneys fees.

In addition to the Homeownership Act, a number of states and local governments have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act.  Among other things, these laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans.  Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law.  Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal, state and local law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Cooperative Loans.  Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Enforceability of Certain Provisions

Generally, residential loans, except for FHA loans and VA loans, contain due-on-sale clauses.  These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the mortgagee.  The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law.  The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982 which was enacted on October 15, 1982.  Section 341(b) of the Garn-St Germain Act permits a lender, subject to certain conditions, to “enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan,” notwithstanding any contrary state law.  The Garn-St Germain Act gave states that previously had enacted “due-on-sale” restrictions a three-year window to reenact the previous restrictions or enact new restrictions.  Only six states acted within this window period:  Arizona, Florida, Michigan, Minnesota, New Mexico and Utah.  Consequently, due-on-sale provisions in documents governed by the law of those states are not preempted by federal law.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred.  These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years, the creation of a junior encumbrance and other instances where regulations promulgated by the Director of the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, prohibit the enforcement of due-on-sale clauses.  To date none of these regulations have been issued.  Regulations promulgated under the Garn-St Germain Act prohibit the imposition of a prepayment penalty if a loan is accelerated pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off.  As a result, this inability to enforce due-on-sale clauses may have an impact on the average life of the mortgage loans related to a series and the number of those mortgage loans which may be outstanding until maturity.

Transfer of Manufactured Homes.  Generally, Manufactured Housing Contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the lender on the contract and permitting the acceleration of the maturity of the related contracts by the lender on the contract if any sale or transfer occurs that is not consented to.  The related prospectus supplement may specify that the master servicer will, to the extent it has knowledge of this conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Manufacturing Housing Contracts through enforcement of “due-on-sale” clauses, subject to applicable state law.  In certain cases, the transfer may be made by a delinquent borrower in order to avoid a repossession proceeding with respect to a manufactured home.

In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related Manufactured Housing Contract, the master servicer’s ability to do so will depend on the enforceability under state law of the “due-on-sale” clause.  The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of “due-on-sale” clauses applicable to the manufactured homes.  Consequently, some states may prohibit the master servicer from enforcing a “due-on-sale” clause in respect of certain manufactured homes.

Prepayment Charges and Prepayments

Generally, conventional mortgage loans, reverse mortgage loans, Cooperative Loans, Home Improvement Contracts and Manufactured Housing Contracts, residential owner occupied FHA loans and VA loans may be prepaid in full or in part without penalty.  Generally, multifamily residential loans, including multifamily FHA loans, may contain provisions limiting prepayments on these loans, including

·

prohibiting prepayment for a specified period after origination,

·

prohibiting partial prepayments entirely or

·

requiring the payment of a prepayment penalty if a prepayment in full or in part occurs.

The laws of certain states may

·

render prepayment fees unenforceable after a mortgage loan is outstanding for a certain number of years, or

·

limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months’ interest on the prepaid amount.

In certain states, prepayment fees payable on default or other involuntary acceleration of a residential loan may not be enforceable against the related borrower.  Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits.

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges.  Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act.  As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement.  The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates.  Effective July 1, 2003, the Office of Thrift Supervision, referred to as the “OTS”, the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and Chief Counsel legal opinions that have authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law.  However, the OTS’s ruling does not have retroactive effect on loans originated before July 1, 2003.

Subordinate Financing

When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk.  First, the borrower may have difficulty servicing and repaying multiple loans.  In addition, if the junior loan permits recourse to the borrower – as junior loans often do – and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened.  Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

We believe that a court interpreting Title V would hold that mortgage loans related to a series are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any limitation under the state’s usury law would not apply to the mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of this state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels.

Alternative Mortgage Instruments

Adjustable rate mortgage loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII of the Garn-St Germain Act which provides that, regardless of any state law to the contrary,

(1)

state-chartered banks may originate “alternative mortgage instruments,” including adjustable rate mortgage loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

(2)

state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

(3)

all other non-federally chartered housing creditors, including without limitation

·

state-chartered savings and loan associations,

·

savings banks and mutual savings banks and

·

mortgage banking companies

may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII of the Garn-St Germain Act further provides that a state does not need to apply the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions.  Certain states have done this.

Environmental Legislation

Under the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether the secured party contaminated the property.  CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination.  Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.  Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA.  This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

Recent amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption.  The amendments offer protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption.  A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the management or operational affairs of the property of the borrower.  The amendments provide that “merely having the capacity to influence, or the unexercised right to control” operations does not constitute participation in management.  A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance or hazardous substance handling and disposal practices, or assumes management of substantially all operational functions of the mortgaged property.  The amendments also provide that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale, or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.  However, the protections afforded lenders under the amendments are subject to conditions that have not been clarified by the courts.

Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants or other substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint.  The cleanup costs or other liabilities may be substantial.  It is possible that the costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities.  Moreover, certain federal statutes and certain states by statute impose an environmental lien for any cleanup costs incurred by the government on the property that is the subject of these types of cleanup costs.  All subsequent liens on the property generally are subordinated to the environmental lien.  In some states, even prior recorded liens are subordinated to environmental liens.  In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an environmental lien could be adversely affected.

The related prospectus supplement may specify that the mortgage loan seller will make representations as to the material compliance of the related residential property with applicable environmental laws and regulations as of the date of transfer and assignment of the mortgage loan to the trustee.  In addition, the related agreement may provide that the master servicer and any special servicer acting on behalf of the trustee, may not acquire title to a residential property or take over its operation unless the master servicer or special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

(a)

there are no circumstances present at the residential property relating to substances for which some action relating to their investigation or clean-up could be required or that it would be in the best economic interest of the trust fund to take these actions with respect to the affected residential property; and

(b)

that the residential property is in compliance with applicable environmental laws or that it would be in the best economic interest of the trust fund to take the actions necessary to comply with these laws.

See “Description of the Securities—Realization on Defaulted Residential Loans” in this prospectus.

Servicemembers Civil Relief Act and the California Military and Veterans Code

Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender.  In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.  The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty.  Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code.  Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of a servicer to collect full amounts of interest on certain of the mortgage loans.

Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities.  In addition, the Relief Act and the California Military Code impose limitations that would  impair the ability of a servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period after that period.  Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America.  The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”  However, there is no assurance that such a defense will be successful.

EXCHANGEABLE SECURITIES

General

As the related prospectus supplement may discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.” Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities, the following three conditions must be satisfied:

·

the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities—for purposes of this condition, an interest only class will have a principal balance of zero;

·

the aggregate annual amount of interest, or the annual interest amount, payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

·

the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

·

A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

·

An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

·

Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

·

A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

·

A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered by this prospectus.  This discussion is directed solely to holders of securities that hold the securities as capital assets within the meaning of Section 1221 of the Code.  This discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules.  Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively.  In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities.  See “State and Other Tax Consequences” in this prospectus.  Prospective investors in the securities are encouraged to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus.

The following discussion addresses securities of four general types:

(1)

REMIC Securities,

(2)

Grantor Trust Securities,

(3)

Partnership Securities, and

(4)

Debt Securities.

The prospectus supplement relating to each series of securities will indicate which of the foregoing treatments will apply to the series.  If a REMIC election or elections will be made for the related trust fund, the prospectus supplement will identify all “regular interests” and “residual interests” in the REMIC.  For purposes of this tax discussion:

(1)

references to a “holder of securities” or a “holder” are to the beneficial owner of a security,

(2)

references to “REMIC Pool” are to an entity or portion of an entity as to which a REMIC election will be made, and

(3)

references to mortgage loans include agency securities and private mortgage-backed securities as specified in the related prospectus supplement.

The following discussion is based in part on the OID Regulations, and in part on the REMIC Provisions.  The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, debt instruments such as the securities.

REMICs

General

Classification of REMICs.  When each series of REMIC Securities is issued, McKee Nelson LLP, Thacher Proffitt & Wood LLP or such other counsel to the depositor, specified in the related prospectus supplement (“Tax Counsel”), will deliver an opinion.  This opinion will generally be to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement,

(1)

the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC, and

(2)

the REMIC securities offered with respect to the related trust fund will be considered to evidence ownership of “regular interests” or “residual interests” in that REMIC within the meaning of the REMIC Provisions.

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code.  The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Startup Day and at all times after that date, may consist of assets other than “qualified mortgages” and “permitted investments.”  The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets.  An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets.  A REMIC Pool also must provide “reasonable arrangements” to prevent its residual interests from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this requirement.  The pooling and servicing agreement with respect to each series of REMIC certificates will contain provisions meeting these requirements.  See “—Taxation of Owners of Residual Securities—Tax-Related Restrictions on Transfer of Residual Securities—Disqualified Organizations” in this prospectus.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that (i) is transferred to the REMIC Pool on the Startup Day, (ii) is purchased by the REMIC Pool within a three-month period after that date pursuant to a fixed price contract in effect on the Startup Day or (iii) represents an increase in the principal amount of an obligation described in clause (i) or (ii) and certain other requirements are met.  Qualified mortgages include whole mortgage loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC.  The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages.  A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either

(i)

in exchange for any qualified mortgage within a three-month period after that date; or

(ii)

in exchange for a “defective obligation” within a two-year period thereafter.

A “defective obligation” includes

(i)

a mortgage in default or as to which default is reasonably foreseeable;

(ii)

a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

(iii)

a mortgage that was fraudulently procured by the borrower; and

(iv)

a mortgage that was not in fact principally secured by real property, but only if that mortgage is disposed of within 90 days of discovery.

A mortgage loan that is “defective,” as described in clause (iv), and is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property.  A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.  A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests if defaults occur, including delinquencies, on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies.  In addition, a Reserve Fund may be used to provide a source of funds for the purchase of additional qualified mortgages.  A Reserve Fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages.  A Reserve Fund must be reduced “promptly and appropriately” to the extent no longer reasonably required.  Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage.  Foreclosure property is generally not held beyond the close of the third calendar year following the year of acquisition, with one extension available from the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements.  All of the interests in a REMIC Pool must be either of the following:

(1)

one or more classes of regular interests or

(2)

a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is

·

issued on the Startup Day with fixed terms,

·

designated as a regular interest,

·

unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and

·

provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages.  The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages.  The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.  An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls.  Accordingly, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities with respect to that series will constitute a single class of residual interests with respect to each REMIC Pool.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and after that year.  In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below.  Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued.  Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund’s income for the period in which the requirements for REMIC status are not satisfied.  The agreement pursuant to which each REMIC Pool is formed will include provisions designed to maintain the trust fund’s status as a REMIC under the REMIC Provisions.  We do not anticipate that the status of any trust fund as a REMIC will be terminated.

Characterization of Investments in REMIC Securities.  In general, the REMIC Securities will be treated as “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying REMIC Securities would be treated.  Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year.  If the assets of the REMIC Pool include Buydown Loans, it is possible that the percentage of assets constituting “loans . . . secured by an interest in real property which is . . . residential real property” for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid on those loans.  Interest, including original issue discount, on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that those securities are treated as “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code.

In addition, the Regular Securities will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC.  The determination as to the percentage of the REMIC Pool’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during that calendar quarter.  The REMIC will report those determinations to holders of securities in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether that property, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.  The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code.  Furthermore, foreclosure property will qualify as “real estate assets” for purposes of Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures.  For certain series of REMIC Securities, tiered REMICs may be effected by two or more separate elections being made to treat designated portions of the related trust fund as REMICs for federal income tax purposes.  When any series of REMIC Securities is issued, Tax Counsel will deliver an opinion.  This opinion will generally be to the effect that, assuming compliance with all provisions of the related agreement governing the REMIC Securities, the tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the tiered REMICs, respectively, will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Securities will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those securities is interest described in Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of Regular Securities

General.  Regular securities will be treated as newly originated debt instruments for federal income tax purposes.  In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a Regular Securityholder.  In addition, principal payments on a Regular Security will generally be treated as a return of capital to the extent of the Regular Securityholder’s basis in the Regular Security allocable thereto.  Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by the Regular Securityholder.

To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a Regular Security but also an interest in a notional principal contract.  This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the Regular Security is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC.  In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an “outside reserve fund”).  The outside reserve fund would typically be funded from monthly excess cashflow.  If the interest payments on a Regular Security were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the Regular Securityholder to the extent of funds on deposit in the outside reserve fund.  For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the Regular Securityholders.

Original Issue Discount.  Regular Securities may be issued with “original issue discount” within the meaning of Code Section 1273(a).  Holders of any class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purpose as it accrues.  Original issue discount is determined in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to income.  The following discussion is based in part on the OID Regulations and in part on the legislative history of the 1986 Act.  Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities.  To the extent certain issues are not addressed in the regulations, it is anticipated that the trustee will apply the methodology described in the conference committee report to the 1986 Act.  We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Investors are encouraged to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

Each Regular Security, except to the extent described below with respect to a Non-Pro Rata Security, will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder’s income.  The total amount of original issue discount on a Regular Security is the excess of the “stated redemption price at maturity” of the Regular Security over its “issue price.”  The issue price of a class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of a particular class is sold to the public, excluding bond houses, brokers and underwriters.  Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date.  The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.  The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute “qualified stated interest.”

Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate provided that interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any class of Regular Securities will be treated as qualified stated interest.  However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies if a default occurs, it is anticipated that the trustee will treat interest with respect to the Regular Securities as qualified stated interest.  Distributions of interest on Regular Securities with respect to which deferred interest will accrue will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on such Regular Securities.  Likewise, it is anticipated that the trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount – a so-called “super-premium” class – as having no qualified stated interest.  Where the interval between the issue date and the first distribution date on a Regular Security is shorter than the interval between subsequent distribution dates and shorter than the number of days of interest due on such distribution date, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security.  For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years, rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security.  The conference committee report to the 1986 Act provides that the schedule of distributions should be determined in accordance with the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Securities.  The Prepayment Assumption with respect to a series of Regular Securities will be set forth in the related prospectus supplement.  Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Security is held as a capital asset.  Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method.  See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Securityholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition.  The trustee will treat the monthly period ending on the day before each distribution date as the accrual period.  With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Security.  The Conference Committee Report to the Code states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption.  The original issue discount accruing in a full accrual period would be the excess, if any, of:

(1)

the sum of:

(a)

the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and

(b)

the distributions made on the Regular Security during the accrual period that are included in the Regular Security’s stated redemption price at maturity, over

(2)

the adjusted issue price of the Regular Security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

(1)

the yield to maturity of the Regular Security at the issue date,

(2)

events, including actual prepayments, that have occurred prior to the end of the accrual period, and

(3)

the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security’s stated redemption price at maturity that were made on the Regular Security in prior periods.  The original issue discount accruing during any accrual period, as determined in this paragraph, will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.  With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption.  An increase in prepayments on the mortgage loans with respect to a series of Regular Securities can result in both a change in the priority of principal payments with respect to certain classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Securities.

In the case of a Non-Pro Rata Security, we anticipate that the trustee will determine the yield to maturity of this type of security based on the anticipated payment characteristics of the class as a whole under the Prepayment Assumption.  In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph.  However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security, or portion of its unpaid principal balance:

(1)

the remaining unaccrued original issue discount allocable to the security, or to that portion, will accrue at the time of distribution, and

(2)

the accrual of original issue discount allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of that security that was distributed.

The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole.  You are encouraged to consult your tax advisors as to this treatment.

Acquisition Premium.  A purchaser of a Regular Security at a price greater than its adjusted issue price but less than its stated redemption price at maturity must include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction,

(1)

the numerator of which is the excess of its purchase price over the adjusted issue price, and

(2)

the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.

Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Securities.  Regular Securities may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

(1)

the issue price does not exceed the original principal balance by more than a specified amount, and

(2)

the interest compounds or is payable at least annually at current values of:

(a)

one or more “qualified floating rates,”

(b)

a single fixed rate and one or more qualified floating rates,

(c)

a single “objective rate,” or

(d)

a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater that 0.65 but not more than 1.35.  This floating rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate is any rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not:

(1)

within the control of the issuer or a related party, or

(2)

unique to the circumstances of the issuer or a related party.

A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds.  An inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.  A class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that this type of class may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities.  However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations.  Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income.  Investors are encouraged to consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Security bearing the following interest rates will qualify as a regular interest in a REMIC:

(1)

a fixed rate, or

(2)

a variable rate that is:

(a)

a qualified floating rate under the OID Regulations that is tied to current values of a variable rate,

(b)

the highest, lowest, or average of two or more qualified floating rates, including a rate based on the average cost of funds of one or more financial institutions,

(c)

the weighted average of rates on some or all of the qualified mortgages,

(d)

the product:

(i)

of a rate in (a) through (c) above and a fixed multiplier, or

(ii)

plus or minus a constant number of basis points, of a rate in (a) through (c) above and a positive or negative fixed multiplier,

(e)

a rate in (a) through (c) above plus or minus a constant number of basis points,

(f)

a rate in (a) through (e) above that is subject to one or more caps or floors,

(g)

a fixed rate during one or more periods, and a different fixed rate or rates (or a rate in (a) through (f) above) during other periods, or

(h)

a rate in (a) through (f) above during one or more periods, and a fixed rate or rates (or a different rate in (a) through (f) above) during other periods.

Accordingly, it is anticipated that the trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount.”  The yield to maturity and future payments on the Regular Security will generally be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate or, if different, the value of the applicable variable rate as of the pricing date, for the relevant class.  Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity.  Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we anticipate that the trustee will treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as having qualified stated interest, except to the extent that initial “teaser rates” cause sufficiently “back-loaded” interest to create more than de minimis original issue discount.  The yield on Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans.  In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date or possibly the issue date will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.  Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the Regular Securities.

Market Discount.  A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278.  Under these sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Security:

(1)

is exceeded by the then-current principal amount of the Regular Security, or

(2)

in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.

Any purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on a Regular Security as distributions includible in the stated redemption price at maturity of the Regular Securities are received, in an amount not exceeding any distribution.  Any market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.  The Conference Committee Report to the 1986 Act provides that until the regulations are issued, market discount would accrue either:

(1)

on the basis of a constant interest rate, or

(2)

in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue as of the end of the period.

Any purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.  Any purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on that security.  The deferred portion of interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for the year.  Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of.  As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which an election may be deemed to be made.

By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security, determined as described in the fourth paragraph under “—Original Issue Discount,” remaining after the date of purchase.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount.  See “—Original Issue Discount” above.  Treasury regulations implementing the market discount rules have not yet been issued.  Therefore investors are encouraged to consult their own tax advisors regarding the application of these rules.  Investors are encouraged to also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium.  A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  If the Regular Securityholder holds a Regular Security as a “capital asset” within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under the constant yield method.  This election will apply to all debt obligations acquired by the Regular Securityholder at a premium held in that taxable year or after that taxable year, unless revoked with the permission of the IRS.  Final Treasury regulations with respect to amortization of bond premiums do not by their terms apply to obligations, such as the Regular Securities, which are prepayable as described in Code Section 1272(a)(6).  However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities.  It is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available.  Amortizable bond premium will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method.  A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.  For purposes of applying the constant yield method to a debt instrument subject to this election:

(1)

“interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium, and

(2)

the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new Prepayment Assumption as of the date of the holder’s acquisition would apply.  A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments.  However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter.  The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS.  You are encouraged to consult your own tax advisors regarding the advisability of making this type of an election.

Treatment of Losses.  Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that those losses are uncollectible.  Accordingly, the holder of a Regular Security, particularly a subordinate security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency.  However, the holder of a Regular Security may not be able to take a deduction, subject to the discussion below, for the corresponding loss until a subsequent taxable year.  In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

Under Code Section 166, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss a loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless.  In general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless.  Although the matter is not free from doubt, the non-corporate Regular Securityholders should be allowed a bad debt deduction at a time when the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable class of Regular Securities has been otherwise retired.  The IRS could also assert that losses on the Regular Securities are deductible based on some other method that may defer deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise if the class is terminated.  Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to Regular Securities.

While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business.  Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts.  You are encouraged to consult your tax advisors regarding the treatment of losses on Regular Securities.

Sale or Exchange of Regular Securities.  If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security.  The adjusted basis of a Regular Security generally will equal:

(1)

the cost of the Regular Security to the seller,

(2)

increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Security, and

(3)

reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium and by any recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the applicable holding period described below.  Gain will be treated as ordinary income:

(1)

if a Regular Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of the transaction,

(2)

in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or

(3)

to the extent that the gain does not exceed the excess, if any, of:

(a)

the amount that would have been includible in the gross income of the holder if its yield on the Regular Security were 110% of the applicable federal rate as of the date of purchase, over

(b)

the amount of income actually includible in the gross income of the holder with respect to the Regular Security.

In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Capital gains of non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for capital assets held for more than one year.  The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxation of Owners of Residual Securities

Taxation of REMIC Income.  Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities, and will not be taxed separately to the REMIC Pool.  The daily portions of REMIC taxable income or net loss of a Residual Securityholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating each daily portion among the Residual Securityholders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day.  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

(1)

the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

(2)

all bad loans will be deductible as business bad debts, and

(3)

the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes:

(1)

interest, original issue discount income and market discount income, if any, on the mortgage loans,

(2)

reduced by amortization of any premium on the mortgage loans,

(3)

plus income from amortization of issue premium, if any, on the Regular Securities,

(4)

plus income on reinvestment of cash flows and reserve assets, and

(5)

plus any cancellation of indebtedness income if realized losses are allocated to the Regular Securities.

The REMIC Pool’s deductions include:

(1)

interest and original issue discount expense on the Regular Securities,

(2)

servicing fees on the mortgage loans,

(3)

other administrative expenses of the REMIC Pool, and

(4)

realized losses on the mortgage loans.

The requirement that Residual Securityholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no securities of any class of the related series outstanding.

The taxable income recognized by a Residual Securityholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest, including original issue discount, or income from amortization of issue premium on the Regular Securities, on the other hand.  If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities.  The discount on the mortgage loans which is includible in income may exceed the deduction allowed upon distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities.  When more than one class of Regular Securities distributes principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier classes of Regular Securities to the extent that those classes are not issued with substantial discount or are issued at a premium.

If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Securities are made.  Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of a series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities.  By contrast, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.  Consequently, Residual Securityholders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of any mismatching or unrelated deductions against which to offset income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.”  The timing of any mismatching of income and deductions described in this paragraph, if present with respect to a series of securities, may have a significant adverse effect on a Residual Securityholder’s after-tax rate of return.

Basis and Losses.  The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Securityholder is limited to the adjusted basis of the Residual Security as of the close of the quarter, or time of disposition of the Residual Security, if earlier, determined without taking into account the net loss for the quarter.  The initial adjusted basis of a purchaser of a Residual Security is the amount paid for the Residual Security.  The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Securityholder and will be decreased, but not below zero,

(1)

first, by a cash distribution from the REMIC Pool, and

(2)

second, by the amount of loss of the REMIC Pool reportable by the Residual Securityholder.

Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Securityholder as to whom a loss was disallowed and may be used by the Residual Securityholder only to offset any income generated by the same REMIC Pool.

A Residual Securityholder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool.  However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.  This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life.  However, in view of the possible acceleration of the income of Residual Securityholders described above under “—Taxation of REMIC Income,” the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Securities.

A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows.  The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool’s basis in its assets.  Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic Residual Securities.  These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Security is expected to generate taxable income or net loss to its holder.  Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC Pool is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC Pool, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.  If the holder of a non-economic Residual Security sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.  The regulations also provide that inducement fees constitute income from sources within the United States.  Prospective purchasers of the Residual Securities are encouraged to consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Securityholder, other than an original holder, in the Residual Security is greater than the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Securityholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.  The REMIC Regulations currently in effect do not so provide.  See “—Treatment of Certain Items of REMIC Income and Expense” and “—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Security” below regarding possible treatment of a loss on termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense.  Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations.  The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Securities.  Different methods could result in different timing or reporting of taxable income or net loss to Residual Securityholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.  Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium on the Regular Securities will be determined in the same manner as original issue discount income on Regular Securities as described above under “—Taxation of Owners of Regular Securities — Original Issue Discount” and “— Variable Rate Regular Securities,” without regard to the de minimis rule described in this prospectus, and “— Premium,” below.

Market Discount.  The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in the mortgage loans is exceeded by their unpaid principal balances.  The REMIC Pool’s basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.  The REMIC Regulations provide that in the REMIC Pool’s basis in the mortgage loans is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool.  The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount.  Market discount income generally should accrue in the manner described above under “—Taxation of Owners of Regular Securities—Market Discount.”

Premium.  Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess.  As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool.  In a manner analogous to the discussion above under “—Taxation of Owners of Regular Securities—Premium,” a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985 under the constant yield method.  Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item.  Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985.  Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loans.  The allocation of a premium pro rata among principal payments should be considered a reasonable method.  However, the IRS may argue that a premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income.  A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Securityholder will be subject to special treatment.  That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for each quarterly period of:

(1)

120% of the long-term applicable federal rate that would have applied to the Residual Security if it were a debt instrument on the Startup Day under Code Section 1274(d), multiplied by

(2)

the adjusted issue price of the Residual Security at the beginning of each quarterly period.

For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security prior to the beginning of each quarterly period.  Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of income as the adjusted issue price of the Residual Securities diminishes.

The portion of a Residual Securityholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Securityholder’s return.  However, net operating loss carryovers are determined without regard to excess inclusion income.  Further, if the Residual Securityholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Securityholder’s excess inclusions will be treated as unrelated business taxable income of that Residual Securityholder for purposes of Code Section 511.  In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons and the portion of the REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise.  See “—Taxation of Certain Foreign Investors—Residual Securities” below.  Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion, allocated under Treasury regulations yet to be issued, of dividends, paid by the real estate investment trust or regulated investment company:

(1)

could not be offset by net operating losses of its shareholders,

(2)

would constitute unrelated business taxable income for tax-exempt shareholders, and

(3)

would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Alternative minimum taxable income for a Residual Securityholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions.  A Residual Securityholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.  The amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Securities.  Disqualified Organizations.  If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization, as defined below, a tax would be imposed in an amount equal to the product of:

(1)

the present value of the total anticipated excess inclusions with respect to a Residual Security for periods after the transfer, and

(2)

the highest marginal federal income tax rate applicable to corporations.

The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption.  The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue.  This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer.  This tax generally would be imposed on the transferor of the Residual Security, except that where a transfer is through an agent, including a broker, nominee, or other middleman, for a Disqualified Organization, the tax would instead be imposed on the agent.  However, a transferor of a Residual Security would in no event be liable for this tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.  The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity, as defined below, has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on that entity equal to the product of:

(1)

the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and

(2)

the highest marginal federal corporate income tax rate.

That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year.  The Pass-Through Entity would not be liable for the tax if it received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder’s taxpayer identification number and, during the period the person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership,” as defined below, holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on a Pass-Through Entity by Section 860E(c) of the Code.  An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

For these purposes,

(1)

“Disqualified Organization” means:

(a)

the United States,

(b)

any state or political subdivision of the United States or any state,

(c)

any foreign government,

(d)

any international organization,

(e)

any agency or instrumentality of any of the foregoing (but not an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by the governmental entity),

(f)

any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and

(g)

any organization, other than a farmers’ cooperative described in Code Section 531, that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

(2)

“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity; and

(3)

an “electing large partnership” means any partnership having more than 100 members during the preceding tax year, other than certain service partnerships and commodity pools, which elects to apply certain simplified reporting provisions under the Code.

The applicable agreement with respect to a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless:

(1)

the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization, i.e., as a broker, nominee or middleman of the Disqualified Organization; and

(2)

the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.

Moreover, the related agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.  Each Residual Security with respect to a series will bear a legend referring to the restrictions on transfer.  Each Residual Securityholder will be deemed to have agreed, as a condition of ownership of a Residual Security, to any amendments to the related agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.  Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing this information.

Noneconomic Residual Interests.  The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool.  Under the REMIC Regulations, a transfer of a “noneconomic residual interest,” as defined in the following sentence, to a Residual Securityholder, other than a Residual Securityholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax.  A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a “noneconomic residual interest” unless, at the time of the transfer:

(1)

the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

(2)

the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Tax-Related Restrictions on Transfer of Residual Securities—Disqualified Organizations.”  The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  A safe harbor is provided if:

(1)

the transferor

(a)

conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee,

(b)

found that the transferee historically paid its debts as they came due, and

(c)

found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future,

(2)

the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and

(3)

the transferee represents to the transferor that it will not cause income from the Residual Security to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the Residual Security, is, in fact, not transferred to such permanent establishment or fixed base, and

(4)

one of the following two tests is satisfied:  either

(a)

the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of:

(i)

the present value of any consideration given to the transferee to acquire the interest;

(ii)

the present value of the expected future distributions on the interest; and

(iii)

the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate.  Further, present values generally are computed using a discount rate equal to the short-term federal rate set forth in Section 1274(d) of the Code, for the month of such transfer and the compounding period used by the transferee; or

(b)

(i)

the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)

the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)

the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Because these rules are not mandatory but would provide safe harbor protection, the related pooling and servicing agreement will not require that clause (a) or (b) be met as a condition to transfer of a Residual Security.  Holders of Residual Securities are encouraged to consult their tax advisors as to whether or in what amount any such payment should be made upon transfer thereof.

Foreign Investors.  The REMIC Regulations provide that the transfer of a Residual Security that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes.  This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee’s income is effectively connected with the conduct of a trade or business within the United States.  A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer:

(1)

the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

(2)

the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The prospectus supplement relating to the securities of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

Sale or Exchange of a Residual Security.  If the sale or exchange of a Residual Security occurs, the Residual Securityholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under “—Taxation of Owners of Residual Securities—Basis and Losses,” of a Residual Securityholder in a Residual Security at the time of the sale or exchange.  In addition to reporting the taxable income of the REMIC Pool, a Residual Securityholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date.  Income will be treated as gain from the sale or exchange of the Residual Securityholder’s Residual Security.  As a result, if the Residual Securityholder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds the Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a Residual Security will be treated as ordinary income:

(1)

if a Residual Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Securityholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, or

(2)

in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities.  These wash sale rules will apply where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition of the Residual Security, acquires any residual interest in any REMIC or any interest in a “taxable mortgage pool,” or enters into any other transaction that results in the application of Code Section 1091, such as a non-REMIC owner trust, that is economically comparable to a Residual Security.

Mark to Market Regulations.  Regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers provide that a Residual Security is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions.  Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Securityholders, but rather will be taxed directly to the REMIC Pool at a 100% rate.  Prohibited transactions generally include:

(1)

the disposition of a qualified mortgage other than for:

(a)

substitution within two years of the Startup Day for a defective, including a defaulted, obligation, or repurchase in lieu of substitution of a defective, including a defaulted, obligation at any time, or for any qualified mortgage within three months of the Startup Day,

(b)

foreclosure, default, or imminent default of a qualified mortgage,

(c)

bankruptcy or insolvency of the REMIC Pool, or

(d)

a qualified (complete) liquidation,

(2)

the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

(3)

the receipt of compensation for services, or

(4)

the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Regardless of clauses (1) and (4) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call —generally, an optional termination to save administrative costs when no more than a small percentage of the securities is outstanding.  The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by:

(1)

a default or reasonably foreseeable default,

(2)

an assumption of the mortgage loan,

(3)

the waiver of a due-on-sale or due-on-encumbrance clause, or

(4)

the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day.  In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.  Exceptions are provided for cash contributions to the REMIC Pool:

(1)

during the three months following the Startup Day,

(2)

made to a qualified Reserve Fund by a Residual Securityholder,

(3)

in the nature of a guarantee,

(4)

made to facilitate a qualified liquidation or clean-up call, and

(5)

as otherwise permitted in Treasury regulations yet to be issued.

We do not anticipate that there will be any contributions to the REMIC Pool after the Startup Day.

Net Income from Foreclosure Property.  The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts.  Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year following the year of acquisition, with a possible extension.  Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.  We do not anticipate that the REMIC Pool will have any taxable net income from foreclosure property.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to Regular Securityholders and Residual Securityholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.  The trustee will be required to sign the REMIC Pool’s returns.  Treasury regulations provide that, except where there is a single Residual Securityholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding.  The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Securityholder holding the largest percentage interest in the Residual Securities.  If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Securityholder, the Residual Securityholder or the other person specified pursuant to Treasury regulations will be required to act as tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income.  In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

(1)

3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

(2)

80% of the amount of itemized deductions otherwise allowable for the year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

In the case of a REMIC Pool, these deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC.  These investors who hold REMIC Securities either directly or indirectly through certain Pass-Through Entities may have their pro rata share of expenses allocated to them as additional gross income, but may be subject to a limitation on deductions.  In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors of this type to be subject to significant additional tax liability.  Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election.  However, this additional gross income and limitation on deductions will apply to the allocable portion of these expenses to holders of Regular Securities, as well as holders of Residual Securities, where Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust.  Generally, all these expenses will be allocable to the Residual Securities.  In general, the allocable portion will be determined based on the ratio that a REMIC Securityholder’s income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool.  As a result, individuals, estates or trusts holding REMIC Securities, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other Pass-Through Entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

Taxation of Certain Foreign Investors

Regular Securities.  Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that the non-U.S. Person:

(1)

is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C), and

(2)

provides the trustee, or the person who would otherwise be required to withhold tax from the distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a non-U.S. Person.

If the signed statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person.  In the latter case, the non-U.S. Person will be subject to United States federal income tax at regular rates.

In the case of Regular Securities held by a foreign partnership, Treasury regulations require that:

(1)

the certification described above be provided by the partners rather than by the foreign partnership and

(2)

the partnership provide certain information, including a United States taxpayer identification number.

In addition, a look-through rule applies in the case of tiered partnerships.  Investors who are non-U.S. Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security and the certification requirements of the Code and Treasury regulations.

Residual Securities.  The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Securityholders who are non-U.S. Persons generally should be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax.  Treasury regulations provide that amount distributed to Residual Securityholders may qualify as “portfolio interest,” subject to the conditions described in “Regular Securities” above, but only to the extent that:

(1)

the mortgage loans were issued after July 18, 1984, and

(2)

the trust fund or segregated pool of assets in that trust fund, as to which a separate REMIC election will be made, to which the Residual Security relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).

Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form.  Furthermore, Residual Securityholders will not be entitled to any exemption from the 30% withholding tax, or lower treaty rate to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.”  See “—Taxation of Owners of Residual Securities—Limitations on Offset or Exemption of REMIC Income” in this prospectus.  If the amounts paid to Residual Securityholders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by non-U.S. Persons, 30% or lower treaty rate withholding will not apply.  Instead, the amounts paid to the non-U.S. Persons will be subject to United States federal income tax at regular rates.  If 30% or lower treaty rate withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed, or when the Residual Security is disposed of, under rules similar to withholding upon disposition of debt instruments that have original issue discount.  See “—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.”  Investors who are non-U.S. Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

Backup Withholding

Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 of 28% (which rate will be increased to 31% after 2010) on “reportable payments.”  Reportable payments include interest distributions, original issue discount, and, under certain circumstances, principal distributions, unless the Regular Securityholder complies with certain reporting and/or certification procedures.  These reporting and/or certification procedures include the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Security, or the holder is otherwise an exempt recipient under applicable provisions of the Code.  Any amounts to be withheld from distribution on the Regular Securities would be refunded by the IRS or allowed as a credit against the Regular Securityholder’s federal income tax liability.  The Treasury regulations provide other rules relating to certain presumptions relating to information reporting and backup withholding.  Prospective investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee.  All brokers, nominees and all other non-exempt holders of record of Regular Securities, including:

·

corporations,

·

non-calendar year taxpayers,

·

securities or commodities dealers,

·

real estate investment trusts,

·

investment companies,

·

common trust funds,

·

thrift institutions and

·

charitable trusts,

may request information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Securities.  Holders through nominees must request information from the nominee.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.

Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Securityholder by the end of the month following the close of each calendar quarter—41 days after the end of a quarter under proposed Treasury regulations—in which the REMIC Pool is in existence.  Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Securityholders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the IRS concerning Code Section 67 expenses as, as described under “—Limitations on Deduction of Certain Expenses” above, allocable to the holders.  Furthermore, under the regulations, information must be furnished quarterly to Residual Securityholders, furnished annually to holders of Regular Securities, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “—Characterization of Investments in REMIC Securities.”

Tax Treatment of Exchangeable Securities

Exchangeable Securities Representing Proportionate Interests in Two or More Regular Securities

The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each Regular Security corresponding to that exchangeable security. Each beneficial owner of such an exchangeable security should account for its ownership interest in each Regular Security underlying that exchangeable security as described under “—Taxation of Owners of Regular Securities.”  If a beneficial owner of an exchangeable security acquires an interest in two or more underlying Regular Securities other than in an exchange described under “Exchangeable Securities” in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying Regular Securities in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the exchangeable security, the owner must allocate the sale proceeds among the underlying Regular Securities in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to original issue discount, unless an exception applies. Under this rule, if an exchangeable security represents beneficial ownership of two or more Regular Securities, those Regular Securities could be treated as a single debt instrument for original issue discount purposes. In addition, if the two or more Regular Securities underlying an exchangeable security were aggregated for original issue discount purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for the related underlying Regular Securities, (ii) sell one of those related Regular Securities and (iii) retain one or more of the remaining related Regular Securities, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying Regular Securities sold and the related Regular Securities retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the Regular Securities sold using its basis allocable to those Regular Securities. Also, the beneficial owner then must treat the Regular Securities underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those Regular Securities. Accordingly, the beneficial owner must accrue interest and original issue discount with respect to the Regular Securities retained based on the beneficial owner’s basis in those Regular Securities.

As a result, when compared to treating each Regular Security underlying an exchangeable security as a separate debt instrument, aggregating the Regular Securities underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security. Moreover, if Section 1286 of the Code were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the exchangeable securities and due to the trustee’s lack of information necessary to report computations that might be required by Section 1286 of the Code, the trustee will treat each Regular Security underlying an exchangeable security as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more Regular Securities underlying an exchangeable security were aggregated, the timing of accruals of original issue discount applicable to an exchangeable security could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the Regular Securities underlying the exchangeable securities should be aggregated for original issue discount purposes.

Exchangeable Securities Representing Disproportionate Interests in Regular Securities

The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the Regular Security corresponding to that exchangeable security. The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the Code, except as discussed below. Under Section 1286 of the Code, a beneficial owner of an exchangeable security will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying Regular Securities. If an exchangeable security entitles the holder to payments of principal and interest on an underlying Regular Security, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying Regular Security to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying Regular Security, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, each exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Section 1286 of the Code, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having original issue discount equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to Regular Securities under “—Taxation of Owners of Regular Securities-Original Issue Discount.”

If the exchangeable security has original issue discount, the beneficial owner must include the original issue discount in its ordinary income for federal income tax purposes as the original issue discount accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue original issue discount using a method similar to that described with respect to the accrual of original issue discount on a Regular Security under “—Taxation of Owners of Regular Securities-Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating original issue discount would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying Regular Securities.

In light of the application of Section 1286 of the Code, a beneficial owner of an exchangeable security generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to an exchangeable security generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences should they fail to do so.

The rules of Section 1286 of the Code also apply if (i) a beneficial owner of Regular Securities exchanges them for an exchangeable security, (ii) the beneficial owner sells some, but not all, of the exchangeable securities, and (iii) the combination of retained exchangeable securities cannot be exchanged for the related Regular Securities. As of the date of such a sale, the beneficial owner must allocate its basis in the Regular Securities between the part of the Regular Securities underlying the exchangeable securities sold and the part of the Regular Securities underlying the exchangeable securities retained in proportion to their relative fair market values. Section 1286 of the Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained exchangeable securities, and the beneficial owner must then accrue any original issue discount with respect to the retained exchangeable securities as described above. Section 1286 of the Code does not apply, however, if a beneficial owner exchanges Regular Securities for the related exchangeable securities and retains all the exchangeable securities, see “—Treatment of Exchanges” below.

Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security. The owner’s adjusted basis generally is equal to the owner’s cost of the exchangeable security (or portion of the cost of Regular Securities allocable to the exchangeable security), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Taxation of Owners of Regular Securities.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of exchangeable securities that may be exchanged for underlying Regular Securities, the owner should be treated as owning the underlying Regular Securities, in which case Section 1286 of the Code would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701 (a)(19)(C) of the Code or as “real estate assets” under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or original issue discount derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. You should consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the Code.

Treatment of Exchanges

If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities in the manner described under “Exchangeable Securities” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying Regular Security that it owned immediately prior to the exchange.

Grantor Trust Funds

Classification of Grantor Trust Funds

With respect to each series of Grantor Trust Securities, Tax Counsel will deliver an opinion.  The opinion will be to the effect that, assuming compliance with all provisions of the applicable agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as a partnership, an association taxable as a corporation, or a “taxable mortgage pool” within the meaning of Code Section 7701(i).  Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the mortgage loans included in the Grantor Trust Fund.

Standard Securities

General.  Where there is no Retained Interest with respect to the mortgage loans underlying the securities of a series, and where these securities are not designated as “Stripped Securities,” as defined below under “—Stripped Securities,” the holder of each security in the series, referred to in this prospectus as “Standard Securities,” will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security.  As a result, the holder of these securities will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “—Recharacterization of Servicing Fees.”  Accordingly, the holder of a Standard Security of a particular series will be required to report on its federal income tax return, in accordance with the holder’s method of accounting, its pro rata share of the entire income from the mortgage loans represented by its Standard Security, including:

(1)

interest at the coupon rate on the mortgage loans,

(2)

original issue discount, if any,

(3)

prepayment fees,

(4)

assumption fees, and

(5)

late payment charges received by the servicer.

A holder of a Standard Security generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Grantor Trust Fund.  However, investors who are individuals, estates or trusts who own securities, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all administrative and other expenses of the Grantor Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income.  In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

(1)

3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

(2)

80% of the amount of itemized deductions otherwise allowable for that year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

As a result, investors holding Standard Securities, directly or indirectly through a Pass-Through Entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Securities with respect to interest at the pass-through rate or as discount income on those Standard Securities.  In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability.  Moreover, where there is Retained Interest with respect to the mortgage loans underlying a series of securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Stripped Securities” and “—Recharacterization of Servicing Fees,” respectively.

Tax Status.  Tax Counsel has advised the depositor that:

(1)

A Standard Security owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Security is of the type described in that section of the Code.

(2)

A Standard Security owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets.  Interest income on the assets will be considered “interest on obligations secured by mortgages on real property” to that extent within the meaning of Code Section 856(c)(3)(B).

(3)

A Standard Security owned by a REMIC will be considered to represent an “obligation, including any participation or certificate of beneficial ownership in the REMIC, which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount.  We encourage you to consult with your tax advisors as to the federal income tax treatment of premium and discount arising either at the time of initial issuance of Standard Securities or subsequent acquisition.

Premium.  The treatment of premium incurred at the time of the purchase of a Standard Security will be determined generally as described above under “—REMICs—Taxation of Owners of Residual Securities —Premium.”

Original Issue Discount.  The original issue discount rules of Code Section 1271 through 1275 will be applicable to a holder’s interest in those mortgage loans as to which the conditions for the application of those sections are met.  Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984.  Under the OID Regulations, an original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.  See “—Stripped Securities” below regarding original issue discount on Stripped Securities.

Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income.  Unless indicated otherwise in the related prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.  However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal.  Accordingly, if the mortgage loans acquired by a holder of securities are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans, i.e., points, will be includible by the related holder.

Market Discount.  Holders of securities also will be subject to the market discount rules to the extent that the conditions for application of those sections are met.  Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “—REMICs—Taxation of Owners of Regular Securities—Market Discount,” except that the ratable accrual methods described in those sections will not apply.  Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected.  The related prospectus supplement will specify what, if any, prepayment assumption will be assumed for purposes of accrual.

Recharacterization of Servicing Fees.  If the servicing fees paid to a servicer were deemed to exceed reasonable servicing compensation, the amount of excess would represent neither income nor a deduction to holders of securities.  In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.  If a loan-by-loan basis is appropriate, the likelihood that the applicable amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.  IRS guidance indicates that a servicing fee in excess of reasonable compensation—“excess servicing”—will cause the mortgage loans to be treated under the “stripped bond” rules.  This guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of these applicable amounts is not greater than the value of the services provided.

Accordingly, if the IRS approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.  Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as “stripped coupons” and “stripped bonds.”  Subject to the de minimis rule discussed below under “—Stripped Securities,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder of those securities.  While holders of securities would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest.  Applicable Treasury regulations treat an arrangement of this type as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose.  In general, a recharacterization should not have any significant effect on the timing or amount of income reported by a holder of securities, except that the income reported by a cash method holder may be slightly accelerated.  See “—Stripped Securities” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Securities.  If a sale or exchange of a Standard Security occurs, a holder of such a security will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and other assets represented by the security.  In general, the aggregate adjusted basis will equal the holder’s cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions other than accrued interest received on those securities.  Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset.  However, gain on the sale of a Standard Security will be treated as ordinary income:

(1)

if a Standard Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the holder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of that transaction, or

(2)

in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of the taxpayers for capital assets held for more than one year.  The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Securities

General.  Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  For purposes of this discussion, securities that are subject to those rules will be referred to as “Stripped Securities.”  The securities will be subject to those rules if:

(1)

the depositor or any of its affiliates retains, for its own account or for purposes of resale, in the form of Retained Interest, or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

(2)

the depositor or any of its affiliates is treated as having an ownership interest in the mortgage loans to the extent it is paid or retains servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard Securities—Recharacterization of Servicing Fees”), and

(3)

a class of securities are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Security will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Security’s allocable share of the servicing fees paid to a servicer, to the extent that those fees represent reasonable compensation for services rendered.  See the discussion above under “—Standard Securities—Recharacterization of Servicing Fees.”  Although not free from doubt, for purposes of reporting to holders of Stripped Securities, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to the classes for the related period or periods.  The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Securities—General,” subject to the limitation described in that section.

Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued on the date that the stripped interest is purchased.  Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where Stripped Securities are issued with respect to a mortgage pool containing variable-rate mortgage loans, the depositor has been advised by counsel that:

(1)

the Grantor Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and

(2)

each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations.  Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under “—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument.  Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument.  The applicable agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount.  In addition, under those regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium.  This treatment indicates that the interest component of a Stripped Security of this type would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security.  Further, these regulations provide that the purchaser of a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either:

(1)

the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or

(2)

no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.  Any market discount would be reportable as described above under “—REMICs—Taxation of Owners of Regular Securities—Market Discount,” without regard to the de minimis rule described in this prospectus, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Securities.  No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the mortgage loans.  Although the issue is not free from doubt, counsel has advised the depositor that Stripped Securities owned by applicable holders should be considered to represent

(1)

“real estate assets” within the meaning of Code Section 856(c)(5)(B),

(2)

“obligation[s] . . . principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and

(3)

“loans . . . secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v).

Interest including original issue discount income attributable to Stripped Securities should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for this tax treatment.  See “—Standard Securities—Tax Status” above.

Taxation of Stripped Securities.  Original Issue Discount.  Except as described above under “—General,” each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes.  Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income.  Based in part on the issue discount required to be included in the income of a holder of a Stripped Security in any taxable year likely will be computed generally as described above under “—REMICs—Taxation of Owner of Regular Securities—Original Issue Discount” and
“—Variable Rate Regular Securities.”  However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under “—General,” the issue price of a Stripped Security will be the purchase price paid by each holder of the Stripped Security.  The stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to the holder of securities, presumably under the Prepayment Assumption, other than qualified stated interest.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a holder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the holder’s Stripped Security.  While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Security to recognize a loss, which may be a capital loss, equal to that portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the mortgage loans are prepaid could lead to the interpretation that those interest payments are “contingent” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities.  However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income.  Prospective investors are encouraged to consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Security generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption.  The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee.  Accordingly, any information reporting provided by the trustee with respect to these Stripped Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these securities.  Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Security generally will be different than that reported to holders and the IRS.  Prospective investors are encouraged to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Sale or Exchange of Stripped Securities.  Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder’s adjusted basis in that Stripped Security, as described above under “—REMICs—Taxation of Owners of Regular Securities—Sale or Exchange of Regular Securities.”  To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Securities, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above.  It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a holder of securities other than an original holder of securities should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Securities.  When an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes the classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations.  The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions.  For example, the holder of securities may be treated as the owner of:

(1)

one installment obligation consisting of the Stripped Security’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the respective Stripped Security’s pro rata share of the payments attributable to interest on each mortgage loan,

(2)

as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan, or

(3)

a separate installment obligation for each mortgage loan, representing the Stripped Security’s pro rata share of payments of principal and/or interest to be made with respect to that Stripped Security.

Alternatively, the holder of one or more classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the related Stripped Security, or classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder.  Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable.  The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, holders of such securities are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of Grantor Trust Securities at any time during that calendar year, information, prepared on the basis described above, as is necessary to enable the holder of those securities to prepare its federal income tax returns.  The information will include the amount of original issue discount accrued on Grantor Trust Securities held by persons other than holders of securities exempted from the reporting requirements.  However, the amount required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a holder of Grantor Trust Securities, other than an original holder of securities that purchased at the issue price.  In particular, in the case of Stripped Securities, the reporting will be based on a representative initial offering price of each class of Stripped Securities or some price as set forth in the related prospectus supplement.  The trustee will also file original issue discount information with the IRS.  If a holder of securities fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a holder of securities has not reported all interest and dividend income required to be shown on his federal income tax return, 28% backup withholding (which rate will be increased to 31% after 2010) may be required in respect of any reportable payments, as described above under “—REMICs—Backup Withholding.”

The IRS has published regulations which will, when effective, establish a reporting framework for interests in “widely held fixed investment trusts” that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as an entity classified as a “trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in “street name.”  These regulations will be effective beginning January 1, 2007.

Taxation of Certain Foreign Investors.  To the extent that a Grantor Trust Security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. Persons generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty.  Accrued original issue discount recognized by the holder of Grantor Trust Securities on the sale or exchange of that security also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and these persons will be subject to the same certification requirements, described above under “—REMICs—Taxation of Certain Foreign Investors—Regular Securities.”

Partnership Trust Funds

Classification of Partnership Trust Funds

With respect to each series of Partnership Securities or Debt Securities, Tax Counsel will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.  This opinion will be based on the assumption that the terms of the applicable agreement and related documents will be complied with, and on counsel’s conclusion that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

Characterization of Investments in Partnership Securities and Debt Securities

For federal income tax purposes:

(1)

Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and

(2)

interest on Debt Securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B).  However, Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust’s proportionate interest in the assets of the Partnership Trust Fund based on capital accounts unless the Partnership Security is not treated as equity in the issuing trust.

Taxation of Holder of Debt Securities

Treatment of the Debt Securities as Indebtedness.  The depositor will agree, and the holders of securities will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes.  No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities.  However, with respect to each series of Debt Securities, Tax Counsel will deliver its opinion that, unless otherwise specified in the related prospectus supplement, the Debt Securities will be classified as indebtedness for federal income tax purposes.  The discussion below assumes this characterization of the Debt Securities is correct.

If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust Fund.  As a result, the timing and amount of income allocable to holders of the Debt Securities may be different than as described in the following paragraph.

Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that:

(1)

income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method,

(2)

the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities.  See “—REMICs—Taxation of Owners of Regular Securities—Sale or Exchange of Regular Securities” above, and

(3)

the character and timing of any Realized Losses may be governed by Code Section 165(g) relating to worthless securities rather than by Code Section 166 relating to bad debts if the Debt Securities are considered issued by a corporation.  This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the residual interest in the trust that was a corporation.

Taxation of Owners of Partnership Securities

Treatment of the Partnership Trust Fund as a Partnership.  The prospectus supplement may specify that the depositor will agree, and the holders of Partnership Securities will agree by their purchase of Partnership Securities, to treat the Partnership Trust Fund:

(1)

as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the holders of Partnership Securities, including the depositor, and the Debt Securities, if any, being debt of the partnership, or

(2)

if a single beneficial owner owns all of the Partnership Securities in a trust fund, the trust fund will be ignored for federal income tax purposes and the assets and Debt Securities of the trust fund will be treated as assets and indebtedness of this beneficial owner.

A variety of alternative characterizations are possible.  For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust Fund.  A characterization of this type would not result in materially adverse tax consequences to holders of securities as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below.  The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

Partnership Taxation.  As a partnership, the Partnership Trust Fund will not be subject to federal income tax.  Rather, each holder of Partnership Securities will be required to separately take into account each holder’s allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund.  We anticipate that the Partnership Trust Fund’s income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under “—Grantor Trust Funds—Standard Securities—General,” and “—Premium and Discount” and any gain upon collection or disposition of mortgage loans.  The Partnership Trust Fund’s deductions will consist primarily of interest and original issue discount accruing with respect to the Debt Securities and servicing and other fees.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, i.e., the applicable governing agreement and related documents.  The partnership agreement will provide, in general, that the holders of securities will be allocated gross income of the Partnership Trust Fund for each Due Period equal to the sum of:

(1)

the interest that accrues on the Partnership Securities in accordance with their terms for the Due Period, including interest accruing at the applicable pass-through rate for the applicable Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed;

(2)

any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and

(3)

any other amounts of income payable to the holders of securities for the applicable Due Period.

That allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount.  All remaining taxable income or net loss of the Partnership Trust Fund will be allocated to the depositor and any remaining net loss will be allocated to the depositor to the extent of the depositor’s capital account and then will be allocated to holders of Partnership Securities in the order in which they bear losses.  Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations.  No assurance can be given that the IRS would not require a greater amount of income to be allocated to Partnership Securities.  Moreover, even under the foregoing method of allocation, holders of Partnership Securities may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount.  Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and holders of Partnership Securities may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay these taxes.

All of the taxable income allocated to a holder of Partnership Securities that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to a holder under the Code.

A share of expenses of the Partnership Trust Fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust holder of Partnership Securities would be miscellaneous itemized deductions subject to the limitations described above under “—Grantor Trust Funds—Standard Securities—General.”  Accordingly, these deductions might be disallowed to the individual in whole or in part and might result in the holder of the Partnership Securities being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder of the securities over the life of the Partnership Trust Fund.

Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description above under “—Grantor Trust Funds—Standard Securities—General” and “—Premium and Discount.”  Regardless of that description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to holders of Partnership Securities on an aggregate basis with respect to all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis.  If the IRS required calculations to be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but we believe that there would not be a material adverse effect on holders of Partnership Securities.

Discount and Premium.  The prospectus supplement may provide that the mortgage loans will have been issued with original discount.  However, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income.  However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase.  If so, the mortgage loans will have been acquired at a premium or discount, as the case may be.  See “—Grantor Trust Funds—Standard Securities—Premium and Discount” in this prospectus.  As previously indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans.  As indicated above, a portion of any market discount income or premium deduction may be allocated to holders of Partnership Securities.

Section 708 Termination.  Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. A termination of this type would cause a deemed contribution of the assets of a Partnership Trust Fund —the “old partnership”— to a new Partnership Trust Fund —the “new partnership”— in exchange for interests in the new partnership. The interests in a new Partnership Trust Fund would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

Disposition of Securities.  Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller’s tax basis in the Partnership Securities sold.  A holder’s tax basis in a Partnership Security will generally equal the holder’s cost increased by the holder’s share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to a Partnership Security.  In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder’s share of the Debt Securities and other liabilities of the Partnership Trust Fund.  A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Securities.  If a sale or other disposition of some of the Partnership Securities occurs, the holder may be required to allocate a portion of the aggregate tax basis to the Partnership Securities sold, rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security.

Any gain on the sale of a Partnership Security attributable to the holder’s share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements.  The Partnership Trust Fund does not expect to have any other assets that would give rise to similar special reporting considerations.  Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

If a holder of Partnership Securities is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to those Partnership Securities, the excess will generally give rise to a capital loss if the retirement of the Partnership Securities occurs.

Allocations Between Transferors and Transferees.  In general, the Partnership Trust Fund’s taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the holders of securities in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of the related Due Period.  As a result, a holder purchasing Partnership Securities may be allocated tax items attributable to periods before the actual transaction, which will affect its tax liability and tax basis.

The use of this Due Period convention may not be permitted by existing regulations.  If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the holders of Partnership Securities.  The depositor will be authorized to revise the Partnership Trust Fund’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 731 Distributions.  In the case of any distribution to a holder of Partnership Securities, no gain will be recognized to that holder of securities to the extent that the amount of any money distributed with respect to that holder’s Partnership Security exceeds the adjusted basis of that holder’s interest in the security.  To the extent that the amount of money distributed exceeds that holder’s adjusted basis, gain will be currently recognized.  In the case of any distribution to a holder of Partnership Securities, no loss will be recognized except if a distribution in liquidation of a holder’s interest occurs.  Any gain or loss recognized by a holder of Partnership Securities will be capital gain or loss.

Section 754 Election.  If a holder of Partnership Securities sells its securities at a profit or loss, the purchasing holder of Partnership Securities will have a higher or lower basis, as applicable, in the Partnership Securities than the selling holder of Partnership Securities had.  The tax basis of the Partnership Trust Fund’s assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code.  In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make that election.  As a result, holders of Partnership Securities might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect.  This new provision does not apply to a “securitization partnership.”  The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

Administrative Matters.  The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund.  The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year.  The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the Partnership Trust Fund and will report each holder’s allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1 to Form 1065.  The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the Partnership Securities.  Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held.  This information includes:

(1)

the name, address and taxpayer identification number of the nominee and

(2)

as to each beneficial owner:

(x)

the name, address and identification number of the beneficial owner,

(y)

whether the beneficial owner is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

(z)

certain information on Partnership Securities that were held, bought or sold on behalf of the beneficial owner throughout the year.

In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities.  A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement of this type to the Partnership Trust Fund.  The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

The person specified in the applicable agreement as the tax matters partner will be responsible for representing the holders of securities in any dispute with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed.  Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of Partnership Securities, and, under certain circumstances, a holder of securities may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund.  An adjustment could also result in an audit of a holder’s returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

Tax Consequences to Foreign Holders of Partnership Securities.  It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons.  This is so because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus.  However, securityholders who are non-U.S. Persons would in any event not be treated as engaged in a trade or business in the United States if holding the Partnership Security, or other investing or trading in stock or securities for the holder’s own account, is the only activity of the securityholder within the United States and the securityholder is not a dealer in securities.  Accordingly, the securityholders will not be subject to withholding tax pursuant to Section 1446 of the Code, at the highest marginal rate applicable to U.S. corporations for non-U.S. Persons that are taxable as corporations and at the highest marginal rate applicable to U.S. individuals for all other foreign holders.  The prospectus supplement relating to an applicable series will describe whether an exception to the 30% United States withholding tax on interest may apply to securityholders.

Backup Withholding.  Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a “backup” withholding tax of 28% (which rate will be increased to 31% after 2010) if, in general, the holder of Partnership Securities fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

The federal tax discussions set forth above are included for general information only and may not be applicable depending on a securityholder’s particular tax situation.  Prospective purchasers are encouraged consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Securities and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code).  The rules defining “reportable transactions” are complex and they include transactions that result in certain losses that exceed threshold amounts.  Prospective investors are encouraged to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Federal Income Tax Consequences” in this prospectus, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus.  State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the securities offered under this prospectus.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes fiduciary and prohibited transaction restrictions on employee benefit plans subject to ERISA, or ERISA plans, and on persons who are ERISA fiduciaries with respect to the assets of ERISA plans.  Section 4975 of the Code imposes similar prohibited transaction restrictions on qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts, or IRAs, described in Section 408 of the Code (these qualified plans and IRAs, together with ERISA plans, are referred to in this section as “Plans”).

Some employee benefit plans, such as governmental plans as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of those plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law.  Any plan that is a qualified retirement plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules presented in Section 503 of the Code.

In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of Plans and so called “parties in interest” or “disqualified persons” (or “Parties in Interest”), unless a statutory, regulatory or administrative exemption is available.  Parties in Interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.

ERISA Plan Asset Regulations.  Transactions involving a trust that issues securities offered under this prospectus could constitute prohibited transactions under ERISA and Section 4975 of the Code for a Plan that purchases the securities, if the underlying mortgage assets and other assets included in the trust are deemed to be assets of the Plan.  The DOL has promulgated at 29 C.F.R. Section 2510.3-101 regulations (the “Plan Asset Regulations”) defining the term “plan assets” for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code.  Under the Plan Asset Regulations, in most cases, when a Plan acquires an “equity interest” in another entity, such as the trust, the underlying assets of that entity may be considered to be plan assets unless exceptions apply.  In addition to several exceptions not applicable to an entity like the trust, a Plan’s assets will not include an undivided interest in each asset of an entity in which that Plan makes an equity investment if benefit plan investors, as defined in Section 3(42) of ERISA, do not own, in the aggregate, 25% or more in value of any class of equity securities issued by the entity as calculated under the Plan Asset Regulations.  Neither Plans nor persons investing plan assets should acquire or hold securities hereunder in reliance on the availability of this exception or any other exception under the Plan Asset Regulations.  The Plan Asset Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.”  Under the Plan Asset Regulations, plan assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan, such as a certificate or a note with “substantial equity features,” and depending on a number of facts relating to the investment, plan assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest, such as the trust.

Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice for such assets for a fee, is a fiduciary of the investing Plan.  If the mortgage assets and other assets included in a trust constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, may be deemed to be a Plan “fiduciary” and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Section 4975 of the Code for the investing Plan.  Another consequence of the mortgage assets and other assets included in a trust constituting plan assets, is that the activities of the master servicer, any other servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or affiliates of those entities in connection with the operation and management of the trust and the servicing of its assets may constitute or involve prohibited transactions under ERISA or Section 4975 of the Code.

Prohibited Transaction Class Exemption 83-1.  The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 (“PTCE 83-1”), which under certain conditions exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of securities which are highly-rated, non-subordinated “mortgage pool pass-through certificates.”  A “mortgage pool” is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash.  A “mortgage pool pass-through certificate” is defined as a certificate that represents a beneficial undivided interest in a mortgage pool that entitles the holder to pass through payments of principal and interest from the mortgage loans.

PTCE 83-1 requires that:  (i) the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of the certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loan; (ii) the trustee may not be an affiliate of the depositor; and (iii) the payments made to, and retained by, the depositor in connection with the trust, together with all funds inuring to its benefit for administering the trust, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the trust.  The Plan may also pay no more than fair market value for the certificates and the rights and interests evidenced by the certificates may not be subordinated to the rights and interests evidenced by other certificates of the same pool.

PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the servicer in connection with the servicing of the trust are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors.  In the case of any Plan with respect to which the depositor, the servicer, any insurer or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of the certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in the certificates; (ii) the Plan pays no more for the certificates than would be paid in an arm’s-length transaction; (iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of the certificates to the Plan; (iv) the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued and (v) at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the servicer and any insurer.

Before purchasing certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the trust fund is a “mortgage pool,” that the certificates constitute “mortgage pool pass-through certificates” and that the conditions set forth in PTCE 83-1 would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan pursuant to PTCE 83-1.

The Underwriters’ Prohibited Transaction Exemptions.  The DOL has granted an individual prohibited transaction exemption to UBS Securities LLC (as most recently amended and restated by Prohibited Transaction Exemption 2002-41), as an underwriter of mortgaged-backed securities, including both certificates and notes (herein referred to as the “Exemption”).  The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions under Section 4975(a) and (b) of the Code, transactions relating to the servicing and operation of fixed pools of mortgage, manufactured housing or mobile home loans such as those described in this prospectus and the purchase, sale, holding and disposition of securities backed by such assets underwritten or placed by an “underwriter,” provided that conditions listed in the Exemption are satisfied.  For purposes of the Exemption, the term “underwriter” includes (a) UBS Securities LLC, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with UBS Securities LLC and (c) any member of the underwriting syndicate or selling group of which UBS Securities LLC is a manager or co-manager or selling or placement agent for a class of securities.  “Securities” potentially covered by the Exemption would include certificates, interests issued by a trust that elects to be treated as a REMIC, and securities denominated as debt instruments that are issued by an investment pool, including owner trusts.  The Exemption does not cover revolving pools of assets.

Among the general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the Exemption are the following:

First, the acquisition of securities by a Plan or with plan assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the Exemption only applies to securities evidencing rights and interests that are subordinated to the rights and interests evidenced by the other securities of the same entity if none of the loans backing the securities in the transaction has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%.

Third, the securities at the time of acquisition by or with plan assets must be rated in one of the four highest generic rating categories by Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., or Fitch Ratings.

Fourth, the loan-to-value ratio or combined loan-to-value ratio of any single-family residential mortgage loan or home equity loan held in the trust may exceed 100% (but not 125%) at the date of issuance of the securities, provided that such securities must not be subordinated to any other class of securities and must have been rated in one of the two highest generic categories by one of the rating agencies.

Fifth, the trustee cannot be an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter.

Sixth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting or placing the securities; the sum of all payments made to and retained by the depositor under the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, any servicer and any subservicer must represent not more than reasonable compensation for that person’s services under the related agreement and reimbursement of that person’s reasonable expenses in connection therewith.

Seventh, the Exemption requires that the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Eighth, for issuers other than certain trusts, the documents establishing the issuer and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the issuer from creditors of the sponsor.

The Restricted Group consists of the depositor, any underwriter, any insurer, any trustee, any swap counterparty, the servicer, any obligor with respect to loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the loans in the trust, and any affiliate of these parties.

The Exemption also requires that a trust meet the following requirements:

(1)

The trust must consist solely of assets of a type that have been included in other investment pools;

(2)

The securities issued by those other investment pools must have been rated in one of the four highest categories  of one of the rating agencies for at least one year prior to the Plan’s acquisition of securities; and

(3)

The securities issued by those other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any Plan’s acquisition of securities offered by the trust.

A fiduciary of any Plan or other investor of plan assets contemplating purchasing a certificate or note must make its own determination that the general conditions described above will be satisfied for that certificate or note.  The fiduciary should consider that the rating of a security may change.  If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had a permitted investment grade rating would not be required by the Exemption to dispose of the security).  If a certificate (but not a note) meets the requirements of the Exemption, other than those relating to rating or subordination, such certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition in the secondary market of securities by ERISA plans or with plan assets.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition of a certificate or note by a Plan or with plan assets of an “Excluded Plan,” as defined below, by any person who has discretionary authority or renders investment advice for plan assets of that Excluded Plan.  For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA (as well as the taxes imposed by Sections 4975(a) and (b) of the Code) by reason of Section 4975(c)(1)(E) of the Code) in connection with:

·

the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice for the investment of the relevant plan assets in the securities is (a) an obligor as to 5% or less of the fair market value of the assets of the related investment pool or (b) an affiliate of that person,

·

the direct or indirect acquisition or disposition of securities in the secondary market by a Plan or an entity investing plan assets, and

·

the holding of securities by a Plan or an entity investing plan assets.

Further, if specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the investment pools.  The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the investment pools, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) if those restrictions would otherwise apply merely because a person is deemed to be a Party in Interest for an investing Plan (or the investing entity holding plan assets) by virtue of providing services to the Plan (or by virtue of having specified relationships to that person) solely as a result of the ownership of securities by a Plan or the investment of plan assets in securities.

The Exemption provides exemptive relief to various mortgage-backed and asset-backed securities transactions using Funding Accounts for entities issuing securities.  Generally, mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by an entity, may be transferred to that entity within a 90-day or three-month period following the closing date instead of being required to be either identified or transferred on or before the closing date.  In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the conditions applicable to the Funding Accounts are met.

Permitted Assets.  The Exemption permits interest-rate swaps and yield supplement agreements relating to particular classes of securities to be assets of a trust if certain conditions are satisfied.  An interest-rate swap (or if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust asset if it:  (a) is an “eligible Swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap” and (e) permits the trust to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

An “eligible Swap” is one which:  (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either:  (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a)-(c) above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under Prohibited Transaction Class Exemption 84-14 (“PTCE 84-14”), (b) an “in-house asset manager” under Prohibited Transaction Class Exemption 96-23 (“PTCE 96-23”) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the securities are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement:  (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then current rating by the rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).  In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust if it meets the following conditions:  (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an Allowable Notional Amount.

Before purchasing securities, a fiduciary of a Plan should itself confirm that the certificates or notes constitute “securities” for purposes of the Exemption, and that the specific and general conditions provided in the Exemption and the other requirements provided in the Exemption would be satisfied.   In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities by or with the assets of a Plan.

Additional Considerations Relating to Notes.  As discussed above, under the Plan Asset Regulations, the assets of the trust would be treated as “plan assets” of a Plan for the purposes of ERISA and Section 4975 of the Code only if the Plan acquires an “equity interest” in the trust and none of the exceptions contained in the Plan Asset Regulations is applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans without causing the assets of the trust to be considered assets of an investing plan.  However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a Party in Interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a Party in Interest or disqualified person with respect to such Plan.  There can be no assurance that the trust or any of its affiliates will not be or become a Party in Interest or a disqualified person with respect to a Plan that acquires notes.  In the event that the Exemption is not applicable to the notes, a Plan fiduciary or other Plan investor should consider the availability of PTCE 96-23, regarding transactions effected by “in-house asset managers”, PTCE 95-60, regarding investments by insurance company general accounts, PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.”  There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the notes for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the notes or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.  Adequate consideration means fair market as determined in good faith by the Plan fiduciary pursuant to regulations to be promulgated by the DOL. The related prospectus supplement may contain restrictions on purchases of notes by Plans.

Insurance Company General Accounts.  Section 401(c) of ERISA provides guidance with respect to the application of the plan asset rules to insurance company general accounts.  The DOL has issued regulations under Section 401(c) of ERISA (the “Section 401(c) Regulations”), which provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute “plan assets.”  Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the requirements specified in the 401(c) Regulations may be treated as “plan assets.”  In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as “plan assets” of any Plan invested in such separate account except to the extent provided in the Plan Asset Regulations.  Insurance companies contemplating the investment of general account assets in the certificates are encouraged to consult with their legal advisers with respect to the applicability of Section 401(c) of ERISA, including the general account’s ability to hold the securities.

Consultation With Counsel.  Any fiduciary of a Plan or other Plan investor that proposes to acquire or hold securities on behalf of a Plan or with plan assets are encouraged to consult with its counsel about the potential applicability of the fiduciary responsibility and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and the availability of the Exemption, PTCE 83-1 or any other prohibited transaction exemption.

The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, for the securities offered by that prospectus supplement. There can be no assurance that any of these exemptions will apply for any particular Plan’s or other Plan investor’s investment in the securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with that investment.

LEGAL INVESTMENT

The prospectus supplement relating to each series of securities will specify which, if any, of the classes of securities offered constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, which we refer to as SMMEA.  Generally, the only classes of securities that will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.  The appropriate characterization of those securities not qualifying as “mortgage related securities” (“non-SMMEA securities”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these securities, may be subject to significant interpretive uncertainties.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the non-SMMEA securities constitute legal investments for them.

Classes of securities qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to,

(1)

depository institutions,

(2)

insurance companies, and

(3)

trustees and pension funds,

created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for these types of entities.

Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely on existing state law, and not SMMEA.  Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, amended the definition of “mortgage related security” to include, in relevant part, securities satisfying the rating and qualified originator requirements for “mortgage related securities,” but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures.  However, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of securities.  Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in securities qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

(1)

federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented by “mortgage related securities”,

(2)

federal credit unions may invest in “mortgage related securities,” and

(3)

national banks may purchase “mortgage related securities” for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh),

subject in each case to those regulations as the applicable federal regulatory authority may prescribe.  In this connection, the Office of the Comptroller of the Currency (the “OCC”) amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities,” defined in 12 C.F.R. § 1.2(m) to include certain “residential mortgage-related securities.”  As so defined, “residential mortgage-related security” means, in relevant part, “mortgage related security” within the meaning of SMMEA.  The National Credit Union Administration (the “NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities,” other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities.  The Office of Thrift Supervision (the “OTS”) has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” and Thrift Bulletin 73a (December 18, 2001), “Investing in Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the securities.

All depository institutions considering an investment in the securities should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA (effective October 1, 1998).  The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks), applicable to all securities (including mortgage pass-through securities and mortgage-derivative products), used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to,

(1)

“prudent investor” provisions,

(2)

percentage-of-assets limits,

(3)

provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” and

(4)

with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of securities as “mortgage related securities,” no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions.  The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities, may adversely affect the liquidity of the securities.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining:

(1)

whether and to what extent the securities constitute legal investments or are subject to investment, capital or other restrictions, and

(2)

if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

PLAN OF DISTRIBUTION

The securities offered by this prospectus and by the supplements to this prospectus will be offered in series.  The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for a sale.  The related prospectus supplement will specify whether the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by UBS Securities LLC acting as underwriter with other underwriters, if any, named in the related underwriting agreement.  If it is a firm commitment underwriting, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor.  In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions.  The related prospectus supplement will describe any compensation paid by the depositor to the underwriters.

As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

Alternatively, the related prospectus supplement may specify that the securities will be distributed by UBS Securities LLC acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase.  If UBS Securities LLC acts as agent in the sale of securities, UBS Securities LLC will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related residential loans as of the Cut-Off Date.  The exact percentage for each series of securities will be disclosed in the related prospectus supplement.  To the extent that UBS Securities LLC elects to purchase securities as principal, UBS Securities LLC may realize losses or profits based on the difference between its purchase price and the sales price.  The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the related series.

The depositor will indemnify UBS Securities LLC and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments UBS Securities LLC and any underwriters may be required to make in respect of any liability.

The related prospectus supplement relating to securities of a particular series offered by this prospectus will specify whether the depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the securities from the underwriter or underwriters or other person or persons specified in the related prospectus supplement.  A purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the securities so purchased, directly, through one or more underwriters to be designated at the time of the offering of these securities, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement.  The related offering may be restricted in the manner specified in the related prospectus supplement.  The related transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.  Any underwriters and dealers participating in the purchaser’s offering of the related securities may receive compensation in the form of underwriting discounts or commissions from a purchaser and dealers may receive commissions from the investors purchasing the related securities for whom they may act as agent.  The discounts or commissions will not exceed those customary in those types of transactions involved.  Any dealer that participates in the distribution of the related securities may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933.  Any commissions and discounts received by a dealer and any profit on the resale of the securities by that dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

In the ordinary course of business, UBS Securities LLC and the depositor, or their affiliates, may engage in various securities and financing transactions.  These financing transactions include repurchase agreements to provide interim financing of the depositor’s residential loans pending the sale of residential loans or interests in residential loans, including the securities.

The depositor anticipates that the securities will be sold primarily to institutional investors.  Purchasers of securities, including dealers, may, depending on the facts and circumstances of the related purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities.  Holders of securities are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus.  Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

REPORTS TO SECURITYHOLDERS

The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Additional Information”.

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the sponsor’s website referenced above under “Additional Information” as soon as practicable.  Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge.  See “Description of the Securities — Evidence as to Compliance” and “Description of the Securities — Statements to Holders of Securities.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the related series of securities, that relate specifically to the related series of securities.  All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.  We will provide or cause to be provided without charge to each person to whom this prospectus and a related prospectus supplement is delivered in connection with the offering of one or more classes of series of securities, if they request it orally or in writing, a copy of any or all reports incorporated in this prospectus by reference.  We will provide these reports only to the extent the reports relate to one or more of classes of the related series of securities, and without exhibits to these documents, unless the exhibits are specifically incorporated by reference in these documents.  Requests should be directed in writing to Mortgage Asset Securitization Transactions, Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention:  General Counsel, or by telephone at (212) 713-2000.

The depositor filed a registration statement relating to the securities with the SEC.  This prospectus is part of the registration statement, but the registration statement includes additional information.

Copies of the registration statement and any materials filed with the SEC may be obtained from the SEC’s Public Reference Room at 100 F Street N.W., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements, and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval — EDGAR — system.  The depositor filed the registration statement, including all exhibits to the registration statement, through the EDGAR system and therefore these materials should be available by logging onto the SEC’s Internet site.  The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.

LEGAL MATTERS

The validity of the securities and certain federal income tax matters in connection with the securities will be passed on for the depositor by McKee Nelson LLP, New York, New York, Thacher Proffitt & Wood LLP, New York, New York, Cadwalader, Wickersham & Taft LLP, New York, New York or such other counsel for the depositor as specified in the related prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities.  Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

STATIC POOL INFORMATION

The sponsor shall make available any material static pool information as required under the SEC’s rules and regulations.  The static pool data is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool data relates to (a) any trust fund that was established before January 1, 2006 and (b) with respect to any information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

ADDITIONAL INFORMATION

This prospectus, together with the prospectus supplement for each series of securities, contains a summary of the material terms of the applicable exhibits to the registration statement and the documents referred to in this prospectus and in the registration statement.  Copies of the exhibits are on file at the offices of  SEC in Washington, D.C., and may be obtained at rates prescribed by the SEC upon request to the SEC and may be inspected, without charge, at the SEC’s offices.

The SEC also maintains a site on the internet at http://www.sec.gov at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.  The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system and therefore these materials should be available on the SEC’s website.

Copies of the most recent Fannie Mae Prospectus for Fannie Mae certificates and Fannie Mae’s annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 ((202) 752-7115).  Fannie Mae also maintains a site on the internet at http://www.fanniemae.com at which users can view and download such information, including Fannie Mae prospectuses.  The depositor did not participate in the preparation of Fannie Mae’s prospectus or its annual or quarterly reports, other financial information or any other information on its website and, accordingly, the depositor makes no representation as to the accuracy or completeness of the information set forth therein.

Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac’s most recent Information Statement and Information Statement Supplement and Freddie Mac’s annual report and quarterly financial statements as well as other financial information are available by writing or calling the Investor Inquiry department of Freddie Mac at 1551 Park Fun Drive, Mailstop D5B, McLean Virginia 22102 (outside Washington, D.C. metropolitan calling area, telephone (800 336-3672, within Washington, D.C. metropolitan calling area, telephone (571) 382-4000).  Freddie Mac also maintains a site on the internet at http://www.freddiemac.com at which users can view and download such information, including Freddie Mac Offering Circulars.  The depositor did not participate in the preparation of Freddie Mac’s Offering Circular, Information Statement or any supplement thereto or its annual or quarterly reports, other financial information or any other information on its website and, accordingly, the depositor makes no representation as to the accuracy or completeness of the information set forth therein.

RATING

It will be a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Any rating would be based on, among other things, the adequacy of the value of the assets of the trust fund and any credit enhancement with respect to the related class.  A rating will reflect the specified rating agency’s assessment solely of the likelihood that holders of a class of securities of the related class will receive payments to which holders of securities are entitled by their terms.  The rating will not constitute

(1)

an assessment of the likelihood that principal prepayments on the related residential loans will be made,

(2)

the degree to which the rate of prepayments might differ from that originally anticipated, or

(3)

the likelihood of early optional termination of the series of securities.

The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield.  The rating will not address that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

We cannot assure you that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant.  A rating may be lowered or withdrawn due to any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series.  The rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long term debt.

The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of the related series.  These criteria are sometimes based on an actuarial analysis of the behavior of mortgage loans in a larger group.  The foregoing analysis is often the basis on which each rating agency determines the amount of credit enhancement required with respect to each class.  We cannot assure you that the historical data supporting any actuarial analysis will accurately reflect future experience.  In addition, we cannot assure you that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans.  We cannot assure you that values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans.

If the residential real estate markets should experience an overall decline in property values and the outstanding principal balances of the residential loans in a particular trust fund and any secondary financing on the related residential properties become equal to or greater than the value of the residential properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.  In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans.  Accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund may be affected.  To the extent that these losses are not covered by credit enhancement, these losses will be borne, at least in part, by the holders of one or more classes of the security of the related series.

GLOSSARY OF TERMS

“1986 Act” is the Tax Reform Act of 1986.

“Accrual Securities” are one or more classes of securities with respect to which accrued interest will not be distributed but rather will be added to the security principal balance of the securities on each distribution date for the period described in the related prospectus supplement.

“Accrued Security Interest” is the interest accruing with respect to each class of securities related to a series, in an amount equal to interest on the outstanding security principal balance, or notional amount with respect to interest-only securities, immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the series.

“Available Distribution Amount” is the amount which will be available for distribution on the securities of each series on each distribution date as may be specified in the related prospectus supplement and generally includes:

(4)

the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of amounts payable on future distribution dates and amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

(5)

any principal and/or interest advances made with respect to the distribution date, if applicable;

(6)

any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

(7)

all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

“Available Subordination Amount” is an amount equal to the difference between

(1)

the applicable percentage amount of the aggregate initial principal balance of the residential loans in the related trust fund as specified in the related prospectus supplement and

(2)

the amounts paid to the holders of senior securities that but for the subordination provisions would have been payable to the holders of subordinate securities.

“Bankruptcy Bond” is a bond insuring residential loans which covers

(1)

certain losses resulting from

(a)

an extension of the maturity of a residential loan, or

(b)

a reduction by the bankruptcy court of the principal balance of or the interest rate on a residential loan, and

(2)

the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

“Buydown Loans” are residential loans subject to temporary buydown plans.  The monthly payments made by the borrower in the early years of the Buydown Loan will be less than the scheduled payments on the Buydown Loan.  Generally, the borrower under a Buydown Loan will be eligible for a reduced interest rate on the loan.

“California Military Code” is the California Military and Veterans Code, as amended.

“Cash Flow Value” is the security principal balance of the securities of the related series which, based on certain assumptions, including the assumption that no defaults occur on the assets of the trust fund, can be supported by either:

(1)

the future scheduled payments on the assets of the trust fund, with the interest on the assets adjusted to the Net Interest Rate;

(2)

the proceeds of the prepayment of the assets of the trust fund, together with reinvestment earnings on the assets of the trust fund, if any, at the applicable assumed reinvestment rate; or

(3)

amounts available to be withdrawn from any Reserve Fund for the series, as further specified in the related prospectus supplement relating to a series of securities.

“CERCLA” is the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

“Clearstream” is Clearstream Banking, société anonyme.

“Code” is the Internal Revenue Code of 1986, as amended.

“Collateral Value” is

(1)

with respect to a residential property or cooperative unit, it is the lesser of:

(a)

the appraised value determined in an appraisal obtained by the originator at origination of the loan; and

(b)

the sales price of the property.

(2)

with respect to residential property securing a Refinance Loan, it is the appraised value of the residential property determined at the time of the origination of the Refinance Loan.

“Cooperative” is a private cooperative housing corporation, the shares of which secure Cooperative Loans.

“Cooperative Loans” are loans secured primarily by shares in a Cooperative which with the related proprietary lease or occupancy agreement give the owners the right to occupy a particular dwelling unit in the Cooperative.

“Cut-Off Date” is the date specified in the related prospectus supplement which generally represents the first date after which payments on the residential loans in a pool will begin to be paid to the trust.

“Debt Securities” are securities which represent indebtedness of a Partnership Trust Fund for federal income tax purposes.

“Definitive Security” is a physical certificate representing a security issued in the name of the beneficial owner of the security rather than DTC.

“Deposit Period” is the period specified in the related prospectus supplement which is generally the period commencing on the day following the determination date immediately preceding the related determination date and ending on the related determination date.

“DTC” is The Depository Trust Company.

“Due Period” is the period of time specified in the related prospectus supplement.

“Equity Certificates” are certificates, with respect to a series of notes where the issuer is an owner trust, issued under an owner trust agreement which evidence the equity ownership of the related trust.

“ERISA Plans” are retirement plans and other employee benefit plans and arrangements that are subject to Title I of ERISA.

“Euroclear” is Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

“Fannie Mae Certificates” are guaranteed mortgage pass-through securities issued by the Fannie Mae.

“FHA” is the Federal Housing Authority.

“FHA Insurance” is insurance issued by the FHA to insure residential loans as authorized under the United States Housing Act of 1934, as amended.  The residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program.

“Freddie Mac Certificates” are mortgage participation certificates issued by the Freddie Mac.

“Garn-St Germain Act” is the Garn-St Germain Depository Institutions Act of 1982, enacted on October 15, 1982.

“GNMA Certificates” are fully modified pass-through mortgage-backed certificates guaranteed by the GNMA.

“Grantor Trust Fund” is the applicable portion of the related trust fund which will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of subtitle A of the Code.

“Grantor Trust Securities” are securities which represent interests in a grantor trust as to which no REMIC election will be made.

“Home Equity Loans” are one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes.

“Home Improvement Contracts” are home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property or a manufactured home.  This lien may be subordinated to one or more senior liens on the related mortgaged property.

“Insurance Instrument” is any Primary Hazard Insurance Policy or Primary Credit Insurance Policy.

“Insurance Proceeds” are all proceeds of any Primary Credit Insurance Policy, any FHA Insurance, any VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, minus proceeds that represent reimbursement of the master servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies.

“IRS” is the federal Internal Revenue Service.

“Land Contracts” are Manufactured Housing Contracts that are secured by mortgages on the related mortgaged property.

“Liquidation Proceeds” are cash proceeds received by foreclosure, eminent domain, condemnation or otherwise, excluding any proceeds from any insurance policies along with the net proceeds on a monthly basis with respect to any properties acquired for the benefit of the security holders by deed in lieu of foreclosure or repossession.

“Loan-to-Value Ratio” is the ratio at a given time, expressed as a percentage of the then outstanding principal balance of the residential loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the Collateral Value of the related residential property.

“Lockout Period” is a period after the origination of certain residential loans during which prepayments are entirely prohibited or require payment of a prepayment penalty if a prepayment in full or in part occurs.

“Manufactured Housing Contracts” are manufactured housing conditional sales contracts and installment loan agreements which may be secured by a lien on:

(1)

new or used manufactured homes;

(2)

the real property and any improvements on the real property which may include the related manufactured home if deemed to be part of the real property under applicable state law; or

(3)

in certain cases, a new or used manufactured home which is not deemed to be a part of the related real property under applicable state law.

“Multifamily Loans” are mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units.

“Net Interest Rate” with respect to any residential loan is the rate specified in the related prospectus supplement which is generally the interest rate on the residential loan minus the sum of the fee rate payable to the servicer and the trustee and Retained Interest Rate with respect to any mortgage loan.

“Non-Pro Rata Security” is a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts if requested by a holder of securities or by random lot.

“OID Regulations” are sections 1271-1273 and 1275 of the Code and the Treasury regulations issued under those sections that set forth the rules governing original issue discount.

“OTS” means the federal Office of Thrift Supervision.

“Participants” are participating organizations through which a Security Owner can hold its book-entry security.

“Partnership Securities” are securities which represent interests in a Partnership Trust Fund.

“Partnership Trust Fund” is a trust fund which is treated as a partnership or, if owned by a single beneficial owner, ignored for federal income tax purposes.

“Plans” are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA or Section 4975 of the Code.

“Pool Insurance Policy” is an insurance policy, which provides coverage in an amount equal to a percentage, specified in the related prospectus supplement, of the aggregate principal balance of the residential loans on the Cut-Off Date, subject to any limitations specified in the related prospectus supplement.

“Prepayment Assumption” is the assumed rate of prepayment of the mortgage loans as set forth in the related prospectus supplement.

“Prepayment Period” is a period that may be particularly specified in the related prospectus supplement which may commence on:

(1)

the first day of the preceding calendar month with respect to securities that have monthly distribution dates, or

(2)

the first day of the month in which the immediately preceding distribution date occurred with respect to securities with distribution dates that occur less frequently than monthly, or the first day of the month in which the Cut-Off Date occurred with respect to the first Prepayment Period;

and will end in both cases on the last day of the preceding calendar month.

“Primary Credit Insurance Policy” is an insurance policy which covers losses on residential loans up to an amount equal to the excess of the outstanding principal balance of a defaulted residential loan, plus accrued and unpaid interest on the related defaulted residential loan and designated approved expenses, over a specified percentage of the Collateral Value of the related residential property.

“Primary Hazard Insurance Policy” is an insurance policy which provides coverage on residential loans of the standard form of fire and hazard insurance policy with extended coverage customary in the state in which the residential property is located.

“PTCE” is the Prohibited Transaction Class Exemption.

“Qualified Insurer” is a private mortgage guaranty insurance company duly qualified under applicable laws and approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, which has a claims-paying ability acceptable to the rating agency or agencies.

“Realized Loss” is the amount of loss realized on a defaulted residential loan that is finally liquidated.  This amount generally equals the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses.  With respect to residential loans for which the principal balances were reduced in connection with bankruptcy proceedings, the amount of that reduction.

“Refinance Loan” are loans made to refinance existing loans or loans made to a borrower who was a tenant in a building prior to its conversion to cooperative ownership.

“Regular Securities” are securities which constitute one or more classes of regular interests with respect to each REMIC Pool.

“Regular Securityholder” is a holder of a Regular Security.

“Relief Act” is the Servicemembers Civil Relief Act.

“REMIC” is a real estate mortgage investment conduit as described in the REMIC Provisions.

“REMIC Pool” is an entity or portion of an entity as to which a REMIC election will be made.

“REMIC Provisions” are Sections 860A through 860G of the Code and Treasury regulations issued pursuant to those sections.

“REMIC Regulations” are the Treasury regulations issued under the REMIC Provisions.

“REMIC Securities” are securities which represent interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code.

“Reserve Fund” is an account which includes a combination of specified amounts of cash, a combination of one or more irrevocable letters of credit, or one or more United States government securities and other high quality investments, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement.  In addition or in alternative, an account funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities.

“Residual Securities” are securities which constitute one or more classes of residual interests with respect to each REMIC Pool.

“Residual Securityholder” is a holder of a Residual Security.

“Restricted Group” consist of any underwriter, the depositor, the trustee, the master servicer, any subservicer, the obligor on credit support and any borrower with respect to assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund as of the date of initial issuance of the certificates.

“Retained Interest” are interest payments relating to residential loans, including any mortgage securities, or agency securities included in the trust fund which are retained by the depositor, any of its affiliates or its predecessor in interest.

“Retained Interest Rate” is the rate at which interest payments relating to residential loans, including any mortgage securities or agency securities retained by the depositor, any of it affiliates or its predecessor in interest, are calculated.

“SEC” is the U.S. Securities and Exchange Commission.

“Securities Intermediary” is an entity that maintains the Security Owner’s account and records the Security Owner’s ownership of securities on that account.

“Security Owner” is a person who has beneficial ownership interests in a security.

“Security Register” is a record where exchanges or transfers of securities are registered by the Security Registrar.

“Security Registrar” is one who registers exchanges or transfers of securities in the Security Register.

“Similar Law” is any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

“SMMEA” is the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“Standard Security” has the meaning given such term in “Federal Income Tax Consequences – Standard Securities”.

“Startup Day” is the date the REMIC securities are issued.

“Stripped Agency Securities” are GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates issued in the form of certificates which represent:

(1)

undivided interests in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions, of the certificates; or

(2)

interests in some specified portion of the principal or interest distributions, but not all distributions, on an underlying pool of mortgage loans or other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

“Title V” is Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

“Trust Accounts” are one or more accounts included in each trust fund established and maintained on behalf of the holders of securities into which the master servicer or the trustee will be required to, deposit all payments and collections received or advanced with respect to assets of the related trust fund.  A Trust Account may be maintained as an interest bearing or a non-interest bearing account, or funds held in the Trust Account may be invested in certain short-term high-quality obligations.

“UBSRES” is UBS Real Estate Securities Inc.

“Unaffiliated Sellers” are sellers of residential loans to the depositor that are not affiliated with the depositor.

“U.S. Person” is

(1)

A citizen or resident of the United States,

(2)

a corporation or partnership or other entity created or organized in or under the laws of the United States, any State of the United States or the District of Columbia, unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise, including any entity treated as a corporation or partnership for federal income tax purposes,

(3)

an estate that is subject to U.S. federal income tax regardless of the source of its income, or

(4)

a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more U.S. Persons have the authority to control all substantial decisions of that trust or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

“VA” is the Department of Veteran Affairs.

“VA Guarantee” is a guarantee of residential loans by the VA under the Serviceman’s Readjustment of 1944, as amended.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses except for the registration and filing fees are estimated:

SEC Registration Fee

*

Legal Fees and Expenses

*

Accounting Fees and Expenses

*

Trustee’s Fees and Expenses

(including counsel fees)

*

Printing and Engraving Expenses

*

Rating Agency Fees

*

Miscellaneous

*

Total

*

* To be filed by amendment.

ITEM 15.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

The By-laws of the Depositor provide, in effect, that to the full extent permitted by law, the Depositor shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Depositor, by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Depositor, or by reason of the fact that such person is or was serving at the request of the Depositor as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise of any type or kind, domestic or foreign, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred as a result of such action, suit or proceeding.

Pursuant to Section 145 of the General Corporation Law of Delaware, liability insurance is maintained covering directors and principal officers of the Depositor.

Section 6(b) of the proposed form of Underwriting Agreement provides that each Underwriter severally will indemnify and hold harmless the Depositor, each of its directors, each of its officers who signs the Registration Statement, and each person, if any, who controls the Depositor within the meaning of the Securities Act of 1933, as amended, against any losses, claims, damages or liabilities to which any of them may become subject under the Securities Act of 1933, the Securities Exchange Act of 1934 or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or an alleged untrue statement of a material fact contained in the Registration Statement when it became effective, or in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with certain written information furnished to the Depositor by such Underwriter, specifically for use in the preparation thereof, and will reimburse the Depositor for any legal or other expenses reasonably incurred by the Depositor in connection with investigating or defending against such loss, claim, damage, liability or action.

The Pooling and Servicing Agreement for each series of Certificates and the Sale and Servicing Agreement for each series of Notes will provide that no director, officer, employee or agent of the Depositor is liable to the Trust Fund or the Certificateholders or the Issuer or the Noteholders, as applicable, except for such person’s own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreement for each series of Certificates and the Sale and Servicing Agreement for each series of Notes will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Depositor is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreement and related Certificates or such Sale and Servicing Agreement and related Notes, as applicable, other than such expenses related to particular Loans.

ITEM 16.  EXHIBITS.

**1.1	Form of Underwriting Agreement.
*3.1	Certificate of Incorporation of the Registrant.
*3.2	By-Laws of the Registrant.
†4.1	Form of Pooling and Servicing Agreement.
**4.2	Form of Owner Trust Agreement.
**4.3	Form of Indenture.
**4.4	Form of Sale and Servicing Agreement (relating to Notes).
5.1	Opinion of McKee Nelson LLP with respect to legality.
5.2	Opinion of Thacher Proffitt & Wood with respect to legality.
5.3	Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain legal matters.
8.1	Opinion of McKee Nelson LLP with respect to certain tax matters.
8.2	Opinion of Thacher Proffitt & Wood with respect to certain tax matters (included as part of Exhibit 5.2).
8.3	Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters (included as part of Exhibit 5.3).
23.1	Consent of McKee Nelson LLP (included as part of Exhibits 5.1 and 8.1).
23.2	Consent of Thacher Proffitt & Wood (included as part of Exhibit 5.2).
23.3	Consent of Cadwalader, Wickersham & Taft LLP (included as part of Exhibit 5.3).
24.1	Power of Attorney (included in the signature pages to this Registration Statement).
***99.1	Form of FHA Mortgage Insurance Certificate (28.1††).
***99.2	Form of VA Loan Guaranty (28.2††).
***99.3	Form of Pool Insurance Policy (28.3††).
***99.4	Form of Special Hazard Credit Insurance Policy (28.4††).
***99.5	Form of Bankruptcy Bond (28.5††).
***99.6	Form of Letter of Credit (28.6††).

------------

*

Incorporated by reference from the Registration Statement on Form S-3 (File No. 333-75724)

**

Incorporated by reference from the Registration Statement on Form S-3 (File No. 333-79283).

***

Incorporated by reference from the Registration Statement on Form S-11 (File No. 33-14827).

†

Incorporated by reference from the Registration Statement on Form S-3 (File No. 333-130373).

††

Exhibit number in Registration Statement on Form S-11 (File No. 33-14827).

ITEM 17.  UNDERTAKINGS.

A.

The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

provided further, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

B.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E.

The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.  In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Mortgage Asset Securitization Transactions, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 22nd day of November, 2006.

MORTGAGE ASSET SECURITIZATION

TRANSACTIONS, INC.

By:

 /s/ David Martin

Name:

David Martin

Title:

President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSON BY THESE PRESENTS, that each of the undersigned does hereby constitute and appoint David Martin, Per Dyrvik and Hugh Corcoran or any of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and on his or her behalf to sign, execute and file this Registration Statement and any and all amendments (including, without limitation, post-effective amendments and any amendments increasing the amount of securities for which registration is being sought) to this Registration Statement, with all exhibits and any and all documents to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or each of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE
/s/ David Martin David Martin	President and Chief Executive Officer (Principal Executive Officer)	November 22, 2006
/s/ Per Dyrvik Per Dyrvik	Managing Director (Principal Accounting and Financial Officer)	November 22, 2006
/s/ Hugh Corcoran Hugh Corcoran	Managing Director	November 22, 2006

EXHIBIT INDEX

**1.1	Form of Underwriting Agreement.
*3.1	Certificate of Incorporation of the Registrant.
*3.2	By-Laws of the Registrant.
†4.1	Form of Pooling and Servicing Agreement.
**4.2	Form of Owner Trust Agreement.
**4.3	Form of Indenture.
**4.4	Form of Sale and Servicing Agreement (relating to Notes).
5.1	Opinion of McKee Nelson LLP with respect to legality.
5.2	Opinion of Thacher Proffitt & Wood with respect to legality.
5.3	Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain legal matters.
8.1	Opinion of McKee Nelson LLP with respect to certain tax matters.
8.2	Opinion of Thacher Proffitt & Wood with respect to certain tax matters (included as part of Exhibit 5.2).
8.3	Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters (included as part of Exhibit 5.3).
23.1	Consent of McKee Nelson LLP (included as part of Exhibits 5.1 and 8.1).
23.2	Consent of Thacher Proffitt & Wood (included as part of Exhibit 5.2).
23.3	Consent of Cadwalader, Wickersham & Taft LLP (included as part of Exhibit 5.3).
24.1	Power of Attorney (included in the signature pages to this Registration Statement).
***99.1	Form of FHA Mortgage Insurance Certificate (28.1††).
***99.2	Form of VA Loan Guaranty (28.2††).
***99.3	Form of Pool Insurance Policy (28.3††).
***99.4	Form of Special Hazard Credit Insurance Policy (28.4††).
***99.5	Form of Bankruptcy Bond (28.5††).
***99.6	Form of Letter of Credit (28.6††).

------------

*

Incorporated by reference from the Registration Statement on Form S-3 (File No. 333-75724)

**

Incorporated by reference from the Registration Statement on Form S-3 (File No. 333-79283).

***

Incorporated by reference from the Registration Statement on Form S-11 (File No. 33-14827).

†

Incorporated by reference from the Registration Statement on Form S-3 (File No. 333-130373).

††

Exhibit number in Registration Statement on Form S-11 (File No. 33-14827).